    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1997


                                            REGISTRATION STATEMENT NO. 333-28841
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                               AMENDMENT NO. 2 TO


                                    FORM S-4
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            FM PRECISION GOLF CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                          3949                         06-1453896
(State or Other Jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
    of Incorporation or         Classification Code Number)        Identification Number)
        Organization)

  3490 CLUBHOUSE DRIVE, SUITE 102, JACKSON HOLE, WYOMING 83001; (307) 739-1188
    (Address, Including Zip Code and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   Copies to:

    KENNETH J. WARREN, ESQ.       ROBERT S. SCHWARTZ, ESQ.        STEVEN D. PIDGEON, ESQ.
2109 WEST FIFTH AVENUE, SUITE C       BENESCH FRIEDLANDER         SAMUEL C. COWLEY, ESQ.
     COLUMBUS, OHIO 43212           COPLAN & ARONOFF LLP           SNELL & WILMER L.L.P.
         (614)487-1966              88 EAST BROAD STREET            ONE ARIZONA CENTER
 (Name, Address, Including Zip      COLUMBUS, OHIO 43215            400 EAST VAN BUREN
   Code and Telephone Number,          (614) 223-9300           PHOENIX, ARIZONA 85004-0001
 Including Area Code of Agent                                         (602) 382-6000
         For Service)

     Approximate date of commencement of proposed sale to the public: as soon as possible after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

                          PRELIMINARY PROXY MATERIALS

                                ROYAL GRIP, INC.

                       15170 NORTH HAYDEN ROAD, SUITE 1,


                           SCOTTSDALE, ARIZONA 85260



                                AUGUST 18, 1997


Dear Shareholders:


     You are cordially invited to attend a Special Meeting of Shareholders of Royal Grip, Inc. ("RG") to be held on August 29, 1997 at 8:00 a.m. (local time) at 15170 North Hayden Road, Suite 1, Scottsdale, Arizona.


     At this Special Meeting, you will be asked to consider and vote upon: (i) a proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of May 14, 1997 (the "Merger Agreement"), entered into among RG, FM Precision Golf Corp., a Delaware corporation ("FMP"), and FMPSUB, Inc., a Nevada corporation and wholly-owned subsidiary of FMP ("Merger Sub"); and (ii) a proposal to approve and adopt an amendment (the "Amendment") to the Royal Grip 1993 Stock Option Plan (the "Plan").

     Pursuant to the Merger Agreement, Merger Sub will be merged with and into RG (the "Merger"), and RG will become a wholly-owned subsidiary of FMP, which will amend and restate its Certificate of Incorporation and change its name to Royal Precision, Inc. In the Merger, each outstanding share of common stock of RG, par value $0.001 per share, will be converted into the right to receive one-half share of common stock of FMP, par value $0.001 per share, less fractional shares which will be paid in cash, on the terms and subject to the conditions set forth in the Merger Agreement. Details of the proposed Merger and Merger Agreement and the other matters to be voted upon by shareholders are set forth in the accompanying Proxy Statement/Prospectus, which you are urged to review carefully in its entirety. A copy of the Merger Agreement is attached as Annex I to the Proxy Statement/Prospectus.

     Pursuant to the Amendment, the number of shares authorized for issuance under the Plan would be increased from 400,000 to 550,000.

     We urge you to complete, sign, date and return the enclosed proxy card as soon as possible, whether or not you plan to attend the Special Meeting in person and regardless of the number of shares which you own. You may, of course, attend the Special Meeting and vote in person even if you have previously returned your proxy card.

     PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH THE PROXY CARD.

                                          Sincerely,

                                          Danny Edwards

                                          Danny Edwards

                                          Chief Executive Officer and

                                          Chairman of the Board

                          PRELIMINARY PROXY MATERIALS

                                ROYAL GRIP, INC.

                       15170 NORTH HAYDEN ROAD, SUITE 1,


                           SCOTTSDALE, ARIZONA 85260



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of
  ROYAL GRIP, INC.


    Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of ROYAL GRIP, INC., a Nevada corporation ("RG"), will be held on Friday, August 29, 1997, at 8:00 a.m. (local time) at 15170 North Hayden Road, Suite 1, Scottsdale, Arizona, for the following purposes:


    1. To consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of May 14, 1997 (the "Merger Agreement") entered into among RG, FM Precision Golf Corp., a Delaware corporation ("FMP"), and FMPSUB, Inc., a Nevada corporation and a wholly-owned subsidiary of FMP ("Merger Sub"). Pursuant to the Merger Agreement, (a) Merger Sub will be merged with and into RG (the "Merger") and RG will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of FMP and
(b) each outstanding share of common stock, par value $.001 per share, of RG ("RG Common Stock") and each right to acquire RG Common Stock will be converted into the right to receive one-half share of common stock, par value $.001 per share, of FMP ("FMP Common Stock"), less the amount of any fractional share which will be paid in cash, on the terms and subject to the conditions set forth in the Merger Agreement; and

    2. To consider and vote upon a proposal to approve and adopt an Amendment (the "Amendment") to the Royal Grip 1993 Stock Option Plan (the "Plan"). Pursuant to the Amendment, the number of shares authorized for issuance under the Plan would be increased from 400,000 to 550,000.

    Pursuant to a Voting Agreement dated May 14, 1997 among Danny Edwards, Drew
M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee, DMB Property Ventures Limited Partnership and FMP (the "Voting Agreement"), the parties have agreed to vote their shares of RG (approximately 54% of the outstanding shares) in favor of the Merger Proposal, and such vote will be sufficient to approve and adopt the Merger Proposal. The Voting Agreement applies only to the Merger Proposal and not to the Amendment.


    The Board of Directors has fixed the close of business on August 14, 1997 as the record date ("Record Date") for the determination of shareholders entitled to receive notice of and to vote at, the Special Meeting. Accordingly, only shareholders of record of RG at the close of business on August 14, 1997 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.


    The Board of Directors of RG has determined that the Merger is in the best interests of RG and its shareholders. The Board of Directors has been advised by EVEREN Securities, Inc. that, in its opinion, the Merger is fair from a financial point of view to RG shareholders as of the date of such opinion. Accordingly, the RG Board of Directors recommends that you vote FOR the Merger.

    Details of the Merger and other important information concerning RG and FMP are more fully described in the accompanying Proxy Statement/Prospectus. Please give this information your careful consideration.

    All shareholders are invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, please promptly date, sign and return the enclosed proxy. A postage prepaid envelope is provided for mailing. A person giving a proxy has the power to revoke it in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, your proxy will not be counted with respect to any matter upon which you vote in person.

                                          By Order of the Board of Directors

                                          Thomas A. Schneider

                                          Thomas A. Schneider
                                          Secretary

Scottsdale, Arizona



August 18, 1997

                            ------------------------

    DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                          PRELIMINARY PROXY MATERIALS


                                ROYAL GRIP, INC.
                                PROXY STATEMENT
                            ------------------------

                            FM PRECISION GOLF CORP.
                                   PROSPECTUS

                        1,862,839 SHARES OF COMMON STOCK


     This Proxy Statement/Prospectus is being furnished to holders ("Shareholders" or "RG Shareholders") of common stock, par value $.001 per share ("RG Common Stock"), of Royal Grip, Inc., a Nevada corporation ("RG"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of RG (the "RG Board") to be used at a Special Meeting of the Shareholders, to be held on Friday, August 29, 1997 at 8:00 a.m. (local time) at 15170 North Hayden Road, Suite 1, Scottsdale, Arizona, and at any adjournment or postponement thereof (the "Special Meeting").


     At the Special Meeting, Shareholders will be asked to consider and vote upon: (a) a proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of May 14, 1997 (the "Merger Agreement"), entered into among RG, FM Precision Golf Corp., a Delaware corporation ("FMP"), and FMPSUB, Inc., a Nevada corporation and a wholly-owned subsidiary of FMP ("Merger Sub"); and (b) a proposal to approve and adopt an amendment (the "Amendment") to the Royal Grip 1993 Stock Option Plan (the "Plan"), and the transactions contemplated thereby.

     Pursuant to the Merger Agreement (a copy of which is attached hereto as Annex I), Merger Sub will be merged with and into RG (the "Merger"), RG, as the surviving corporation in the Merger will become a wholly-owned subsidiary of FMP and FMP will amend and restate its Certificate of Incorporation and change its name to Royal Precision, Inc. In the Merger, each outstanding share of RG Common Stock, will be converted into the right to receive one-half share of common stock, par value $.001 per share, of FMP ("FMP Common Stock"). Upon completion of the Merger, the Shareholders and holders of RG Options (as defined below) will own or have the right to acquire 30% of the outstanding shares of FMP Common Stock on a fully diluted basis. After the Merger, principal stockholders of FMP will control approximately 82% of its aggregate voting power. See "RISK FACTORS -- FMP Corporate Risks: Control By Principal Stockholders."

     No fractional shares of FMP Common Stock will be issued in the Merger. In lieu of any such fractional shares, each holder of RG Common Stock who otherwise would be entitled to receive a fractional share of FMP Common Stock pursuant to the Merger will be paid an amount in cash equal to such fractional interest multiplied by the average of the high and low trading prices per share of RG Common Stock for the five trading days ended immediately prior to the Effective Date (defined below).

     SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY THE SHAREHOLDERS IN DETERMINING HOW TO VOTE ON THE MERGER AGREEMENT.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Pursuant to the Amendment, the number of shares authorized for issuance under the Plan would be increased from 400,000 to 550,000.

     This Proxy Statement/Prospectus also constitutes the prospectus of FMP with respect to up to 1,862,839 shares of FMP Common Stock that may be issued in connection with the Merger. See "THE MERGER AGREEMENT -- Terms of the Merger" and "DESCRIPTION OF FMP CAPITAL STOCK -- Common Stock."

     This Proxy Statement/Prospectus does not contain all the information set forth in the registration statement, together with any amendments thereto (the "Registration Statement"), on Form S-4 filed by FMP with the Securities and Exchange Commission (the "SEC") in connection with the issuance of the FMP Common Stock to be exchanged for the RG Common Stock. See "AVAILABLE INFORMATION."


     On May 14, 1997, the last full trading day prior to the public announcement of the Merger Agreement, the last reported sale price of RG Common Stock on the Nasdaq National Market was $3.75 per share. On August 12, 1997, the last reported sale price of RG Common Stock on the Nasdaq National Market was $3.69 per share.



     It is a condition of the Merger that the FMP Common Stock be included as a Nasdaq National Market security or listed on the American Stock Exchange. Application has been made for such inclusion on the Nasdaq National Market, although there can be no assurance the FMP Common Stock will be approved for such inclusion (see "RISK FACTORS -- FMP Corporate Risks: Market Listing") or that an active trading market will develop for FMP Common Stock. See "RISK FACTORS -- FMP Corporate Risks: Absence of Trading Market for FMP Common Stock."



     This Proxy Statement/Prospectus and related Notice of Special Meeting and form of proxy are first being mailed on or about August 18, 1997 to Shareholders of record at the close of business on August 14, 1997 (the "Record Date"). There were 2,742,178 shares of RG Common Stock outstanding at the close of business on the Record Date. Only Shareholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. Consummation of the Merger is subject to various conditions, including the inclusion of the FMP Common Stock on the Nasdaq National Market or the listing of FMP Common Stock on the American Stock Exchange.


     THE ABOVE AND OTHER MATTERS ARE DISCUSSED IN DETAIL ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.


     All information contained in this Proxy Statement/Prospectus relating specifically to RG has been provided by RG. All information contained in this Proxy Statement/Prospectus relating specifically to FMP or Merger Sub has been provided by FMP. All information regarding the Merger Proposal has been provided by FMP and RG.

                            ------------------------


         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS AUGUST 18, 1997

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        -----
SUMMARY
  The Companies.......................................................................      1
  The Special Meeting.................................................................      1
  The Merger and the Merger Agreement.................................................      2
  Amendment to Plan...................................................................      4
  Interests of Certain Persons in the Merger..........................................      4
  Risk Factors........................................................................      6
  Surrender of Certificates...........................................................      6
  Shareholder Rights..................................................................      6
RISK FACTORS..........................................................................      7
  Sporting Goods Industry.............................................................      7
  Risks Related to RG.................................................................      8
  Risks Related to FMP................................................................      9
  FMP Corporate Risks.................................................................     10
  Risks Related to the Merger.........................................................     12
MARKET PRICE OF RG COMMON STOCK.......................................................     15
THE SPECIAL MEETING...................................................................     16
  General; Date, Time and Place of the Special Meeting................................     16
  Purposes of the Special Meeting.....................................................     16
  Shareholders Entitled to Vote; Requisite Approval...................................     16
  Proxies.............................................................................     16
  Tabulation..........................................................................     17
BACKGROUND OF THE MERGER..............................................................     18
THE MERGER............................................................................     21
  RG's Reasons for the Merger; Recommendation of the RG Board.........................     21
  Opinion of Financial Adviser to the RG Board........................................     22
  FMP's Reasons for the Merger........................................................     26
  Interests of Certain Persons in the Merger..........................................     27
  Management and Operations of FMP after the Merger...................................     29
  Management and Operations of RG after the Merger....................................     29
  Anticipated Accounting Treatment....................................................     29
  Regulatory Approvals; Registration of FMP Common Stock..............................     29
  Resale of FMP Stock; Affiliates.....................................................     30
  Nasdaq National Market Inclusion....................................................     30
  No Dissenters' Rights of Appraisal..................................................     30
THE MERGER AGREEMENT..................................................................     31
  The Merger..........................................................................     31
  Effective Date......................................................................     31
  Terms of the Merger.................................................................     31
  Surrender and Payment...............................................................     32
  Representations and Warranties......................................................     33
  Conduct of Business Pending the Merger..............................................     33
  Certain Covenants...................................................................     34
  Exclusivity.........................................................................     35
  Indemnification.....................................................................     35

                                                                                        PAGE
                                                                                        -----
  Conditions..........................................................................     35
  Termination; Effect of Termination..................................................     37
  Fees and Expenses...................................................................     38
  Amendment...........................................................................     39
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.......................     39
  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements............     42
INFORMATION CONCERNING FMP............................................................     44
  History.............................................................................     44
  Market..............................................................................     44
  Products............................................................................     44
  Proprietary Property................................................................     45
  Competition.........................................................................     45
  Sales and Marketing.................................................................     46
  Customers...........................................................................     47
  Suppliers...........................................................................     47
  Product Development.................................................................     47
  Employees...........................................................................     47
  Properties..........................................................................     47
  Management..........................................................................     48
  FMP Management's Discussion and Analysis............................................     49
  Merger Sub..........................................................................     52
CERTAIN FMP TRANSACTIONS..............................................................     52
FMP EXECUTIVE COMPENSATION............................................................     52
  Summary Compensation Table..........................................................     53
  Option Grants in Last Fiscal Year...................................................     53
  Fiscal Year End Option Values.......................................................     53
  FMP Option Plan.....................................................................     54
  Compensation of FMP Directors.......................................................     57
INFORMATION CONCERNING RG.............................................................     57
  Business............................................................................     57
  Industry and Market Background......................................................     57
  Products and Product Features.......................................................     58
  Customers...........................................................................     59
  Sales and Marketing.................................................................     59
  Manufacturing.......................................................................     60
  Product Development.................................................................     62
  Competition.........................................................................     62
  Proprietary Rights..................................................................     62
  Properties..........................................................................     63
  Employees...........................................................................     63
  Management..........................................................................     63
  RG Management's Discussion and Analysis.............................................     65
CHANGE IN ACCOUNTANT..................................................................     72
CERTAIN RG TRANSACTIONS...............................................................     72
RG EXECUTIVE COMPENSATION.............................................................     72
  Summary Compensation Table..........................................................     73
  Option Grants in Last Fiscal Year...................................................     73

                                                                                        PAGE
                                                                                        -----
  Fiscal Year End Option Values.......................................................     74
  Amendment...........................................................................     74
  Compensation of Directors...........................................................     74
  Employment Contracts and Termination of Employment Arrangements.....................     75
DESCRIPTION OF FMP CAPITAL STOCK......................................................     75
  Common Stock........................................................................     75
  Preferred Stock.....................................................................     75
  Certain Charter Provisions and Laws.................................................     76
  Transfer Agent......................................................................     77
  Options.............................................................................     77
  Shares Eligible for Future Sale.....................................................     77
OWNERSHIP OF FMP COMMON STOCK.........................................................     79
DESCRIPTION OF RG CAPITAL STOCK.......................................................     80
OWNERSHIP OF RG COMMON STOCK..........................................................     80
COMPARISON OF RIGHTS OF HOLDERS OF FMP CAPITAL STOCK AND RG CAPITAL STOCK.............     81
  Size and Classification of the Board of Directors...................................     81
  Duties of Directors.................................................................     82
  Removal of Directors................................................................     82
  Newly Created Directorships and Vacancies...........................................     82
  Limitation on Directors' Liability..................................................     82
  Indemnification of Directors and Officers...........................................     84
  Loans to Directors..................................................................     85
  Dividends...........................................................................     85
  Action by Shareholders through Written Consent......................................     85
  Special Meetings of Shareholders....................................................     86
  Cumulative Voting...................................................................     86
  Necessary Vote to Effect Merger (Not Involving Interested Stockholder)..............     86
  Business Combinations Involving Interested Stockholders.............................     87
  Shareholders' Right to Inspect Corporate Books and Records..........................     89
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................     89
  General.............................................................................     89
  Consequences of the Merger..........................................................     89
  Limitations and Qualifications......................................................     90
AMENDMENT TO ROYAL GRIP 1993 STOCK OPTION PLAN........................................     91
  General.............................................................................     91
  Amended Plan Grants.................................................................     92
  Reasons for Approval................................................................     92
  Plan Provisions.....................................................................     92
  Federal Income Tax Consequences for Nonstatutory Stock Options......................     93
  Federal Income Tax Consequences for Incentive Stock Options.........................     93
  Other Tax Consequences..............................................................     94
  Required Vote.......................................................................     94

                                                                                        PAGE
                                                                                        -----
EXPERTS...............................................................................     94
RG SHAREHOLDER PROPOSALS..............................................................     94
LEGAL MATTERS.........................................................................     95
AVAILABLE INFORMATION.................................................................     95
REPORTS TO STOCKHOLDERS...............................................................     96
INDEMNIFICATION.......................................................................     96
FINANCIAL STATEMENTS..................................................................F-1(RG)
  ANNEX I       --  Agreement and Plan of Merger
  ANNEX II      --  Opinion of EVEREN Securities, Inc.
  ANNEX III     --  Royal Grip 1993 Stock Option Plan, as amended
  ANNEX IV      --  Amended and Restated Certificate of Incorporation of FMP


     "ROYAL GRIP, INC. AND DESIGN," "SCOTTIE GRIP," "ARTHRI GRIP," "ROYAL GRIP," "RG," "ROXXI," "ROYAL GRIP DEVICE," "SAND WRAP," "DANNY EDWARDS" and "SAND MAXIMUM" are registered trademarks and servicemarks owned by RG. "CHAMPION," "FCM," "FIBRE SELECT," "FIBREMATCH," "FREQUENCY CALCULATOR," "FREQUENCY COEFFICIENT MATCHING ANALYZER," "FM," "FM AND DESIGN," "FM RIFLE," "FT AND DESIGN," "FW AND DESIGN," "GOLD RIFLE," "GOLF (STYLIZED)," "GOLFER MATCH," "MARK II," "MICROTAPER," "MW (STYLIZED)," "PERFORMANCE PLUS," "PHOENIX," "PRECISION FM," "PRECISION SELECT SERIES," "PROPEL," "PROPEL II," "PROPEL MICROTAPER," "PROTAPER," "RIFLE," "SUPER CHAMPION," "THE SHAFT COMPANY," "UCV," "UCV 304," "UCV 304R," "UNION," "UNION HARDWARE COMPANY," "UNION TUBULAR PRODUCTS" and "VANADIUM SONIC" are registered trademarks and servicemarks owned by FMP. This Proxy Statement/Prospectus may also include other trademarks and trade names which are the property of their respective owners.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RG, FMP OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RG OR FMP SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the Annexes hereto. This summary does not contain a complete description of all material information relating to the Merger Proposal, the Amendment and the transactions related thereto. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements and notes thereto contained, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus. Shareholders are urged to read this Proxy Statement/Prospectus and the Annexes hereto in their entirety. Unless the context otherwise requires, the references to FMP and RG include their respective subsidiaries. Unless otherwise specified, all information in this Proxy Statement/Prospectus has been adjusted to give effect to a 4,176.8 for one split/dividend of the FMP Common Stock prior to the Merger.

THE COMPANIES

     RG. RG designs and distributes golf club grips and designs and manufactures athletic headwear. In 1989, RG introduced a rubber wrap golf grip that gained widespread acceptance in the golf industry and enabled RG to achieve brand name recognition. RG currently offers a wide variety of standard and custom grip models, all of which feature a distinctive feel and appearance and durability.

     RG believes it has established a reputation within the golf industry for innovation in the design and creation of golf grips. It continually seeks to improve these products with design and raw material innovations. RG has developed distribution channels to several thousand club professionals, club repair shops, and retail golf outlets, and has established relationships with several original equipment manufacturers.


     RG is a Nevada corporation incorporated on July 16, 1993. RG's principal executive offices are located at 15170 North Hayden Road, Suite 1, Scottsdale, Arizona 85260, and its telephone number is (602) 627-0200. See "INFORMATION CONCERNING RG."


     FMP. FMP is a leading designer and manufacturer of high-quality innovative golf shafts. FMP offers a complete line of golf shafts at a wide range of price points and performance specifications. FMP's products are designed to improve the performance of any golfer, from novice to professional.

     FMP is currently a supplier of shafts to many of the top domestic golf club companies, including Taylor Made, Wilson Sporting Goods, Slazenger, Ben Hogan, and Karsten Manufacturing (Ping). FMP seeks to develop strong manufacturing and marketing relationships with its customers by providing high quality engineering and manufacturing test experience, and quick response for golf shaft orders.

     FMP is a Delaware corporation incorporated on May 3, 1996. FMP's principal executive offices are located at 3490 Clubhouse Drive, Suite 102, Jackson Hole, Wyoming 83001, and its telephone number is (307) 739-1188. See "INFORMATION CONCERNING FMP."

THE SPECIAL MEETING


     Date, Time and Place of the Special Meeting. The Special Meeting will be held on Friday, August 29, 1997 commencing at 8:00 a.m. (local time), at 15170 North Hayden Road, Suite 1, Scottsdale, Arizona. See "THE SPECIAL
MEETING -- General; Date, Time and Place of the Special Meeting."


     Purposes of the Special Meeting. The purposes of the Special Meeting are to consider and vote upon the Merger Proposal and the Amendment. See "THE SPECIAL MEETING -- Purposes of the Special Meeting."


     Shareholders Entitled to Vote; Requisite Approval. Shareholders of record on the Record Date are entitled to notice of and to vote at the Special Meeting. At such date, there were 2,742,178 shares of RG Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the

Special Meeting. The Merger Proposal must be approved by the affirmative vote of the holders of a majority of the shares of RG Common Stock entitled to vote at the Special Meeting. Pursuant to the Voting Agreement, all shares subject thereto (approximately 54% of the outstanding shares of RG Common Stock) will be voted in favor of the Merger Proposal and such vote will be sufficient to approve and adopt the Merger Proposal. Therefore, approval of the Merger Proposal is assured. The Voting Agreement applies only to the Merger Proposal and not the Amendment. The Amendment must be approved by the affirmative vote of the holders of a majority of the shares of RG Common Stock present, in person or by proxy, and entitled to vote at the meeting at which a quorum is present. See "THE SPECIAL MEETING -- Shareholders Entitled to Vote; Requisite Approval." As of the Record Date, RG directors, executive officers and their affiliates owned approximately 46% of the shares of RG Common Stock entitled to vote at the Special Meeting.


     Recommendation of the RG Board. The RG Board has unanimously approved the Merger Proposal and the Amendment and believes that they are in the best interests of RG and its Shareholders. The RG Board recommends that Shareholders vote FOR the Merger Proposal and the Amendment. For a detailed description of the factors considered by the RG Board and the reasons for its recommendation and approval, see "THE MERGER -- RG's Reasons for the Merger; Recommendation of the RG Board."

THE MERGER AND THE MERGER AGREEMENT

     Terms of the Merger. Pursuant to the Merger Agreement, Merger Sub will be merged with and into RG and RG will survive the Merger and become a wholly-owned subsidiary of FMP, which will amend and restate its Certificate of Incorporation and change its name to Royal Precision, Inc. A copy of the Merger Agreement is attached hereto as Annex I. A copy of FMP's Amended and Restated Certificate of Incorporation is attached hereto as Annex IV.

     In the Merger, each outstanding share of RG Common Stock will be converted into the right to receive one-half share of FMP Common Stock. Each RG Option outstanding immediately prior to the Effective Date will be assumed by FMP and will become an option to acquire, as of the Effective Date, FMP Common Stock.

     No fractional shares of FMP Common Stock will be issued in the Merger. In lieu of any such fractional shares, each Shareholder who otherwise would be entitled to receive a fractional share of FMP Common Stock pursuant to the Merger will be paid an amount in cash equal to such fractional interest multiplied by the average of the high and low trading prices per share of RG Common Stock for the five trading days ended immediately prior to the Effective Date. See "THE MERGER AGREEMENT -- Terms of the Merger."

     Upon completion of the Merger, the Shareholders and holders of RG Options will own or have the right to acquire 30% of the outstanding shares of FMP Common Stock on a fully diluted basis.

     RG's Reasons for the Merger; Recommendation of the RG Board. The RG Board has unanimously approved the Merger and believes the Merger is in the best interest of RG and the Shareholders. In reaching their decision, the directors considered, with the assistance of management and its legal and financial advisers, several factors, including: (a) the Merger offers Shareholders an opportunity to acquire shares in a larger company with improved financial strength and flexibility and to participate in the long-term growth and appreciation that may result from FMP's future participation in the consolidation of the sporting goods industry and from the combined company's more diversified product offerings; (b) the strategic fit between RG and FMP and the complementary nature of their respective businesses and similar customer base; (c) anticipated operating synergies and cost savings; and (d) the opinion of EVEREN Securities, Inc. ("EVEREN") that the Merger is fair, from a financial point of view, to the Shareholders. See "THE MERGER -- Opinion of Financial Adviser to the RG Board" and "-- RG's Reasons for the Merger; Recommendation of the RG Board."


     Opinion of Financial Adviser to the RG Board. EVEREN, which was engaged by RG to serve as its financial adviser, delivered a report and its opinion to the RG Board opining that the Merger is fair to the Shareholders from a financial point of view. The full text of the written opinion of EVEREN, which sets forth the assumptions made, procedures followed, matters considered and limits of the review, updated but materially the same as delivered to the RG Board, is attached hereto as Annex II. Shareholders are urged to, and should, read the opinion in its entirety. See "THE MERGER -- Opinion of Financial Adviser to the RG Board."



     FMP's Reasons for the Merger. The FMP Board of Directors (the "FMP Board") believes that the Merger is in the best interests of FMP and its stockholders. The FMP Board believes that the sporting goods industry in which both FMP and RG participate is entering into a phase of consolidation driven by the need to expand marketing through high cost media channels and expensive sports star endorsements, and the globalization of the sporting goods industry which will demand even more resources for effective participation in the industry. FMP currently manufactures shafts for golf clubs used by original equipment manufacturers and distributed directly to consumers under various trade names. FMP believes that there is a natural fit between its golf club shaft business and the golf club grip business of RG and that the similar customer base of the combined companies may provide enhanced operating efficiencies and marketing opportunities in the sporting goods industry. See "THE MERGER -- FMP's Reasons for the Merger."



     Conditions to the Merger. The respective obligations of RG and FMP to consummate the Merger are subject to the satisfaction or waiver where permissible of certain conditions, including the absence of any preliminary or permanent injunction which prevents the consummation of the Merger and the inclusion of FMP Common Stock as a Nasdaq National Market security or the listing of FMP Common Stock on the American Stock Exchange. Application has been made for such inclusion on the Nasdaq National Market, although there can be no assurance the FMP Common Stock will be approved for such inclusion (see "RISK FACTORS -- FMP Corporate Risks: Market Listing") or that an active trading market will develop for FMP Common Stock. See "RISK FACTORS -- FMP Corporate
Risks: Absence of Trading Market for FMP Common Stock." At any time prior to the Effective Date, RG or FMP by action taken by its Board of Directors, may, to the extent legally allowed, waive compliance with a condition for the benefit of such party. See "THE MERGER AGREEMENT -- Conditions."


     Amendment of Merger Agreement. The Merger Agreement may be amended by the parties thereto, by action taken by their respective Boards of Directors, at any time before or after approval of the Merger Proposal by the Shareholders, but after any such Shareholder approval, no amendment shall be made which by law requires the further approval of Shareholders without obtaining such further approval. See "THE MERGER AGREEMENT -- Amendment."

     Exclusivity. The Merger Agreement provides that RG shall not, directly or indirectly, take (nor shall RG authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates to take) any action, except as otherwise required in the exercise of its fiduciary duties, to (a) encourage, solicit or initiate the submission of any Acquisition Proposal (see "THE MERGER AGREEMENT -- Exclusivity"), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. If the Merger Agreement is terminated in connection with the acceptance of an alternative acquisition proposal, as required by the exercise of its fiduciary duties by the RG Board, RG shall be obligated to pay FMP a termination fee of $400,000. See "THE MERGER AGREEMENT -- Exclusivity; --Fees and Expenses."

     Termination; Results of Termination. The Merger Agreement may be terminated, and the Merger abandoned at any time prior to the Effective Date, either before or, if applicable, after its approval by Shareholders as follows:
(a) by mutual written consent of RG and FMP; (b) by either RG or FMP upon notice to the other party if such other party is in breach of any material representation, warranty or covenant contained in the Merger Agreement; (c) by either RG or FMP if the Merger fails to receive the requisite approval by the Shareholders; (d) by either RG or FMP if the Merger shall not have been consummated on or before September 30, 1997; provided that the party seeking to terminate the Merger Agreement shall have used all reasonable efforts in good faith to consummate the Merger in a timely manner; or (e) under certain other circumstances. See "THE MERGER
AGREEMENT -- Termination; Effect of Termination."

     Anticipated Accounting Treatment. The Merger is intended to be a purchase for accounting and financial reporting purposes. The qualification of the Merger as a purchase is not a condition to the Merger. See "THE MERGER -- Anticipated Accounting Treatment."

     Regulatory Approvals. In connection with the Merger, FMP has filed with the
SEC, [       ] a Registration Statement to register with the SEC the issuance of the FMP Common Stock to be issued to holders of RG Common Stock upon consummation of the Merger. This Proxy Statement/Prospectus contains some, but not all, of the information set forth in the Registration Statement. See "AVAILABLE INFORMATION." Under the Securities Act and pursuant to the terms of the Merger Agreement, for the Merger to be consummated, the Registration Statement must have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. There are no other federal or state regulatory requirements which must be complied with or obtained in connection with the Merger.

     Certain Federal Income Tax Consequences. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). RG has received an opinion of counsel to that effect, subject to the qualifications and assumptions contained therein. Accordingly, if the Merger qualifies as a tax-free reorganization, Shareholders will not recognize gain or loss for federal income tax purposes by reason of their exchange of shares of RG Common Stock for FMP Common Stock. Shareholders who receive cash in lieu of fractional shares may be required to recognize a gain or loss as to such fractional shares for federal income tax purposes. All Shareholders should carefully read the section of this Proxy Statement/Prospectus entitled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" for a discussion of the anticipated tax consequences of the Merger.

     FMP Approval. The Merger was approved by the holders of a majority of the FMP Common Stock on April 17, 1997. FMP directors, executive officers and their affiliates beneficially owned approximately 90% of the shares of FMP Common Stock as of May 31, 1997.


     Effective Date of the Merger. The Merger will be consummated and become effective after the requisite approval of Shareholders has been obtained and all other conditions to the Merger have been satisfied or waived and upon the filing by Merger Sub and RG of properly executed Articles of Merger with the Secretary of State of the State of Nevada or at such time thereafter as is provided in the Articles of Merger (the "Effective Date"). It is anticipated that, assuming all conditions are met, the Merger will occur on or about August 29, 1997. See "THE MERGER AGREEMENT -- Effective Date."


     No Dissenters' Rights of Appraisal. Shareholders are not entitled to dissenters' rights of appraisal in connection with the Merger. See "RISK
FACTORS -- Risks Related to the Merger: No Dissenters' Rights of Appraisal," and "THE MERGER -- No Dissenters' Rights of Appraisal."

AMENDMENT TO PLAN

     The Shareholders will vote upon the approval of the Amendment to increase the number of shares authorized for issuance under the Plan from 400,000 to 550,000. Options for the additional 150,000 shares of RG Common Stock have, subject to Shareholder approval of the Amendment, already been granted to Danny Edwards (40,000 shares) and Robert G. J. Burg, II (110,000 shares). See "AMENDMENT TO ROYAL GRIP 1993 STOCK OPTION PLAN."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     General. In considering the recommendation of the RG Board with respect to the Merger Proposal, Shareholders should be aware that certain members of the RG Board and management have interests in the

Merger that are in addition to or different from the interests of Shareholders generally. In connection with the Merger, Danny Edwards, Chairman and Chief Executive Officer of RG, has entered into a Consulting Agreement dated May 14, 1997 with FMP (the "Consulting Agreement") for a period of two years (commencing on the Effective Date) pursuant to which Mr. Edwards will be compensated at an annual rate of $180,000. Under the Consulting Agreement, Mr. Edwards will endorse and promote FMP products. Certain officers of RG are entitled to severance payments from RG if their employment is terminated. Certain shareholders of FMP and RG will have certain registration rights with regard to their shares and have entered into an agreement concerning the election of FMP's directors. See "THE MERGER -- Interests of Certain Persons in the Merger."


     Beneficial Ownership of RG Common Stock by Directors and Officers of RG; Voting Agreement. As of June 30, 1997, RG's directors and executive officers and their affiliates beneficially owned approximately 46% of the outstanding RG Common Stock. Pursuant to the Voting Agreement, Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee, and DMB Property Ventures Limited Partnership, a Delaware limited partnership ("DMB"), who collectively own 54% of the outstanding RG Common Stock (the "Edwards Group"), have agreed to vote in favor of the Merger Proposal, which vote will be sufficient to approve the Merger Proposal, and have granted FMP an irrevocable proxy to vote their shares of RG Common Stock in favor of the Merger Proposal. Of RG's directors and executive officers, only Danny Edwards is a party to the Voting Agreement. See "OWNERSHIP OF RG COMMON STOCK." The Voting Agreement applies only to the Merger Proposal and not the Amendment.


     Treatment of RG Options. Each of the RG Options outstanding at the Effective Date, will be assumed by FMP and, immediately after the Effective Date, will be an option to acquire FMP Common Stock on the same terms and conditions as were applicable under such RG Option at the Effective Date; except that the number of shares of FMP Common Stock subject to each RG Option will be one-half the number of shares of RG Common Stock subject to the RG Option and the per share exercise price of the option to purchase FMP Common Stock will be twice the exercise price of the RG Option. RG Options held by non-employee directors of RG will become exercisable immediately on the Effective Date. As of June 30, 1997, RG's directors and executive officers held RG Options to purchase 290,077 shares of RG Common Stock in the aggregate (not including options granted subject to approval of the Amendment). See "THE MERGER
AGREEMENT -- Terms of the Merger," "OWNERSHIP OF RG COMMON STOCK," "RG EXECUTIVE COMPENSATION" and "AMENDMENT TO ROYAL GRIP 1993 STOCK OPTION PLAN."


     Interests of EVEREN. For the issuance of the fairness opinion, RG paid EVEREN an aggregate cash fee of $170,000 plus reimbursement for out-of-pocket expenses. Upon completion of the Merger, EVEREN will be compensated with a cash advisory fee of $430,000, payable in three installments, and will be granted warrants to purchase 100,000 shares of RG Common Stock at a price of $0.01 per share (prior to the effects of the exchange rate). In the Merger, these warrants will be converted into warrants to purchase 50,000 shares of FMP Common Stock at a price of $0.02 per share. In connection with past advisory services, RG granted EVEREN options to purchase 30,000 shares of RG Common Stock at $6.50 per share.


     Indemnification. Pursuant to the terms of the Merger Agreement, at all times after the Effective Date, FMP will, and will cause RG to, indemnify each person who was a director or officer of RG on May 14, 1997 with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel, to the extent such party would have been indemnified pursuant to RG's Articles of Incorporation or By-laws as then in effect, based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Date whether commenced, asserted or claimed before or after the Effective Date. See "THE MERGER AGREEMENT -- Indemnification."

RISK FACTORS

     For a discussion of certain risk factors that should be considered carefully by Shareholders in considering whether to vote in favor of the Merger Proposal and the Amendment, see "RISK FACTORS."

SURRENDER OF CERTIFICATES

     Promptly after the Effective Date, FMP shall cause American Securities Transfer & Trust, Inc., as its exchange agent, to mail a notice and transmittal form and exchange instructions to each Shareholder of record. CERTIFICATES FOR SHARES OF RG COMMON STOCK SHOULD NOT BE SURRENDERED UNTIL SUCH NOTICE, TRANSMITTAL FORM AND EXCHANGE INSTRUCTIONS ARE RECEIVED. See "THE MERGER AGREEMENT -- Surrender and Payment."

SHAREHOLDER RIGHTS

     As a result of the Merger, Shareholders will be entitled to receive shares of FMP Common Stock. The rights of Shareholders are presently governed by the laws of Nevada and RG's Articles of Incorporation and By-laws. After the Effective Date, the rights of holders of FMP Common Stock (including the former holders of RG Common Stock) will be governed by the laws of Delaware and FMP's Certificate of Incorporation and By-laws. There are certain differences between Nevada law and RG's Articles of Incorporation and By-laws, on one hand, and Delaware law and FMP's Certificate of Incorporation and By-laws on the other hand. See "COMPARISON OF RIGHTS OF HOLDERS OF FMP CAPITAL STOCK AND RG CAPITAL STOCK."

                                  RISK FACTORS

     The following risk factors should be considered carefully by Shareholders in evaluating how to vote on the Merger Proposal. These factors should be considered in conjunction with the other information included in this Proxy Statement/Prospectus.

SPORTING GOODS INDUSTRY

     Dependence on Discretionary Consumer Spending and OEMs. Sales of golf equipment historically have been dependent on discretionary spending by consumers, which may be adversely affected by general economic conditions and the popularity of golf in general. A decrease in consumer spending on golf equipment could have an adverse effect on RG's and FMP's business and operating results. Future revenue may be affected in part by factors which influence the business of FMP's and RG's major customers who are original equipment manufacturers ("OEMs"), such as the OEMs' product development, advertising and marketing, purchasing patterns and inventory levels.

     New Product Introduction. RG and FMP believe that the introduction of new, innovative golf shafts and grips will be crucial to their future success. New models and basic design changes are frequently introduced into the golf club market but are often met with consumer rejection. Although RG and FMP have achieved certain successes in the introduction of products, no assurances can be given that either will be able to continue to design and manufacture products that meet with market acceptance. RG will be reliant to a large extent on Acushnet Rubber Company, Inc. ("Acushnet") with respect to new compounds and product innovations. See "INFORMATION CONCERNING RG -- Manufacturing." There can be no assurance that RG will be able to increase its market share with its existing product line or that RG's alliance with Acushnet will result in new product offerings that will be successful. In addition, prior successful designs may be rendered obsolete within a relatively short period of time as new products are introduced into the market. The design of new golf clubs is also greatly influenced by rules and interpretations of the United States Golf Association (the "USGA"). Although the golf equipment standards established by the USGA generally apply only to competitive events sanctioned by that organization, it has become critical for designers of new products to assure compliance with USGA standards. Although RG and FMP believe that all their grips and shafts comply with current USGA standards, no assurance can be given that any new products will receive USGA approval or that existing USGA standards will not be altered in ways that adversely affect the sales of products. See "INFORMATION CONCERNING FMP -- Product Development" and "INFORMATION CONCERNING RG -- Product Development."

     Competition. The golf equipment industry is highly competitive and is characterized by numerous companies competing in various segments of the market. Many of RG's and FMP's competitors have greater name recognition, more extensive engineering, manufacturing and marketing capabilities, and greater financial, technological and personnel resources than RG and FMP. In addition, certain companies in the golf equipment industry have expanded their product lines in recent years as a result of acquisitions. There can be no assurance that RG and FMP will be able to compete successfully in the future with existing or new competitors. See "INFORMATION CONCERNING FMP -- Competition" and "INFORMATION CONCERNING RG -- Competition."

     Seasonality; Fluctuations in Operating Results. Golf is generally considered a warm weather sport. Accordingly, RG and FMP have historically enjoyed strongest sales in the first and second calendar quarters in anticipation of consumer purchases of golf products during the second and third calendar quarters, the principal selling season for golf equipment. The increased sales during this period result in a corresponding build up of receivables. Income from operations is typically lower in the third and fourth calendar quarters as fixed operating costs are spread over a generally lower sales volume. In order to minimize the effect of seasonality, RG and FMP may build product inventories during the third and fourth calendar quarters to allow use of production resources more effectively. The timing of orders from OEMs and fluctuations in demand due to the sudden popularity or decline in popularity of specific golf clubs assembled by customers also may contribute to quarterly or other periodic fluctuations.

     Product Protection and Intellectual Property. RG and FMP currently rely upon a combination of patents, copyrights, trademarks and trade secret laws to establish and protect certain of their proprietary rights in their products. There can be no assurance that the steps taken by RG or FMP in this regard will be adequate to prevent misappropriation of proprietary property rights or that competitors will not independently develop proprietary property that is substantially equivalent or superior. See "INFORMATION CONCERNING
FMP -- Proprietary Property" and "INFORMATION CONCERNING RG -- Proprietary Rights."

RISKS RELATED TO RG


     Losses from Operations, Net Losses and Decline in Working Capital. RG's losses from operations and net losses have increased significantly in recent years. For the years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 and 1996, RG reported operating losses of $4.4 million, $3.1 million, $1.2 million and $1.1 million, respectively. RG reported net losses for the same periods of $4.4 million, $2.8 million, $1.2 million and $1.1 million, respectively. RG attributes this to a variety of factors, including a decline in overall grip sales and an increase in lower margin OEM sales as a percentage of total grip sales, delays in the introduction of certain new grips, expenses incurred in connection with headwear production, a one-time charge to earnings related to a barter transaction, expenses incurred resulting from fixed asset, inventory and accounts receivable write-offs, the write-off of intangible assets of Roxxi, Inc. ("Roxxi"), an RG subsidiary, expenses incurred in connection with the transition of grip manufacturing to Acushnet and expenses incurred in connection with the Merger. There can be no assurance that RG will not sustain losses in the future. In addition, RG's cash and cash equivalents and working capital have decreased significantly in recent years. RG finances its expenditures, in part, through a $1.75 million revolving line of credit and a $700,000 term loan. RG's access to this line of credit and term loan may be restricted in the event RG fails to satisfy certain loan covenants, which could result in the acceleration of RG's indebtedness and would impair its ability to fund its operations. RG recently was in default of certain loan covenants at March 31, 1997, and obtained waivers and modifications of such covenants to better enable RG to satisfy such covenants at June 30, 1997 and in the future. In the event RG fails to achieve budgeted levels of sales, gross margins, and expenses, it may require additional funds to finance its operations. There can be no assurance that RG will be able to satisfy current loan covenants or obtain additional funds on terms and conditions acceptable to RG, if at all. See "INFORMATION CONCERNING RG -- RG Management's Discussion and Analysis."



     The problems described above have led to a significant decline in RG's stockholders' equity. At March 31, 1997, RG was in technical default on certain covenants related to its credit facility with Norwest Business Credit Inc. ("Norwest") and was forced to re-negotiate those covenants. Notwithstanding its success in re-negotiating its credit agreement, RG's financial flexibility has been impaired. Given this impairment and absent the Merger, EVEREN believes that, in the short term, RG will be unable to take significant steps to enhance shareholder value. See "THE MERGER -- Opinion of Financial Adviser to the RG
Board: RG's Recent Financial Performance."



     Acushnet Delays and Use of Third Party Suppliers. RG currently purchases and for an indefinite period of time intends to purchase its entire supply of grips from two third party suppliers, including Acushnet. Acushnet has experienced delays and quality control problems in the production of grips which have adversely affected RG's customer relationships and results of operations, impaired RG's ability to satisfy loan covenants, and may make it more difficult for RG to satisfy lending covenants in the future. In addition, Acushnet's start-up delays and the limited availability of grips have caused RG to alter its total sales mix in 1997, which may have an adverse impact on future customer retention and gross margins from grip sales. RG and Acushnet have renegotiated their agreement in light of Acushnet's production difficulties. In connection with this renegotiation, Acushnet has agreed to provide RG with a credit of $400,000 against future purchases of grips with possible additional credits in the event Acushnet does not meet certain production requirements. RG reduced its current payments of invoices to Acushnet by this amount in April and May 1997. The credit may be reduced if Acushnet exceeds production requirements specified in the amendment during the balance of 1997 or as a result of the cancellation of certain stock options granted to Acushnet. However, these credits may be reduced only to the extent RG orders grips above such specified levels. The supply agreement has also been amended to, among other things, alter future production and purchase requirements and provide for voluntary termination rights on the part of Acushnet. Although RG has modified its agreement with Acushnet and has obtained modifications and waivers of certain of its loan covenants resulting from Acushnet's production difficulties, continued disruption in the supply or quality of grips would have a material adverse impact on RG's business and may cause RG to be in violation of its loan covenants. Under the amended manufacturing agreement, either Acushnet or RG may voluntarily terminate the agreement upon payment of a specified termination fee, among other things. If Acushnet continues to experience production difficulties or loss of margin on grip sales to RG, either Acushnet or RG may ultimately elect to exercise such termination rights. RG currently has no immediately available back-up source of supply in the event RG encounters further disruption in or termination of the supply of its grips, and any transition to alternative suppliers or the resumption of in-house manufacturing operations by RG would result in production delays, the loss of sales and key customers, and would materially and adversely affect RG's financial condition and results of operation. Although RG believes that it has certain remedies available to it under its agreement with Acushnet arising out of Acushnet's production delays or the termination of the agreement by Acushnet, including the accumulation of purchase credits, or the payment of termination fees and expenses, there can be no assurance that RG would be able to successfully pursue such remedies or that such remedies would adequately compensate RG for any losses incurred by it.

     RG Customer Concentration. RG's sales of golf grips to OEMs account for a significant percentage of RG's total net sales. RG currently provides golf club grips used on many of Cobra's premium golf club lines, which accounted for 11.7% of RG's total net sales in 1996, and is the primary vendor for Odyssey and Tommy Armour Golf. RG also supplies grips to other OEMs such as Titleist, Bridgestone, Mizuno, and Tad Moore Golf. A substantial decrease in sales to any of RG's major OEM customers would have a material adverse impact upon RG's business. Further, there can be no assurance that sales to OEMs will increase. See "INFORMATION CONCERNING RG -- Customers."

     International Sales. International sales, which primarily consisted of sales of golf club grips, represented 20.8% and 22.2% of RG's total net sales in 1996 and 1995, respectively. RG uses distributors to sell its products in foreign markets, including the United Kingdom, Japan, Sweden and Canada. Sales to Precision Japan, RG's exclusive distributor for Japan, accounted for 90.7% and 96.3% of RG's international sales during 1996 and 1995, respectively. Precision Japan has begun to market RG's athletic headwear products as well, primarily targeting the golf market. However, the Japanese economy has been relatively stagnant and RG's Japanese sales have decreased in recent years. RG anticipates that international sales will continue to decrease. In addition, RG's international business may be affected by changes in demand resulting from fluctuations in currency exchange rates, trade restrictions, duties, general economic conditions and other factors. RG seeks to mitigate its direct exposure to exchange rate fluctuations by transacting most international business in United States dollars. See "INFORMATION CONCERNING RG -- Sales and Marketing."

RISKS RELATED TO FMP

     Limited History. FMP's manufacturing facility in Torrington, Connecticut dates back over a century and the facility's manufacture of golf club shafts dates back to the 1920s. However, the facility has been operated by three different owners. Most recently, in 1996 a group of investors joined the current management in acquiring substantially all of the assets and certain liabilities of the golf shaft manufacturing business from Brunswick Corporation, resulting in the current structure and ownership of FMP. Consequently, FMP has a limited operating history. There can be no assurance that the results of such limited history or of the predecessor operations will be indicative of future performance. Also, while FMP's management has extensive experience in the sporting goods and golf shaft industry, there can be no assurance that their experience will assist in the successful management of FMP in its current structure or the combined operations of FMP and RG resulting from the Merger. See "INFORMATION CONCERNING FMP -- History."

     Effect of RG Losses. RG experienced net losses of approximately $4.4 million and $2.8 million in 1996 and 1995, respectively. There can be no assurance that losses will not continue in the future when RG is a wholly-owned subsidiary of FMP. If losses continue for RG, they will materially and adversely affect the operating results of FMP. See "INFORMATION CONCERNING FMP -- FMP Management's Discussion and Analysis" and "INFORMATION CONCERNING RG -- RG Management's Discussion and Analysis."


     Pursuant to the Financing Agreement dated May 31, 1996, among Star Bank, National Association, and FMP's subsidiaries, FMP's subsidiaries have agreed that they will not declare or pay cash dividends upon any of their respective stock. Unless FMP derives sources of cash other than the operations of its subsidiaries, these restrictions will limit FMP's ability to fund RG's net losses.


     Dependence on Certain Customers. FMP is significantly dependent on sales to Taylor Made. Taylor Made represented approximately 13% of FMP's sales for the year ended May 31, 1997. FMP does not have a supply agreement with Taylor Made and the loss of sales to Taylor Made could have a material adverse effect on FMP's business.


     Dependence on "Rifle" Shaft Sales. In January 1995, FMP introduced the first modern stepless steel golf shaft in the industry, the "Rifle." Sales of the Rifle shaft increased $5.1 million for the fiscal year ended May 31, 1997 compared to the year ended May 30, 1996 and have been a significant factor in FMP's return to profitability in 1997. Sales of the Rifle shaft constituted 54% of FMP's revenue during the fiscal year ended May 31, 1997 compared to 35% during the fiscal year ended May 31, 1996. While management believes that demand for the Rifle shaft should remain high for the next several years, there can be no assurance that sales of the Rifle shaft will continue to grow or that the product will retain its profitability. If sales or profitability of the Rifle shaft decrease without FMP's introduction of new profitable products, FMP's overall financial performance would be materially adversely affected. See "INFORMATION CONCERNING FMP--FMP Management's Discussion and Analysis: Year Ended May 31, 1997 (Successor Period) Compared to the Year ended May 30, 1996 (Predecessor Period): Net Sales.



     Dependence on Sole Supplier. FMP uses Worthington Industries as its sole supplier for strip steel. Should Worthington Industries fail to deliver steel, there may be a disruption of operations at FMP until an alternate supplier is procured. FMP does not have any short or long term supply contracts with Worthington Industries. Worthington Industries provides steel from two separate plant locations. If one Worthington Industries plant becomes unable to fill the necessary requirements, orders could be filled from the alternate location. Although FMP has elected to use Worthington Industries as its sole supplier of strip steel, FMP's management believes that there are other acceptable supply sources at comparable prices and that the loss of Worthington Industries as a supplier would not have a material adverse effect on FMP. See "INFORMATION CONCERNING FMP -- Suppliers."


     No Employment Contract with CEO. Christopher A. Johnston serves as FMP's President and Chief Executive Officer. He also serves as the president of Merbanco, Inc. Although it is expected that Mr. Johnston will spend substantially all of his business time on the affairs of FMP after the Merger, FMP does not have an employment contract with Mr. Johnston. See "INFORMATION CONCERNING FMP -- Management."

FMP CORPORATE RISKS

     Absence of Trading Market for FMP Common Stock. Prior to the Effective Date, there will have been no market for FMP Common Stock and there can be no assurance that an active market in FMP Common Stock will develop or be sustained. In the absence of an active public trading market, a holder of FMP Common Stock may be unable to liquidate his shares received in the Merger. Until FMP Common Stock is distributed in the Merger and an orderly market develops (if one does), trading prices may be volatile. Prices for FMP Common Stock will be determined in the marketplace and may be influenced by many factors, including the operating performance of FMP, the depth and liquidity of the market for FMP Common Stock, and general economic and market conditions.


     Market Listing. It is a condition to the Merger that at the Effective Date, the FMP Common Stock will be included on the Nasdaq National Market, or listed on the American Stock Exchange. Application has been made for inclusion on the Nasdaq National Market. To be, or continue to be, included on the Nasdaq National Market or listed on the American Stock Exchange, FMP must comply with all requirements for original inclusion or listing at the Effective Date. These requirements include a per share price of $5 or more and a market value of the publicly held shares of at least $3 million. FMP and RG believe that these requirements will be met if the five-day average market price of RG Common Stock is $2.50 or higher at the Effective Date. However, there can be no assurance that the FMP Common Stock will be approved for inclusion or listing, or that if so approved, it will not subsequently be removed from the Nasdaq National Market or the American Stock Exchange. If the FMP Common Stock were to be removed from the Nasdaq National Market or the American Stock Exchange, the value of FMP Common Stock could be adversely affected. See "THE MERGER -- Nasdaq National Market Inclusion."


     Effect of Penny Stock Rules. As noted above, FMP Common Stock has not previously been traded. See "-- Absence of Trading Market for FMP Common Stock." Because RG Common Stock has traded at less than $2.50 at times since the beginning of 1996 (see "MARKET PRICE OF RG COMMON STOCK") and given the exchange rate between RG Common Stock and FMP Common Stock in the Merger, it is conceivable that FMP Common Stock could trade for less than $5 per share. If FMP Common Stock trades below $5 per share after the Merger, FMP Common Stock may be designated a "penny stock". The Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder impose special requirements on the trading of "penny stock". Those requirements include, but are not limited to, a requirement that a broker-dealer give investment risk, penny stock price history and broker-dealer direct and indirect compensation disclosures to a customer, that the broker-dealer make a reasonable determination that transactions in penny stocks are suitable for the customer and that the customer has sufficient knowledge and experience in financial matters to evaluate the risks of penny stock transactions prior to effecting any penny stock transactions for the customer. If FMP Common Stock is designated a penny stock, these requirements may have an adverse impact on the price of and market for FMP Common Stock.



     Shares Eligible for Future Sale. Immediately after the Effective Date, the number of outstanding shares of FMP Common Stock will be approximately 5,548,000. Of this number, approximately 4,177,000 shares will be "restricted securities" under SEC Rule 144. Under that rule, restricted securities that have been held for more than one year and less than two years, and any other shares held by affiliates of FMP (generally, its officers, directors and principal stockholders), may only be sold without registration under the Securities Act of 1933 (the "Securities Act"), in limited quantities, through ordinary brokerage transactions. After May 31, 1998, Rule 144 restrictions on restricted shares of FMP Common Stock held by non-affiliates of FMP (approximately 376,000 shares out of the 4,177,000 at the Effective Date) will lapse. These 376,000 shares may then be sold without restriction except that they are subject to shareholders' agreements which restrict their transfer. However, the shareholders' agreements are not "lock-up" agreements intended to restrict the flow of shares into the market and the parties thereto may allow any of the subject shares to be sold in compliance with the securities laws at any time. In addition to the 4,177,000 shares of FMP Common Stock which will be restricted securities, approximately 778,000 shares of FMP Common Stock issuable in the Merger will be issuable to persons who have been identified as affiliates of RG. These shares are subject to the restrictions imposed by SEC Rule 145, under which shares of FMP Common Stock issued in the Merger to persons who were affiliates of RG and will not be affiliates of FMP may be resold without registration during one year after the Effective Date in limited quantities, through ordinary brokerage transactions. Shares issued in the Merger to persons who will be affiliates of FMP will be subject to the Rule 144 restrictions described above. See "THE MERGER -- Resale of FMP Stock; Affiliates."



     Regardless of Rule 144 and Rule 145, any stockholder may sell securities in transactions that have been registered under the Securities Act if he complies with its prospectus delivery requirements. Christopher A. Johnston, RPJ/JAJ Partners Ltd., David E. Johnston, Berenson Minella & Company and certain of its affiliates ("Berenson Minella") and Kenneth J. Warren (collectively, the "Johnston Group") who will own approximately 3,740,000 shares of FMP Common Stock, and the Edwards Group, who will receive approximately 777,000 shares of FMP Common Stock in the Merger, have entered into a Registration Rights Agreement with FMP. Under the Registration Rights Agreement, a group (for this purpose Berenson Minella is treated as a separate group) may demand registration of FMP Common Stock under the Securities Act having a value of not less than $5 million. FMP will not be obligated to effect more than one demand registration for the Edwards Group, more than two demand registrations for the Johnston Group or more than one demand registration for the Berenson Minella Group. No demand can be made during the first year, and only one demand can be made during the second year. Any group may join in pro rata only during the second year. The parties to the Registration Rights Agreement also have the right to have their shares of FMP Common Stock included in certain other registration statements filed by FMP from time to time. The number of shares to be registered is subject to reduction at the request of an underwriter. Under the Registration Rights Agreement, FMP will indemnify selling stockholders against liabilities created by untrue statements of material fact or omissions of material fact from a registration statement and each of the security holders agrees to indemnify FMP for a liability created by untrue statements of material fact or omissions of material fact in information supplied by the stockholder to FMP which is included in a registration statement. A stockholder will cease to have registration rights when the applicable group or its transferees hold FMP Common Stock existing at the Effective Date of the Merger or received upon the exercise of an option held by a party to the Registration Rights Agreement on the Effective Date which is less than five percent of the then outstanding shares. For this purpose, shares of FMP Common Stock that have been registered for sale under the Securities Act or that may be sold without restriction under Rule 144(k) are not counted. Sales of substantial amounts of FMP Common Stock under a registration statement or the perception that such sales may occur, which may be created by the mere filing of a registration statement, could have a material adverse effect on the market price of the FMP Common Stock. See "THE MERGER -- Interests of Certain Persons in the Merger: Registration Rights Agreement."



     FMP has granted options to purchase approximately 170,000 shares of FMP Common Stock under its 1997 Stock Option Plan. See "FMP EXECUTIVE COMPENSATION." On the Effective Date, FMP will assume options and warrants, issued by RG, to purchase an additional approximately 492,000 shares of FMP Common Stock. See "THE MERGER -- Interests of Certain Persons in the Merger: RG Options."


     Absence of Dividends. Neither RG nor FMP has ever paid any cash dividends on its capital stock and FMP does not anticipate paying any cash dividends on its capital stock in the foreseeable future. FMP's subsidiaries and RG are prohibited by their agreements with their respective lending institutions from declaring or paying cash dividends without the prior consent of their respective lenders. Unless FMP derives sources of cash other than the operations of its subsidiaries, these restrictions will limit FMP's ability to pay cash dividends. See "MARKET PRICE OF RG COMMON STOCK."


     Control by Principal Stockholders. Following the completion of the Merger, the Johnston Group and the Edwards Group will own approximately 68% and 14%, respectively, of the outstanding FMP Common Stock. Because the FMP Common Stock does not have cumulative voting rights, the Johnston Group would control the election and removal of all the directors and the affairs of FMP. However, the Johnston Group and the Edwards Group have entered into a stockholder agreement ("Stockholder Agreement") whereby both groups have agreed to vote their shares cooperatively so that the Johnston Group will elect six of FMP's nine directors and the Edwards Group will elect the remaining three. See "THE
MERGER -- Interests of Certain Persons in the Merger: Stockholder Agreement," and "THE MERGER -- Management and Operations of FMP after the Merger."


     Anti-Takeover Provisions; Blank Check Preferred Stock. Certain provisions of FMP's charter and applicable corporate laws could be used to hinder or delay a takeover bid for FMP. Such provisions may inhibit takeover bids, decrease the chance of stockholders realizing a premium over market price for their FMP Common Stock as a result of a takeover and further entrench management. Specifically, FMP's Certificate of Incorporation provides for a classified Board of Directors, divided into three classes with terms of three years each. In addition, FMP's Certificate of Incorporation authorizes the Board of Directors, without stockholder approval, to issue "blank check" preferred stock with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. If FMP issues preferred stock, the issuance could be used to thwart a takeover bid and may have a dilutive effect upon FMP's common stockholders. See "DESCRIPTION OF FMP CAPITAL STOCK."

RISKS RELATED TO THE MERGER

     Potential Effect of Merger on Business. RG and FMP anticipate that they may experience changes in their businesses due to the Merger. Such changes may include, among other things, a potential change in the current buying patterns of resellers and potential customers as a result of the announced Merger, and the decision on the part of certain customers to defer purchasing decisions as they evaluate the future product strategy and competitive positioning of RG and FMP after the Merger. Any such changes could have a material adverse effect upon the results of operations of RG and FMP both in the short term and the long term.


     No Dissenters' Rights of Appraisal. Under the Nevada Revised Statutes, dissenters' rights of appraisal are not available for shares of any class of stock which, on the applicable record date for the shareholder vote on a merger, are included as Nasdaq National Market securities and which are to be converted into shares of stock of any other corporation which are so designated or which are listed on the effective date of the merger on a national securities exchange. On the Record Date, RG Common Stock was included as a Nasdaq National Market security and it is a condition to consummation of the Merger that the FMP Common Stock to be issued to Shareholders in the Merger be included as a Nasdaq National Market security or listed on the American Stock Exchange, upon official notice of issuance. Application has been made for such inclusion on the Nasdaq National Market, although there can be no assurance the FMP Common Stock will be approved for such inclusion. See "RISK FACTORS -- FMP Corporate Risks: Market Listing." If such application is approved, Shareholders will not be entitled to dissenters' rights of appraisal in connection with the Merger. See "THE MERGER--No Dissenters' Rights of Appraisal."


     Tax Treatment. As described below, RG has received an opinion from FMP's tax counsel based upon certain representations and assumptions that the Merger will be tax-free for federal income tax purposes, but no ruling from the Internal Revenue Service ("IRS") to that effect has been or will be sought. Such counsel's opinion with respect to the Merger is based upon certain representations and assumptions and represents such counsel's best legal judgment, but is not binding upon the IRS or the courts. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." If the Merger does not qualify for tax-free treatment as a reorganization described in Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code, then, in general, although the matter is not entirely free from doubt, for federal income tax purposes it is likely that each Shareholder would recognize gain measured by the excess, if any, of the fair market value of the FMP Common Stock received in the Merger plus the amount of cash received in lieu of a fractional share over the Shareholder's tax basis in the RG Common Stock.

     Dilution of Shareholders' Voting Power. The Merger will result in the Shareholders' loss of control over RG. Prior to the Merger, Shareholders have 100% of the voting power over RG. After the Merger, Shareholders will have approximately 25% of the voting power over FMP (assuming that no RG Options are exercised) which will own 100% of RG. In addition, following the Merger, the Johnston Group and the Edwards Group will own approximately 68% and 14%, respectively, of the outstanding FMP Common Stock. Because the FMP Common Stock does not have cumulative voting rights, the Johnston Group would control the election of all the directors and the affairs of FMP. However, the Johnston Group and the Edwards Group have entered into the Stockholder Agreement whereby both groups have agreed to vote their shares cooperatively such that the Johnston Group will elect six of FMP's nine directors and the Edwards Group will elect the remaining three. See "THE MERGER--Interests of Certain Persons in the
Merger: Stockholder Agreement."


     Dilution of Shareholders' Interest in Earnings Per Share. The Merger will result in a dilution of the Shareholders' interest in RG's earnings. Prior to the Merger, Shareholders as a group have an interest in 100% of the earnings of RG. After the Merger, Shareholders as a group would have an interest in 30% of the earnings of FMP, assuming the exercise of all outstanding options and warrants. While there is a dilution in the percentage of interest in the earnings of RG, it is not certain that Shareholders will experience a decrease in actual value in earnings per share. RG's unaudited historical earnings per share was a net loss of $1.64 for the twelve months ended June 30, 1997. The net loss per share of FMP Common Stock, calculated on a pro forma basis giving effect to the Merger, is $.58 per share. See "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS --FM Precision Golf Corp. and Royal Grip, Inc. Pro Forma Condensed Consolidated Statement of Operations (Unaudited)." The Merger will be accounted for using the purchase method of accounting. Under the purchase method of accounting, FMP's earnings per share after the Merger may significantly differ from the earnings per share calculated on a pro forma basis.


     Dilution of Shareholders' Book Value. The net tangible book value of RG's Common Stock at June 30, 1997 was $4.2 million, or $1.53 per common share. Net tangible book value per common share represents the book value of a company's tangible net assets less total liabilities divided by the number of common shares outstanding. The pro forma consolidated net tangible book value of the combined companies' common stock, giving effect to the Merger as if it had occurred on May 31, 1997, is $5.3 million or $.95 per FMP common share. Shareholders will be exchanging two shares of RG Common Stock for one share of FMP Common Stock. Therefore, the Merger would result in a reduction of $1.05 tangible book value per share of RG Common Stock as of June 30, 1997 accounting for the Merger on a pro forma basis. The Merger will be accounted for using the purchase method of accounting. Under the purchase method of accounting, FMP's tangible book value per share after the Merger may significantly differ from the tangible book value calculated on a pro forma basis.

                        MARKET PRICE OF RG COMMON STOCK

     RG's Common Stock is traded on the Nasdaq National Market under the symbol "GRIP." The following table sets forth the high and low per share sale prices of the Common Stock reported on the Nasdaq National Market for the two most recent fiscal years.


                                                                                 RANGE OF SALE
                                                                                    PRICES
                                                                                 -------------
                                                                                 HIGH     LOW
                                                                                 ----     ----
Fiscal 1997
  First Quarter..............................................................    $6       $2 7/8
  Second Quarter.............................................................    $4 5/8   $2 1/2
Fiscal 1996
  First Quarter..............................................................    $8 1/2   $5 1/4
  Second Quarter.............................................................    $8       $4
  Third Quarter..............................................................    $5 5/8   $3 1/4
  Fourth Quarter.............................................................    $4 5/8   $1 3/4
Fiscal 1995
  First Quarter..............................................................    $6 3/4   $4
  Second Quarter.............................................................    $5 1/2   $3 1/2
  Third Quarter..............................................................    $6 1/2   $3 1/4
  Fourth Quarter.............................................................    $6 3/8   $3 3/4



     As of August 14, 1997, there were approximately 121 Shareholder accounts of record. This figure does not reflect beneficial ownership of shares held in nominee names.



     On May 14, 1997, the last full trading day prior to the public announcement of the Merger Agreement, the last reported sale price of RG Common Stock on the Nasdaq National Market was $3.75 per share. On August 12, 1997, the last reported sale price of RG Common Stock on the Nasdaq National Market was $3.69 per share.


     Neither RG nor FMP has ever paid any cash dividends on its capital stock and FMP does not anticipate paying any cash dividends on its capital stock in the foreseeable future. Pursuant to the Revolving and Term Note issued by RG and Roxxi and the corresponding Credit and Security Agreement entered into by RG, Roxxi and Norwest Business Credit, Inc., RG and Roxxi have agreed not to declare or pay any dividends (other than dividends payable solely in their respective stock) on any class of their respective stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly. Pursuant to the Financing Agreement dated May 31, 1996, among Star Bank, National Association, and FMP's subsidiaries, FMP's subsidiaries have agreed that they will not declare or pay cash dividends upon any of their respective stock. Unless FMP derives sources of cash other than the operations of its subsidiaries, these restrictions will limit FMP's ability to pay cash dividends. See "RISK FACTORS -- FMP Corporate Risks: Absence of Dividends."


     Prior to consummation of the Merger, there has been no public trading market for FMP Common Stock. See "RISK FACTORS -- FMP Corporate Risks: Absence of Trading Market for FMP Common Stock." However, the inclusion of FMP Common Stock on the Nasdaq National Market or listing of the FMP Common Stock on the American Stock Exchange is a condition to the Merger. Application has been made for inclusion on the Nasdaq National Market, although there can be no assurance the FMP Common Stock will be approved for inclusion. See "RISK FACTORS -- FMP Corporate Risks: Market Listing" and "THE MERGER AGREEMENT -- CONDITIONS." There can be no assurance that an active trading market will develop for FMP Common Stock.

                              THE SPECIAL MEETING

GENERAL; DATE, TIME AND PLACE OF THE SPECIAL MEETING


     This Proxy Statement/Prospectus is being furnished to Shareholders in connection with the solicitation of proxies by the RG Board for use at the Special Meeting to be held on August 29, 1997 at 8:00 a.m. (local time) at 15170 North Hayden Road, Suite 1, Scottsdale, Arizona, and at any adjournment or postponement thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting.



     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to Shareholders on or about August 18, 1997.


PURPOSES OF THE SPECIAL MEETING

     At the Special Meeting, Shareholders will consider and vote upon proposals to approve and adopt the Merger Proposal and the Amendment. Other business will not be in order at the Special Meeting.

SHAREHOLDERS ENTITLED TO VOTE; REQUISITE APPROVAL


     The RG Board has fixed August 14, 1997 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only holders of record of RG Common Stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of August 14, 1997, there were 2,742,178 shares of RG Common Stock outstanding and entitled to vote. Each Shareholder of record on the Record Date is entitled to cast one vote per share on each proposal in person or by proxy, at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of RG Common Stock entitled to vote at the Special Meeting, is necessary to constitute a quorum at the Special Meeting.



     Pursuant to the Voting Agreement, the Edwards Group, which holds approximately 54% of the outstanding RG Common Stock, has agreed to vote in favor of the Merger Proposal and has granted FMP an irrevocable proxy to vote its shares of RG Common Stock at the Special Meeting in favor of the Merger Proposal. Such vote will be sufficient to approve and adopt the Merger Proposal. Therefore, approval of the Merger Proposal is assured. RG directors, executive officers and their affiliates collectively hold approximately 46% of the outstanding RG Common Stock. The Voting Agreement applies only to the Merger Proposal and not the Amendment.


     At the Special Meeting, although abstentions will be counted and broker non-votes will not be counted for purposes of determining the presence of a quorum, abstentions and broker non-votes will have the same effect as a vote against the Merger Proposal with respect to determining whether the Merger Proposal has received the requisite number of affirmative votes. For purposes of the Amendment, abstentions will have the same effect as a vote against approval of the Amendment, whereas broker non-votes will not be counted as a vote for or against the approval of the Amendment.

PROXIES

     This Proxy Statement/Prospectus is being furnished to Shareholders in connection with the solicitation of proxies by and on behalf of the RG Board for use at the Special Meeting.

     All shares of RG Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted FOR approval and adoption of the Merger Proposal and the Amendment.

     The business of the Special Meeting is limited to consideration of and voting upon the Merger Proposal and the Amendment. If any procedural matters are properly presented at the Special Meeting, including, among other things, a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matter in accordance with their best judgment except that such persons will not have discretionary authority under proxies voting against the Amendment to vote the shares subject to such proxies for an adjournment for the purpose of soliciting votes to approve the Amendment.


     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of RG at or before the taking of the vote at the Special Meeting a written notice of revocation bearing a later date than the proxy, or
(b) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Royal Grip, Inc., 15170 North Hayden Road, Suite 1, Scottsdale, Arizona 85260, Attention: Secretary, or hand delivered to the Secretary of RG, at or before the taking of the vote at the Special Meeting.


     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement/Prospectus, will be borne by RG. FMP has paid $85,000 to RG as reimbursement of general expenses related to the Merger incurred or to be incurred by RG. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of RG in person or by telephone, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for reasonable out-of-pocket expenses in connection with, such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and RG will reimburse such custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

     SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. The procedure for the exchange of shares after the Merger is consummated is set forth below in this Proxy Statement/Prospectus.

TABULATION

     Under Section 78.320 of the General Corporation Law of the State of Nevada ("NGCL") and the By-laws of RG, a quorum must be present at a special meeting of shareholders in order for any valid action, including the election of directors and voting on other matters presented to the meeting, other than adjournment, to be taken thereat. Section 78.320 of NGCL and the By-laws of RG provide that a quorum consists of a majority of the shares entitled to vote at the Special Meeting present in person or represented by proxy. Shares represented by signed proxies that are returned to RG will be counted toward the quorum in all matters even though they are marked as "Abstain" or "Against" on one or more or all matters or they are not marked at all. Pursuant to the Voting Agreement, holders of more than a majority of the outstanding shares of RG will be represented at the meeting, and therefore the presence of a quorum will be assured. Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters, which typically include mergers and the approval of stock compensation plans without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes.

     Under Section 92A.120 of the NGCL, the Merger Proposal must be approved by the affirmative vote of the holders of a majority of the shares of RG Common Stock entitled to vote at the Special Meeting. Proxies marked "Abstain" and broker non-votes have the same effect as votes against approval. However, pursuant to the Voting Agreement, all shares subject thereto (approximately 54% of the outstanding shares of RG Common Stock) will be voted in favor of the Merger Proposal and such vote will be sufficient to approve and adopt the Merger Proposal. Therefore, approval of the Merger Proposal is assured.

     Under Nasdaq National Market rules and Section 13 of the Plan, the Amendment must be approved by the affirmative vote of the holders of a majority of the shares of RG Common Stock present in person, or represented by proxy, and entitled to vote at the meeting at which a quorum is present. A proxy marked "Abstain" has the same effect as a vote against approval, but a broker non-vote is disregarded in determining the number of shares voted for approval and in determining the total number of shares that constitute a majority in that matter. The Voting Agreement applies only to the Merger Proposal and not to the Amendment.

                            BACKGROUND OF THE MERGER

     As part of its efforts to maximize shareholder value, the RG Board has from time to time over the past several years discussed the advisability of RG engaging in a strategic combination with another company involved in the golf industry. In September 1995, RG engaged EVEREN, an investment banking firm, and began locating companies that could potentially enter into a strategic business relationship with RG or be acquired by RG. As part of this process, EVEREN developed a list of potential candidates and selectively contacted certain candidates on behalf of RG. On October 25, 1995, RG signed a letter of intent with Belding-Sports/Illah of California, Inc. ("Belding"), a golf bag manufacturer. For two months, RG and Belding attempted to negotiate an agreement whereby RG would acquire Belding. Negotiations terminated when the parties could not agree upon definitive terms and transaction pricing. EVEREN and RG management do not believe that this transaction is relevant to an evaluation of the Merger because the RG/Belding transaction contemplated RG purchasing Belding.

     Following the termination of RG's discussions with Belding, Danny Edwards, Chairman of the Board of RG, and Robert G. J. Burg, II, President of RG, with the assistance of EVEREN, conducted exploratory talks with five public golf companies. EVEREN solicited all but one of these potential acquisition discussions. However, none of these talks led to any firm offers, bids or other proposals.

     On June 19, 1996, Christopher A. Johnston, President of FMP, contacted Mr. Edwards to explore generally the possibility of FMP entering into a business combination with RG. Following their conversation, Mr. Edwards provided Mr. Johnston with publicly available information related to RG, and Mr. Johnston provided information on FMP's business to Mr. Edwards. Following review of the FMP information, Mr. Edwards decided to obtain additional information regarding FMP in preparation for consulting the entire RG Board regarding a potential business combination.

     On July 30, 1996, Christopher A. Johnston, Richard P. Johnston, Chairman of the Board of FMP, Ronald Chalmers, President of FMP's operating subsidiaries, and David Johnston, Executive Vice-President of FMP, met in Phoenix, Arizona with Messrs. Edwards, Burg, and Lawrence Bain of EVEREN. The purpose of the meeting was to obtain additional background information, for presentation to the RG Board, regarding FMP's business, product lines, markets, profitability and management and to discuss the operating philosophies of the two companies. RG also provided additional general information regarding RG. At the meeting, the participants toured the RG manufacturing facility.

     On August 14, 1996, a regular meeting of the RG Board was held at which all of the RG Board members were present. During that meeting, Mr. Burg apprised the RG Board of the discussions between RG and FMP. Mr. Burg provided the RG Board with background information regarding FMP's business, products, markets, financial situation, and management. The RG Board also reviewed the results of the discussions that Messrs. Edwards, Burg and Bain had engaged in with other companies regarding a possible business combination with RG. Following these discussions, the RG Board concluded that it would be in the best interest of RG to explore further the possibility of a strategic business relationship with FMP, and it directed Messrs. Edwards and Burg to continue discussions with FMP representatives.

     In early August 1996, Messrs. Edwards and Burg met with Mr. Christopher Johnston at which time the parties began to develop the potential synergies that could result from a combination of the companies. They discussed the relative strengths and the complementary nature of the customer base and respective products of each company, including RG's strength in sales and marketing and FMP's management resources and financial condition.

     In early September 1996, officers of each company entered into a confidentiality agreement. The agreement generally provided that each party would maintain in confidence any non-public information provided to the other and that such information would not be used for any purpose other than evaluating a business relationship between the companies.

     On September 4, 1996, Messrs. Edwards, Burg and Bain met with Messrs. Christopher Johnston and Chalmers. During the meeting, Mr. Edwards made a comprehensive presentation of RG's business, products and management personnel.

     On September 9, 1996, Mr. Christopher Johnston met with Mr. Bain to discuss generally the potential business combination and specifically the background and experience of FMP's management, FMP's products and markets, and its financial condition. Numerous telephone calls between Messrs. Edwards, Burg, Bain and Johnston occurred during the ensuing several weeks. These discussions focused generally on possible business synergies that the two companies might pursue on a post-merger basis and to discuss generally the future of the golf industry. The parties also exchanged significant amounts of due diligence information.

     On September 10, 1996, Messr. Edwards and Burg met with Messrs. Christopher and Richard Johnston. At this meeting, Mr. Burg presented an overview of RG's products and markets. The parties also discussed how a combination of the two companies could provide enhanced operating efficiencies and marketing potential. Over the next several weeks the parties reviewed the due diligence materials that were provided to each.

     On December 3, 1996, Messrs. Edwards, Burg, Bain and Tom Schneider, Vice President of Finance of RG, met with Messrs. Christopher and Richard Johnston. The parties discussed potential synergies of a business combination as well as financial information and proposed marketing plans.

     On December 11, 1996, the RG Board met at a regular meeting at which all of the members were present. During that meeting Messrs. Edwards and Burg apprised the RG Board of the ongoing discussions between RG and FMP. These discussions focused on the potential benefits of a business combination to RG and the lack of possible alternatives to a business combination with FMP. The Board directed Messrs. Edwards and Burg to discontinue pursuing alternative business combinations and to continue discussions with FMP.


     On January 8, 1997, Messrs. Edwards, Burg and Bain met with Messrs. Christopher and Richard Johnston to establish pro forma operating budgets and estimate cost savings and synergies which would result from a combination of the two companies. During these discussions Mr. Christopher Johnston proposed a business combination that would result in FMP security holders owning 65% and RG's securityholders owning 35%, on a fully diluted basis, of the combined companies. For the next several days the parties continued their discussions regarding the proposed transaction.


     At FMP's Board meeting held on January 9, 1997, Christopher Johnston gave the FMP Board an overview of the proposed transaction and led the Board in a discussion of the material provisions of a proposed letter of intent. Members of the FMP Board severally approved the proposed letter of intent.

     On January 21, 1997, the RG Board met in a special meeting to discuss the letter of intent. All of the RG Board members were in attendance. Mr. Burg provided the Board with an overview of (a) FMP's business and the results of RG's due diligence review and (b) the proposed combination with FMP. Mr. Edwards led the Board in a discussion of the merits and risks of the proposed transaction and the material provisions of the proposed letter of intent. RG's legal counsel also advised the Board regarding its fiduciary duties and the terms of the proposed letter of intent. After discussion, the RG Board determined that the transaction would be in RG's best interest (considering the lack of strategic alternatives), approved the letter of intent by unanimous vote and instructed management and legal counsel to begin the work required to finalize a merger agreement.

     On January 21, 1997, RG and FMP executed the letter of intent. The parties issued a press release announcing the transaction at the PGA Show in Orlando on January 24.

     On February 12, 1997, Messrs. Edwards and Burg attended a meeting of the Board of FMP in Tucson, Arizona. The focus of the meeting was the business and operations of FMP.

     On February 13, 1997, Messrs. Schneider, Bain, and additional representatives from EVEREN, met with Messrs. Christopher Johnston, Chalmers and other FMP management in Torrington, Connecticut to discuss results of the diligence investigations and to hear presentations of FMP's operations, product and market information. After the presentation, Mr. Johnston conducted a tour of FMP's manufacturing facility.

     In late February 1997, representatives of Arthur Andersen, FMP's independent auditors, met with representatives of Ernst & Young LLP, RG's independent auditors, and Mr. Schneider. The meeting focused on financial issues related to RG and included a review of RG accounting papers. Also, Messrs. Christopher and Richard Johnston met with Messrs. Burg and Bain regarding financial issues.

     Also in late February 1997, FMP distributed drafts of a Merger Agreement to the various parties and their representatives. During the ensuing weeks, the parties negotiated the terms of the definitive Merger Agreement and related documents and the content of the disclosure schedules to be delivered in connection with execution of the Merger Agreement.

     On March 10 and 11, 1997, Messrs. Schneider, Gordon Johnson, Director of Management Information Systems of RG, and a representative of Ernst & Young met with Messrs. Christopher Johnston, Chalmers and other FMP management regarding financial information and other business operations issues.

     On March 28, 1997, the RG Board met to discuss the status of the proposed Merger. The Board reviewed drafts of the Merger Agreement and related documents and memoranda prepared by (a) legal counsel regarding the Board's fiduciary obligations and (b) Messrs. Burg and Schneider regarding the due diligence review of FMP. Mr. Burg presented an overview of RG and FMP's existing product lines and development activities and how the respective products could enhance their existing markets and discussed preliminary short and long term objectives to be considered with respect to the post-merger operations of FMP and RG. Mr. Burg also summarized the status of the negotiations with FMP and the discussions with EVEREN regarding the fairness of the Merger. The Board directed Messrs. Edwards and Burg to continue negotiations with FMP.

     On April 2 and 3, 1997, Ms. Horton of FMP and a representative of Arthur Andersen met with Mr. Schneider and Management Information Systems personnel of RG to determine the compatibility of the companies' systems and potential synergies between the systems and communication needs.

     On April 9, 1997, Messrs. Edwards and Burg met in Tempe, Arizona with Messrs. Richard and Christopher Johnston regarding the companies' businesses including the poor financial performance of RG during the first quarter of 1997. In light of the discussions, the parties agreed to revise the terms of the transaction so that FMP security holders would receive 70% and the RG security holders would receive 30%, on a fully diluted basis, of the shares of FMP.

     On April 17, 1997, the Board and stockholders of FMP met to discuss the Merger. The Board and stockholders of FMP determined that the Merger was in the best interest of FMP and its stockholders and approved the Merger and Merger Agreement.

     On April 22, 1997, RG held a meeting of the Board at which all directors were present. At the meeting, Mr. Burg gave the Board an overview of the proposed Merger. Mr. Edwards led the Board in a discussion of the merits and risks of the transaction. As part of this discussion, representatives of EVEREN provided detailed analyses regarding the various methods they had been using to evaluate the fairness of the transaction to the Shareholders. EVEREN indicated, subject to final internal review, they were prepared to deliver an opinion to the effect that the proposed Merger was fair from a financial point of view to the Shareholders. EVEREN and management also discussed RG's strategic alternatives, the future prospects for RG, and the potential benefits of the business combination with FMP. RG's legal counsel presented a summary of the Merger Agreement and related documents and discussed generally the RG Board's fiduciary duties in regard to the transaction. The Board determined to continue with the negotiations of the Merger Agreement.

     On May 12, 1997, RG held a special meeting of the Board at which all directors were present. The Board reviewed final versions of the Merger Agreement and related documents and a summary of the material provisions of the documents. EVEREN presented a draft of its fairness opinion and reviewed and confirmed its analysis regarding the fairness of the Merger, from a financial point of view to the Shareholders. After careful deliberation, the RG Board unanimously approved the Merger Agreement and recommended that the Shareholders also approve the Merger Agreement, subject to the condition that the RG Board receive a signed fairness opinion from EVEREN, which EVEREN delivered to the Board on May 14, 1997.

     On May 14, 1997, each company executed and delivered the Merger Agreement and related documents. Execution of the Merger Agreement was announced on May 15, 1997 by issuance of a joint press release.

                                   THE MERGER

RG'S REASONS FOR THE MERGER; RECOMMENDATION OF THE RG BOARD

     The RG Board has unanimously approved the Merger and believes the Merger is in the best interest of the Shareholders. In reaching their decision, the directors considered, with the assistance of management and its legal and financial advisers, the following factors:

    (a) The Merger offers the Shareholders an opportunity to acquire shares in a larger company with improved financial strength and flexibility. Ownership in FMP will allow the Shareholders to participate in the long-term growth and appreciation that may result from FMP's future participation in the consolidation of the sporting goods industry and from the combined companies' more diversified product offerings.

    (b) The strategic fit between RG and FMP and the complementary nature of their respective businesses and similar customer base. These factors could strengthen existing, and develop new, customer relationships through the combined design and marketing capabilities of the combined companies.

    (c) Anticipated operating synergies and cost savings, including possible synergies and cost savings with respect to (i) more effective expenditures for sales and marketing and (ii) reduced administrative expenses resulting from the consolidation of sales, corporate, administrative and support functions. The RG Board did not perform any analysis of such synergies or consider any quantified amount of such cost savings in reaching its decision to approve the Merger.

    (d) The opinion of EVEREN that the Merger is fair to the Shareholders from a financial point of view. See "-- Opinion of Financial Adviser to the RG Board."

    (e) The RG Board considered the financial and other terms of the Merger, and, while the Merger Agreement contains an "exclusivity" clause and a termination fee provision (see "THE MERGER AGREEMENT -- Exclusivity"), the Merger Agreement permits RG to provide information to or enter into discussions or negotiations with other persons if the RG Board determines that it is appropriate in the exercise of the directors' fiduciary duties.

    (f) Information with respect to the financial condition and business of FMP, including, among other things, FMP's recent profitability and management resources.

     In the course of its deliberations, the RG Board reviewed the following additional factors relevant to the Merger: (a) the financial presentations and analysis of EVEREN prepared in connection with its fairness opinion; (b) reports from management and legal advisers on specific terms of the Merger Agreement;
(c) reports from management regarding the financial performance, conditions, business operations and prospects of FMP; and (d) the proposed terms, timing and structure of the Merger.

     The RG Board also considered the following potentially negative factors in its deliberations concerning the Merger: (a) the possibility of management disruption associated with the Merger and the risk that, despite the efforts of the combined companies, key management personnel of RG might not continue their employment with the combined companies; (b) the possibility that certain of the operating economies of scale such as more effective expenditures for sales and marketing and the reduction of administrative costs sought to be achieved as a result of the Merger might not be obtained; (c) dilution of the voting power and book value of RG's Shareholders and (d) the possibility that the Merger may not be consummated and the potential adverse effect of announcement of the Merger, or its failure to be consummated, on RG's customers and employees.

     The foregoing discussion of information and factors considered by the RG Board is not intended to be exhaustive but is intended to include the material factors considered. In view of the wide variety of factors considered, the RG directors did not find it practical to, and did not quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given differing weights to different factors.

     After taking into consideration all of the factors set forth above, together with an analysis of the presentations of management, EVEREN, and legal counsel, the RG Board unanimously approved the Merger and determined that the Merger is fair to and in the best interests of RG and its Shareholders and that RG should proceed with the Merger. Accordingly, the RG Board unanimously recommends that the Shareholders vote FOR approval of the Merger Agreement.

OPINION OF FINANCIAL ADVISER TO THE RG BOARD

     RG has retained EVEREN as its financial adviser to render its opinion with respect to the fairness, from a financial point of view, to the Shareholders, of the Merger per the Merger Agreement. EVEREN was selected as an adviser of RG because of its reputation and expertise as a nationally recognized investment banking firm. EVEREN, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     EVEREN rendered its opinion to the RG Board on May 14, 1997, that, as of the date of such opinion, and as of the date of this Proxy Statement/Prospectus, the Merger is fair from a financial point of view to the Shareholders.

     THE FULL TEXT OF THE OPINION OF EVEREN, UPDATED AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH CERTAIN QUALIFICATIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS ANNEX II TO THIS PROXY STATEMENT/PROSPECTUS, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF EVEREN SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS CONTAINS THE MATERIAL ELEMENTS OF THE OPINION. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. EVEREN'S OPINION SHOULD NOT BE CONSTRUED BY SHAREHOLDERS AS A RECOMMENDATION AS TO HOW SUCH SHAREHOLDERS SHOULD VOTE AT THE SPECIAL MEETING. THE INFORMATION SET FORTH BELOW WAS PROVIDED TO THE RG BOARD BY EVEREN AND DESCRIBES, AMONG OTHER THINGS, THE MATERIAL FACTORS CONSIDERED BY EVEREN IN ARRIVING AT ITS OPINION. EVEREN HAS CONSENTED TO THE SUMMARY OF ITS ANALYSIS CONTAINED HEREIN.

     In arriving at its opinion, EVEREN reviewed, among other things, the Merger Agreement, together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of RG and FMP as well as certain other non-public information, primarily financial in nature, furnished to it by RG and FMP relating to the respective businesses, earnings, assets and prospects of RG and FMP. EVEREN also held discussions with members of senior management of RG and FMP concerning their operations, business strategy, financial performance, and prospects. With respect to financial forecasts used in its analysis, EVEREN assumed that such forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of RG and FMP as to the future performance of RG and FMP. EVEREN also reviewed certain publicly available information concerning the trading of, and the trading market for, RG Common Stock and certain publicly available information concerning comparable companies and transactions, all as more fully set forth in EVEREN's opinion. EVEREN did not use the discounted cash flow methodology in rendering its fairness opinion because management of neither RG nor FMP prepare long term projections as a matter of course which are necessary for such methodology. In addition, in the opinion of EVEREN, the variability in net earnings for RG and the uncertainty as to future acquisition efforts by the combined companies would make the discounted cash flow analysis unreliable as a means of valuing RG.

     EVEREN was not engaged to and did not conduct a physical inspection of any of the assets, properties or facilities of either RG or FMP, and was not engaged to and did not make or obtain, and was not furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of RG or FMP (except for two appraisals of FMP that were furnished to EVEREN including an Arthur Andersen real estate appraisal dated March 29, 1996, and an equipment appraisal by Norman Levy Associates, Inc. dated April 18, 1996). EVEREN assumed and relied upon, without independent investigation, the accuracy and completeness of the financial and other information provided to it or publicly available, relied upon the representations and warranties of RG and FMP contained in the Merger Agreement, and was not engaged to and did not independently attempt to verify any of such information. EVEREN also assumed that all of the conditions to the Merger as set forth in the Merger Agreement, including the tax free treatment of the Merger to the Shareholders, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by RG upon EVEREN with respect to the scope of its investigation nor were any specific instructions given to EVEREN in connection with its fairness opinion.


     The following is a summary discussion of selected valuation methodologies considered and prepared by EVEREN and discussed with the RG Board in connection with EVEREN's written opinion dated May 14, 1997, June 9, 1997, July 24, 1997 and August 15, 1997 and additional analyses related to such methodologies.


     Relative Contribution Analysis. Immediately following the Merger, current FMP stockholders and option and warrant holders will collectively own 70% of the combined entities assuming the exercise of all options and warrants granted by both companies. EVEREN compared this ownership position relative to the contribution which FMP would make to the combined entities over several recently ended nine and twelve month periods on a pro forma basis (excluding the effects of goodwill and transaction costs generated through the Merger). For the nine months ended December 31, 1996 and the nine months ended March 31, 1997 for RG and the nine months ended February 28, 1997 for FMP, FMP would have contributed 57.1% and 63.2%, respectively, of the net sales on a pro forma basis for the combined companies and greater than 100% of the operating income and net income for both comparative periods. For the twelve months ended December 31, 1996 and March 31, 1997 for RG and February 28, 1997 for FMP, FMP would have contributed 57.7% and 60.7%, respectively, of the net sales on a pro forma basis for the combined companies and greater than 100% of the operating income and net income for these comparative periods. Based on the December 31, 1996 and March 31, 1997 balance sheet for RG and the February 28, 1997 balance sheet for FMP, FMP would have contributed 53.1% and 55.8%, respectively, of the combined companies' total assets. Based on the appraised orderly liquidation value of these assets (derived from the two asset appraisals described above), FMP's assets on February 28, 1997 would have been approximately $15.8 million versus the reported $7.6 million for RG as of March 31, 1997. Based on the December 31, 1996 and March 31, 1997 balance sheet for RG and the adjusted February 28, 1997 balance sheet for FMP, FMP would have contributed 65.9% and 67.4%, respectively, of the combined companies' total assets.


     For the twelve months ended May 31, 1997 for FMP and June 30, 1997 for RG, FMP would have contributed 63.5% of the net sales on a pro forma basis for the combined companies and greater than 100% of the operating income and net income. Based on the May 31, 1997 balance sheet for FMP and the June 30, 1997 balance sheet for RG, FMP would have contributed 58% of the combined companies' total assets. Assuming the appraised orderly liquidation value of these assets, FMP's assets would have been approximately $16.6 million as of May 31, 1997 versus the reported $7.6 million for RG as of June 30, 1997. Given the substantial contribution of FMP to the profitability of the combined entities, EVEREN believes that the lower percentage contributions in sales and assets when compared to post-closing ownership is justified by the economic benefit derived by Shareholders through the Merger.



     Comparable Company Analysis. Utilizing an RG share price of $3.08 (the average closing bid for 20 days prior to the announcement of an agreement on May 14, 1997), the implied value of FMP's shares (excluding the effects of a $425,000 non-recurring, non-cash expense related to FMP's option program) is:
1.5 times latest twelve months ("LTM") net sales and 12.5 times LTM earnings before interest and taxes ("EBIT") on an aggregate value basis, and 3.0 times book value adjusted to reflect a pro forma write up of FMP assets to recently appraised values and 22.7 times LTM net income on an equity basis of implied value through the Merger.



     Utilizing an RG share price of $3.08 (the average closing bid 20 days prior to the announcement of an agreement on May 14, 1997), the implied value of FMP's shares (including the effects of a $425,000 non-recurring, non-cash expense related to FMP's option program) is 1.5 times LTM net sales and 15.0 times LTM EBIT on an aggregate value basis, and 3.1 times book value adjusted to reflect a pro forma write up of FMP assets to recently appraised values and 28.6 times LTM net income on an equity basis of implied value through the Merger.


     EVEREN utilized the following eight publicly traded peers in its comparable company analysis: Callaway Golf Company, Coastcast Corporation, Aldila, Inc., S2 Golf, Inc., Teardrop Golf Company, Golf

Technology Holdings, Inc., Golf Training Systems, Inc., and Black Rock Golf Corporation (the peer group was chosen by EVEREN and formulated based on all of the publicly traded golf companies that had business lines comparable to that of
RG). The range of aggregate valuation multiples which capture the low and the high of industry peers includes 0.4 times to 4.1 times LTM net sales and 8.5 times to 12.2 times LTM EBIT. On an equity value basis, the range of trading multiples is 1.6 times to 6.8 times book value and 11.9 times to 19.8 times LTM net income. Notwithstanding the fact that the implied net income and EBIT multiples of the stock issued by FMP in the Merger are currently outside of the range of industry peers, EVEREN believes it is justified given the strong revenue growth performance of FMP's business, its strong profit performance since its acquisition from Brunswick Corporation, and the fact that FMP is the only smaller industry competitor with significant positive net earnings. In this regard, EVEREN compared FMP to S2 Golf, Inc., Teardrop Golf Company, Golf Technology Holding, Inc., Golf Training Systems, Inc., and Black Rock Golf Corporation.



     Comparable Transaction Analysis. Since 1994, there has been only one comparable transaction in the golf industry where terms have been released and financial information on the target is publicly available. This transaction involved the purchase of Cobra Golf, Inc. by American Brands, Inc. in December 1995. The aggregate valuation of $718.8 million represented a purchase price multiple of 4.0 times LTM net sales, 13.1 times LTM EBIT, and 20.8 times LTM net income. With the exception of net income, all multiples are comparable, or exceed, the valuation multiples involved in the Merger. Shareholders should evaluate this information with caution. The American Brands/Cobra Golf transaction was valued at greater than 100 times the value of the Merger, and as a result this transaction may not be directly comparable.



     RG's Recent Financial Performance. Since fiscal 1995, a series of non-recurring charges and ongoing operational problems has led to a significant decline in RG's stockholders' equity. At the end of fiscal 1996, RG was in technical default on certain covenants related to its credit facility with Norwest and was forced to re-negotiate those covenants. Notwithstanding its success in re-negotiating its credit agreement, RG's financial flexibility has been impaired. Given this impairment and absent the Merger, EVEREN believes that, in the short term, RG will be unable to take significant steps to enhance shareholder value.


     Pro Forma Earnings Analysis. Despite significant dilution in ownership which will occur to Shareholders through the Merger, RG's historical net losses would have been significantly reduced as a result of the Merger on a pro forma basis. Assuming the Merger had impacted financial results for the nine months ended December 31, 1996 for RG and February 28, 1997 for FMP, the combined entities' earnings would have been a net loss of $2.9 million or $0.25 per share (prior to the effects of the one for one-half exchange rate) versus a net loss for RG on a stand-alone basis of $3.9 million or $1.42 per share and a net loss (exclusive of non-recurring charges for RG) of $0.62 per share.

     Similarly, for the twelve months ended December 31, 1996 for RG and February 28, 1997 for FMP, the combined entities' earnings would have been a net loss of $3.2 million or $0.28 per share (prior to the effect of the one for one-half exchange rate) versus a net loss for RG on a stand-alone basis of $4.4 million or $1.63 per share and a net loss (exclusive of non-recurring charges for RG) of $0.83 per share.


     For the twelve months ended June 30, 1997 for RG and May 31, 1997 for FMP, the combined entities' earnings would have been a net loss of $3.3 million or $0.29 per share (prior to the effect of the one for one-half exchange rate) versus a net loss for RG on a stand-alone basis of $4.5 million or $1.64 per share and a net loss (exclusive of non-recurring charges for RG) of $0.85 per share.



     Adjusted for the non-recurring , non-cash charge of $425,000 for FMP relating to its option program, for the twelve months ended June 30, 1997 for RG and May 31, 1997 for FMP, the combined entities' earnings would have been a net loss of $3.1 million or $0.27 per share (prior to the effect of the one for one-half exchange rate) versus a net loss for RG on a stand-alone basis of $4.5 million or $1.64 per share and a net loss (exclusive of non-recurring charges for RG) of $0.85 per share.


     The Merger will be accounted for using the purchase method of accounting. Under the purchase method of accounting, FMP's earnings per share may significantly differ from the earnings per share calculated on a pro forma basis.

     Other Relevant Issues. In addition to the analytical work performed, EVEREN believes that the absence of other bidders for RG provides a strong indication of the fairness of the Merger to the Shareholders. The lack of additional bidders is significant given (a) the fact that a proposed post-closing ownership split was disclosed as well as summary financial information on FMP for the six months ended November 30, 1996 in a press release issued on January 24, 1997, and (b) that no bidders have emerged following the release of revised terms following the execution of the Merger Agreement on May 15, 1997.

     Stock Market Reaction. On January 24, 1997, RG announced its intention to merge with FMP in a preliminary press release. That first press release was followed by a second press release which included more information as to the post-Merger ownership position of the two companies' shareholders and certain financial data on FMP. On the date of the announcement, RG's share price closed at $4.75, an 11.8% premium over the prior day and 46.2% premium over the day two weeks before the announcement.


     In the period following the announcement, RG's stock price performance has compared favorably to an index made up of its industry peers including Callaway Golf Company, Coastcast Corporation, Aldila, Inc., S2 Golf, Inc., Teardrop Golf Company, Golf Technology Holdings, Inc., Golf Training Systems, Inc., and Black Rock Golf Corporation in the time period between the announcement and the close of trading on May 14, 1997 (the peer group was chosen by EVEREN and formulated based on all of the publicly traded golf companies that had business lines comparable to that of RG). During this time, RG's stock price increased from $3.25 to $4.00, an increase of 23%. During the same time, the industry peer group increased only 8% (based on equal weighted stock price changes for the peer group). Since the initial announcement of the Merger, its structure has changed in response in part to poor operating results for RG during the first quarter of 1997. EVEREN believes that the increase in FMP's ownership of the combined entities is significant, but not unreasonable. Following RG's announcement of its execution of the Merger Agreement and its terms, RG's shares closed at $4.00 on Thursday, May 15, 1997 versus a $2.88 closing price on April 30, 1997. On August 14, 1997, RG's shares closed at $3.75.


     Stock Performance Analyses. The analyses performed by EVEREN are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of EVEREN's opinion. The term "fair from a financial point of view" is a standard phrase contained in investment banker fairness opinions and refers to the fact that EVEREN's opinion as to the fairness of the consideration to be received by Shareholders is addressed solely to the financial attributes of such considerations. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. Finally, as described above, EVEREN's opinion was one of many factors taken into consideration by the RG Board in making its determination to approve the Merger Agreement. Consequently, EVEREN's analyses described above should not be viewed as determinative of the RG Board's decision to agree to the consideration to be received by holders of RG Common Stock.

     In connection with its opinion based as of the date of this Proxy Statement/Prospectus, EVEREN performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. EVEREN's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of the opinion.

     EVEREN's opinion does not address RG's underlying business decision to effect the Merger or any other terms of the Merger. EVEREN was not asked to consider and its opinion does not address the relative merits of the Merger compared to any alternative business strategies that might exist for RG or the effect of any other transaction in which RG might engage. EVEREN's opinion does not represent its opinion as to what the value of RG Common Stock or FMP Common Stock may be at the Effective Date.

     Fees Paid to EVEREN and Relationship with RG. Pursuant to the terms of an engagement letter dated April 29, 1997, RG agreed to pay EVEREN an aggregate cash fee of $170,000 plus reimbursement for out-of-pocket expenses for preparation of the fairness opinion. Of such fee, $85,000 was paid to EVEREN upon execution of the engagement letter. The remaining $85,000 of such fee was paid to EVEREN when it delivered the EVEREN Opinion to the RG Board on May 14, 1997. Upon completion of the Merger, EVEREN will also be compensated with a cash advisory fee in the amount of $430,000 payable in three installments and will be granted warrants to purchase 100,000 shares of RG Common Stock at a price of $0.01 per share (prior to the effects of the exchange rate). In the Merger, the warrants to purchase 100,000 shares of RG Common Stock will be converted into warrants to purchase 50,000 shares of FMP Common Stock. The warrants will be included as part of RG's Common Stock equivalents for purposes of calculating the number of shares and options to be received by FMP stockholders and option holders.

     In connection with the past financial advisory services, RG granted to EVEREN options to purchase 30,000 shares of RG's Common Stock at an exercise price of $6.50 per share. Such options were granted in connection with an engagement agreement between RG and EVEREN, pursuant to which EVEREN agreed to provide certain financial advisory and consulting services to RG. Of the options granted to EVEREN, options to purchase 3,750 shares were vested and exercisable on the date of grant, and additional options to purchase 3,750 shares were vested (and will vest) on the first day of each three month period commencing July 1, 1996. All options will vest immediately upon a change in control of RG (such as the Merger). All unexercised options will expire two years after vesting. Exemption from registration for this transaction was claimed pursuant to Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering. In addition, Danny Edwards maintains a retail brokerage account with EVEREN and may from time to time borrow against the account by pledging his personal securities of RG.

FMP'S REASONS FOR THE MERGER

     The FMP Board has unanimously approved the Merger and believes the Merger is in the best interest of FMP and its stockholders. In reaching their decision, the directors considered, with the assistance of management and its legal and financial advisers, the following factors:

    (a) The Merger offers FMP and its stockholders an opportunity to own shares in a publicly-held company with the enhanced credibility and financial flexibility that being publicly held entails and gives FMP stockholders the opportunity to participate in the long-term growth and appreciation that may result from FMP's future participation in the consolidation of the sporting goods industry and from the combined companies' more diversified product offerings.

    (b) The strategic fit between FMP and RG and the complementary nature of their respective businesses and similar customer base. These factors could strengthen existing, and develop new customer relationships through the combined design and marketing capabilities of the combined companies.

    (c) Anticipated operating synergies and cost savings, including possible synergies and cost savings with respect to (i) more effective expenditures for sales, marketing and distribution and (ii) reduced administrative expenses resulting from the consolidation of sales, corporate, administrative and support functions. The FMP Board did not perform any analysis of such synergies or consider any quantified amount of such cost savings in reaching its decision to approve the Merger.

    (d) The FMP Board believes that the sporting goods industry in which both FMP and RG participate is entering into a phase of consolidation driven by the need to expand marketing through high cost media channels and expensive sports star endorsements as well as the globalization of the sporting goods industry which will demand even more resources in order to be an effective participant in the industry.

    (e) FMP currently manufactures shafts for golf clubs used by OEMs and distributed directly to consumers under various trade names. FMP believes that there is a natural fit between its golf club shaft business and the golf club grip business of RG and that the similar customer base of the combined companies may provide enhanced operating efficiencies and marketing opportunities in the sporting goods industry.

    (f) Information with respect to the financial condition and business of RG including, among other things, steps taken to eliminate RG's operating loss.

     In the course of its deliberations, the FMP Board reviewed the following additional factors relevant to the Merger: (a) reports from management and legal advisers on specific terms of the Merger Agreement;

(b) reports from management and accounting advisers regarding the financial performance, conditions, business operations and prospects of RG; and (c) the proposed terms, timing and structure of the Merger.

     The FMP Board also considered the following potentially negative factors in its deliberations concerning the Merger: (a) the possibility that FMP may not be able to reverse RG's operating losses; (b) the possibility that certain of the operating economies of scale such as more effective expenditures for sales, marketing and distribution and the reduction of administrative costs sought to be achieved as a result of the Merger might not be obtained; and (c) the possibility that the Merger may not be consummated and the potential adverse effect of announcement of the Merger, or its failure to be consummated, on FMP's customers and employees.

     The foregoing discussion of information and factors considered by the FMP Board is not intended to be exhaustive but is intended to include material factors considered. In view of the wide variety of factors considered, the FMP directors did not find it practical to, and did not quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given differing weights to different factors.

     After taking into consideration all of the factors set forth above, the FMP Board and stockholders unanimously approved the Merger and determined that the Merger is fair to and in the best interests of FMP and its stockholders and that FMP should proceed with the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     General. In considering the recommendation of the RG Board with respect to the Merger Agreement, Shareholders should be aware that certain members of the RG Board and management have interests in the Merger that are in addition to or different from the interests of Shareholders generally. As described in the following paragraphs: (a) Danny Edwards has entered into a Consulting Agreement with FMP; (b) FMP has agreed to treat RG Options in the manner described below;
(c) certain officers of RG, if their employment is terminated, are entitled to severance payments and vesting and extension of their RG Options; and (d) the Edwards Group and the Johnston Group have certain registration rights and have agreed as to the future composition of the FMP Board of Directors. The aggregate value of benefits to be received by RG directors and executive officers as a result of the Merger is approximately $620,000, the components of which are discussed in the sections below entitled "Consulting Agreement" and "Severance Agreements."


     Consulting Agreement. FMP has entered into a Consulting Agreement with Danny Edwards, all of the material terms of which are summarized below. The summary is qualified in its entirety by the detailed terms of the Consulting Agreement, a copy of which has been filed with the SEC. See "AVAILABLE INFORMATION." Under the Consulting Agreement, Mr. Edwards will make himself available to consult with FMP on matters relating to its business and Mr. Edwards has agreed to endorse the products of FMP and promote FMP and its products by actively appearing on the "Nike" tour and in golf tournaments sponsored by the PGA. Mr. Edwards' consulting obligations are limited to 25 hours during a calendar quarter. The term of the agreement commences with the Effective Date and expires on its second anniversary. FMP has agreed to pay Mr. Edwards $180,000 per year and provide him with health insurance for his services as a consultant. If Mr. Edwards does not complete the first two days of at least ten tournaments on the Nike tour or PGA events in any year, FMP may reduce the payment to him by $15,000 for each tournament not completed, unless the non-completion is due to injury and Mr. Edwards appears and promotes FMP products at such tournament. FMP may terminate the agreement if Mr. Edwards engages in gross and wilful misconduct injurious to FMP or if Mr. Edwards fails to complete the first two days of at least five tournaments during any year unless non-completion is due to injury and Mr. Edwards appears at the tournament and promotes FMP products. Mr. Edwards has agreed not to compete with FMP during the term of the agreement and to hold confidential information in confidence during the term of the agreement and for one year thereafter. The value of this Consulting Agreement to Mr. Edwards for the two-year term is approximately $370,000. Mr. Edwards is the only RG executive officer to receive a consulting agreement.


     RG Options. Each option or warrant to purchase RG Common Stock issued pursuant to the Non-Employee Director Stock Plan, the Non-Employee Directors Stock Option Plan, and the 1993 Stock Option Plan of RG, or otherwise which is outstanding as of the Effective Date (the "RG Options") shall be assumed by FMP and converted into an option or warrant (or a substitute option shall be granted) to purchase the number of shares of FMP Common Stock (rounded to the nearest whole share) equal to the number of shares of RG Common Stock subject to such RG Option divided by two, at an exercise price per share of FMP Common Stock (rounded to the nearest penny) equal to the former exercise price per share of RG Common Stock under the RG Option immediately prior to the Effective Date multiplied by two; provided, however, that in the case of any RG Option which is an incentive stock option under the Code, the conversion formula shall be adjusted, if necessary, to comply with the Code. Except as otherwise provided in the applicable plan or agreement granting the RG Options, the duration, vesting and other terms of each new option to purchase shares of FMP Common Stock shall be the same as the original RG Option except that all references in the option agreement to RG shall be deemed to be references to FMP. As soon as practicable after the Effective Date, FMP shall deliver to each holder of an RG Option a notice that accurately reflects the changes to such option under the Merger Agreement. FMP agreed to file a registration statement with respect to any FMP stock option plan, to the extent that such filings are required to enable holders of options granted under the Merger Agreement to freely exercise such options and (except for holders who may be deemed to be affiliates of FMP) to freely sell shares acquired by the exercise of such options (assuming such shares would be freely saleable pursuant to an effective registration statement covering such plans).

     Severance Agreements. If the employment of Robert G. J. Burg, II (President of RG) with RG, FMP or any other successor is terminated by his employer for any reason other than for gross and wilful misconduct or if Mr. Burg terminates his employment because of certain changes to the conditions of his employment (the Merger itself not constituting such a change), Mr. Burg will be entitled to twelve months of severance pay to be paid upon termination along with existing health benefits for a like period, and extension of the exercise period of his RG Options for one year. Mr. Burg's RG Options are all currently vested. Thomas A. Schneider (Vice President of RG) has a substantially similar severance agreement, except that the period for severance pay and benefits is nine months rather than twelve and all options held by Mr. Schneider will immediately vest upon termination. The value of the severance agreements for Mr. Burg and Mr. Schneider is approximately $153,000 and $97,000, respectively, assuming these amounts were payable as of the date of the Merger. The value of Mr. Schneider's agreement includes the value of immediate vesting of nonvested RG Options calculated using the closing RG Common Stock price on June 30, 1997 of $3.25, less the exercise prices, multiplied by the number of options which vest immediately upon termination.


     Registration Rights Agreement. The Edwards Group and the Johnston Group have entered into a Registration Rights Agreement with FMP. Under the Registration Rights Agreement, a group (for this purpose Berenson Minella is treated as a separate group) may demand registration under the Securities Act of FMP Common Stock having a value of not less than $5 million. FMP will not be obligated to effect more than one demand registration for the Edwards Group, more than two demand registrations for the Johnston Group or more than one demand registration for the Berenson Minella Group. No demand can be made during the first year, and only one demand can be made during the second year. Any group may join in pro rata only during the second year. The parties to the Registration Rights Agreement also have the right to have their shares of FMP Common Stock included in certain other registration statements filed by FMP from time to time. The number of shares to be registered is subject to reduction at the request of an underwriter. Under the Registration Rights Agreement, FMP will indemnify selling stockholders against liabilities created by untrue statements of material fact or omissions of material facts from a registration statement and each of the security holders agrees to indemnify FMP for a liability created by untrue statements of material fact or omissions of material fact in information supplied by the stockholder to FMP which is included in a registration statement. A stockholder will cease to have registration rights when the applicable group or its transferees hold FMP Common Stock existing at the Effective Date of the Merger or received upon the exercise of an option held by a party to the Registration Rights Agreement on the Effective Date which is less than 5% of the then outstanding shares. For this purpose, shares of FMP Common Stock that have been registered for sale under the Securities Act or that may be sold without restriction under Rule 144(k) are not counted.


     Stockholder Agreement. The Edwards Group and the Johnston Group have entered into a Stockholder Agreement, which will take effect at the Effective Date of the Merger and will terminate three years after the Effective Date. Under the Stockholder Agreement, the Johnston Group will be entitled to designate six members of the FMP Board and the Edwards Group shall be entitled to designate three members of the FMP Board. The FMP Board of Directors will consist of at least nine members serving for staggered three year terms. If the FMP Board is expanded, the groups will designate directors in a ratio of two to one unless the Edwards Group no longer owns 10% of FMP's voting securities or the vacancy is filled by an independent director. Members of each group shall serve in each class of directors. Danny Edwards and Robert G.J. Burg, II will serve on the Executive Committee and the Edwards Group will be entitled to designate a member of the Compensation Committee. Each of the parties to the Stockholder Agreement has agreed to vote his shares of FMP Common Stock in favor of designees of the Johnston Group and the Edwards Group and to not vote for the removal of a director designated under the Stockholder Agreement unless for cause, which is limited to wilful and continued failure to substantially perform his duties, wilful conduct which is significantly injurious to FMP or conviction for a felony, or with the written consent of the group that designated the director. See "RISK FACTORS -- FMP Corporate Risks: Control by Principal Stockholders."


     Beneficial Ownership of RG Common Stock by Directors and Officers of
RG. As of June 30, 1997, directors and executive officers of RG and their affiliates may be deemed to be beneficial owners of approximately 46% of the RG Common Stock. Pursuant to the Voting Agreement, the Edwards Group, which holds 54% of the outstanding RG Common Stock, has agreed to vote in favor of the Merger Proposal. Their vote is sufficient to approve and adopt the Merger Proposal. Of RG's directors and executive officers, only Danny Edwards is a party to the Voting Agreement. The Voting Agreement applies only to the Merger Proposal and not the Amendment. See "OWNERSHIP OF RG COMMON STOCK."


MANAGEMENT AND OPERATIONS OF FMP AFTER THE MERGER

     FMP will be the parent company of RG after the Effective Date. From and after the Effective Date, until their respective successors are duly elected or appointed, the officers of FMP will be Richard P. Johnston, Chairman of the Board; Danny Edwards, Vice Chairman of the Board; Christopher A. Johnston, President, Chief Executive Officer and Treasurer; Ronald L. Chalmers, Executive Vice President; Robert G.J. Burg, II, Executive Vice President; David E. Johnston, Executive Vice President; and Kenneth J. Warren, Secretary. The Directors of FMP will be Messrs. Burg, Edwards, Richard Johnston, Christopher Johnston, David Johnston, Chalmers and Warren, Raymond J. Minella and James G. DeMello. See "INFORMATION CONCERNING FMP -- Management" and "-- Interests of Certain Persons in the Merger: Stockholder Agreement."

MANAGEMENT AND OPERATIONS OF RG AFTER THE MERGER

     RG will be the surviving corporation in the Merger and, following the Merger, will be operated as a wholly-owned subsidiary of FMP. One of the directors of the surviving corporation shall be Robert G.J. Burg, II, and the officers of RG immediately prior to the Effective Date shall be the officers of the surviving corporation, in each case until their respective successors are duly elected or appointed. See "INFORMATION CONCERNING RG -- Management."

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be treated as a purchase of RG by FMP for accounting and financial reporting purposes. The accounting treatment of the Merger is not a condition to the consummation of the Merger.

REGULATORY APPROVALS; REGISTRATION OF FMP COMMON STOCK

     In connection with the Merger, FMP has filed with the SEC, [       ] the
Registration Statement to register with the SEC the issuance of the FMP Common Stock to be issued to Shareholders upon consummation of the Merger. This Proxy Statement/Prospectus contains some, but not all, of the information set forth in the Registration Statement. See "AVAILABLE INFORMATION."

     Under the Securities Act and pursuant to the terms of the Merger Agreement, for the Merger to be consummated, the SEC must declare the Registration to be effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

     There are no other federal or state regulatory requirements which must be complied with or obtained in connection with the Merger.

RESALE OF FMP STOCK; AFFILIATES

     All shares of FMP Common Stock received by Shareholders in the Merger will be freely transferable, except that FMP Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of FMP or RG prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of RG, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of FMP or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of FMP or RG generally include individuals or entities that control, are controlled by, or are under common control with RG or FMP, as the case may be, and may include certain officers and directors of such party as well as principal shareholders of such party. See "RISK FACTORS -- FMP Corporate Risks: Shares Eligible for Future Sale."

     Prior to the execution of the Merger Agreement, RG delivered to FMP a letter identifying the members of the Edwards Group and Robert G.J. Burg, II and Thomas A. Schneider as the only persons who RG believed to be "affiliates" of RG as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "RG Affiliates"). Prior to distribution of this Prospectus/Proxy Statement, RG has delivered to FMP agreements from each of the RG Affiliates representing that he will not offer, sell, pledge, transfer or otherwise dispose of any of the FMP Common Stock issued to him pursuant to the Merger, except in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act. FMP may print an appropriate legend on any certificate representing FMP Common Stock issued to an RG Affiliate in the Merger and impose transfer restrictions on those shares. The Edwards Group has entered into a Registration Rights Agreement with FMP and the Johnston Group pursuant to which they will be allowed to demand registration of their shares of FMP Common Stock under certain conditions. See "-- Interests of Certain Persons in the Merger:
Registration Rights Agreement."

NASDAQ NATIONAL MARKET INCLUSION


     The inclusion of the FMP Common Stock to be issued in the Merger on the Nasdaq National Market or listing of such stock on the American Stock Exchange is a condition to the Merger. Application has been made for such inclusion on the Nasdaq National Market, although there can be no assurance the FMP Common Stock will be approved for such inclusion (see "RISK FACTORS -- FMP Corporate
Risks: Market Listing") or that an active trading market will develop for FMP Common Stock. See "RISK FACTORS -- FMP Corporate Risks: Absence of Trading Market for FMP Common Stock."


NO DISSENTERS' RIGHTS OF APPRAISAL


     Under the Nevada Revised Statutes Chapter 92A, the holders of RG Common Stock are not entitled to any dissenters' rights of appraisal with respect to the Merger. Under the Nevada Revised Statutes, dissenters' rights of appraisal are not available for shares of any class of stock which, on the applicable Record Date for the shareholder vote on a merger, are included as Nasdaq National Market securities and which are to be converted into shares of stock of any other corporation which are so designated or which are listed on the effective date of the merger on a national securities exchange. On the Record Date, RG Common Stock was included on the Nasdaq National Market and it is a condition to consummation of the Merger that the FMP Common Stock to be issued to Shareholders in the Merger be included on the Nasdaq National Market or listed, or eligible for listing, on the American Stock Exchange, upon official notice of issuance. Application has been made for such inclusion on the Nasdaq National Market, although there can be no assurance the FMP Common Stock will be approved for such inclusion (see "RISK FACTORS -- FMP Corporate Risks: Market Listing"). If such application is approved, holders of RG Common Stock will not be entitled to dissenters' rights of appraisal in connection with the Merger. See "RISK FACTORS -- FMP Corporate Risks: Market Listing; -- Risks Related to the Merger: No Dissenters' Rights of Appraisal."

                              THE MERGER AGREEMENT

     The following is a summary of all of the material provisions of the Merger Agreement, a copy of which is attached as Annex I to this Proxy
Statement/Prospectus and incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

THE MERGER

     The Merger Agreement provides that, subject to the approval of the Merger by Shareholders and the satisfaction of the other conditions to the Merger, Merger Sub will be merged with and into RG, the separate existence of Merger Sub will cease and RG will be the surviving corporation of the Merger and a wholly-owned subsidiary of FMP.

     At the Effective Date, by virtue of the Merger and without any action on the part of RG, FMP, the Merger Sub or Shareholders, each share of RG Common Stock, each RG Option then outstanding and each share of common stock of Merger Sub shall be converted pursuant to the terms of the Merger Agreement, as described below.

     The Articles of Incorporation of RG as in effect immediately prior to the Effective Date and as amended in accordance with the provisions of the Merger Agreement, will be the Articles of Incorporation of RG following the Merger. The By-laws of RG as in effect immediately prior to the Effective Date and as amended in accordance with the provisions of the Merger Agreement will be the By-laws of RG following the Merger, and thereafter both the Articles of Incorporation and the By-laws may be amended in accordance with their terms and as provided by law. The name of the surviving corporation of the Merger will, by virtue of the Merger, remain "Royal Grip, Inc.," until changed.

EFFECTIVE DATE

     The Merger will be consummated and become effective after the requisite approval of Shareholders has been obtained and all other conditions to the Merger have been satisfied and upon the filing by Merger Sub and RG of properly executed Articles of Merger with the Secretary of State of the State of Nevada or at such time thereafter as is provided in the Articles of Merger.

TERMS OF THE MERGER


     General. Upon consummation of the Merger, each issued and outstanding share of RG Common Stock will be converted into the right to receive one-half share of FMP Common Stock. Each share of the common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Date shall be converted into one fully paid and nonassessable share of RG Common Stock.


     Immediately before the Effective Date, FMP will amend and restate its Certificate of Incorporation in the form of Annex IV which will change its name to Royal Precision, Inc. FMP will split the shares of FMP Common Stock which were outstanding immediately before the Effective Date, and/or issue stock dividends to FMP stockholders of record who were stockholders of record immediately before the Effective Date, and/or adjust the terms of options or warrants to acquire FMP Common Stock which were outstanding immediately before the Effective Date so that, immediately after the Effective Date, the holders of shares of FMP Common Stock which were outstanding immediately before the Effective Date and the holders of options and warrants to acquire shares of FMP Common Stock that were outstanding immediately before the Effective Date, taken as a group, will own or have the right to acquire the aggregate number of shares of FMP Common Stock determined by multiplying seven-thirds (7/3) times the sum of (a) the number of shares of FMP Common Stock which is required to be issued to the Shareholders under the Merger Agreement, and (b) the number of shares of FMP Common Stock which is issuable under options and warrants issued by RG and assumed by FMP under the Merger Agreement. Any stock split or dividend shall be made pro rata among the stockholders entitled to participate therein as required by the General Corporation Law of the State of

Delaware and any adjustment of the terms of any option or warrant shall be made in accordance with the terms of the applicable anti-dilution provisions thereof.

     Upon completion of the Merger, the Shareholders and holders of RG Options will own or have the right to acquire 30% of the outstanding shares of FMP Common Stock on a fully diluted basis.

     Treatment of RG Options. Each RG Option shall be assumed by FMP and converted into an option or warrant (or a substitute option shall be granted) to purchase the number of shares of FMP Common Stock (rounded to the nearest whole share) equal to the number of shares of RG Common Stock subject to such RG Option divided by two, at an exercise price per share of FMP Common Stock (rounded to the nearest penny) equal to the former exercise price per share of RG Common Stock under the RG Option immediately prior to the Effective Date multiplied by two; provided, however, that in the case of any RG Option which is an incentive stock option under the Code, the conversion formula shall be adjusted, if necessary, to comply with the Code. Except as otherwise provided in the applicable plan or agreement granting the RG Options, the duration, vesting and other terms of each new option to purchase shares of FMP Common Stock shall be the same as the original RG Option except that all references in the option agreement to RG shall be deemed to be references to FMP. As soon as practicable after the Effective Date, FMP shall deliver to each holder of an RG Option a notice that accurately reflects the changes to such option under the Merger Agreement. FMP has agreed to file a registration statement with respect to any FMP stock option plan, to the extent that such filings are required to enable holders of options granted under the Merger Agreement to freely exercise such options and (except for holders who may be deemed to be affiliates of FMP) to freely sell shares acquired by the exercise of such options (assuming such shares would be freely saleable pursuant to an effective registration statement covering such plans).

     Fractional Shares. No fractional shares of FMP Common Stock will be issued in the Merger. In lieu of any such fractional shares, each Shareholder who otherwise would be entitled to receive a fractional share of FMP Common Stock pursuant to the Merger will be paid an amount in cash equal to such fractional interest multiplied by the average of the high and low trading prices of RG Common Stock for the five trading days prior to the Effective Date.

SURRENDER AND PAYMENT

     Promptly after the Effective Date, American Securities Transfer & Trust, Inc., the Exchange Agent, shall mail to each holder of record (as shown on the books of RG's transfer agent as of the Effective Date) of any certificates which immediately prior to the Effective Date represented outstanding shares of RG Common Stock (the "Certificates") a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for exchange. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the shares of RG Common Stock represented by such Certificates the number of shares of FMP Common Stock into which such shares of RG Common Stock are converted in the Merger and the Certificates so surrendered shall forthwith be canceled. SHAREHOLDERS ARE REQUESTED NOT TO AND SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH TRANSMITTAL FORM AND INSTRUCTIONS ARE RECEIVED.

     Until so surrendered, Certificates shall represent solely the right to receive the number of shares of FMP Common Stock into which such shares of RG Common Stock are converted in the Merger and any cash in lieu of fractional shares of FMP Common Stock with respect to each of the shares of RG Common Stock represented thereby. The holders of Certificates will not be entitled to exercise any rights of holders of FMP Common Stock until such Certificates are so surrendered. No dividends or other distributions that are declared or made on FMP Common Stock will be paid to persons entitled to receive certificates representing FMP Common Stock pursuant to the Merger Agreement until they surrender their Certificates representing RG Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such FMP Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such FMP Common Stock, if any, in respect of a record date after the

Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any cash in lieu of fractional shares or any certificate representing FMP Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such FMP Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the parties, respectively, relating to, among other things: (a) ownership of shares;
(b) existence and good standing; (c) authorization, validity and effect of the Merger Agreement; (d) capital stock; (e) subsidiaries; (f) the execution and delivery of the Merger Agreement not being in violation of RG's and FMP's respective corporate governance documents, agreements or other instruments; (g) financial statements of FMP; (h) filings with the SEC by RG; (i) litigation; (j) absence of changes in financial condition; (k) tax matters and filings; (l) employee benefit plans and compliance with the Employee Retirement Income Security Act of 1974, as amended, (m) labor matters; (n) environmental matters;
(o) real property leases, subleases, licenses, deeds and other agreements; (p) insurance; (q) intellectual property; (r) certain contracts; (s) the absence of any agreement to pay a brokerage commission in connection with the Merger; (t) conflicts of interest; (u) ownership of personal property; (v) disclosure of all material facts; and (w) the absence of any reorganization plans by FMP other than the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, RG and FMP have agreed that, during the period from the date of the Merger Agreement to the Effective Date, except as contemplated by the Merger Agreement, RG and FMP will and will cause each of their respective subsidiaries to conduct its operations in the ordinary course of business, and, to the extent consistent therewith, use all reasonable efforts to: (a) preserve intact its current business organization and good will; (b) keep available the services of its current employees; (c) preserve its relationship with those persons having business dealings with it; (d) confer on a regular basis with one or more representatives of the other party to report operational matters of materiality and any proposals to engage in material transactions; (e) promptly notify the other party of (i) any material emergency or other material change in the condition (financial or otherwise), of such party's or any subsidiary's business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties,
(ii) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or
(iii) the breach in any material respect of any representation or warranty or covenant contained herein; and (f) promptly deliver to the other party true and correct copies of any report, statement or schedule filed by such party with the SEC subsequent to the date of the Merger Agreement.

     Pursuant to the Merger Agreement, RG and FMP have agreed that, prior to the Effective Date, except as otherwise consented to in writing by the other party or as contemplated by the Merger Agreement, as specifically set forth in the schedules to the Merger Agreement, each shall not: (a) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights disclosed, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date of the Merger Agreement; (b) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (c) increase any compensation or enter into or amend any employment, severance, termination or similar agreement with any of its present or future officers or directors, except for normal increases in compensation to employees not earning more than $75,000 in annual base compensation, consistent with past practice, and the payment of cash bonuses to employees pursuant to and consistent with existing plans or programs; (d) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or as may be required by applicable law; (e) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock; (f) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based RG benefit plans, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any subsidiaries, or make any commitment for any such action; (g) split, combine or reclassify any of its capital stock; (h) sell, lease or otherwise dispose of any of its assets (including capital stock of subsidiaries) which are material, individually or in the aggregate, except in the ordinary course of business; (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (j) except for obligations of wholly-owned subsidiaries; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practices in an amount not material to such party, taken as a whole; (k) other than wholly-owned subsidiaries, make any loans, advances or capital contributions to or investments in, any other person; (l) pledge or otherwise encumber shares of capital stock of such party or its subsidiaries;
(m) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to create any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset; (n) sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to such party taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to such party taken as a whole; (o) except as may be required as a result of a change in law or in generally accepted accounting principles, shall not change any of the accounting principles or practices used by such party, except that both parties shall use their best efforts to make all filings under Regulation S-B promulgated by the SEC for all periods ending after December 31, 1996; (p) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or any equity interest therein; (q) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to such party taken as a whole; (r) authorize any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, is in excess of $1,500,000; provided, that none of the foregoing shall limit any capital expenditure within the aggregate amount previously authorized by such party's Board of Directors for capital expenditures and written evidence thereof has been previously provided to the other party; (s) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action which would be prohibited hereunder; (t) make any tax election or settle or compromise any income tax liability material to such party taken as a whole; (u) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of business liabilities reflected or reserved against in, and contemplated by, the financial statements (or the notes thereto) of such party or incurred in the ordinary course of business consistent with past practice; (v) settle or compromise any pending or threatened suit, action or claim relating to the transaction contemplated hereby; (w) take, or agree in writing or otherwise to take any action that would make any of the representations and warranties of a party hereto contained in the Merger Agreement untrue or incorrect as of the date when made; or (x) amend its certificate or articles of incorporation or by-laws.

CERTAIN COVENANTS


     Under the Merger Agreement, FMP, Merger Sub and RG have each agreed to (a) promptly give written notice to the others upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which could cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in the Merger Agreement, and (b) use its best efforts to obtain all such waivers, permits, approvals and authorizations and to effect all such registrations and filings as may be required to consummate the transactions contemplated by the Merger Agreement.


     FMP has agreed that between the date of execution of the Merger Agreement and the closing date with respect to RG, FMP will not and will cause its affiliates not to induce any person who is an employee, officer or agent of RG and its affiliates to terminate such relationship or to employ or assist in employing any such person.

EXCLUSIVITY

     The Merger Agreement provides that RG shall not, directly or indirectly, take (nor shall RG authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates to take) any action to: (a) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below); (b) enter into any agreement with respect to any Acquisition Proposal; or (c) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. RG will promptly communicate to FMP in writing the terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. Notwithstanding the foregoing, the provisions contained in the Merger Agreement shall not prohibit the RG Board or RG from: (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written proposal to acquire RG pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if the RG Board determines in good faith, based as to legal matters on the written advice of outside legal counsel, that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law; and (ii) complying with Rule 14d-2 of the Exchange Act, with regard to any Acquisition Proposal, if applicable. "Acquisition Proposal" shall mean any proposed: (A) merger, consolidation or similar transaction involving RG; (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of RG representing 10% or more of the consolidated assets of RG; (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of RG; or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 10% or more of the outstanding RG Common Stock. See "THE MERGER AGREEMENT -- Fees and Expenses."

INDEMNIFICATION

     The Merger Agreement provides that FMP shall, at all times after the Effective Date, and shall cause RG to, indemnify each person who is a director or officer of RG on the date of the Merger Agreement (individually an "Indemnified Party" and collectively the "Indemnified Parties"), with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel ("Indemnified Liability"), to the extent such Indemnified Party would have been indemnified pursuant to RG's Articles of Incorporation or By-laws as then in effect as of the date of the Merger Agreement, based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Date whether commenced, asserted or claimed before or after the Effective Date, and shall advance expenses to such Indemnified Party to the extent such Indemnified Party would have been advanced expenses pursuant to RG's Articles of Incorporation or By-laws as in effect as of the date of the Merger Agreement. FMP shall, and shall cause RG to, maintain in effect for not less than four years after the Effective Date, the current policies of directors' and officers' liability insurance maintained by RG on the date hereof (provided that FMP may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insureds) with respect to matters existing or occurring on or prior to the Effective Date.

CONDITIONS

     Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of RG and FMP to effect the Merger are subject to the following material conditions. The Merger Agreement provides that at any time prior to the Effective Date, RG or FMP, by action taken by its Board of Directors, may, to the extent legally allowed, waive compliance with a condition for the benefit of such party.

    (a) the Merger Agreement and the transaction contemplated thereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body and by the holders of the issued and outstanding shares of capital stock of each of RG and FMP entitled to vote thereon;

    (b) none of the parties to the Merger Agreement shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transaction contemplated by the Merger Agreement or has a material adverse effect on a party thereto. In the event any such order or injunction shall have been issued, each party will use its reasonable efforts to have any such injunction lifted;

    (c) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Date and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect following the Effective Date;

    (d) the FMP Common Stock issuable in the Merger shall have been approved for inclusion on the Nasdaq National Market or listing on the American Stock Exchange;

    (e) the Registration Statement shall have been declared effective; and

    (f) all applicable Blue Sky laws shall have been complied with.

     Conditions to Obligation of RG to Effect the Merger. The obligation of RG to effect the Merger is subject to the following additional conditions:

    (a) FMP shall have performed its agreements contained in the Merger Agreement required to be performed on or prior to the closing and the representations and warranties of FMP contained in the Merger Agreement and in any document delivered in connection therewith shall be true and correct as of the closing date, and RG shall have received a certificate of the President or a Vice President of FMP, dated the closing date, certifying to such effect;

    (b) through the Effective Date, there shall not have occurred any change in the financial condition, business, operations or prospects of FMP and its subsidiaries, taken as a whole, that would reasonably be expected to have a material adverse effect;

    (c) RG shall have received a favorable opinion from counsel to FMP, in the form attached to the Merger Agreement;

    (d) RG shall have received a certificate from the Secretary of FMP and Merger Sub, in form and substance reasonably satisfactory to RG certifying the adoption of resolutions by the Board of Directors and stockholders of FMP and Merger Sub in favor of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement; and


    (e) RG shall have received an opinion from EVEREN, in form and substance reasonably satisfactory to the Board of Directors of RG, to the effect that the Merger is fair to the RG Shareholders from a financial point of view.


     Conditions to Obligations of FMP and Merger Sub to Effect the Merger. The obligations of FMP and Merger Sub to effect the Merger are subject to the following additional conditions, including:

    (a) RG shall have performed its agreements contained in the Merger Agreement required to be performed on or prior to the closing and the representations and warranties of RG contained in the Merger Agreement and in any document delivered in connection therewith shall be true and correct as of the Effective Date, and FMP shall have received a certificate of the President or a Vice President of RG, dated the Effective Date, certifying to such effect;

    (b) through the Effective Date, there shall not have occurred any change in the financial condition, business, operations or prospects of RG and its subsidiaries taken as a whole, that would reasonably be likely to have a material adverse effect;

    (c) FMP shall have received a favorable opinion of counsel to RG, in the form attached to the Merger Agreement;

    (d) FMP shall have received a certificate from the Secretary of RG, in form and substance reasonably satisfactory to FMP certifying the adoption of resolutions by the RG Board and Shareholders in favor of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement; and


    (e) FMP shall have received an opinion from EVEREN, in form and substance reasonably satisfactory to the FMP Board as to the fairness of the terms of the Merger to the RG Shareholders from a financial point of view.


TERMINATION; EFFECT OF TERMINATION

     Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, before or after the approval of the Merger Agreement by the Shareholders, by the mutual consent of the parties hereto.

     The Merger Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either RG or FMP if the Merger shall not have been consummated on or before September 30, 1997; provided that the party seeking to terminate the Merger Agreement pursuant to this clause shall have used all reasonable efforts in good faith to consummate the Merger in a timely manner; the terminating party shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause; or the approval of the Shareholders required by the Merger Agreement has not been obtained at a meeting duly convened therefor or at an adjournment thereof; or a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable provided that the party seeking to terminate the Merger Agreement pursuant to this clause shall have used all reasonable efforts to remove such injunction, order or decree.

     The Merger Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either RG or FMP if the RG Board shall have withdrawn or modified in a manner adverse to FMP its approval or recommendation to the Shareholders of the Merger Agreement or the Merger or shall have approved or recommended to Shareholders that they accept the terms of any Acquisition Proposal, or shall have resolved to take any of the foregoing actions; a Third Party Acquisition shall have occurred; provided, however, that such termination shall not relieve RG of its fee obligations under the Merger Agreement. "Third Party Acquisition" means the acquisition of RG by merger, tender offer or otherwise by any person other than FMP, Merger Sub or any affiliate thereof (a "Third Party"); provided, however, that in the event FMP terminates the Merger Agreement pursuant to the foregoing provision, a fee shall be payable under the Merger Agreement only so long as, and on or after the date when, RG: (a) is acquired (or enters into an agreement to be acquired) by merger, tender offer or otherwise by such Third Party; or (b) enters into an agreement with a Third Party providing for the acquisition by said Third Party of substantially all of the assets of RG in each case, prior to the end of the twelfth month after the termination of the Merger Agreement.

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, before or after the adoption and approval by the Shareholders, by action of the RG Board if: (a) in the exercise of its good faith judgment as to its fiduciary duties to the Shareholders imposed by law, the RG Board determines that such termination is required by reason of an Acquisition Proposal being made; (b) there has been a breach by FMP of any representation or warranty contained in the Merger Agreement which would reasonably be expected to have a material adverse effect; or (c) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of FMP, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by RG to FMP.

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date by action of the FMP Board, if (a) there has been a breach by RG of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect, or (b) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of RG, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by FMP to RG.

     Effect of Termination and Abandonment. In the event of termination of the Merger Agreement and the abandonment of the Merger, all obligations of the parties thereto shall terminate, except the obligations of the parties relating to the information supplied for inclusion in documents required to be filed with the SEC, fees and expenses, the representations and warranties of the parties, the conditions to the Merger, the termination and miscellaneous provisions and the confidentiality agreement signed by the parties at the beginning of negotiations. A termination for cause does not prejudice the ability of the non-breaching party to seek damages from the other party for any breach of the Merger Agreement, including without limitation, attorneys' fees and the right to pursue any remedy; although if RG terminates the Merger Agreement because the RG Board has determined that such termination is required by reason of an Acquisition Proposal being made in the exercise of its good faith judgment as to its fiduciary duties to its stockholders, FMP's exclusive remedy will be the payment of fees.

FEES AND EXPENSES

     If the Merger is not effected, all costs and expenses incurred in connection with the Merger Agreement and in the transaction contemplated thereby shall be paid by the party incurring such expense except that RG and FMP each agreed to pay 50% of all printing expenses incurred in connection with the Registration Statement and the Proxy Statement/Prospectus and FMP shall pay any legal and accounting fees incurred by RG in connection with the Merger on and after the date of the Merger Agreement to the extent that such fees and expenses exceed $100,000 up to $300,000, and FMP paid additional transaction costs equal to $85,000 upon execution of the Merger Agreement. RG shall be obligated to repay the $85,000 of additional transaction costs if the Merger does not occur due to no fault of FMP. In any suit to enforce any provision of the Merger Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and other out-of-pocket expenses from the losing party.

     If the Merger Agreement is terminated by FMP for cause, FMP will not be obligated to make any further payments described above, and RG will pay to FMP all actual out-of-pocket costs, expenses and fees (including without limitation, attorneys and accountants fees and expenses and other professional or service fees and expenses) incurred or to be incurred by FMP in connection with the Merger Agreement and the transaction contemplated thereby up to $500,000. If the Merger Agreement is terminated by RG for cause, FMP will pay to RG all actual out-of-pocket costs, expenses and fees (including, without limitation, fees payable to all investment banking firms and other institutions, and their respective agents, and including attorneys and accountants fees and expenses and other professional or service fees and expenses) incurred or to be incurred by RG in connection with the Merger Agreement and the transaction contemplated thereby up to $500,000.

     In addition to the foregoing, RG will pay to FMP a fee of $400,000 if the Merger Agreement is terminated by FMP because the Board of Directors of RG has withdrawn or modified in a manner adverse to FMP its approval or recommendation to Shareholders of the Merger Agreement or the Merger or has approved or recommended to Shareholders that they accept the terms of any Acquisition Proposal or has resolved to take any of the foregoing actions; or a Third Party Acquisition has occurred; or the Merger Agreement is terminated by RG under its fiduciary duty and within 12 months thereafter, RG enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving a Third

Party with whom RG (or its agents) had any discussions with respect to a Third Party Acquisition, to whom RG (or its agents) furnished information with respect to or with a view to a Third Party Acquisition or who expressed any interest publicly or to RG in a Third Party Acquisition, at any time from and after the date of the Merger Agreement to the date of such termination.

AMENDMENT

     The Merger Agreement may be amended by the parties thereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the Shareholders, but after any such Shareholder approval, no amendment shall be made which by law requires the further approval of Shareholders without obtaining such further approval. The Merger Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties thereto.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The accompanying unaudited pro forma condensed consolidated statement of operations gives effect to the Merger, which will be accounted for as a purchase, as if the Merger had occurred as of May 31, 1996. The accompanying unaudited condensed consolidated balance sheet gives effect to the Merger as if it had occurred on May 31, 1997. These pro forma condensed consolidated financial statements have been prepared based upon the audited financial statements of FMP as of May 31, 1997 and for the year then ended, and the unaudited consolidated financial statements of RG as of June 30, 1997 and for the year then ended. Pro forma adjustments have been applied to FMP's and RG's historical financial statements to account for the Merger as a purchase; accordingly, assets acquired and liabilities assumed are reflected at their estimated fair values, which values are subject to further refinement after the closing of the Merger. FMP and RG do not expect that the final allocation of the aggregate purchase price for the Merger will differ materially from the preliminary allocation reflected in the accompanying pro forma condensed consolidated financial statements.



     These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of FMP as of May 31, 1997 and FMP's Predecessor Business as of May 30, 1996 and for the years then ended, the audited consolidated financial statements of RG as of December 31, 1996 and 1995 and for the years then ended and the unaudited condensed consolidated financial statements of RG as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 included elsewhere in this Proxy Statement/Prospectus.


     The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the consolidated operating results or financial position that would have occurred if the Merger had been consummated as of May 31, 1996 or May 31, 1997, as the case may be, nor is it necessarily indicative of future consolidated operating results or financial position.

     Refer to the accompanying notes to unaudited pro forma condensed consolidated financial statements for an explanation of each pro forma adjustment.

                  FM PRECISION GOLF CORP. AND ROYAL GRIP, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)


                                    FM PRECISION
                                     GOLF CORP.      ROYAL GRIP, INC.
                                        AS OF             AS OF           PRO FORMA                PRO FORMA
                                    MAY 31, 1997      JUNE 30, 1997      ADJUSTMENTS    NOTE 2    CONSOLIDATED
                                    -------------    ----------------    -----------    -------   ------------
                                                    ASSETS
Current assets:
  Cash and cash equivalents........  $     27,841       $       --       $        --              $     27,841
  Accounts receivable, net.........     3,257,932        1,563,904                --                 4,821,836
  Inventories, net.................     3,493,080          784,608                --                 4,277,688
  Other current assets.............       286,168          283,774                --                   569,942
                                       ----------       ----------        ----------               -----------
          Total current assets.....     7,065,021        2,632,286                --                 9,697,307
  Property and equipment, net......     2,868,440        1,857,315                --                 4,725,755
  Intangibles, net.................            --          255,177           772,639    (a, b)       9,565,851
                                                                           8,538,035    (b)
  Net investment in lease..........            --        2,793,813                --                 2,793,813
  Deferred merger costs............       465,136               --          (465,136)   (a)                 --
  Other assets.....................        25,799           23,750                --                    49,549
                                       ----------       ----------        ----------               -----------
                                     $ 10,424,396       $7,562,341       $ 8,845,538              $ 26,832,275
                                       ==========       ==========        ==========               ===========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
     debt, and line-of-credit......  $  2,466,136       $  958,527       $        --              $  3,424,663
  Accounts payable.................     1,258,082        1,147,249           815,003    (a)          3,220,334
  Accrued expenses.................     1,724,815          472,393                --                 2,197,208
                                       ----------       ----------        ----------               -----------
          Total current
            liabilities............     5,449,033        2,578,169           815,003                 8,842,205
                                       ----------       ----------        ----------               -----------
Long-term debt and capital leases,
  net of current portion...........     2,616,808          515,417                --                 3,132,225
                                       ----------       ----------        ----------               -----------
Other liabilities..................            --            8,588                --                     8,588
                                       ----------       ----------        ----------               -----------
Stockholders' equity:
  Preferred stock..................            --               --                --                        --
  Common stock.....................            10            2,742             2,796    (b)              5,548
  Paid-in capital..................     1,424,990       12,630,338           362,326    (b)         13,910,154
                                                                            (507,500)   (a)
  Retained earnings (deficit)......       933,555       (8,172,913)        8,172,913    (b)            933,555
                                       ----------       ----------        ----------               -----------
          Total stockholders'
            equity.................     2,358,555        4,460,167         8,030,535                14,849,257
                                       ----------       ----------        ----------               -----------
                                     $ 10,424,396       $7,562,341       $ 8,845,538              $ 26,832,275
                                       ==========       ==========        ==========               ===========

                  FM PRECISION GOLF CORP. AND ROYAL GRIP, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                 FM PRECISION
                                  GOLF CORP.        ROYAL GRIP, INC.
                              FOR THE YEAR ENDED   FOR THE YEAR ENDED     PRO FORMA              PRO FORMA
                                 MAY 31, 1997        JUNE 30, 1997       ADJUSTMENTS   NOTE 2   CONSOLIDATED
                              ------------------   ------------------    -----------   ------   ------------
Net sales....................     $21,742,517          $12,505,606        $       --             $34,248,123
Cost of sales................     15,387,789            9,517,469                 --              24,905,258
                                 -----------          -----------          ---------             -----------
     Gross margin............      6,354,728            2,988,137                 --               9,342,865
Selling, general and
  administrative expenses....      4,236,535            5,045,165            465,533      (c)      9,747,233
Loss on write-down and
  disposition of property and
  equipment..................             --              446,166                 --                 446,166
Write-off of intangible
  assets.....................             --              684,329                 --                 684,329
Manufacturing and outsourcing
  costs......................             --            1,052,900                 --               1,052,900
                                 -----------          -----------          ---------             -----------
     Operating income
       (loss)................      2,118,193           (4,240,423)          (465,533)             (2,587,763)
Interest (income) expense....        485,601              (30,532)                --                 455,069
Other expense, net...........             --              290,605                 --                 290,605
                                 -----------          -----------          ---------             -----------
     Income (loss) before
       income taxes..........      1,632,592           (4,500,496)          (465,533)             (3,333,437)
Provision for income taxes...        699,037                   --           (699,037)     (d)             --
                                 -----------          -----------          ---------             -----------
Net income (loss)............     $  933,555           $(4,500,496)       $  233,504             $(3,333,437)
                                 ===========          ===========          =========             ===========
Net income (loss) per
  share......................     $   899.38           $    (1.64)                               $     (0.58)
                                 ===========          ===========                                ===========
Shares used in computing net
  income (loss) per share....          1,038            2,737,390                                  5,707,288(Note 3)
                                 ===========          ===========                                ===========

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.


     The pro forma condensed consolidated financial statements reflect a reduction in the par value of FMP's common stock from $.01 to $.001 per share, a split of each issued and outstanding share of FMP common stock into 4,176.796 shares of common stock and the conversion of the 2,742,178 shares of RG's common stock outstanding as of June 30, 1997 into 1,371,089 shares of FMP's common stock pursuant to the Merger, which amount will represent approximately 25% of the outstanding shares of FMP common stock (30% assuming the exercise of all outstanding RG warrants and options). In connection with the Merger, options and warrants to purchase 983,500 shares of RG common stock will be converted into options and warrants to purchase approximately 491,750 shares of FMP common stock. The Merger will be accounted for as a purchase.


NOTE 2.

     The accompanying unaudited condensed consolidated balance sheet gives effect to the Merger as if it had occurred on May 31, 1997 and reflects the allocation of the purchase price based on the fair value of the net assets acquired. The pro forma condensed consolidated statements of operations include the adjustments necessary to give effect to the Merger as if it had occurred on May 31, 1996. Also reflected in the pro forma condensed consolidated balance sheet are the estimated Merger and registration statement costs, including payments to financial advisors, independent accountants, attorneys and others. Adjustments included in the pro forma condensed consolidated financial statements are as follows:


          (a) Total estimated transaction costs are approximately $1,560,000, consisting of $1,052,500 of costs related to the Merger and $507,500 of costs related to the registration statement. The pro forma adjustment includes a reclassification of Merger costs deferred by FMP as of May 31, 1997 as purchase price and also reflects $279,861 of costs related to the Merger which have been expensed by RG as of June 30, 1997.



          (b) To reflect the purchase price which represents the sum of (i) the estimated fair value of the 1,371,089 shares of FMP common stock, $.001 par value, to be issued in exchange for the 2,742,178 shares of RG common stock outstanding as of June 30, 1997 (the estimated fair value of the shares of FMP common stock issued represents the average closing bid price of RG common stock for the five-day period from May 12, 1997 to May 16, 1997, which includes two days before and after the announcement of the revised Merger exchange ratio and the signing of the definitive Merger agreement, of $3.925 times the 2,742,178 shares of RG stock to be exchanged for the shares of FMP common stock), (ii) the estimated fair value of the 983,500 options and warrants to purchase RG common stock outstanding (which will be converted into options and warrants to purchase approximately 491,750 shares of FMP common stock) of $2,235,153 which amount was determined using the Black Scholes valuation model and (iii) estimated Merger costs of $1,052,500 discussed in (a) above. The estimated fair value of the RG options and warrants includes warrants to purchase 100,000 shares of RG common stock at $.01 per share valued at approximately $400,000 which will be issued to an investment banker in connection with the Merger. The value of the warrants to be issued to the investment banker will be expensed by RG upon consummation of the Merger. The excess of purchase price over the fair value of net assets acquired of $9,310,674 represents the difference between the aggregate purchase price of $14,050,702 described above, less $279,861 which was previously expensed by RG and less RG's equity as of June 30, 1997 of $4,460,167 since the book value of RG's net assets approximates their fair value.

          (c) To reflect amortization of the $9,310,674 of goodwill resulting from the Merger over an estimated life of 20 years.


          (d) To eliminate the income tax provision due to a consolidated net loss.

NOTE 3.


     The pro forma consolidated shares used in computing the pro forma consolidated net loss per share for the periods presented represents the weighted average common and common equivalent shares outstanding for FMP as adjusted for the stock split (4,336,199 shares) and the issuance of 1,371,089 shares of the FMP common stock to RG as described in Note 1.

                           INFORMATION CONCERNING FMP

HISTORY

     In 1854, the Torrington, Connecticut facility was established to form various products utilizing metal. Some of its early products included the metal roller skate and key, hammers, and other metal tubular products. This expertise in bending and shaping metal led to early success in the manufacturing of golf shafts. In 1924, the facility was the first to manufacture and market high alloy, seamless steel golf shafts. The facility continued to operate under private ownership for the next 37 years.

     In 1961, the Brunswick Corporation acquired MacGregor Sporting Goods Company. In that year, Brunswick also acquired the Torrington operations to provide golf shafts to MacGregor's golf club assembly operations. Brunswick sold MacGregor in 1979, but kept the Torrington operation as a supplier of golf shafts primarily to golf club head OEMs. At this point, management of Brunswick began aggressively marketing steel golf shafts both domestically and internationally.

     In order to enhance its technology base, Brunswick purchased the assets of Precision Shaft in 1986. Precision Shaft had been a customer since 1983 and had developed Frequency Coefficient Matching technology for matching the flexibility of a set of golf shafts. In 1996, a group of investors joined management to acquire substantially all of the assets of the golf shaft manufacturing business of Brunswick, resulting in the current structure and ownership of FMP. FMP now offers a wide selection of steel and graphite golf shafts. See "RISK
FACTORS -- Risks Related to FMP: Limited History."

MARKET

     The following statistics were obtained from the National Golf Foundation.

     An estimated 11.3% of Americans played golf in 1996. In 1996, approximately
24.7 million people played an estimated 477 million rounds of golf in the U.S., including two million beginning golfers. Of the total U.S. golfer population,
11.4 million are core golfers (adults who play at least 8 rounds per year), 11.6 million are occasional golfers (those who play 1 to 7 rounds per year) and 1.8 million are junior golfers. Consumer spending on golf equipment and related merchandise in the U.S. totaled $16.3 billion in 1994 (the last year such data is available), of which $6.2 billion was spent on golf equipment and $10.1 billion on playing fees, membership fees, and other related golf fees.

PRODUCTS

     Most golf club OEMs do not manufacture the three principal parts of the golf club (the grip, the shaft, and the club head). Rather, these companies purchase source components from independent suppliers such as FMP.

     Golf club shafts are made primarily from steel or graphite fibers reinforced with epoxy resin. FMP offers to both amateurs and professionals a full line of steel and graphite shafts. FMP management believes that the manufacture of steel shafts will continue to be the main focus of FMP's business. FMP manufactures both customized and standard golf shafts featuring different combinations of various performance characteristics such as weight, flex, flex point, and torque. The prices for FMP steel shafts range from $1.40 to $13.00. The prices for FMP graphite shafts range from $11.50 to $39.00.

     FMP produces steel shafts for men, women, juniors, and seniors of all ability levels. FMP seeks to provide all golfers the opportunity to improve performance by building confidence. FMP shafts are played by approximately 175 touring golf professionals and many PGA club professionals. FMP developed the first modern stepless steel golf shaft in the industry, the Rifle. FMP management believes that this shaft combines the accuracy of steel with the feel and vibration-damping effect of graphite.

     FMP also manufactures graphite (also referred to as composite) shafts which incorporate a patented braided resin transfer molding process. However, approximately 85% of graphite shafts sold by FMP are produced by other manufacturers in accordance with FMP's specifications.

     The value of certain lines of FMP's golf club shafts is enchanced by a process known as Frequency Coefficient Matching ("FCM"). FCM measures the flexibility of a set of golf clubs and assures a golfer that the flex from one club to the next throughout a set is exactly the same. FCM was first introduced on the PGA Tour in 1981. In less than a decade, FMP's Precision FCM shaft had been used to win every major championship in the U.S. at least once and numerous regular tour events. FMP believes that real game improvements mostly come from having a set of clubs that is matched to a player's build and swing.

     The shaft business has historically been driven by new club sales. FMP management believes that golf club manufacturers are seeking to reduce the number of suppliers of golf shafts. FMP management believes that technology will play a key role in the future growth of the industry and that successful growth will depend upon cost-effective and quick-response manufacturing, a well-conceived marketing strategy, and an ability to offer OEMs "one-stop-shopping" for golf shafts. See "RISK FACTORS -- Sporting Goods
Industry: New Product Introduction."

     FMP also sells the Frequency Coefficient Matching Analyzer and Frequency Calculator. The Frequency Coefficient Matching Analyzer is an electronic instrument manufactured for FMP by Micron Machine Tools, Inc. The Frequency Calculator is a printed product utilizing FMP numerical information. For the year ended May 31, 1997, FMP sold 170 Frequency Coefficient Matching Analyzers and 53 Frequency Calculators for use in pro shops and tour vans. See "RISK FACTORS -- Sporting Goods Industry: Product Protection and Intellectual Property."

     As of May 30, 1996 and May 31, 1997, FMP had firm commitments for orders of approximately $4.9 million and $2.3 million, respectively. The decrease in FMP's backlog is due to a significant backlog of Rifle shafts at May 30, 1996 since initial production could not meet demand related to the Rifle shaft. FMP subsequently purchased additional equipment and FMP's backlog as of May 31, 1997 is more representative of the level FMP expects in the future.

PROPRIETARY PROPERTY

     In 1995 and in May 1997, patents FMP held on frequency matching and the manufacture of shafts and clubs expired. However, FMP's management believes that the expiration of the patents will have no material effect on FMP's business. While there can be no assurance that competitors will not use the technology of the expired patents in the future, FMP's competitors, True Temper and Apollo, have not adopted, nor does FMP management believe that they have plans to copy, FMP's expired patents. FMP has obtained a trademark on its Rifle product and has filed for a utility patent. FMP management believes that its only patents material to its future success are its patent #4,736,093, which enables a club maker to take frequency sorted steel shafts and calculate what new frequency shafts are needed to produce a Frequency Matched product, and patent #5,040,270 which relates to the same frequency sorting, but for graphite shafts. Those patents expire on May 9, 2006 and October 19, 2008, respectively.

COMPETITION

     The sporting goods industry is highly competitive. FMP competes primarily on the basis of quality, product specifications and design, quick response, price and customer relationships. FMP competes with numerous national and international companies which manufacture and distribute golf shafts to end users. The golf equipment industry is highly competitive and competition is expected to intensify. There are numerous companies competing in various segments of the golf equipment markets. Many of FMP's competitors have greater name recognition, more extensive engineering, manufacturing and marketing capabilities, and greater financial, technological and personnel resources than those available to FMP. In addition, certain companies in the golf equipment industry have expanded their product lines in recent years as a result of acquisitions. There can be no assurance that FMP will be able to compete successfully in the future with existing or new competitors.

     The market for steel golf shafts is highly fragmented and is price driven on the low-end, high volume segment. As mentioned earlier, two million beginning golfers entered the market last year, and steel was generally their club shaft of choice. The number of steel shafts estimated to be sold in 1997 is expected to increase by one-half million over those sold in 1996.

     FMP management estimates the total shaft market to be approximately 52 million units, of which steel represents 60% and graphite 40%. Management believes graphite will grow to approximately 50% by the turn of the century. However, management believes that at that time, the total shaft market will be in excess of 60 million units. Graphite sales generally have no effect on the low-end steel shaft business and little or no effect on high-end steel shaft products such as the Rifle-type products. Increases in graphite shaft sales do have an adverse effect on traditional pro-grade steel shaft products.


     FMP is the second largest producer of steel golf shafts, after True Temper Sports. FMP management believes that its market share in steel golf shafts is approximately 26% while True Temper Sports' market share in steel golf shafts is believed to be 48%. Other competitors in steel golf shafts include Apollo Golf and Nippon Shaft Co., Ltd. FMP management believes that their market share is approximately 22% and 4%, respectively.


     FMP also faces potential competition from golf club manufacturers that currently purchase graphite golf shaft components from outside suppliers but that may have or acquire the ability to manufacture graphite shafts internally. However, FMP believes that the ability of FMP to offer graphite shafts that exceed the quality offered by its competitors will allow FMP continued growth over individual component and internal manufacturers. See "RISK
FACTORS -- Sporting Goods Industry: Competition."

SALES AND MARKETING

     FMP's shafts are sold worldwide to manufacturers of golf clubs and component retailers through its direct sales staff and a network of independent distributors located in Canada, Japan, Europe, Australia, New Zealand, and Asia. In addition, FMP's team of engineers provides field support to FMP's sales representatives. Each of FMP's products are sold by the OEM of the complete golf club through a variety of channels including sporting goods stores, discount stores, mail order catalogs, pro shops, and mass merchandisers. Sales to golf club OEMs accounted for the vast majority of sales in 1996, with the remainder to distributors, custom club assemblers, pro shops, and repair shops.

     FMP has gained a position with its customers through an organized sales process that offers assistance on golf club technology and customer service. The sales and marketing staff work closely with customers to maintain a strong vendor and marketing partner relationship.

     Of FMP's top 25 accounts, three are international. Precision Japan, who has been a distributor for over 15 years, is FMP's third largest account. Lamkin International, from the U.K., is the ninth largest account. Lamkin has been associated with FMP for over 15 years and represents all of FMP's European sales. Infinity of Canada has been FMP's distributor for ten years. Infinity is the twentieth largest account. Foreign sales were approximately 10% and 12.9% of FMP's sales for the year ended May 30, 1996 and year ended May 31, 1997, respectively.

     FMP focuses its advertising efforts on a combination of printed advertisements and a variety of promotional techniques to build brand and quality awareness. FMP utilizes popular publications including Golf Digest, Golf Illustrated, Golf World, Golf Week, and Golf and trade association publications for its advertising. FMP estimates that it will spend $1.0 million on advertising in 1997.

     Other forms of advertisement FMP utilizes include attending PGA Shows, producing product brochures, and developing co-operative advertisement campaigns.

     In addition to a direct sales force and advertisement initiatives, FMP operates an FMP Tour Van in the United States. The Tour Van is operated by a Pro Tour Manager. The Pro Tour Manager not only explains the benefits of FMP's products, but also serves as additional advertising at tournament sites. The FMP Tour Van travels to at least 40 PGA, Senior, Nike, and LPGA Tour events each year. The Pro Tour Manager is teamed with a Pro Tour Club Technician, who offers technical service to professionals on such tours.

CUSTOMERS

     FMP's customers include golf club manufacturers, distributors, custom club assemblers, pro shops, and repair shops. For the year ended May 31, 1997, FMP's top ten customers accounted for 59% of sales. Taylor Made is FMP's largest customer, accounting for 13% of sales for the year ended May 31, 1997. Taylor Made is an OEM that markets to pro shops and off-course shops. See "RISK FACTORS -- Risks Related to FMP: Dependence on Certain Customers."

SUPPLIERS


     FMP uses Worthington Industries as its sole supplier for strip steel. Should Worthington Industries fail to deliver steel, there may be a disruption of operations at FMP until an alternate supplier is procured. FMP does not have any short or long term supply contracts with Worthington Industries. Worthington Industries provides steel from two separate plant locations. If one Worthington Industries plant becomes unable to fill the necessary requirements, orders could be filled from the alternate location. Although FMP has elected to use Worthington Industries as its sole supplier of strip steel, FMP's management believes that there are other acceptable supply sources at comparable prices and that the loss of Worthington Industries as a supplier would not have a material adverse effect on FMP. See "RISK FACTORS -- Risks Related to FMP: Dependence on Sole Supplier."


PRODUCT DEVELOPMENT

     FMP has two full time employees and utilizes one consultant in research and development. During the year ended May 31, 1997, FMP spent approximately $150,000 on research and development and plans to expend $300,000 in research and development during the year ending May 31, 1998. Research and development studies call for a project to determine the factors that affect the stability and dynamic characteristics of the shaft at impact with a golf ball. FMP anticipates that the consultant will be able to develop new products from these characteristics using the natural frequencies, slope and damping loss factors. See "RISK FACTORS -- Sporting Goods Industry: New Product Introduction."

EMPLOYEES

     As of April 30, 1997, FMP employed 277 persons, 214 of whom were primarily engaged in manufacturing, 12 in sales, marketing, customer support and related activities, 42 in engineering, manufacturing salaried staff and research and development and 9 in management and finance. In November of 1996, FMP's hourly employees went on strike for two days. The strike ended by the adoption of the current collective bargaining agreement with FMP's 214 hourly employees, which expires on November 14, 1999. FMP believes its relationship with its employees is satisfactory.

PROPERTIES

     FMP's executive offices are located in leased space at 3490 Clubhouse Drive, Suite 102, Jackson Hole, Wyoming 83001. FMP's manufacturing facility is located at 535 Migeon Avenue, Torrington, Connecticut 06790 and comprises approximately 229,400 square feet. The manufacturing facility is owned subject to an open-end mortgage granted to Star Bank, National Association, on May 31, 1996 under the Credit Facility. See Note 4 to the Consolidated Financial Statements of FMP as of May 31, 1997 for specific information concerning the amount outstanding under the Credit Facility. In the opinion of the management of FMP, these facilities are suitable and adequate for FMP's intended use and are adequately covered by insurance.

MANAGEMENT

     The directors and executive officers of FMP are as follows:

            NAME               AGE                       POSITION
-----------------------------  ---   -------------------------------------------------
Christopher A. Johnston......  36    President, Chief Executive Officer, Treasurer and
                                     Director
Richard P. Johnston..........  66    Chairman of the Board and Director
David E. Johnston............  42    Executive Vice President and Director
Raymond J. Minella...........  47    Director
Kenneth J. Warren............  53    Secretary and Director
Ronald L. Chalmers...........  51    Director; president of FMP's operating
                                     subsidiaries

     Christopher A. Johnston has been President of Merbanco, Inc. ("Merbanco"), a merchant banking company, since 1991 (see "CERTAIN FMP TRANSACTIONS"), and President, Chief Executive Officer and Treasurer and director of FMP since its organization in 1996. It is expected that Mr. Johnston will devote substantially all of his business time to the affairs of FMP. FMP does not have an employment agreement with Mr. Johnston. See "RISK FACTORS -- Risks Related to FMP: No Employment Contract with CEO." Christopher A. Johnston is the son of Richard P. Johnston and the brother of David E. Johnston.

     Richard P. Johnston has been Chairman of the Board of Merbanco since 1991 (see "CERTAIN FMP TRANSACTIONS"), served as Chairman of the Board of Republic Realty Mortgage Co., a commercial mortgage company, from 1992 to 1995, was Managing Director of Hamilton Robinson & Co., an investment advisory company, from 1991 to 1994, and has been Chairman of the Board and director of FMP since its organization in 1996. Mr. Johnston is a founder and a director of AGCO Corporation (AG: NYSE), a farm implement manufacturer and distributor, and a director of Myers Industries, Inc. (MYE: AMEX) a plastic and rubber products manufacturer. Richard P. Johnston is the father of Christopher A. Johnston and David E. Johnston.

     David E. Johnston served as Vice President and director of FMP since its organization in 1996 and its Executive Vice President since April 1997. Prior thereto, Mr. Johnston was associated with Buckhorn Rubber Products, Inc., a molded rubber products manufacturer, and served as Sales Manager from 1989 to 1996. Mr. Johnston is the son of Richard P. Johnston and the brother of Christopher A. Johnston.

     Raymond J. Minella has been a director of FMP since its organization in 1996. Since 1990, Mr. Minella has been an indirect managing general partner of Berenson Minella, an investment and merchant banking firm. See "CERTAIN FMP TRANSACTIONS." Mr. Minella has been a director of Zorro Hollup, Inc., a Canadian retailer and manufacturer. Mr. Minella is also a director of Champion Health Care, Inc., a Florida health management organization, and a director of NRXClaim, Inc., an insurance recovery business. Mr. Minella also is a member of the board of National Network of Estate Planning Attorneys, located in Denver, Colorado.

     Kenneth J. Warren has been Secretary and a director of FMP since its organization in 1996. Mr. Warren has been a practicing attorney in Columbus, Ohio for over 20 years. Before 1996 he was a partner in Schwartz, Kelm, Warren & Ramirez. During 1996, he was of counsel to its successor, Schwartz, Warren & Ramirez L.L.C. In January 1997, he opened his own office for the practice of law. Mr. Warren is also Secretary of PH Group Inc., a manufacturer of presses.

     Ronald L. Chalmers joined Brunswick in 1992 and served as its Director of Sales/Marketing to May 1996. Since the organization of FMP in May 1996, he has served as a director of FMP and President and Treasurer of FMP's subsidiaries. Prior to joining Brunswick, Mr. Chalmers was the founder, consultant, President and Chief Executive Officer of the Merit Golf Company and the International Sales Director of Sounder Sports.

     Pursuant to the Merger Agreement, FMP has agreed that, from and after the Effective Date, and until their respective successors are duly elected or appointed, the officers of FMP shall be, in addition to the foregoing persons, Danny Edwards, Vice Chairman of the Board, and Robert G. J. Burg, II, Executive Vice President, and that the number of directors of FMP shall be increased to nine from six by the addition of Mr. Edwards, Mr. Burg, and James G. DeMello as directors of FMP. See "THE MERGER -- Interests of Certain Persons in the Merger: Stockholder Agreement" and "-- Management and Operations of FMP after the Merger." See "INFORMATION CONCERNING
RG -- Management" for biographical information concerning Mr. Edwards and Mr. Burg.

     James G. DeMello, age 56, has been President and Chief Executive Officer of Acushnet Rubber Co., Inc., a manufacturing company, since December 1994. Prior thereto, he served as Executive Vice President and General Manager from January 1992 to January 1994 and President, Chief Operating Officer, from January 1994 to December 1994 of Acushnet Company, a manufacturing company. See "INFORMATION CONCERNING RG -- Manufacturing; and -- RG Management's Discussion and Analysis."

     The officers of FMP serve for indefinite terms at the pleasure of the Board of Directors. Pursuant to the Consulting Agreement, during the two years after the Effective Date, Mr. Edwards will be Vice Chairman of the Board. After the Effective Date, the FMP Board will be classified and the terms of the members will be staggered. See "DESCRIPTION OF FMP COMMON STOCK -- Certain Charter Provisions and By-Laws: Classified Board." On the Effective Date, the FMP Board will be classified and the FMP Directors will be elected to the following terms:
Robert G. J. Burg, II, Ronald L. Chalmers and Christopher A. Johnston will serve for a term of one year; James G. DeMello, Kenneth J. Warren and David E. Johnston will serve for a term of two years; and Danny Edwards, Richard P. Johnston and Raymond J. Minella will serve for a term of three years.

FMP MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the Consolidated Financial Statements of FMP and the Notes thereto included elsewhere in this Proxy Statement/Prospectus. The following discussion contains forward-looking statements and FMP's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Information Concerning FMP" and elsewhere in this Proxy Statement/Prospectus.

     On May 31, 1996, FMP, which was formed in 1996 for such purpose, acquired the golf related assets and certain golf liabilities of the golf shaft division (the Predecessor Business, an unrelated business) of Brunswick Corporation ("Brunswick"), in the Brunswick Acquisition. The Brunswick Acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the Brunswick Acquisition as follows:

            Accounts receivable...................................    $3,047,440
            Inventories...........................................     3,173,181
            Property, plant and equipment.........................     1,939,923
            Accounts payable and accrued expenses.................    (1,336,338)
                                                                      ----------
                                                                      $6,824,206
                                                                      ==========

     The Brunswick Acquisition was financed by proceeds from FMP's Credit Facility and proceeds from the sale of FMP's Common Stock. The cost of the Brunswick Acquisition was for an amount less than the net book value of the Predecessor Business. Accordingly, the carrying value of property, plant and equipment of the Predecessor Business was $10.5 million compared to an acquired cost of $1.9 million for FMP. The results for the year ended May 30, 1996 (the "Predecessor Period") do not reflect the purchase accounting adjustments made or the financing obtained as a result of the Brunswick Acquisition which are reflected in the results for the year ended May 31, 1997 (the "Successor Period").

     FMP is a manufacturer and distributor of golf shafts which are sold to OEMs and to distributors and retailers for use in the replacement market. Approximately 69% and 68% of FMP's sales for the years ended

May 30, 1996 and May 31, 1997 were to OEMs. FMP sells primarily steel golf shafts to customers in the United States and foreign markets. Approximately 10% and 13% of FMP's sales for the years ended May 30, 1996 and May 31, 1997, respectively, were exported to foreign markets in Japan, Canada and the United Kingdom. FMP maintains its sole operating facility in Torrington, Connecticut.


Year Ended May 31, 1997 (Successor Period) Compared to the Year Ended May 30, 1996 (Predecessor Period).



     Net Sales. Net sales for the year ended May 31, 1997 were $21.7 million as compared to $19 million for the year ended May 30, 1996. FMP introduced the Rifle, a new steel shaft, in January 1995. Rifle sales increased by $5.1 million for the year ended May 31, 1997 compared to the year ended May 30, 1996. This increase was partially offset by decreases of $1.3 million in sales of other steel shafts and $1.1 million in shafts manufactured using graphite for the year ended May 31, 1997, compared to the year ended May 30, 1996. Sales of composite shafts for the year ended May 31, 1997 represented approximately 3% of FMP's total net sales. See "RISK FACTORS -- Dependence on "Rifle" Shaft Sales."



     Cost of Goods Sold. Cost of goods sold was $15.4 million, or 70.7% of sales for the year ended May 31, 1997 as compared to $17.0 million, or 89.7% of sales for the year ended May 30, 1996. The decrease is due to lower depreciation expense of approximately $1.1 million for the year ended May 31, 1997, due to the reduction in the carrying value of property, plant and equipment as of May 30, 1996 as a result of the Brunswick Acquisition. Additionally, FMP accounts for inventory using the last-in, first-out (LIFO) method compared to the first-in, first-out (FIFO) method used by the Predecessor Business. The effect of using LIFO by FMP reduced cost of goods sold by $284,000 for the year ended May 31, 1997. Furthermore, after the Brunswick Acquisition, FMP discontinued manufacturing certain lower margin composite products which resulted in the termination of approximately 40 employees and significantly reduced the percentage of cost of sales to sales for the Successor Period compared to the Predecessor Period.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $4.2 million or 19.5% of sales for the year ended May 31, 1997 as compared to $3.5 million or 18.6% of sales for the year ended May 30, 1996. This increase is due to $425,000 in compensation expense related to stock options granted in fiscal 1997 and approximately $300,000 in increased management and professional fees related to the Successor Period.


     Interest Expense. Interest expense was $486,000 for the year ended May 31, 1997 and there was no interest for the year ended May 30, 1996. In connection with the Brunswick Acquisition, FMP entered into a Credit Facility for revolving credit and term financing. Prior to the Brunswick Acquisition, FMP had no debt outstanding.

     Income Taxes. The provision for income taxes for the year ended May 31, 1997 was $699,000 compared to none for the year ended May 30, 1996. A tax benefit was not recorded by the Predecessor Business due to uncertainty of realization of the related deferred tax asset. FMP's effective tax rate is approximately 43% (see Note 8 to FMP's Consolidated Financial Statements).

Liquidity and Capital Resources

     At May 31, 1997, FMP had working capital of $1.6 million and a current ratio of 1.3 to 1 as compared to working capital of $5.1 million and a current ratio of 3.9 to 1 at May 30, 1996. As of May 31, 1997, FMP had $5.1 million outstanding on its Credit Facility, all of the material terms of which are set forth below, of which $2.5 million was classified as a current liability which reduced FMP's working capital compared to the year ended May 30, 1996. Borrowings on the Credit Facility bear interest at the prime rate plus 1.5% (Term Loan) and at the prime rate plus 1.25% (Revolver). The Term Loan is due in monthly principal installments of $69,712 commencing March 1997 through May 31, 1999 plus an additional annual principal payment each August in an amount equal to 30% of excess cash flow, as defined, for FMP's preceding fiscal year. An additional principal payment of approximately $69,000 will be payable on August 31, 1997. The Revolver and Term Loan mature on May 31, 1999; however, the lender may extend the maturity to May 31, 2001. If the lender does not extend the maturity of the Credit Facility, the remaining principal outstanding under the Term

Loan is due and payable May 31, 1999. Certain terms of the Revolver require that the obligation be classified as a current liability in the accompanying consolidated balance sheet. FMP's Credit Facility is secured by substantially all of the stock and assets of FMP's subsidiaries. The Credit Facility limits the type and amount of indebtedness which may be incurred by FMP's subsidiaries, prevents FMP's subsidiaries from declaring distributions or dividends, and prevents FMP's subsidiaries from disposing of assets. The Credit Facility matures on May 31, 1999. The amount available for borrowings under the revolving credit portion of FMP's Credit Facility is determined pursuant to a formula which is based upon the levels of eligible accounts receivable and inventory subject to a maximum amount of $7.5 million, less the amount outstanding on the term portion of the Credit Facility. Based on eligible receivables and inventory at May 31, 1997, FMP had $2.4 million available for additional borrowings at such date. FMP believes that the funds anticipated to be generated from operations and the availability under the Credit Facility will be sufficient to satisfy FMP's working capital and capital expenditure requirements for at least the next year.


     During the year ended May 31, 1997, net cash provided by operating activities was $2.4 million which primarily resulted from $900,000 of net income generated for the period, an increase of $1.6 million in accounts payable and accrued expenses, and $600,000 of non-cash charges related to depreciation and compensation expense relating to the grant of stock options, partially offset by increases in inventories and other current assets of $700,000. FMP's accounts payable and accrued expenses increased primarily due to accrued transaction fees, advisory fees payable (see Note 9 to FMP's Consolidated Financial Statements as of May 31, 1997) and a change in the timing of paying vendors since the Brunswick Acquisition.



     FMP used $8.2 million in investing activities during the year ended May 31, 1997, primarily due to the $6.8 million purchase of the net assets of the Predecessor Business, $900,000 used to purchase additional property plant and equipment during the year, as well as, $500,000 of deferred costs relating to the Merger with RG. FMP estimates that capital expenditures for the year ended May 31, 1998 will be approximately $1.6 million.



     Net cash provided by financing activities was $5.9 million primarily due to $1 million of proceeds from the sale of common stock related to the purchase of the Predecessor Business as well as borrowings on FMP's Credit Facility of $5.6 million, which is offset by repayments of $700,000.


     FMP entered into the Merger Agreement with RG (see "THE MERGER
AGREEMENT -- Terms of the Merger"). FMP believes that after the consummation of the Merger the existing financing arrangements currently in place with FMP and RG would be adequate to meet the working capital and capital expenditure requirements of the merged company for the first twelve months of its operations. Following the Merger, FMP will change its name to Royal Precision, Inc.

Seasonality

     Golf is generally considered a warm weather sport. Accordingly, FMP has historically enjoyed strongest sales in the first and second calendar quarters (54.7% in the most recent fiscal year) in anticipation of consumer purchases of golf products during the second and third calendar quarters, the principal selling season for golf equipment. The increased sales during the first and second quarters result in a corresponding build up of receivables. Income from operations is typically lower in the third and fourth calendar quarters as fixed operating costs are spread over a generally lower sales volume. In order to minimize the effect of seasonality, FMP may build product inventories during the third and fourth calendar quarters to allow use of production resources more effectively. The timing of orders from OEMs and fluctuations in demand due to the sudden popularity or decline in popularity of specific golf clubs assembled by OEMs also may contribute to quarterly or other periodic fluctuations. See "RISK FACTORS -- Sporting Goods Industry: Seasonality; Fluctuations in Operating Results."

Effect of Recent Accounting Pronouncements

     In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 is effective for transactions occurring after

December 31, 1996. FMP does not expect the statement to have a material impact on FMP's consolidated financial position or results of operations upon adoption.

     In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share," which establishes new standards for computing and presenting earnings per share. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997 and earlier application is not permitted. Upon adoption, all prior period earnings per share data presented will be restated. Basic earnings per share and diluted earnings per share for the nine months ended February 28, 1997, calculated in accordance with SFAS No. 128, are the same as net income per common share computed using the existing rules.

MERGER SUB

     Merger Sub is a Nevada corporation recently formed by FMP for the sole purpose of facilitating the Merger. Merger Sub is a wholly-owned subsidiary of FMP with no assets (other than those received in connection with its initial capitalization) or liabilities (other than those incurred in connection with its incorporation). The principal executive offices of Merger Sub are located at 3490 Clubhouse Drive, Suite 102, Jackson Hole, Wyoming 83001 and its telephone number is (307) 739-1188.

                            CERTAIN FMP TRANSACTIONS


     In May 1996, the current stockholders of FMP (see "OWNERSHIP OF FMP COMMON STOCK") organized FMP as a Delaware corporation and capitalized it by purchasing all of its capital stock for $1,000,000. FMP purchased the golf shaft manufacturing, marketing and distribution business of Brunswick Corporation, including the operating facility in Torrington, Connecticut for a purchase price of approximately $6,800,000, including transaction costs, and the assumption of certain liabilities related to the acquired business (approximately $1,300,000). The amount of the purchase price above the initial capital contribution was provided by proceeds from FMP's Credit Facility. The Credit Facility is secured by liens on substantially all of the stock and assets of FMP's subsidiaries and by limited guaranties from Richard P. Johnston, Christopher A. Johnston and Berenson Minella. Prior to the Brunswick Acquisition, FMP entered into an agreement with Merbanco, an investment banking firm owned by Christopher A. Johnston and by Richard P. Johnston and his spouse, and Berenson Minella, an investment banking firm in which Raymond J. Minella is an indirect general partner, pursuant to which FMP paid a $250,000 fee to each of Merbanco and Berenson Minella. Additionally, FMP entered into agreements with Merbanco and Berenson Minella under which Merbanco and Berenson Minella would provide further financial advisory services to FMP. Under these agreements, Merbanco is to be paid $150,000 annually and Berenson Minella is to be paid $50,000 annually. FMP paid the first quarterly installment of its fees for the fiscal year beginning June 1, 1997 under these agreements in June 1997. These agreements required seven years notice of termination. Under the agreement between FMP and Merbanco, Merbanco provided the services of Christopher A. Johnston and David E. Johnston to FMP on a substantially full-time basis and Richard P. Johnston on a part-time basis. See "FMP EXECUTIVE COMPENSATION -- Summary Compensation Table." Under the agreement between FMP and Berenson Minella, Berenson Minella provided financial advisory services of Raymond Minella as needed. The parties will terminate these agreements at the Effective Date which is expected to be at the end of August 1997, but the first installment of fees will not be prorated upon termination. Christopher A. Johnston and David E. Johnston became salaried employees of FMP on July 7, 1997 with annual salaries of $150,000 and $100,000, respectively. During the fiscal year ended May 31, 1997, FMP paid legal fees of $90,312 to Mr. Warrren.


                           FMP EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to FMP during the fiscal year ended May 31, 1997, of those persons who were, at

May 31, 1997: (a) the chief executive officer of FMP; and (b) the other executive officers of FMP whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                         ANNUAL COMPENSATION        ---------------
                                                         --------------------         SECURITIES
                                                         SALARY        BONUS          UNDERLYING
NAME AND PRINCIPAL POSITION                   YEAR          $            $            OPTIONS (a)
--------------------------------------------  ----       -------       ------       ---------------
Christopher A. Johnston.....................  1997       150,500(b)        --             54,590
President, Chief Executive Officer,
  Treasurer
Ronald L. Chalmers..........................  1997        90,000       28,800(c)           5,555
President of operating subsidiaries

---------------

(a) The amounts in this column represent outstanding stock options granted in March 1997. See "-- Option Grants in Last Fiscal Year."

(b) This amount was paid by Merbanco. See "CERTAIN FMP TRANSACTIONS."

(c) The amount shown in this column represents an annual bonus granted pursuant to FMP's bonus program for salaried employees.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to the Named Executive Officers of FMP in 1997:

                                          NUMBER OF         PERCENT OF
                                          SECURITIES      TOTAL OPTIONS
                                          UNDERLYING         GRANTED
                                           OPTIONS         TO EMPLOYEES           EXERCISE         EXPIRATION
NAME                                      GRANTED(a)      IN FISCAL YEAR      PRICE PER SHARE       DATE(a)
--------------------------------------    ----------     ----------------     ----------------     ----------
Christopher A. Johnston...............      54,590               32%               $ 0.24            3/12/07
Ronald L. Chalmers....................       5,555                3%               $ 0.24            3/12/07

---------------

(a) The options were fully vested upon grant and terminate on the earlier of the expiration date given above, nine months after the grantee ceases to be an employee because of death or disability, 90 days after termination of employment without cause or immediately upon termination of employment for cause or by resignation. See "-- FMP Option Plan."

FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning the fiscal year end value of unexercised options held by the Named Executive Officers.

                                                       NUMBER OF SECURITIES
                                                            UNDERLYING              VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                        AT FISCAL YEAR-END:        AT FISCAL YEAR-END (a)
                       NAME                          EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
--------------------------------------------------- ---------------------------  ---------------------------
Christopher A. Johnston............................     54,590          --         $136,612          --
Ronald L. Chalmers.................................      5,555          --           13,889          --

---------------

(a) Calculated on the basis of the difference between the fair market value of the underlying securities at fiscal year end, as determined by management of FMP and the exercise price of the option.

FMP OPTION PLAN

     The following is a summary of all of the material terms of FMP's 1997 Stock Option Plan (the "FMP Plan"). This summary is qualified in its entirety by the more detailed information contained in the FMP Plan, a copy of which has been filed with the SEC. See "AVAILABLE INFORMATION."

     Purpose, Duration, Amendment and Termination.   The FMP Plan was adopted by
FMP's Board of Directors on March 13, 1997. The FMP Plan is designed to attract and retain capable employees, officers, directors and consultants and to provide them with the opportunity to acquire a continuing ownership interest in FMP and long term incentives to continue their services to FMP, and also to maximize the value of FMP to its stockholders. The Board of Directors may at any time terminate the FMP Plan or make such amendments to the FMP Plan as it may deem advisable. The FMP Plan was designed for a privately held company. After the Effective Date, FMP may adopt a new stock option plan in a format appropriate for a public company. No amendment or termination of the FMP Plan will alter or impair the rights of a person to whom a stock option ("FMP Option") was granted (a "Grantee"), or any Grantee's heir or legal representative to whom such Grantee's FMP Option has been transferred by will or the laws of descent and distribution (collectively with the Grantee, a "Holder"), under any FMP Option issued before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Holder.

     Administration.   The FMP Plan is administered by the compensation
committee of the Board of Directors (the "Committee"). The FMP Plan does not require that the Committee be composed of directors who are "Non-Employee Directors" as described in paragraph (b)(3) of SEC Rule 16b-3 or "outside directors" as described in Section 162(m) of the Code. Subject to the express provisions of the FMP Plan, and in addition to the other powers granted by the FMP Plan, the Committee has the authority, in its discretion, to determine the Grantees; grant Options and determine their timing, pricing and amount; define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the FMP Plan; make all other determinations necessary or advisable for administering the FMP Plan including, but not limited to, interpreting the FMP Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and review and resolve all claims.

     FMP Shares. The aggregate number of shares of FMP Common Stock ("FMP Shares") in respect of which Options may be granted under the FMP Plan may not exceed approximately 169,830. All of these FMP Shares have been granted and FMP does not intend to grant any more FMP Options under the FMP Plan. The number of FMP Shares as to which FMP Options may be granted under the FMP Plan and the terms of any FMP Option will be adjusted proportionately if FMP Shares are split, combined or altered by a share dividend or a merger, recapitalization or other corporate event. If any FMP Option is canceled, terminates or expires for any reason without having been exercised in full, the FMP Shares related to the unexercised portion of the FMP Option may not be used again. Except as otherwise determined by the Board of Directors, the FMP Shares issued under the FMP Plan will be drawn from FMP's authorized but unissued shares. However, FMP Shares which are to be delivered under the FMP Plan may be obtained by FMP from its treasury, by purchases on the open market or from private sources. The proceeds of the exercise of any FMP Option will be general corporate funds of FMP.

     Stock Options. An FMP Option gives the Holder the right to purchase a given number of FMP Shares from FMP at a fixed price from the time the FMP Option vests and becomes exercisable until it lapses and ceases to be exercisable. Employees of FMP, including directors and officers and consultants and advisers who render bona fide services to FMP or any Affiliate, are eligible to receive Options under the FMP Plan. The Committee has the power to determine which eligible employees will be granted FMP Options, the number of FMP Shares for which each FMP Option may be exercised, the times when they will receive them and the terms and conditions of individual FMP Option grants (which need not be identical). The Committee has the power to determine the exercise price of each FMP Option at the time that it is granted. All of the FMP Options granted in 1997 had an exercise price of $0.24 per FMP Share.

     The Committee has the power to determine the term during which an FMP Option is exercisable at the time that it is granted, but no FMP Option will be exercisable after ten years from the date of grant. Unless the Committee determines otherwise at the time an FMP Option is granted, each FMP Option will vest and first become exercisable as to 25% of the FMP Plan Shares originally subject to the FMP Option on each of the first four anniversaries of the date of grant provided the Grantee has been an employee continuously during the time beginning on the date of grant and ending on the date when such portion of the FMP Option first becomes exercisable. Unless the Committee determines otherwise at the time an FMP Option is granted, each FMP Option will lapse and cease to be exercisable upon the earliest of ten years after the date of grant, nine months after the Grantee ceases to be an officer or director-employee because of death or disability, three months after the Grantee's employment with FMP is terminated without cause, or immediately upon termination of the Grantee's employment with FMP for cause or by the Grantee's resignation. All of the FMP Options granted in 1997 have terms of ten years, vested immediately and lapse on the conditions described above.

     The Committee may, in its sole discretion and upon such terms and conditions as it shall determine at or after the date of grant, permit the exercise price of an FMP Option to be paid in cash, by the tender to FMP of FMP Shares owned by the Grantee or by a combination thereof. If the Committee does not make such determination, the exercise price must be paid in cash, by certified or cashier's check, wire transfer or the reduction of a debt owed by FMP to the Holder. FMP Shares may not be delivered to FMP as payment for the exercise of an FMP Option if such shares have been owned by the Holder (together with his or her decedent or testator) for less than six months or if such shares were acquired upon the exercise of an incentive stock option and their disposition would be taxable.

     Provisions Applicable to all Options. The Committee may permit the voluntary surrender of all or a portion of any FMP Option to be conditioned upon the granting to the Holder of a new FMP Option for the same or a different number of shares as the FMP Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new FMP Option to such Holder. Subject to the other provisions of the FMP Plan, such new FMP Option shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Committee at the time of the grant of the new FMP Option. The Committee, subject to the written consent of the Holder where the action impairs or adversely alters the rights of the Holder, has the right at any time after the date of grant of any FMP Option to modify its terms.

     If FMP merges or consolidates with or sells substantially all of its assets to a person that was not one of its affiliates before such transaction, or any such unaffiliated person or corporation has publicly announced a tender offer to purchase more than 20% of the outstanding voting securities of FMP, the Committee, in its discretion, may provide that, for a period of 30 days not extending beyond the ten year period referred to in the description of Options above from the date of execution of the acquisition agreement in final definitive form or the announcement of such offer, notwithstanding the provisions of any FMP Option, any FMP Option may be exercised in whole or in part during such 30-day period or that upon the termination of such 30-day period any such FMP Option shall expire and be null and void.

     Disability. If a Grantee who is an employee with FMP is absent from work because of a physical or mental disability, such Grantee will not be considered to have ended his or her employment relationship with FMP for purposes of the FMP Plan while the Grantee has that disability, unless the Grantee resigns or the Committee decides otherwise.

     Transfer Restrictions. No FMP Option may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no FMP Option may be exercised during the life of the Grantee to whom it was granted except by such Grantee.

     Section 16 of the Exchange Act and Rule 144 of the Securities Act impose restrictions on the ability of certain insiders to resell FMP Shares acquired upon the exercise of an FMP Option.

     Taxation.

     HOLDERS SHOULD CONSULT THEIR INDIVIDUAL TAX ADVISERS BEFORE EXERCISING ANY FMP OPTION OR DISPOSING OF ANY SHARES ACQUIRED ON THE EXERCISE OF AN FMP OPTION.

     FMP Options will not be incentive stock options under the Code. Holders will not recognize taxable income upon the grant of an FMP Option. Upon exercise of an FMP Option, the Holder will realize ordinary income to the extent that the fair market value of the FMP Shares purchased on the date of exercise exceeds the exercise price. The Holder's basis for determining capital gain or capital loss upon sale of the shares will be the higher of their fair market value on the date of exercise and the exercise price. FMP will be entitled to a deduction equal to the ordinary compensation income realized by the Holder upon the exercise of the Options.

     FMP believes that the FMP Options will be exempt from the requirements of Code Section 162(m) and the regulations thereunder because they were issued while FMP was a privately held company. Amounts deductible by FMP upon the exercise of FMP Options will not be limited by the cap on the deductibility of compensation paid to certain executive officers of public corporations which exceeds $1,000,000. Because Section 162(m) is a new provision of the Code, compliance may depend upon factors, such as relationships between FMP and the members of the Compensation Committee, which are presently unforeseeable. No assurance can be given that FMP will remain in compliance with these rules or that non-compliance will not cause amounts payable under the FMP Plan to become non-deductible.

     FMP Plan Benefits. The following table sets forth the number of shares of FMP Common Stock subject to each FMP Option, and its per share exercise price, granted under the FMP Plan to (a) each of FMP's executive officers named in the Summary Compensation Table above and each of its directors, (b) the current executive officers of FMP as a group, (c) the current directors of FMP who are not executive officers, as a group, and (d) all employees of FMP, including all current officers of the Company who are not executive officers of FMP, as a group.

                             1997 STOCK OPTION PLAN

                                                                     PER SHARE           EXPIRATION DATE
           NAME AND POSITION                NUMBER OF SHARES       EXERCISE PRICE              (a)
----------------------------------------    ----------------       --------------       ------------------
Christopher A. Johnston                          54,590                $ 0.24                3/12/07
  President, Chief Executive Officer,
     Treasurer and Director
Richard P. Johnston                              25,060                $ 0.24                3/12/07
  Chairman of the Board and Director
David E. Johnston                                11,110                $ 0.24                3/12/07
  Executive Vice President and Director
Raymond J. Minella                                8,353                $ 0.24                3/12/07
  Director
Kenneth J. Warren                                15,328                $ 0.24                3/12/07
  Secretary and Director
Ronald L. Chalmers                                5,555                $ 0.24                3/12/07
  Director
Executive Group                                  71,255                $ 0.24                3/12/07
Non-Executive Director Group                     48,741                $ 0.24                3/12/07
Non-Executive Officer Employee Group             49,829                $ 0.24                3/12/07

---------------

(a) The FMP Options were fully vested and exercisable on their grant date of March 13, 1997 and terminate on the earlier of the expiration date given above, nine months after the grantee ceases to be an employee because of death or disability, 90 days after termination of employment without cause or immediately upon termination of the employment for cause or by resignation.

COMPENSATION OF FMP DIRECTORS

     Members of the FMP Board are paid $10,000 per year payable in quarterly installments at the time of each quarterly Board meeting for attendance at regular or special Board meetings or meetings of committees of which they are members. FMP's directors are also reimbursed for travel expenses incurred in connection with attendance at each Board and committee meeting.

                           INFORMATION CONCERNING RG

BUSINESS

     RG designs and distributes golf club grips and designs and manufactures athletic headwear. In 1989, RG introduced a rubber wrap golf grip that gained widespread acceptance in the golf industry and enabled RG to achieve brand name recognition. RG currently offers a wide variety of standard and custom models, all of which feature a distinctive feel and appearance and durability.

     RG believes it has established a reputation within the golf industry for innovation in the design and creation of golf grips. It continually seeks to improve these products with design and raw material innovations. RG has developed distribution channels to several thousand club professionals, club repair shops, and retail golf outlets, and has established relationships with several original equipment manufacturers.

     In April 1994, RG acquired Roxxi, an Oklahoma-based manufacturer and distributor of high-quality athletic headwear, which now operates as a wholly-owned subsidiary of RG. Roxxi's products are sold through RG's golf-related sales force as well as Roxxi's own distribution channels, and enables RG to offer a wider array of products.

     In December 1996, RG outsourced all of its production of non-cord grips to Acushnet. Although this arrangement is expected to have positive long-term implications to RG's cost structure and to its research and development efforts, RG incurred transaction and related costs of approximately $1.4 million in the fourth quarter of 1996 in connection with the transition of its manufacturing operations. Further, Acushnet has experienced start-up delays and quality control problems in the production of grips, which has adversely affected RG's customer relationships and results of operations, has impaired RG's ability to meet its loan covenants and may make it more difficult for RG to satisfy lending covenants in the future. Acushnet's production delays may also cause RG to significantly alter its total sales mix in 1997, which may have an adverse impact on future customer retention and gross margins from grip sales.


     RG and Acushnet have recently renegotiated their agreement in light of Acushnet's production difficulties. In connection with this renegotiation, Acushnet has agreed to provide RG with a credit of $400,000 against future purchases of grips, and additional credits in the event Acushnet fails to meet future production requirements. These credits may be reduced depending upon Acushnet's production beyond levels specified in the amendment during 1997 or as a result of the cancellation of stock options granted to Acushnet. However, these credits may be reduced only to the extent that RG orders grips above such specified levels. The renegotiated agreement also provides, among other things, for modified future production and purchase requirements and for termination rights exercisable by Acushnet. RG has also recently obtained certain modifications of its loan covenants that waive past covenant defaults and are intended to better enable RG to satisfy such covenants in the future.


     RG was founded by PGA member and PGA Tour professional, Danny Edwards. Mr. Edwards is a five-time PGA Tour winner, three-time Collegiate All-American, member of the 1973 United States Walker Cup Team, and winner of the Japanese Masters.

INDUSTRY AND MARKET BACKGROUND

     Golf Grip Market. RG's principal business is the sale of golf club grips. These grips are sold into the replacement market, which serves those golfers seeking to replace grips that have become worn and slick due to prolonged use, as well as to OEMs, who incorporate RG's grips on their newly manufactured golf clubs.

     In recent years, RG and other grip manufacturers have begun to educate golfers and grip suppliers about the performance benefits associated with periodic grip replacement. In addition, the availability of performance-enhancing grip products such as those offered by RG has contributed to the growth of the replacement market. RG believes its golf grips provide golfers with a supple, "tacky" surface that provides enhanced feel and control over the golf club. The cost of regripping a standard set of golf clubs is approximately $70 and is relatively modest compared to the initial purchase price of a set of clubs.

     Acceptance of RG's products by the replacement market has facilitated its efforts to market golf grips to OEMs. Most golf club manufacturers obtain some or all of the major components of their golf clubs, including grips, from independent suppliers that design and manufacture components to the OEMs' specifications. RG targets sales of its grips to manufacturers of premium brand golf clubs who seek to improve the performance characteristics and the marketability of their clubs. RG works with these OEMs to create customized golf grips bearing the manufacturer's distinctive logo.

     Athletic Headwear Market. The market for athletic headwear is characterized by a broad range of customers, a variety of market niches, and intense competition. Companies that offer athletic headwear generally compete in one of two principal markets. Some produce headwear designed for mass sales through low-priced outlets, such as supermarkets and retail superstores, and compete almost exclusively on the basis of price, while others offer high-quality products and compete on the basis of quality, delivery time, and customer service. Within this latter market segment, in which RG competes, there are a variety of marketing niches, including retail sporting goods stores, which typically consist of regional stores that carry athletic headwear bearing local team logos; large chain sporting goods stores, which generally carry a full line of professional and collegiate athletic team caps as well as caps bearing the logos of various corporations involved in the sports industry; college bookstores and team sales, in which athletic headwear manufacturers contract with colleges and their coaches to produce caps bearing the school logo, which can then be used on the field and sold in the school's bookstore; team outfitters, which supply local teams, such as high schools or little league teams, with uniforms and related sports equipment; resorts and country clubs, which often stock caps bearing their special logos or insignias; and businesses, which provide custom-designed caps to employees or customers to promote the organization.

     RG directs its headwear sales efforts primarily to the retail sporting goods stores, college bookstores and team sales, team outfitters, and resorts and country clubs segments, although it also addresses the business and chain store markets.

PRODUCTS AND PRODUCT FEATURES

     Golf Grips. Many manufacturers produce grips through a compression molding process in which two grip halves are molded together. Compression molding leaves a noticeable seam in the grip, which must be removed through a buffing or grinding process that alters the grip surface and causes it to become slick over time. By contrast, with the exception of its cord grip models, RG's grips are manufactured through an injection molding process using RG's proprietary rubber compound. This proprietary compound, when used in conjunction with injection molding, produces, in RG's view, a more durable grip. RG believes that the raw materials and the production techniques used in the manufacture of its grips, as well as the innovative designs of its grips, have made it a leader in the golf grip market.

     RG currently offers a wide variety of standard and customized grips, including its new Slot Wrap, Royal Wrap and Slot Wrap Cord line of grips, which feature a new rubber compound, the Sandwrap and Sand Maximum line of grips, which are designed to provide enhanced adhesion, and its cord line of grips, which provide greater adhesion, particularly in very wet or humid playing conditions, through the addition of a cotton material embedded in the surface of the grip. RG also offers men's and ladies' perforated wrap, men's oversize perforated wrap, men's and junior's smooth wrap, perforated wrap pistol putter, fine texture putter, fine texture oversize putter, and Sandmax putter grips. RG also manufactures and sells certain specialty grips, including the Arthrigrip, which is designed for golfers suffering from arthritis. RG designs and produces its customized grips primarily for OEMs, incorporating into each one the particular manufacturer's distinctive logo, color scheme, and pattern. The majority of RG's grips bear the Royal Grip name as part of its program to build brand awareness and customer loyalty.

     Athletic Headwear. RG produces four different styles of athletic headwear: authentic and casual baseball caps, golf caps and visors. The caps and visors are typically made of high quality wool serge or cotton twill, although RG does offer fabrics such as brushed giant twill, distressed cotton, wool plaid, washed denim, sanded cotton, wool flannel and leather suede. RG utilizes fine quality materials for other structural components of the headwear, including sweatbands, visor boards, and covered buttons. RG's baseball caps include the authentic model, which features a six-panel, high crown design, as well as casual models and officials' caps. The golf caps feature a five-panel design. All of RG's caps feature a comfortable fit and durable finish, and are offered in both fitted and adjustable styles and in a variety of colors and logos.

     RG utilizes computerized embroidering machines to design and create logos or insignias for its headwear. This technology enables RG to meet the needs and product specifications of all types of customers, from small clubs or teams to major national colleges. RG sews, embroiders and assembles its caps and visors at its Oklahoma City facility using raw materials from outside vendors.

CUSTOMERS


     RG directed its initial sales efforts on behalf of its golf grips to the golf pro shops, golf club repair shops, and retail golf equipment stores that service the replacement grip market. Grip sales to OEMs increased to 39.5% of total net sales of grips in 1996 from 29.5% in 1995. Due to production startup delays at Acushnet, grip sales to OEMs for the six months ended June 30, 1997 decreased to 24.9% of total net sales of grips from 33.3% for the corresponding period in 1996. RG provides golf club grips used on many of Cobra's premium golf club lines, which accounted for 11.7% of RG's total net sales in 1996. RG is the primary vendor for Tommy Armour Golf and Odyssey. RG also supplies grips to other OEMs such as Titleist, Bridgestone, Slazenger, Mizuno and Tad Moore Golf.


     While RG utilizes its grip sales representatives to market its golf-related headwear, a separate sales force markets its other headwear products to schools, sporting goods stores, college bookstores and team outfitters. RG currently has agreements to produce baseball caps for several leading college baseball teams, including Arizona State University, the University of Oklahoma, and the University of Notre Dame.

SALES AND MARKETING


     Domestic Grip Sales. Sales of golf grips to the domestic replacement market represented 34.8% and 42.9% of RG's total net sales of grips in 1996 and 1995, respectively, and 40.7% of total net sales of grips in the six months ended June 30, 1997. While many golf grip manufacturers sell their products to wholesale distributors, who in turn sell to dealers and other representatives, RG uses a single-tier distribution strategy in which its sales representatives sell grips directly to thousands of golf club professionals and off-course specialty store operators. RG's sales force, which includes 17 independent sales representatives and 6 company sales representatives, target those domestic replacement market retailers most likely to promote RG's grips. They introduce RG's products, explain their characteristics and performance advantages, and obtain feedback regarding the market's acceptance of RG's and its competitors' products.


     RG's independent sales representatives, who receive training from RG's internal sales and marketing staff, cover particular geographical regions. These representatives are permitted to sell other golf products, but may not sell competing golf grips or caps.


     Grip sales to OEMs accounted for 39.5% and 29.5% of RG's total net sales of grips in 1996 and 1995, respectively, reflecting RG's successful efforts to develop customer relationships with several major club manufacturers. Grip sales to OEMs accounted for 24.9% of RG's total net sales of grips in the six months ended June 30, 1997. Typically, RG commences a relationship with a club manufacturer by supplying grips for one or a few of its product lines. Once RG has established an ongoing relationship with the OEM, it seeks to expand the relationship to supply grips for additional product lines.

     Domestic Headwear Sales. Sales of headwear accounted for 31.8% and 27.2% of total sales in 1996 and 1995, respectively, and 43.1% of total sales in the six months ended June 30, 1997. RG utilizes its grip sales force to market its baseball-style caps to college bookstores, corporate accounts and golf resorts and country clubs. RG targets customers with national reputations and high name recognition in order to increase market awareness of its products.



     International Sales. RG's international sales, which consist primarily of sales of grips, accounted for 20.8% and 22.2% of RG's total net sales during 1996 and 1995, respectively, and 24.0% of total net sales in the six months ended June 30, 1997. RG utilizes distributors to sell its products in foreign markets, including the United Kingdom, Japan, Sweden and Canada. In May 1996, RG closed its office in England, which supplied the United Kingdom and Western Europe markets, and converted its operations in those markets to a distributorship relationship. All of RG's sales are in U.S. dollars. Therefore, RG is not exposed to any foreign currency exchange risks.



     Precision Japan, the exclusive distributor of RG's golf club grips and athletic headwear in Japan, accounted for 18.9% and 21.4% of RG's total net sales during 1996 and 1995, respectively, and 21.8% of total net sales in the six months ended June 30, 1997. Through Precision Japan, RG has established relationships with leading Japanese OEMs, including Bridgestone, Mizuno, and Daiwa. Precision Japan also markets RG's golf-related headwear.


     RG and Precision Japan have entered into a ten-year agreement expiring in 2001 pursuant to which RG granted Precision Japan exclusive distribution rights with respect to RG's products for Japan and certain other Far Eastern countries. Precision Japan has the option to renew this agreement for successive five-year terms. The agreement is terminable by either party for cause or if they fail to agree upon pricing terms, or by Precision Japan at any time upon six months' notice to RG. While RG currently enjoys a strong relationship with Precision Japan, the loss of Precision Japan as a distributor of RG's products would have a significant adverse effect on RG's business.

     Advertising and Promotion. RG advertises its grips in trade publications and national golf magazines, such as Golf World, Golf Week and Golf Product News. In addition, as point-of-purchase selling aids, RG distributes to its customers various promotional items, such as caps, visors, grip displays, window stickers, and brochures. At the grass-roots level, RG's sales representatives promote its products through a nationwide series of consumer "Demo Days" at local golf facilities. To further increase sales, RG grants promotional incentives to qualified golf professionals to encourage them to introduce and recommend RG's grip products to their customers. RG also provides its products to PGA Tour professionals at no charge by supplying the various repair vans that service the professional tours from week to week.

     RG promotes its headwear products through its various sales forces and by participating in industry trade shows. RG believes that its best promotional opportunities in this area come through supplying caps to successful college teams, whose use of RG's headwear influences the choice of headwear of other potential customers, such as team outfitters and sporting goods stores.

MANUFACTURING

     Golf Grips. On December 21, 1996, RG entered into a Manufacturing and Supply Agreement with Acushnet (the "Acushnet Supply Agreement"). On April 4, 1997, RG and Acushnet renegotiated certain aspects of their agreement. This agreement, as amended, makes Acushnet the exclusive supplier of non-cord grips to RG, subject to RG's ability to use other suppliers in the event Acushnet fails to meet production requirements, and requires that RG purchase minimum annual volumes (commencing after January 1, 1999) at fixed prices specified in the contract. Acushnet is obligated to provide ongoing research and development with respect to grip compounds, manufacturing processes, and engineering and quality control support.

     The term of the Acushnet Supply Agreement expires on December 21, 2006, subject to RG's right to extend the agreement for up to three additional periods of five years each. The Acushnet Supply Agreement is subject to termination by either party upon certain material breaches thereof or of the Equipment Lease described below. Upon termination of the Acushnet Supply Agreement by RG arising out of a material breach by Acushnet, RG may at its option repurchase any grip manufacturing equipment owned by Acushnet at fair market value. In addition, RG may terminate the Acushnet Supply Agreement at any time upon written notice, and Acushnet may terminate the agreement on or after June 30, 1998 upon ten months' prior written notice and payment by the terminating party to the other party of a termination fee, which includes the repurchase at prescribed values of the manufacturing equipment owned by Acushnet, an additional fee of $2,500,000 and other fees and commitments relating, among other things, to the transition of production operations. RG currently has no immediate contingency plans for the transition of grip manufacturing to other third parties or in-house manufacturing in the event Acushnet determines to terminate the agreement. There can be no assurance that the termination fees and expenses payable to RG in the event of such termination would adequately compensate RG for any losses incurred by it as a result of such termination, or that Acushnet would have the financial resources to pay such termination fees and expenses.

     In connection with the Acushnet Supply Agreement, RG leased to Acushnet RG's specialized manufacturing equipment used in the production of its non-cord grips, pursuant to a Capital Lease Agreement dated as of December 21, 1996 (the "Equipment Lease"). Under the Equipment Lease, RG granted to Acushnet an option to purchase RG's manufacturing equipment. Further, the Equipment Lease terminates on December 31, 2006, at which time the equipment will be transferred to Acushnet at no further cost.

     Acushnet is recognized as a leading manufacturer of quality precision molded rubber components and RG believes that the manufacturing alliance with Acushnet may better enable RG to focus on the development of its product innovation, marketing, and customer service and support capabilities. However, Acushnet has experienced start-up delays and quality control problems in the production of grips which has adversely affected RG's customer relationships and results of operations, has impaired RG's ability to satisfy its loan covenants and may make it more difficult for RG to satisfy lending covenants in the future. Acushnet's production delays may also result in a significant change in RG's total sales mix in 1997, which may have an adverse impact on future customer retention and gross margins from grip sales.


     The recent amendments to the Acushnet Supply Agreement provide RG with a credit of $400,000 against future grip purchases, and additional purchase credits in the event Acushnet fails to meet production requirements. These credits may be reduced depending upon Acushnet's production beyond levels specified in the amendment during the balance of 1997 or as a result of its cancellation of stock options granted to it by RG. However, these credits may be reduced only to the extent that RG orders grips above such specified levels. The modified agreement also alters the future production and purchase requirements of the parties. RG has also recently obtained certain modifications of its loan covenants that waive past covenant defaults and are intended to better enable RG to satisfy such covenants in the future. RG currently uses another third party manufacturer to produce its cord grips.


     All of RG's grips are designed to Company specifications and are made of its proprietary rubber compound. Other than RG's cord grips, which are compression molded, RG's golf grips are produced through an injection manufacturing process in which a viscous compound is vertically injected into a seamless cavity, producing a finished grip that does not require buffing or grinding.

     In the ordinary course of its manufacturing process, RG uses various citrus-based, biodegradable solvents and paints. To date, RG has not experienced any material environmental compliance problems.

     Athletic Headwear. RG produces headwear primarily at its Oklahoma City facility. In 1995, RG decided to consolidate the majority of its Tempe and Oklahoma City facilities capacities in a newly-leased 30,000 square foot facility in Oklahoma City. The resulting move was targeted at reducing overhead and improving productivity. In July 1996, RG subleased approximately 11,000 square feet of space at its Tempe facility after the consolidation of headwear production.

     Upon receiving a headwear order, RG works with the customer to design an appropriate logo or insignia, establish a color scheme, and choose the appropriate fabrics. RG's art department creates a hand-drawn version of the logo that is computerized through the use of a digital scanning device. Computerized embroidering machines utilize this computer image to stitch the logo into the appropriate panels of the cap. RG employees then hand sew the remaining portions of the cap, including the bill and the sweatband. With each embroidering machine capable of stitching logos on several caps at once, production time for a "run" of caps averages about 30 minutes.

     Ordinarily, because RG fills many of its orders within 48 hours after receipt of a purchase order, backlog is insignificant. Although many of RG's OEM customers provide RG with purchase orders weeks or months prior to the requested date, these orders are generally cancelable without penalty, as is customary in the industry.

PRODUCT DEVELOPMENT

     RG believes that its future growth and success will depend significantly on its ability to increase market share with its present product lines while concurrently developing new products and product categories. In this regard, RG's sales and other personnel work to conceive new product opportunities by creating prototypes and masters and by working with RG's suppliers and customers to design and produce finished products. New grip products are tested through RG's PGA Tour representatives and sales force.

     The development of new golf club grips is influenced by the standards and interpretations promulgated by the USGA. RG believes that it must develop products that comply with those standards even though they apply only to USGA-sanctioned competitive events.

     RG tests its headwear products to ensure that they conform with Company and customer specifications relating to size and fit. In addition, RG utilizes a variety of materials, including sanded cotton, washed denim, and leather suede, in an attempt to give each hat a distinctive look and feel, and continues to experiment with new materials.

COMPETITION

     RG's principal competitors in the golf grip market include Eaton/Golf Pride and Lamkin Corp., with Eaton's Golf Pride division currently maintaining a majority of the total golf grip market. These companies, as well as several other grip manufacturers with which RG competes, have greater financial, marketing, and other resources than RG. In addition, several OEMs that do not currently manufacture premium quality grips could, in light of their substantial resources, enter into this market segment. Competition in the grip market is intense.

     The golf industry is characterized by widespread imitation of successful product offerings and, consequently, the commercial success of RG's grips has spawned several imitation grip products. These imitation grips appear cosmetically similar to RG's grips and are typically priced lower, which has attracted and may continue to attract consumers and club manufacturers. RG, however, believes that such imitation grips do not deliver the performance and durability of RG's grips. To the extent imitation grips infringe upon its patents, which RG is not sure about at this time, RG intends to protect its proprietary rights.

     The headwear market is large and also extremely competitive. RG's principal competitors in the athletic headwear market include Texace and Imperial in the golf cap segment and Pro-Line, New Era, and DeLong in the team sports and college bookstore markets. Each of these companies may possess greater financial, marketing and other resources than RG. See "RISK FACTORS -- Sporting Goods Industry: Competition."

PROPRIETARY RIGHTS

     RG relies upon trademarks to establish and protect RG's proprietary rights in its products and technologies. RG's logo and the name "Royal Grip" have been registered as trademarks in the United States, Japan, and in other foreign countries. In addition, RG has filed trademark applications relating to the names and configurations of several of RG's products in the United States and in foreign countries, including Japan. RG has also obtained design patents on some of its grips and applied for others that are pending. RG protects its proprietary rubber compound and related technologies as trade secrets. Despite the safeguards undertaken by RG, there can be no assurance that its proprietary rights are adequately protected or that competitors will not be able to produce golf club grips that successfully imitate RG's designs and materials without infringing RG's proprietary rights.

     In its headwear business, RG licenses the trademarks of several organizations. It also from time to time seeks to trademark various "catch-phrases" that can be included on or used in connection with its sports apparel. See "RISK FACTORS -- Sporting Goods Industry: Product Protection and Intellectual Property."

PROPERTIES


     RG's principal executive offices and customer service operations are located in an 8,000 square foot leased facility in Scottsdale, Arizona. RG's lease runs through May 2001. RG recently signed a lease for a 30,000 square foot production facility in Oklahoma City which runs through March 2001. RG believes that its facilities are in good condition and adequate and suitable for RG's intended uses. In the opinion of the management of RG, the facilities are adequately covered by insurance. Aggregate monthly rental payments for RG's office and production facilities are approximately $20,000. In December 1996, RG outsourced its grip manufacturing operations to Acushnet and subsequently has negotiated a termination of the lease at its former facility in Tempe, Arizona and relocated to its current facility in Scottsdale.


EMPLOYEES


     As of July 31, 1997, RG employed 162 persons on a full-time basis and two persons on a part time-basis. In addition, RG hires independent consultants and temporary help from time to time. RG has never had a work stoppage, no employees are represented by a labor organization, and RG considers its employee relations to be good.


MANAGEMENT

     The names, ages, positions with RG, and the business experience of RG's current directors and officers is set forth below:

                 NAME                AGE                  POSITION                 TERM EXPIRES
    -------------------------------  ---   --------------------------------------  ------------
    Danny Edwards..................  45    Chairman of the Board, Chief Executive      1997
                                           Officer and Director
    Gardiner Dutton................  66    Director                                    1997
    Barry Entous...................  52    Director                                    1998
    James W. Myers.................  62    Director                                    1999
    Robert G. J. Burg, II..........  40    President
    Thomas A. Schneider............  37    Vice President -- Finance and
                                           Secretary

     Danny Edwards has been Chairman of the Board and Chief Executive Officer since founding RG in 1988, and served as President from 1988 to 1994. Mr. Edwards has played on the Professional Golf Association Tour since 1975 and has won five tournaments. Mr. Edwards was a three-time Collegiate All-American at Oklahoma State University and a member of the 1973 United States Walker Cup Team. Currently, Mr. Edwards competes annually in three to five PGA Tour events as well as selected regional tournaments and charity events in order to maintain his high profile in the golf industry. Mr. Edwards is also a principal of Danny Edwards Profile Sports ("Profile Sports"), which conducts corporate golf schools for executives throughout the country. Mr. Edwards' activities on behalf of Profile Sports occupy approximately 12 days of his professional time annually and afford him an opportunity to further promote RG's products.

     Gardiner Dutton has served as a director of RG since August 1995. From 1990 to 1995, Mr. Dutton served as President and Chief Executive Officer of Bowmar Instruments Corp., an electronics manufacturer. From 1980 to 1990, Mr. Dutton served as Chairman and Chief Executive Officer of Inertia Dynamics, Inc., a manufacturer of lawn and garden equipment. Mr. Dutton currently serves on the board of directors of National Health Enhancement Systems, Inc., a developer of medical management software and call centers for the health care industry.

     Barry Entous has served as a director of RG since June 1989. Mr. Entous is a certified public accountant and, since 1977, has been a principal with Entous & Entous, Inc., an independent accounting firm that provides personal accounting services to Mr. Edwards. Mr. Entous serves on the Audit Committee of the Board of Directors.

     James W. Myers has served as a director of RG since April 1990. Since January 1996, Mr. Myers has served as President of Myers Management and Capital Group, Inc., a management consulting firm. From 1986 to 1995, Mr. Myers was a principal of Myers Craig Vallone Francois, Inc., an investment banking and management advisory firm he founded in May 1986. Mr. Myers currently serves on the boards of directors of National Health Enhancement Systems, Inc. and ILX, Inc.

     Robert G. J. Burg, II has been the Company's President since February 1995. Mr. Burg joined RG in January 1992 as the Regional Sales Manager for the Western Sales Region and became RG's Senior Vice President, Marketing, Sales, and Tour Relations in January 1992, serving in that capacity until February 1995. For the five years prior to joining RG, Mr. Burg was self-employed in the sporting goods industry as a distributor of sporting goods products, including ski and golf equipment.

     Thomas A. Schneider is a certified public accountant and has been RG's Vice President -- Finance and Secretary, since January 1996. Prior to joining RG, Mr. Schneider served for five years as the Controller of Karsten Manufacturing Corp., the maker of Ping golf equipment. He has also served as Controller of various companies in the real estate and financial services industries.

RG MANAGEMENT'S DISCUSSION AND ANALYSIS



Introduction


     In December 1996, RG outsourced all of its production of non-cord grips to Acushnet. Although this arrangement is expected to have positive long-term implications to RG's cost structure and to its research and development efforts, RG incurred transaction and related costs of approximately $1.4 million in the fourth quarter of 1996 in connection with the transition of its manufacturing operations. Further, Acushnet has experienced start-up delays in the production of grips which has adversely affected RG's customer relationships and results of operations, has impaired RG's ability to meet its loan covenants and may make it more difficult for RG to satisfy lending covenants in the future. Acushnet's production delays may result in a significant change in total sales mix in 1997 among the grip replacement, OEM and Japanese markets, which may have an adverse impact on gross margins from grip sales.


     RG and Acushnet have renegotiated their agreement in light of Acushnet's production difficulties. In connection with this renegotiation, among other things, Acushnet has agreed to provide RG with an initial credit of $400,000 against future purchases of grips with possible additional credits in the event Acushnet does not meet certain production requirements. The credit may be reduced if Acushnet exceeds production requirements specified in the amendment during the balance of 1997 or as a result of the cancellation of certain stock options granted to Acushnet. However, these credits may be reduced only to the extent that RG orders grips above such specified levels. The supply agreement has also been amended to, among other things, alter future production and purchase requirements and provide for voluntary termination rights on the part of Acushnet. RG has also recently obtained certain modifications of its loan covenants that waive past covenant defaults and are intended to better enable RG to satisfy such covenants in the future.


     In addition to entering into the Acushnet agreement, which establishes fixed pricing for its grips, RG implemented a significant cost cutting program in 1996 which included closing its headwear production facility in Tempe, subletting approximately 11,000 square feet at its Tempe facility, converting its United Kingdom operations to a distributorship relationship, and reducing its management staffing and compensation as well as other general and administrative costs.

     RG's ability to return to profitability is dependent upon a number of factors, including the ability of Acushnet to reach appropriate levels of production, effective cost management, particularly with respect to its headwear operations, growth in sales, and competitive factors.


Results of Operations


     The following table sets forth for the periods indicated the percentage of net sales represented by each line item in RG's statements of operations:


                                                                SIX MONTHS
                                                                   ENDED            YEARS ENDED
                                                                 JUNE 30,          DECEMBER 31,
                                                              ---------------     ---------------
                                                              1997      1996      1996      1995
                                                              -----     -----     -----     -----
Net sales.................................................    100.0%    100.0%    100.0%    100.0%
Cost of goods sold........................................     75.1      76.1      76.5      70.8
                                                              -----     -----     -----     -----
  Gross profit............................................     24.9      23.9      23.5      29.2
Selling, general, and administrative expenses.............     41.2      35.7      37.3      43.2
Other operating expenses..................................      4.8        --      13.5       3.8
                                                              -----     -----     -----     -----
  Loss from operations....................................    (21.1)    (11.8)    (27.3)    (17.8)
Other income (expense) net................................      0.6      (0.3)      0.1       0.1
                                                              -----     -----     -----     -----
  Loss before income taxes................................    (20.5)    (12.1)    (27.5)    (18.1)
Income tax benefit........................................       --        --        --      (2.1)
                                                              -----     -----     -----     -----
  Net Loss................................................    (20.5)%   (12.1)%   (27.5)%   (16.0)%
                                                              =====     =====     =====     =====

Six Months Ended June 30, 1997 Versus Six Months Ended June 30, 1996



     Net Sales. Net sales for the six months ended June 30, 1997 were $5.8 million, a decrease of 39.0% over net sales of $9.5 million for the corresponding period in the prior year. The decrease in net sales of $3.7 million for the first six months of 1997 from the same period of the prior year is primarily attributable to a decrease in grip sales of $3.4 million. This decrease in grip sales is due to a lack of grip production resulting from the transition of RG's entire grip manufacturing operation to Acushnet. Grip sales of $3.3 million accounted for 56.9% of total net sales for the six months ended June 30, 1997 as compared to grip sales of $6.7 million, which accounted for 70.5% of total net sales for the corresponding period of the prior year.



     Sales of golf grips in the domestic replacement and Japanese markets decreased by 46.8% and 30.6% compared to the corresponding period in 1996. OEM sales decreased by 60.6% for the six months ended June 30, 1997 compared to the corresponding period in 1996. For the six months ended June 30, 1997, the percentage of sales of golf grips to the domestic replacement market increased to 40.7% of total net sales of grips as compared to 40.3% for the corresponding period of the prior year and grip sales to OEMs decreased to 24.9% of total net sales of grips from 33.3% for the corresponding period in 1996. For the six months ended June 30, 1997, the percentage of sales of golf grips to the Japanese market increased to 30.7% of total net sales of grips as compared to 23.3% for the corresponding period of the prior year. All of RG's sales are in U.S. dollars. Therefore, RG is not exposed to any foreign currency exchange risks.



     RG's headwear subsidiary, Roxxi Inc., reported a decrease in sales of $333,000, or 11.9%, for the six months ended June 30, 1997, as compared to the same period of the prior year. This decrease in net sales is due primarily to reduced production staffing in 1997 as compared to 1996. In the first two quarters of 1996, RG still had two headwear production facilities, the existing Oklahoma City facility and the Tempe plant that was closed in June 1996. Roxxi sales accounted for $2.5 million or 43.1% of RG's total net sales for the six months ended June 30, 1997 as compared to $2.8 million or 29.5% of total net sales for the corresponding period of the prior year.



     Gross Profit. Gross profit decreased to $1.5 million in the first six months of 1997 from $2.3 million in the first six months of 1996. As a percentage of net sales, gross profit increased to 24.9% from 23.9%. The decline in gross profit primarily was attributable to Acushnet's production delays resulting in significantly lower grip sales as compared to the same period in 1996. The gross profit on grips was $1.1 million or 33.3% of grip sales for the six months ended June 30, 1997 as compared to $2.4 million or 35.8% of grip sales for the corresponding period of the prior year. The decrease in grip sales caused a major shift in the sales mix that resulted in a reduction of higher margin grip sales as a percentage of the total sales mix. The gross profit on grip sales decreased by 2.5 percentage points compared to the same six months last year primarily due to a reduction in sales as a result of the transition to Acushnet. Also, RG incurred significant expenses associated with facilitating the transition such as travel costs for its employees and overnight shipping costs in order to satisfy customer needs. During the first six months of 1997, the margin on headwear sales increased by 19.9% compared to the same six months last year due to manufacturing cost reductions and efficiencies.



     In December 1996, RG outsourced all of its production of non-cord grips to Acushnet Rubber Company. During the first quarter of 1997, Acushnet experienced startup delays in the production of grips. In light of these difficulties, RG and Acushnet renegotiated their agreement. In connection with this renegotiation, Acushnet agreed to provide RG with a credit of $400,000 against future purchases of grips, to be applied against current accounts payable due to Acushnet, and additional credits in the event Acushnet fails to meet future production requirements. These credits may be reduced, during 1997 only, depending upon Acushnet's production beyond levels specified in the amendment to the Manufacturing and Supply Agreement, but only to the extent that RG orders grips above such specified levels. The credits may also be reduced as a result of the cancellation of stock options granted to Acushnet. Because of the contingent nature of this credit, RG recorded this amount as a liability under the Supply Agreement Credits line item and a reduction in accounts payable to Acushnet. RG intends to recognize these credits as a reduction in cost of sales when it becomes probable and estimable that Acushnet will not be able to earn back the credits by either increasing its production or by virtue of a reduction in RG's orders below levels specified in the amendment. At June 30,

1997, RG has not recorded any of the credits as a reduction of cost of sales as Acushnet can still earn back the credits and such amounts, if earned back, are payable in cash.



     During the quarter ended June 30, 1997, RG recorded an additional $72,000 of credits related to Acushnet's production shortfalls. The total credit recorded as a liability at June 30, 1997 is approximately $472,000.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased to $2.4 million in the six months ended June 30, 1997 as compared to $3.4 million in the comparable period of 1996. Selling, general and administrative expenses decreased due to several factors. During the second and third quarters of 1996, RG eliminated many administrative and selling employees resulting in a reduction in salaries of $197,000 for the six months ended June 30, 1997 as compared to the same period last year. As a result of lower sales caused by the production difficulties at Acushnet and reduced headwear production as a result of the elimination of the headwear production facility in Tempe, RG paid $184,000 less in commission for the six months ended June 30, 1997 as compared to the same period last year. RG has also improved its collection procedures which has resulted in a reduction of bad debt expense of $104,000 for the six months ended June 30, 1997 as compared to the corresponding period in 1996. RG also has reduced many of its selling expenses related to the advertising and promotion of its products.



     Merger Costs. In May 1997, RG entered into the Merger Agreement with FMP. During the six months ended June 30, 1997, RG incurred $280,000 in investment banking, legal and accounting fees related to the Merger. RG will also record merger costs of approximately $400,000 (which approximates its fair value) for warrants to be issued to its investment banker upon consummation of the Merger.



     Other Income (Expense). Other income was $34,000 in the first six months of 1997 compared to other expense of $29,000 in the same period of 1996. This difference is primarily due to recording interest income of $122,000 related to the capital lease receivable from Acushnet. For the same period, this interest income has been netted against interest expense of $73,000 that was incurred on RG's line of credit and term loan. The expense in 1996 resulted primarily from interest expense incurred on a revolving line of credit and a loss on fixed asset dispositions.



     Income Taxes. RG did not record a tax benefit for the loss generated in the first six months of 1997 as utilization of such loss in future periods is uncertain.



Fiscal Year Ended December 31, 1996 Versus Fiscal Year Ended December 31, 1995



     Net Sales. Net sales for the year ended December 31, 1996 decreased $1.25 million, or 7.5%, to $16.1 million from $17.4 million in 1995. Net sales of golf grips for the year ended December 31, 1996 decreased $1.7 million or 13.4% to $11.0 million from $12.7 million in 1995. Net sales of headwear for the year ended December 31, 1996 increased $384,000 or 8.2% to $5.1 million from $4.7 million in 1995. Grip and headwear sales accounted for 68.3% and 31.7% of total net sales in 1996, respectively, and 73.0% and 27.0% of total net sales in 1995, respectively.



     Sales of golf grips in the domestic replacement and Japanese markets decreased by 22.7% and 28.2%, respectively, compared to 1995. OEM sales increased by 15.9% compared to 1995. This increase in OEM sales is reflective of new customer relationships with Odyssey Golf and Tommy Armour Golf. RG attributes the decrease in Japanese and domestic replacement market sales to continued price pressure in both markets and a delay in the introduction of a new line of grips featuring new designs and a new compound. As a result of these factors, the percentage of sales of golf grips to the domestic replacement market decreased to 34.8% of total net sales of grips in 1996 from 42.9% in 1995, and grip sales to OEMs increased to 39.5% of total net sales of grips in 1996 from 29.5% in 1995. For the year ended December 31, 1996, the percentage of sales of golf grips to the Japanese market decreased to 22.6% of total net sales of grips as compared to 27.5% for the year ended December 31, 1995.



     Sales of headwear accounted for 31.7% of total net sales in 1996 compared to 27.2% in 1995. This increase on a percentage basis is primarily the result of decreased grip sales and partially the result of an increase in headwear sales in 1996 of 8.1% as compared to 1995.

     International sales accounted for 20.8% of total net sales of RG in 1996, compared to 22.2% in 1995. All of RG's sales are in U.S. dollars. Therefore, RG is not exposed to any foreign currency exchange risks.



     Gross Profit. Gross profit decreased $1.3 million, or 25.5%, to $3.8 million in 1996 from $5.1 million in 1995. As a percentage of net sales, gross margin decreased to 23.5% in 1996 from 29.2% in the previous year. Gross profit on golf grips for the year ended December 31, 1996 decreased $1.2 million or 25.5% to $3.5 million from $4.7 million in 1995. Gross profit on grips accounted for 31.8% of grip sales in 1996 and 37.0% of grip sales in 1995. Gross profit on headwear for the year ended December 31, 1996 decreased $107,000 or 28.5% to $269,000 from $376,000 in 1995. Gross profit on headwear accounted for 5.3% of headwear sales in 1996 and 8.0% of headwear sales in 1995. The major factors contributing to the decrease in gross profit were the increased percentage of headwear sales (which has lower gross margins) to total sales, the overall decrease in grip sales which resulted in fixed expenses being spread over fewer units sold and the significant change in the grip sales mix as discussed above. Gross profit also was affected by modifications to its pricing policies directed at maintaining OEM market share and remaining price competitive in other golf grip markets. For the first two quarters of 1996, RG experienced certain quality problems and delivery delays in the manufacturing of headwear, which contributed to the decrease in gross profit. RG believes it has resolved such problems with the consolidation of headwear manufacturing locations and changes in headwear management. The 1995 gross profit was negatively impacted as a result of the start-up costs of the headwear production facility in Tempe, changes in sales mix to lower margin grips, and inventory write-offs and reserves of approximately $588,000.


     RG expects that gross margins will improve in 1997 as a result of improved efficiencies in the manufacturing process related to the headwear business and the manufacturing and supply agreement (as amended) between RG and Acushnet Rubber Company.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased to $6.0 million in 1996, or 20.0%, from $7.5 million in 1995. This change was primarily attributable to decreases in advertising and promotion of $825,000, commissions of $122,000, travel and entertainment of $62,000 and a reduction of approximately 12 selling and administrative positions.


     Other Operating Expenses. In connection with the Acushnet Supply Agreement, RG recorded significant transaction related expenses. RG incurred severance expenses of $304,000 and professional and consulting fees of $246,000. In addition, RG expensed $359,000 related to options granted to Acushnet with vesting upon date of grant and expensed $376,000 of capitalized leasehold improvements and accrued $102,000 in rent expense related to its grip manufacturing facilities as a result of the outsourcing of grip manufacturing to Acushnet in December 1996. All of the expenses listed above were classified in the line item designated Manufacturing Outsourcing and Acquisition Costs in RG's Consolidated Statements of Operations for the years ended December 31, 1996 and 1995 except for $334,000 which is included in the Loss on Writedown and Disposition of Property and Equipment line item. In early 1996, RG wrote off approximately $100,000 of leasehold improvements upon the move of the headwear manufacturing facilities in Oklahoma City. In the fourth quarter of 1996, RG wrote off $684,000 of goodwill and covenants not to compete related to the Roxxi operations as RG determined that these intangibles were not recoverable. In 1995, RG incurred a loss on the write-down of property and equipment of $531,000 previously used in connection with various discontinued grip models and other equipment not used in operations.


     Loss From Operations. RG reported a loss from operations of $4.4 million in 1996 compared to a loss of $3.1 million in 1995. This decrease in operating income is primarily attributable to the $1.4 million in expenses associated with the Acushnet transaction, the $684,000 loss on the write-off of Roxxi intangibles, and reduced sales of $1.3 million. During 1995, RG incurred $1.5 million of charges related to the write-down of fixed assets, inventory and accounts receivable.

     Income Taxes. RG did not record a tax benefit for the loss generated in 1996 as utilization of such loss in future periods is uncertain. RG has a net operating loss carry-forward of approximately $4.3 million which will expire for federal tax purposes in 2014 and for state tax purposes generally in 2000. The difference between the actual income tax benefit and the reported benefit by applying the statutory income tax rate consists primarily of a valuation allowance provided for the deferred tax assets related to the net operating loss carry-forward and other deferred tax assets of $1.3 million at December 31, 1996. RG recorded an income tax benefit of $359,000 in 1995 resulting from the carry-back of the loss generated in 1995 to prior tax years.

Fiscal Year Ended December 31, 1995 Versus Fiscal Year Ended December 31, 1994


     Net Sales. Net sales for the year ended December 31, 1995 increased $3.8 million, or 27.9%, to $17.4 million from $13.6 million in 1994. Net sales of golf grips for the year ended December 31, 1995 increased $700,000 or 5.8% to $12.7 million from $12.0 million in 1994. Net sales of headwear for the year ended December 31, 1995 increased $3.1 million or 193.8% to $4.7 million from $1.6 million in 1994. Grip and headwear sales accounted for 73.0% and 27.0% of total sales in 1995, respectively, and 88.2% and 11.8% of total sales in 1994, respectively.



     Sales of golf grips in the domestic replacement and Japanese markets increased by 13.6% and 13.8%, respectively, compared to 1994. Sales of grips in the OEM market increased by .6% compared to 1994. OEM sales dollars grew at a significantly lower rate in 1995 despite the 28.7% increase in OEM unit sales. This decrease in unit sales prices to OEMs reflects the implementation of volume pricing policies in 1995. RG attributes the increase in the domestic replacement market largely to the introduction in 1995 of RG's new sand wrap line of grips. As a result of these factors, the percentage of sales of golf grips to the domestic replacement market increased to 42.9% of total net sales of grips in 1995 from 39.6% in 1994, and grip sales to domestic OEMs decreased to 29.5% of total net sales of grips in 1995 from 30.8% in 1994. For the year ended December 31, 1995, the percentage of sales of golf grips to the Japanese market increased to 27.5% of total net sales of grips as compared to 25.3% for the year ended December 31, 1994.



     International sales accounted for 22.2% of total net sales of RG in 1995, compared to 26.0% in 1994. This decrease is partly attributable to the increased percentage of headwear sales to total sales, as RG's international sales consist largely of sales of grips. Sales of headwear accounted for 27.2% of total net sales in 1995 compared to 12.2% in 1994. This significant increase on a percentage basis is partially the result of including RG's headwear operations in its results for a full year. RG acquired its headwear subsidiary, Roxxi, Inc., on April 8, 1994. Sales of headwear increased $3.1 million in 1995 reflecting this first full year of operations, as well as the integration of the headwear sales into the grip sales force. All of RG's sales are in U.S. dollars. Therefore, RG is not exposed to any foreign currency exchange risks.



     Gross Profit. Gross profit decreased $326,000, or 6.0%, to $5.1 million in 1995 from $5.4 million in 1994. As a percentage of net sales, gross margin decreased to 29.2% in 1995 from 39.5% in the previous year. Gross profit on golf grips for the year ended December 31, 1995 decreased $571,000 or 10.8% to $4.7 million from $5.3 million in 1994. Gross profit on grips accounted for 37.0% of grip sales in 1995 and 44.2% of grip sales in 1994. Gross profit on headwear for the year ended December 31, 1995 increased $216,000 or 135% to $376,000 from $160,000 in 1994. Gross profit on headwear accounted for 8.0% of headwear sales in 1995 and 10.0% of headwear sales in 1994. The major factors contributing to the decrease in gross profit were the start-up costs of the headwear production facility in Tempe, which resulted in inefficiencies related to the development and training of the labor force, the increased percentage of headwear sales (which has lower gross margins) to total sales, the effect of sales of economy grips, which also have lower margins, and the significant inventory write-offs and reserves referenced above. Gross profit also was affected by the new pricing policy established for OEM golf grip customers, as well as other modifications to its pricing policies directed at maintaining OEM market share and improving sales in other golf grip markets.


     RG determined to eliminate its economy-priced grips from its product line in the fourth quarter of 1995 and concentrate on its higher performance grips. As a result, RG recorded reserves as of December 31, 1995 of $188,000 related to its inventory of economy and other grips.

     RG also recorded a $331,000 inventory write-down in 1995. During the first quarter of 1995, RG sold certain selected inventory items in a bartering transaction to distribute its product internationally in areas where it did not have a current distribution system. In exchange, RG received trade credit rights to be used in the purchase of goods and services over a three year period. No profit was recorded on the initial transaction and the rights were to be amortized as they were utilized. Although a plan of utilization is being pursued by RG, no trade credit rights had been used as of December 31, 1995. Due to the uncertainty as to the timing and extent of the utilization of the trade credit rights, it was determined that such trade credits should be fully reserved. Any future use of the trade credit rights within the three year period will be recorded as cost reductions. The effect of these and other inventory charges, which aggregated $588,000, was a decrease in gross margins in 1995 of 3.4%.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $7.5 million in 1995, or 41.7%, from $5.3 million in 1994. This change was attributable to increases in advertising and promotion of $658,000, commissions of $243,000 and salaries of $949,000, of which approximately $210,000 was severance pay relating in part to a realignment of management.

     Other Operating Expenses. In 1995, RG incurred a loss on the write-down of property and equipment which had been used in connection with various types of grips which have been discontinued by RG.

     Loss From Operations. RG had a loss from operations of $3.1 million in 1995 compared to operating income of $62,000 in 1994. This substantial decrease in operating income is primarily attributable to the $1.9 million operating loss at the Roxxi headwear operation, reflecting the costs associated with the start-up of the Tempe operations, and the $1.5 million of one-time charges discussed above. Of these one-time charges, $1.1 million had no cash impact in 1995 and will have no future impact.


     Income Taxes. RG recorded an income tax benefit of $359,000 in 1995, due to the loss incurred in 1995, compared to a provision of $44,000 in 1994 and $315,000 in 1993. RG carried the net operating loss back to September 23, 1993. Prior to this date, RG had elected to be taxed as an S Corporation and, therefore, was not subject to federal (and some state) income taxes. RG recorded deferred income taxes of $195,000 at this date for the cumulative temporary differences. After the effect of the carry-back, RG has a net operating loss carry-forward of approximately $2.9 million which will expire for federal purposes in 2010 and for state purposes generally in 2000. The difference between the actual income tax benefit and the reported benefit by applying the statutory income tax rate consists of a valuation allowance provided for the deferred tax asset related to the net operating loss carry-forward and other deferred tax assets of $776,000 at December 31, 1995. RG has an income tax refund receivable related to the carry-back of $101,000 at December 31, 1995.


Liquidity and Capital Resources


     During the six months ended June 30, 1997, RG used $511,000 to fund operating activities including a loss of $1,198,000 and a reduction in trade accounts payable and other accrued expenses of $780,000. These factors were partially offset by a reduction in inventory of $597,000 and an increase in supply agreement credits of $472,000. RG attributes the reduction in trade accounts payable to the application of the Acushnet credits to payments due Acushnet and the elimination of its grip manufacturing operation thus eliminating purchases of raw material. The inventory levels decreased substantially due to RG ceasing its grip manufacturing operation. Many of the shipments occurring in the first six months of 1997 were from inventory produced prior to the transition of manufacturing. As a result of the Acushnet transaction, RG intends to maintain substantially lower grip inventory levels in future periods as compared to 1996.



     During the six months ended June 30, 1997, RG used $83,000 to fund investing activities consisting of $189,000 of purchases of property and equipment offset by $105,000 of payments received on the capital lease receivable. RG estimates that its capital expenditures for 1997 will be approximately $500,000.



     During the six months ended June 30, 1997, net cash provided by financing activities was $556,000 which was primarily attributable to borrowings on RG's line of credit of $672,000.



     RG funded its shortfall in cash from borrowings under its line of credit. Borrowings on RG's line of credit totaled $732,000 at June 30, 1997. On July 31, 1997, RG had $490,000 drawn on its line of credit of $1.75 million. (See Note
(4) to the Condensed Consolidated Financial Statements.) Available borrowings on the line at June 30, 1997 were $546,000.


     In recent periods RG has financed its operations through internally generated funds and borrowings. RG used $314,000 in cash to fund operating activities during 1996. Although RG experienced a net loss of $4.4 million in 1996, the cash used from operations was only $314,000 primarily due to the non-cash effect from the write-off of property and equipment of $446,000, the increase of allowance for doubtful accounts and inventory reserves of $440,000, the expensing of certain stock options granted of $394,000, and depreciation and amortization of $1,653,000. In 1995, operating activities produced $566,000 in cash. RG generated cash flow from operating activities although it experienced a net loss for 1995 primarily due to the effect of the property and equipment and inventory write-offs, which were primarily non-cash, and depreciation and amortization.

     In 1996, RG used $710,000 to fund investing activities consisting of $1,450,000 of purchases of property and equipment partially offset by proceeds on the sale of certain fixed assets of $740,000.

     During 1996, net cash provided by financing activities was $648,000 which was primarily attributable to proceeds from issuance of long-term debt and borrowings on RG's line of credit of $786,000 partially offset by payments on long-term debt of $146,000.

     RG's Equipment Lease with Acushnet will provide approximately $450,000 in annual payments to RG.

     At December 31, 1996, RG had positive working capital of $1.2 million, down from $2.4 million at December 31, 1995. The decrease in working capital is primarily the result of expenses incurred related to the Acushnet transaction and a decrease in inventory of $339,000.


     In February 1997, RG entered into a new $1.75 million line of credit facility and a $700,000 term loan with a commercial bank. The material terms of the agreement are as follows. These credit arrangements mature on February 10, 2000 and contain net worth, debt service coverage and minimum income requirements and prohibit dividend payments and limit capital expenditures. In addition, the line of credit facility and term loan is secured by substantially all of RG's assets. The term loan requires monthly principal payments of $12,000 beginning March 1997. At December 31, 1996 and March 31, 1997, RG was not in compliance with its quarterly net income (loss), debt service, and net worth debt covenants and anticipated not meeting many of its quarterly and monthly covenants during 1997. In April 1997, RG obtained an amended bank agreement which waived the net income (loss), debt service, and net worth covenant defaults at December 31, 1996 and March 31, 1997 and amended the debt agreement whereby the net income (loss) limits have been modified to a loss of no more than $1,000,000 for the quarter ended March 31, 1997 and a cumulative loss of no more than $1,600,000 for the quarter ending June 30, 1997, and for each month thereafter in 1997. The agreement amended the net worth covenants to correlate with the net loss covenants above. The quarterly debt service and monthly loss limit covenants were waived by the bank for 1997. In addition, the interest rate was amended to the prime rate plus 3.0% effective April 1, 1997, subject to change based on the operating results of RG. At June 30, 1997 RG was in compliance with its debt covenants and believes that it is probable that RG will comply with the debt covenants at the measurement dates over the next twelve months, therefore, the long term portion of RG's term loan is classified as non-current in the balance sheet. If RG's operations were to deteriorate or RG was unable to meet its current or future loan covenants which could result in an acceleration of its indebtedness or restrict RG's access to such loans, RG's ability to fund its operations would be impaired unless or until RG secures an alternative source of funding. See "RISK FACTORS -- Risks Related to FMP: Effect of RG Losses." There can be no assurance that RG would be able to secure an alternative source of funding. RG believes its available borrowings and expected cash flows from operations will satisfy its working capital and capital requirements for the foreseeable future. See Notes 6 and 15 to Notes to Consolidated Financial Statements.


Impact of Recently Issued Accounting Standards

     In the first quarter of 1996, RG adopted Financial Accounting Standards Board Statement of Financial Accounting Standard (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carry amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Due to the historical losses at Roxxi, RG determined that the intangibles acquired as part of the Roxxi acquisition were not recoverable and consequently wrote off $684,000 during 1996.

     In 1996, RG adopted SFAS No. 123, Accounting for Stock Based Compensation, which establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. SFAS No. 123 encourages, but does not require, companies to record compensation costs for stock-based employee compensation. RG has recorded expense equal to the fair value of certain stock options granted to non-employees over the vesting period of the related options. In 1996, RG recorded expenses of $394,000 pursuant to SFAS No. 123.

     In February 1997, Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share", which is required to be adopted on December 31, 1997. At that time, RG will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of SFAS No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material for the first quarters ended March 31, 1996 and 1997.

                              CHANGE IN ACCOUNTANT

     On October 18, 1995, RG dismissed its independent auditors, KPMG Peat Marwick LLP ("KPMG"). The decision to dismiss KPMG was approved by the RG Board. There were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report on RG's financial statements. KPMG's reports on the financial statements of RG for the fiscal years ended December 31, 1994 and 1993 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. On October 18, 1995, RG engaged Ernst & Young LLP to be RG's independent auditors.

                            CERTAIN RG TRANSACTIONS


     Under an agreement among RG, DMB and Danny Edwards, DMB has been granted the right to sell its shares of RG Common Stock in conjunction with any sale of shares of RG Common Stock held by Mr. Edwards (other than into the public market). In addition, pursuant to the agreement, RG agreed to use its best efforts, so long as DMB beneficially owns at least 10% of RG's Common Stock, to have the Board of Directors nominate a designee of DMB satisfactory to the Board, for election to the Board of Directors. Drew M. Brown, a principal of DMB, served as a director of RG until November 1996. DMB currently has no representatives serving on the RG Board. Upon completion of the Merger, this agreement will terminate and be of no further effect.


                           RG EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to RG during the fiscal years ended December 31, 1996, 1995, and 1994, of those persons who were, at December 31, 1996: (a) the chief executive officer of RG; and (b) the other executive officers of RG whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                      ANNUAL          COMPENSATION
                                                                   COMPENSATION       ------------
                                                                ------------------     SECURITIES
                                                                SALARY      BONUS      UNDERLYING
             NAME AND PRINCIPAL POSITION                YEAR      ($)        ($)      OPTIONS(#)(a)
------------------------------------------------------  ----    -------    -------    ------------
Danny Edwards.........................................  1996    139,108(b)      --        85,100
Chairman of the Board                                   1995    250,000         --            --
  of Directors and Chief                                1994    250,000         --            --
  Executive Officer
Robert G. J. Burg, II.................................  1996    154,663         --       106,066
  President                                             1995    150,000         --            --
                                                        1994    120,000         --            --

---------------

 (a) The amounts shown in this column include, with respect to Mr. Edwards, options for 10,100 shares that were granted on November 15, 1996 as a result of the repricing of outstanding stock options originally granted to Mr. Edwards pursuant to RG's Stock Option Plan, and, with respect to Mr. Burg, options for 12,132 shares that were granted on the same date as a result of the repricing of outstanding stock options originally granted to Mr. Burg pursuant to RG's Stock Option Plan. See -- "Option Grants in Last Fiscal Year."

 (b) During a portion of 1996, Mr. Edwards voluntarily reduced his salary.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to the Named Executive Officers by RG in 1996:

                                           NUMBER OF         PERCENT OF
                                           SECURITIES      TOTAL OPTIONS
                                           UNDERLYING         GRANTED
                                            OPTIONS       TO EMPLOYEES IN      EXERCISE OR
                                            GRANTED         FISCAL YEAR        BASE PRICE      EXPIRATION
                 NAME                         (#)               (%)              ($/SH)           DATE
---------------------------------------    ----------     ----------------     -----------     ----------
Danny Edwards (a)......................        4,714             1.4%              2.75        11/15/2001
                                               5,386             1.6%              3.03        11/15/2001
                                              75,000            22.3%              3.30        11/15/2001
                                             -------            -----
                                              85,100            25.3%
                                             =======            =====
                                              12,132             3.6%              2.75        11/15/2004
                                              93,934            27.9%              3.00        11/15/2004
                                             -------            -----
Robert G. J. Burg, II (b)..............      106,066            31.5%                          11/15/2004
                                             =======            =====

---------------

 (a) Prior to November 15, 1996, Mr. Edwards was the holder of vested stock options to purchase 21,000 shares of RG's Common Stock at an exercise price of $12.25 per share, and an additional 24,000 shares at an exercise price of $13.48 per share. On November 15, 1996, all of Mr. Edwards' outstanding stock options were canceled and RG reissued to Mr. Edwards new stock options to purchase 4,714 shares of RG's Common Stock at an exercise price of $2.75 per share (the market price of RG's Common Stock on the date of grant) and 5,386 shares of RG's Common Stock at $3.03 per share. In addition, on November 15, 1996, in conjunction with the repricing described above, RG granted to Mr. Edwards new options to purchase an additional 75,000 shares at an exercise price of $3.30 per share. All of the above stock options were fully vested and exercisable on the date of grant. All unexercised options expire on November 15, 2001.

 (b) Prior to November 15, 1996, Mr. Burg was the holder of vested stock options to purchase 37,500 shares of RG's Common Stock at an exercise price of $8.50 per share. On November 15, 1996, Mr. Burg's outstanding options were canceled and RG reissued to Mr. Burg new options to purchase 12,132 shares of RG's Common Stock at an exercise price of $2.75 per share. In addition, on November 15, 1996, in conjunction with the repricing described above, RG granted to Mr. Burg new options to purchase 93,934 additional shares at an exercise price of $2.75 per share. All of Mr. Burg's above-described stock options were fully vested and exercisable on the date of grant. All unexercised new stock options will expire on November 15, 2004.

FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning the fiscal year end value of unexercised options held by the Named Executive Officers. The Named Executive Officers did not exercise any options in 1996.

                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                      OPTIONS AT                        OPTIONS AT
                                                  FISCAL YEAR END(#)               FISCAL YEAR END($)(a)
                                             -----------------------------     -----------------------------
                  NAME                       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------------    -----------     -------------     -----------     -------------
Danny Edwards............................       85,100            --               --               --
Robert G. J. Burg, II....................      106,066            --               --               --

---------------

(a) Options are considered to be "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options on a specified date. No values have been reported in these columns insofar as the exercise price of all options held by the Named Executive Officers was equal to or greater than the closing price of the Common Stock at December 31, 1996.

AMENDMENT

     The Shareholders will vote upon the approval of the Amendment to increase the number of shares authorized for issuance under the Plan from 400,000 to 550,000. Options for the additional 150,000 shares of RG Common Stock have, subject to Shareholder approval of the Amendment, already been granted to Danny Edwards (40,000 shares) and Robert G. J. Burg, II (110,000 shares). The exercise price of Mr. Edwards' options is $3.30 per share and such options will vest over three years; with one-third of the shares vesting on the date of grant, and one-third vesting on each of the second and third anniversaries of the grant date. The exercise price of Mr. Burg's options is $3.00 per share and all such options were vested on the date of grant. See "AMENDMENT TO ROYAL GRIP 1993 STOCK OPTION PLAN."

COMPENSATION OF DIRECTORS

     Beginning April 1, 1996, non-employee members of the RG Board were paid $750 for attendance at, or participation by telephone in, regular or special Board meetings or meetings of committees of which they are members. Such directors are also reimbursed for reasonable travel expenses incurred in connection with attendance at each Board and committee meeting. In addition, non-employee directors are eligible to receive annual stock option grants under RG's 1996 Non-Employee Director Stock Plan (the "Director Plan").

     James W. Myers, an independent director of RG, was paid $1,500 in directors' fees in 1996 for his attendance at meetings of the RG Board and committees thereof. In addition, Myers Management and Capital Group, Inc., a management consulting firm of which Mr. Myers is a principal, was paid $24,500 in consulting fees by RG during 1996. RG granted to Mr. Myers stock options to purchase 1,500 shares of RG's Common Stock in 1996 pursuant to the Director Plan. Such options have an exercise price of $6.375 per share.

     Gardiner S. Dutton, an independent director of RG, was paid $1,500 in directors' fees in 1996 for his attendance at meetings of the RG Board and committees thereof. RG granted to Mr. Dutton stock options to purchase 1,500 shares of RG's Common Stock in 1996 pursuant to the Director Plan. Such options have an exercise price of $6.375 per share.

     Barry Entous, an independent director of RG, was paid $1,500 in directors' fees in 1996 for his attendance at meetings of the RG Board and committees thereof. RG granted to Mr. Entous stock options to purchase 1,500 shares of RG's Common Stock in 1996 pursuant to the Director Plan. Such options have an exercise price of $6.375 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     RG was a party to an employment agreement with Danny Edwards that expired in August 1996. Mr. Edwards has entered into a Consulting Agreement dated May 14, 1997 with FMP effective on the Effective Date. See "THE MERGER -- Interests of Certain Persons in the Merger: Consulting Agreement." Robert G. J. Burg, II and Thomas A. Schneider are entitled to certain severance payments and benefits if their employment is terminated. See "THE MERGER -- Interests of Certain Persons in the Merger: Severance Agreements."

                        DESCRIPTION OF FMP CAPITAL STOCK


     The following summary of the material provisions of FMP's capital stock is qualified in its entirety by reference to the applicable provisions of Delaware law, FMP's Amended and Restated Certificate of Incorporation which will become effective immediately before the Effective Date ("FMP's Certificate of Incorporation"), a copy of which is attached as Annex IV, and FMP's By-laws, a copy of which has been filed with the SEC (see "AVAILABLE INFORMATION").



     FMP is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share, approximately 5,548,000 shares of which will be outstanding immediately after the Effective Date, and 5,000,000 shares of Preferred Stock, par value $.001 per share, none of which will be outstanding as of the Effective Date.


COMMON STOCK

     All outstanding shares of FMP Common Stock are, and the shares of FMP Common Stock issuable upon the consummation of the Merger will be, duly authorized, validly issued, fully paid and nonassessable. Each share of FMP Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders including the election of directors. Since the holders of FMP Common Stock do not have cumulative voting rights, the holders of a simple majority of the outstanding shares have the power to elect all of the directors to be elected at a given meeting and the holders of the remaining shares by themselves would not be able to elect any directors at that meeting. See "RISK FACTORS -- FMP Corporate Risks: Control by Principal Stockholders." The holders of FMP Common Stock do not have preemptive, redemption or conversion rights. Holders of FMP Common Stock are entitled to receive ratably such dividends as may be declared by the FMP Board, from time to time, out of funds legally available therefor. See "RISK FACTORS -- FMP Corporate Risks: Absence of Dividends." If FMP is liquidated, dissolved, or wound up, holders of the FMP Common Stock have the right to receive a ratable portion of the assets remaining after the payment of creditors and the holders of the shares of any class or series of preferred stock to the extent that the then existing terms of the preferred stock grant them priority over the holders of shares of FMP Common Stock.

PREFERRED STOCK

     FMP's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock in one or more classes or series with such designations, rights, preferences and restrictions as may be determined from time to time by the FMP Board. As of the date hereof, there are no shares of preferred stock outstanding. The FMP Board may, without prior stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of FMP Common Stock. Preferred stock could be used, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of FMP. Although FMP has no present intention of issuing any shares of preferred stock, there can be no assurance that it will not do so in the future. If FMP issues preferred stock, such issuance may have a dilutive effect upon the common stockholders. See "RISK FACTORS -- FMP Corporate Risks: Anti-Takeover Provisions; Blank Check Preferred Stock."

CERTAIN CHARTER PROVISIONS AND LAWS

     In addition to the preferred stock provisions described above, certain features of the FMP's Certificate of Incorporation and By-laws and the Delaware General Corporation Law ("DGCL") which are further described below, may have the effect of deterring third parties from making takeover bids for control of FMP or may be used to hinder or delay a takeover bid thereby decreasing the chance of the stockholders of FMP realizing a premium over market price for their shares of FMP Common Stock as a result of such bids and may further entrench management. See "RISK FACTORS -- FMP Corporate Risks: Anti-Takeover Provisions; Blank Check Preferred Stock."

     Limitations on Stockholder Actions. FMP's Certificate of Incorporation provides that stockholder action may only be taken at a meeting of the stockholders. Thus a holder of a majority of the voting power could not take action to replace the FMP Board, or any class thereof, without a meeting of the stockholders nor could such a holder amend the By-laws without presenting the amendment to a meeting of the stockholders. Furthermore, under the provisions of the FMP's Certificate of Incorporation and By-laws, special meetings of the stockholders may only be called by the Board. Therefore, a stockholder, even one who holds a majority of the voting power, may neither replace sitting Board members nor amend the By-laws before the next annual meeting of stockholders.

     Advance Notice Provisions. FMP's By-laws provide for an advance notice procedure for the nomination, other than by the Board, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise matters at meetings must be received by FMP not less than 120 days before the first anniversary of the mailing of FMP's proxy statement for the previous year's annual meeting, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

     Delaware Law. FMP is subject to Section 203 of the DGCL, which provides that a corporation may not engage in any business combination with an "interested stockholder" during the three years after he becomes an interested stockholder unless the corporation's board of directors approved in advance either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or the business combination is approved by the corporation's board of directors and the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An interested stockholder is anyone who owns 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the previous three years; and the affiliates and associates of any such person. Under certain circumstances,
Section 203 of the DGCL makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders of a corporation may elect to exclude a corporation from the section's restrictions.

     Classified Board. FMP's Certificate of Incorporation and By-laws divide the board into three classes with staggered three year terms. On the date hereof, there are six directors. Pursuant to the Merger Agreement, upon the Effective Date, there will be nine directors, three in each class. See "THE MERGER -- Management and Operations of FMP after the Merger." At each annual meeting of stockholders, the terms of one class of directors will expire and the newly nominated directors of that class will be elected for a term of three years. The board will be able to determine the total number of directors constituting the full board and the number of directors in each class, but the total number of directors may not exceed 17 nor may the number of directors in any class exceed six. Subject to these rules, the classes of directors need not have equal numbers of members. No reduction in the total number of directors or in the number of directors in a given class will have the effect of removing a director from office or reducing the term of any then sitting director.

Stockholders may only remove directors for cause. If the board increases the number of directors in a class, it will be able to fill the vacancies created for the full remaining term of a director in that class even though the term may extend beyond the next annual meeting. The directors will also be able to fill any other vacancies for the full remaining term of the director whose death, resignation or removal caused the vacancy.

     A person who has a majority of the voting power at a given meeting will not in any one year be able to replace a majority of the directors since only one class of the directors will stand for election in any one year. As a result, at least two annual meeting elections will be required to change the majority of the directors by the requisite vote of stockholders. The purpose of classifying the board is to provide for a continuing body, even in the face of a person who accumulates a sufficient amount of voting power, whether by ownership or proxy or a combination, to have a majority of the voting power at a given meeting and who may seek to take control of FMP without paying a fair premium for control to all the holders of Common Stock. This will allow the board time to negotiate with such a person and to protect the interests of the other stockholders who may constitute a majority of the shares not actually owned by such person. However, it may also have the effect of deterring third parties from making takeover bids for control of FMP or may be used to hinder or delay a takeover bid thereby decreasing the chance of the stockholders of FMP realizing a premium over market price for their shares of FMP Common Stock as a result of such bids. See "RISK FACTORS -- FMP Corporate Risks: Anti-Takeover Provisions; Blank Check Preferred Stock."

     Stockholder Agreement. The Edwards Group and the Johnston Group have entered into a Stockholder Agreement. The Stockholder Agreement will take effect at the Effective Date of the Merger and will terminate three years after the Effective Date. Under the Stockholder Agreement, the Johnston Group will be entitled to designate six members of the FMP Board and the Edwards Group shall be entitled to designate three members of the FMP Board. The FMP Board will consist of at least nine members serving for staggered three year terms. If the FMP Board is expanded, the groups will designate directors in a ratio of two to one unless the Edwards Group no longer owns 10% of FMP's voting securities or the vacancy is filled by an independent director not affiliated with the Johnston Group. Members of each group shall serve in each class of directors. Danny Edwards and Robert G. J. Burg, II will serve on the Executive Committee and the Edwards Group will be entitled to designate a member of the Compensation Committee. Each of the parties to the Stockholder Agreement has agreed to vote his shares of FMP Common Stock in favor of designees of the Johnston Group and the Edwards Group and to not vote for the removal of a director designated under the Stockholder Agreement unless for cause, which is limited to wilful and continued failure to substantially perform his duties, wilful conduct which is significantly injurious to FMP or conviction for a felony, or with the written consent of the group that designated the director. See "RISK FACTORS -- FMP Corporate Risks: Control by Principal Stockholders."

TRANSFER AGENT

     The transfer agent for the FMP Common Stock is American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, CO 80202-1817; (303) 298-5370.

OPTIONS

     FMP has granted options to purchase approximately 170,000 shares of FMP Common Stock under its 1997 Stock Option Plan. See "FMP EXECUTIVE COMPENSATION." On the Effective Date, FMP will assume options and warrants, issued by RG, to purchase an additional approximately 492,000 shares of FMP Common Stock. See "THE MERGER -- Interests of Certain Persons in the Merger: RG Options."

SHARES ELIGIBLE FOR FUTURE SALE


     Future sales of shares of FMP Common Stock by FMP and its stockholders could adversely affect the prevailing market price of the FMP Common Stock. See "RISK FACTORS -- FMP Corporate Risks: Shares Eligible for Future Sale." Immediately after the Effective Date, the number of outstanding shares of FMP Common Stock will be approximately 5,548,000. Of this number, approximately 4,177,000 shares will be "restricted securities" under SEC Rule 144. Under that Rule, restricted securities that have been held for more than one year and less than two years and any shares held by affiliates of FMP (generally, officers, directors and principal stockholders), may only be sold without registration under the Securities Act, in limited quantities, through ordinary brokerage transactions. After May 31, 1998, Rule 144 restrictions on FMP Common Stock held by non-affiliates of FMP (approximately 376,000 shares out of the 4,177,000 at the Effective Date) will lapse. These 376,000 shares could be sold without restriction except that they are subject to shareholders' agreements which restrict their transfer. However, the shareholders' agreements are not "lock-up" agreements intended to restrict the flow of shares into the market and the parties thereto may allow any of the subject shares to be sold in compliance with the securities laws at any time. In addition to the 4,177,000 shares of FMP Common Stock which will be restricted securities, approximately 778,000 shares of FMP Common Stock issuable in the Merger will be issuable to persons who have been identified as affiliates of RG. These shares are subject to the restrictions imposed by SEC Rule 145, under which shares of FMP Common Stock issued in the Merger to persons who were affiliates of RG and will not be affiliates of FMP may be resold without registration during one year after the Effective Date, in limited quantities, through ordinary brokerage transactions. Shares issued in the Merger to persons who will be affiliates of FMP will be subject to the Rule 144 restrictions described above. See "THE MERGER -- Resale of FMP Stock; Affiliates."


     Regardless of Rule 144 and Rule 145, any stockholder may sell securities in transactions that have been registered under the Securities Act if he complies with its prospectus delivery requirements. The Edwards Group, who will receive approximately 777,000 shares of FMP Common Stock in the Merger, and the Johnston Group, who will own approximately 3,740,000 shares of FMP Common Stock, have entered into a Registration Rights Agreement with FMP. Under the Registration Rights Agreement, a group (for this purpose Berenson Minella is treated as a separate group) may demand registration of FMP Common Stock under the Securities Act having a value of not less than $5 million. FMP will not be obligated to effect more than one demand registration for the Edwards Group, more than two demand registrations for the Johnston Group or more than one demand registration for the Berenson Minella Group. No demand can be made during the first year, and only one demand can be made during the second year. Any group may join in pro rata only during the second year. The parties to the Registration Rights Agreement also have the right to have their shares of FMP Common Stock included in certain other registration statements filed by FMP from time to time. The number of shares to be registered is subject to reduction at the request of an underwriter. Under the Registration Rights Agreement, FMP will indemnify selling stockholders against liabilities created by untrue statements of material fact or omissions of material facts from a registration statement and each of the security holders agrees to indemnify FMP for a liability created by untrue statements of material fact or omissions of material fact in information supplied by the stockholder to FMP which is included in a registration statement. A stockholder will cease to have registration rights when the applicable group or its transferees hold FMP Common Stock existing at the Effective Date of the Merger or received upon the exercise of an option held by a party to the Registration Rights Agreement on the Effective Date which is less than five percent of the then outstanding shares. For this purpose, shares of FMP Common Stock that have been registered for sale under the Securities Act or that may be sold without restriction under Rule 144(k) are not counted. Sales of substantial amounts of FMP Common Stock under a registration statement or the perception that such sales may occur, could have a material adverse effect on the market price of the FMP Common Stock. See "THE MERGER -- Interests of Certain Persons in the Merger: Registration Rights Agreement."

                         OWNERSHIP OF FMP COMMON STOCK

     The following table sets forth, as of May 31, 1997, certain information with respect to the beneficial ownership of shares of FMP Common Stock by (a) each person known to FMP to be the beneficial owner of more than 5% of the outstanding shares of FMP Common Stock, (b) each director of FMP, (c) each of the Named Executives (see "FMP Executive Compensation--Summary Compensation Table"), and (d) FMP's directors and executive officers as a group.

                                                             NUMBER OF      PRE-MERGER
                                                               SHARES         PERCENT      POST-MERGER
                                                            BENEFICIALLY     OF CLASS        PERCENT
                    BENEFICIAL OWNER                         OWNED (a)          (b)        OF CLASS(c)
---------------------------------------------------------   ------------    -----------    -----------
Ronald L. Chalmers (d)...................................        130,859        3.13%          2.36%
Berenson Minella (e)(f)..................................      1,232,154       29.50%         22.21%
Christopher A. Johnston (e)(g)...........................      1,286,745       30.41%         22.97%
David E. Johnston (e)(h).................................        219,950        5.25%          3.96%
Richard P. Johnston (i)..................................        651,580       15.51%         11.69%
Raymond J. Minella (j)...................................      1,240,508       29.64%         23.33%
RPJ/JAJ Partners (e)(k)..................................        626,519       15.00%         11.29%
Kenneth J. Warren (e)(l).................................        349,472        8.34%          6.28%
All directors and officers as a group (6 persons) (m)....      3,879,115       90.28%         68.45%

---------------

(a) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

(b) Percentage of the outstanding FMP Common Stock as of May 31, 1997.

(c) Percentage of the FMP Common Stock that would have been outstanding if May 31, 1997 had been the Effective Date and no RG Options had been exercised on or before that date.

(d) Mr. Chalmers' address is c/o FMP, P.O. Box 298, Torrington, CT 06790. This amount includes 5,555 shares issuable upon the exercise of options which are exercisable within 60 days. Mr. Chalmers' shares are subject to an agreement with FMP which grants FMP a right of first refusal and a call right upon termination of his employment with FMP. These rights are not currently exercisable within 60 days.

(e) The members of the Johnston Group are parties to the Stockholder Agreement pursuant to which they have agreed to vote their shares of FMP Common Stock for the election of certain persons as directors of FMP. See "THE MERGER -- Interests of Certain Persons in the Merger: Stockholder Agreement."

(f) The address of Berenson Minella is 667 Madison Avenue, New York, NY 10021.

(g) Mr. Johnston's address is c/o FMP, 3490 Clubhouse Drive, Suite 102, Jackson Hole, WY 83001. This amount includes 54,590 shares issuable upon the exercise of options which are exercisable within 60 days, but it does not include 433,008 shares owned by Mr. Warren and others subject to a stockholders agreement which grants Mr. Johnston a right of first refusal and a call right which are not currently exercisable. Mr. Warren is a party to this stockholders agreement.

(h) Mr. Johnston's address is c/o FMP, 3490 Clubhouse Drive, Suite 102, Jackson Hole, WY 83001. This amount includes 11,110 shares issuable on the exercise of options which are exercisable within 60 days and 208,839 shares which have been pledged to RPJ/JAJ Partners, Ltd. under a pledge agreement pursuant to which the pledgee will only acquire voting power or dispositive power over the shares upon the occurrence of certain contingencies which have not yet occurred.

(i) Mr. Johnston's address is c/o FMP, 3490 Clubhouse Drive, Suite 102, Jackson Hole, WY 83001. This amount includes 626,519 shares owned by RPJ/JAJ Partners, Ltd. Mr. Johnston is a general partner in RPJ/JAJ Partners together with his wife and shares voting and dispositive power over the shares owned by the partnership. This amount also includes 25,060 shares issuable upon the exercise of options which are exercisable within 60 days. This amount does not include 584,751 shares which have been pledged to

    RPJ/JAJ Partners under pledge agreements which grant voting and dispositive power over such shares upon the occurrence of certain contingencies which have not yet occurred.

(j) Mr. Minella's address is c/o Berenson Minella, 667 Madison Avenue, New York, New York 10021. This amount includes 1,232,154 shares owned by Berenson Minella of which Mr. Minella is an indirect general partner. As such, Mr. Minella shares voting and dispositive powers over these shares. This amount also includes 8,353 shares issuable upon the exercise of options which are exercisable within 60 days.

(k) The address of RPJ/JAJ Partners is c/o FMP, 3490 Clubhouse Drive, Suite 102, Jackson Hole, WY 83001. This amount does not include 584,751 shares pledged to RPJ/JAJ Partners pursuant to pledge agreements which only grant voting and dispositive power over such shares to RPJ/JAJ Partners upon the occurrence of certain contingencies which have not yet occurred.

(l) Mr. Warren's address is 2109 West Fifth Avenue, Suite C, Columbus, Ohio 43212. This amount includes 15,328 shares issuable upon the exercise of options which are exercisable within 60 days. Mr. Warren is a party to a stockholders agreement under which the holders of 83,536 shares have granted him rights of first refusal which are not currently exercisable and Mr. Warren has granted a right of first refusal and a call right to Christopher
    A. Johnston which are not currently exercisable.

(m) This amount includes 119,999 shares issuable upon the exercise of options which are exercisable within 60 days. This amount does not include any shares excluded by notes (b) through (i) above.

Before the Effective Date, FMP had 14 stockholders.

                        DESCRIPTION OF RG CAPITAL STOCK

     The authorized capital stock of RG consists of 15,000,000 shares of Common Stock, $.001 par value per share and 5,000,000 shares of preferred stock, par value $.001 per share. As of June 30, 1997, there were 2,742,178 shares of RG Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. All such issued and outstanding RG Common Stock is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of June 30, 1997, 882,250 shares of RG Common Stock were reserved for issuance and are issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Pursuant to a revolving and term note, RG has agreed that it will not declare or pay cash dividends upon any of RG's stock without prior lender consent.

                          OWNERSHIP OF RG COMMON STOCK

     The following table sets forth, as of June 30, 1997, based in part on information provided to RG by the persons named in the table, the number of shares of RG Common Stock owned by the members of the RG Board, RG's Chief Executive Officer and the other executive officers of RG, all directors and executive officers as a group, and beneficial owners of more than 5% of the shares of RG Common Stock.


NAME AND ADDRESS                                              AMOUNT AND NATURE OF        PERCENTAGE
OF BENEFICIAL OWNER(a)                                       BENEFICIAL OWNERSHIP(a)     OWNERSHIP(a)
---------------------------------------------------------    -----------------------     ------------
Danny Edwards(b)(i)......................................           1,146,938                40.4%
Barry Entous(c)..........................................               6,000                *
James W. Myers(c)........................................               6,000                *
Gardiner Dutton(d).......................................               6,000                *
Robert G. J. Burg, II(e).................................             217,066                 7.3%
DMB(f)(i)................................................             414,771                15.1%
Acushnet(g)..............................................             250,000                 8.4%
FMP(i)...................................................           1,567,781                55.2%
All directors and executive officers as a group(h)(i)....           1,422,974                45.8%


---------------

* Less than 1%

(a) This information regarding beneficial ownership of RG Common Stock by certain beneficial owners and management of RG is as of June 30, 1997. The percent owned calculations are based on the number of shares of RG Common Stock outstanding on June 30, 1997, plus, with respect to each person or group, those shares subject to unexercised options which are exercisable on June 30, 1997, or within 60 days thereafter. The persons named in the table, to the Company's knowledge, have sole voting and sole investment power with respect to all shares of RG Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder. Unless otherwise indicated, the address for each person named in this table is c/o Royal Grip, Inc., 15170 North Hayden Road, Suite 1, Scottsdale, Arizona 85260.


(b) The total for Mr. Edwards includes 98,433 shares subject to unexercised options that are exercisable within 60 days.

(c) The totals for Messrs. Entous and Myers include 12,000 shares subject to unexercised options that are exercisable within 60 days.

(d) The total for Mr. Dutton includes 5,000 shares subject to unexercised options that are exercisable within 60 days.

(e) The total for Mr. Burg includes 216,066 shares subject to unexercised options that are exercisable within 60 days.

(f) DMB is an investment management firm. The address of DMB is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016. Mr. Drew M. Brown, a principal of DMB Property Ventures, was a member of the Board of Directors of the Company from April 1990 until November 1996.

(g) The total for Acushnet consists of 250,000 shares of Common Stock subject to unexercised options that are exercisable within 60 days. Such options were issued to Acushnet pursuant to the Acushnet Supply Agreement. The address of Acushnet is 744 Belleville Avenue, New Bedford, Massachusetts 02742-6916.

(h) The total for all directors and executive officers as a group includes an aggregate of 368,469 shares subject to unexercised options that are exercisable within 60 days.


(i) Under the Voting Agreement, the Edwards Group, which collectively owns approximately 53.6% of the outstanding RG Common Stock, has agreed to vote all shares of RG Common Stock held by them in favor of the Merger Proposal and has granted FMP an irrevocable proxy to vote their shares of RG Common Stock at the Special Meeting in favor of the Merger Proposal. FMP may be deemed to be the beneficial owner of these shares. See "THE
    MERGER -- Interests of Certain Persons in the Merger: Voting Agreement."


            COMPARISON OF RIGHTS OF HOLDERS OF FMP CAPITAL STOCK AND
                                RG CAPITAL STOCK

     All descriptions in the following and in other portions of this Proxy Statement/Prospectus that describe provisions of FMP's Certificate of Incorporation and By-laws refer to such provisions as they will exist as of the Effective Date pursuant to amendments made thereto immediately preceding the Effective Date.

     If the Merger is consummated, Shareholders will become holders of FMP Common Stock and the rights of Shareholders will be governed by FMP's Amended and Restated Certificate of Incorporation ("FMP Certificate") and FMP's By-laws ("FMP Bylaws"). The rights of FMP stockholders differ in certain respects from the rights of Shareholders. The material differences are summarized below. This summary is qualified in its entirety by reference to the full text of such documents. The FMP Certificate is Annex IV hereto. The FMP Bylaws are an exhibit to the Registration Statement. For information as to how copies of such documents may be obtained, see "AVAILABLE INFORMATION."

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     Section 141(b) of the DGCL provides that the board of directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. Pursuant to Section 141(d) of the DGCL, the directors of any Delaware corporation may, by the certificate of incorporation, by an initial by-law or by a by-law adopted by a vote of the shareholders, be divided into one, two or three classes.

     Section 78.115 of the NGCL provides that a corporation must have at least one director and may provide in its articles of incorporation or its by-laws for a fixed number of directors or a variable number of directors within a fixed maximum and minimum and for the manner in which the number of directors may be increased or decreased. Section 78.330 of the NGCL provides that the articles of incorporation or the by-laws may provide for a classified board of directors, but at least one-fourth of the directors must be elected annually.

     Article VI Section 1 of the Articles of Incorporation of RG ("RG Articles") provides that the board of directors shall be divided into three classes, as nearly equal in number as may be. Article III Section 2 of RG's By-laws ("RG Bylaws") provides that the board of directors shall consist of five members until the board of directors shall otherwise determine and that each director shall hold office until his successor is duly elected or until his earlier death, resignation or removal.

     Article FIFTH Section 1 of the FMP Certificate and Article II Sections 2.1.A and 2.1.B of the FMP Bylaws provide that: (a) the total number of directors on the board of directors shall be fixed by the board of directors but the total number of directors may not exceed seventeen; (b) the board of directors shall be divided into three classes; (c) the number of directors in any class may not exceed six; and (d) one class of directors shall be chosen for a term of three years at each annual meeting of stockholders.

DUTIES OF DIRECTORS

     Section 78.138 of the NGCL allows directors and officers of a corporation to consider a variety of non-shareholder interests in discharging their duties to the corporation. There are no corresponding provisions in the DGCL, the RG Articles, the RG Bylaws, the FMP Certificate or the FMP Bylaws.

REMOVAL OF DIRECTORS

     Section 141(k) of the DGCL provides that any director or the entire board of directors may generally be removed with or without cause by a majority shareholder vote. However, a director of a corporation with a classified board of directors may be removed only for cause unless the certificate of incorporation otherwise provides.

     Under Section 78.335 of the NGCL, directors may be removed from office by a two-thirds shareholder vote, or by the vote of such larger percentage of shares as may be provided in the articles of incorporation. A director elected by a voting group, unless otherwise provided in the articles of incorporation, may only be removed by a vote of two-thirds of the members of the group or by the vote of such larger percentage of the group as may be provided in the articles of incorporation for the removal of directors.

     Article VII Section 3 of the RG Articles and Article III Section 11 of the RG Bylaws provide that a director may be removed from office by the shareholders only for cause at a special meeting of the shareholders, called for the purpose of removing the director, with the affirmative vote of the holders of two-thirds of the voting power of all shares entitled to vote at such meeting.

     Article FIFTH Section 1(c) of the FMP Certificate and Article II Section 2.1.C of the FMP Bylaws provide that any director or the entire board of directors may be removed by the holders of a majority of shares then entitled to vote at an election of directors and only for cause.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Under Section 223 of the DGCL, unless the certificate of incorporation or the by-laws of a corporation provide otherwise, a majority vote of the directors then in office may fill vacancies and newly created directorships, even if the number of current directors is less than a quorum or only one director remains. If the directors filling an open slot on the board constitute less than a majority of the whole board (as measured before an increase in the size of the board), the Delaware Court of Chancery may, upon application of shareholders holding at least 10% of the outstanding voting shares, summarily order an election to fill the open slots or replace directors chosen by the directors then in office. Unless otherwise provided in the certificate of incorporation or by-laws, when one or more directors resign effective at a future date, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy.

     Similarly, under Section 78.335 of the NGCL, all vacancies, including those caused by an increase in the number of directors may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. If a director gives notice of his or her resignation to the board of directors, to become effective at a future date, the board may fill the vacancy to take effect when the resignation becomes effective, with the director so appointed to hold office during the remainder of the term of office of the resigning director.

     Article VII Section 2 of the RG Articles provides that vacancies on the board of directors, including those caused by an increase in the number of directors, shall be filled by a vote of a majority of the directors then remaining in office. Article III Section 12 of the RG Bylaws provides that: (a) vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director; (b) if the corporation has no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, may call a special meeting of shareholders to fill the vacancies on the board of directors; and (c) if one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided elsewhere in the RG Bylaws.

     Article FIFTH Section 1 of the FMP Certificate and Article II Section 2.1.D of the FMP Bylaws provide that: (a) if the board of directors increases the number of directors in any class, the board may fill the vacancy created thereby for the full remaining term of a director in that class even though such term may extend beyond the next annual meeting; and (b) the board of directors may fill any vacancy occurring for any other reason for the full remaining term of the director whose death, resignation or removal caused the vacancy, even though such term may extend beyond the next annual election.

LIMITATION ON DIRECTORS' LIABILITY

     Section 102(b)(7) of the DGCL allows a corporation, through its certificate of incorporation, to limit or eliminate the personal liability of directors to the corporation and its shareholders for monetary damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for
(a) any breach of the director's duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) wilful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (d) any transaction from which the director derives an improper personal benefit.

     Section 78.037 of the NGCL allows a corporation, through its articles of incorporation, to limit or eliminate the personal liability of directors to the corporation and its shareholders for damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Section 78.300 of the NGCL.

     Article XIV of the RG Articles provides that, to the fullest extent permitted by the NGCL, a director of the corporation shall not be liable to the corporation or its shareholders for monetary or other damages for breach of fiduciary duties as a director.

     Article EIGHTH of the FMP Certificate provides that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(b) for acts not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL which imposes liability for the payment of unlawful dividends and unlawful stock purchases or redemptions, or (d) for any transaction from which the director derives an improper personal benefit. This Article also provides that if the DGCL is ever amended to authorize further limits of director liability, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the DGCL.


     None of these provisions allows a corporation to limit the availability of equitable relief.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL and Section 78.751 of the NGCL both provide that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than certain actions by or in right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct.

     Article XI of the RG Articles provides that the corporation shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he is, or was, an officer, director, employee or agent of the corporation, to the fullest extent allowed under the NGCL. The indemnification called for under the RG Articles is mandatory in all circumstances where indemnification is permitted under the NGCL.

     Article X Section 1 of the RG Bylaws provides terms for the indemnification of directors, officers, employees and agents of the corporation in non-derivative actions. This Section provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Article X Section 2 of the RG Bylaws provides terms of indemnification in derivative actions. This Section provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Article X Section 3 of the RG Bylaws provides that to the extent a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any direct or derivative action, suit or proceeding resulting from his relationship with the corporation or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Article NINE of FMP's Certificate and Article VI Sections 6.1 and 6.2 of the FMP Bylaws provide terms of indemnification of directors, officers, employees and agents of the corporation. FMP's indemnification provisions are essentially identical to RG's indemnification provisions except that only indemnification of directors and officers is mandatory under FMP's indemnification provisions. Under FMP's Certificate and Bylaws, indemnification of other employees and agents of the corporation is permissive.

LOANS TO DIRECTORS

     Section 143 of the DGCL allows a corporation to lend money to or guarantee an obligation of an officer or employee, including one who acts as a director, if the assistance is reasonably expected to benefit the corporation. Such assistance may be provided without shareholder approval. The NGCL contains no corresponding provision.

     The RG Articles, the RG Bylaws, the FMP Certificate and the FMP Bylaws contain no provisions directly concerning loans to directors, officers or other employees of the corporation.

DIVIDENDS

     Subject to additional restrictions in a corporation's certificate of incorporation, Section 170 of the DGCL allows the board of directors of a Delaware corporation to pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

     Section 78.288 of the NGCL allows a board of directors to make distributions to shareholders, unless otherwise provided in the articles of incorporation. However, no distribution may be made if it would cause (a) the corporation to be unable to pay its debts as they become due or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation's assets to be less than the sum of its liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential shareholders whose rights are superior to those receiving the distribution.

     Article VIII of the RG Bylaws provides that the board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the NGCL.

     Article FIFTH of the FMP Certificate provides that the holders of issued and outstanding shares of common stock of the corporation shall be entitled to receive ratably, in proportion to the number of shares held by them, such dividends as may be declared by the board of directors, from time to time, out of the assets or funds of the corporation legally available for the payment of dividends.

ACTION BY SHAREHOLDERS THROUGH WRITTEN CONSENT

     Under Section 228(a) of the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at an annual or special meeting of the shareholders may be taken in the absence of a meeting, without prior notice and without a vote. Such action may be taken by the written consent of shareholders in lieu of a meeting setting forth the action so taken and signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted.

     Under Section 78.320 of the NGCL, unless otherwise provided in a corporation's articles of incorporation or by-laws, any action required or to be taken at an annual or special meeting of the shareholders may be taken in the absence of a meeting, without prior notice and without a vote. Such action may be taken by the written consent of shareholders in lieu of a meeting setting forth the action so taken and signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted.

     Under Section 78.320 of the NGCL, unless otherwise provided in a corporation's articles of incorporation or by-laws, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

     Article IX of the RG Articles and Article II Section 14 of the RG Bylaws provide that and so long as the corporation shall be registered as a public company pursuant to the Exchange Act and subject to the reporting requirements of Section 13 of said Act, all action by holders of the corporation's outstanding voting securities shall be taken at an annual or special meeting of the shareholders following notice as provided by law or in the RG Bylaws and shareholders of the corporation shall not have the power to act by means of written consent.

     Article SEVENTH of the FMP Certificate provides that shareholders may not act by written consent and that action shall be taken by the shareholders of the corporation only at annual and special meetings of shareholders.

SPECIAL MEETINGS OF SHAREHOLDERS

     Under Section 211(d) of the DGCL, special meetings of shareholders may be called by the board of directors and by such other person or persons as may be authorized to do so by the corporation's certificate of incorporation or by-laws. Under Section 78.310 of the NGCL, meetings may be held in the manner provided by the by-laws of the corporation.

     Article II Section 2 of the RG Bylaws provides that special meetings of the shareholders may be called for any purpose or purposes at any time by a majority of the board of directors or by the chairman of the board or the president.

     Article 1 Section 1.2 of the FMP Bylaws provides that special meetings of shareholders may be called by the board of directors. Special meetings of shareholders shall be held for such purpose or purposes and at such date, time and place, either within or without the State of Delaware, as may be designated by the board of directors. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting. No officer, director nor shareholder shall have the authority to call a meeting of shareholders without the express authorization of the board of directors.

CUMULATIVE VOTING

     Both Section 214 of the DGCL and Section 78.360 of the NGCL allow a corporation to provide for cumulative voting in the certificate of incorporation or the articles of incorporation.

     Article IV of the RG Articles and Article II Section 12 of the RG Bylaws provide that shareholders shall not have cumulative voting rights with respect to the election of directors or for any other purpose.

     The FMP Certificate does not provide for cumulative voting.

NECESSARY VOTE TO EFFECT MERGER (NOT INVOLVING INTERESTED STOCKHOLDER)

     The DGCL requires a majority vote of the shares entitled to vote in order to effectuate a merger between two Delaware corporations (Section 251(c)) or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign corporation") (Section 252(c)). However, unless required by the certificate of incorporation, Sections 251(f) and 252(e) do not require a vote of the shareholders of a constituent corporation surviving the merger if (a) the merger agreement does not amend that corporation's certificate of incorporation, (b) each share of that corporation's stock outstanding before the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger and
(c) in the event the merger plan provides for the issuance of common stock or securities convertible into common stock by the surviving corporation, the common stock issued and the common stock issuable upon conversion of the issued securities does not exceed 20% of the shares outstanding immediately before the effective date of the merger.

     Section 92A.120 of the NGCL requires a majority vote of the shares entitled to vote in order to effect any merger. However, the articles of incorporation or the board of directors may provide for a greater vote under some circumstances. In addition, Section 92A.130 of the NGCL provides that the vote of the stockholders of the surviving corporation on a plan of merger is not required under substantially the same conditions as are specified in Sections 251(f) and 252(e) of the DGCL.

     The RG Articles, the RG Bylaws, the FMP Certificate and the FMP Bylaws contain no provisions directly addressing the vote required to effect a merger not involving an interested shareholder.

BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS

     Pursuant to Section 203 of the DGCL, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless (a) the transaction that results in the person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder, (b) upon consummation of the transaction which results in the shareholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans or
(c) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of shareholders. Under Section 203 of the DGCL, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it sought to be determined whether such person is an interested stockholder. Section 203 of the DGCL does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment.

     Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period although the shareholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 of the DGCL may encourage companies interested in an acquisition to negotiate in advance with the target company's Board of Directors, because the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the shareholder becoming an interested shareholder. Such provisions also may have the effect of preventing changes in the management. It is further possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

     Under certain circumstances, the following selected provisions of the NGCL may delay or make difficult acquisitions or changes of control. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

     Pursuant to Sections 78.378 to 78.3793 of the NGCL, an "acquiring person" who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of such shareholders held upon the request and at the expense of the acquiring person. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of his or her shares, and the corporation must comply with the demand. For purposes of the above provisions, "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise
(a) one-fifth or more but less than one-third, (b) one-third or more but less than a majority, (c) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of the disinterested shareholders as each threshold is reached and/or exceeded. "Control Shares" means those outstanding voting shares of an issuing corporation which an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing corporation" means a corporation which is organized in Nevada, has 200 or more shareholders, at least 100 of whom are shareholders of record and residents of Nevada, and does business in Nevada directly or through an affiliated corporation. The above provisions do not apply if the articles of incorporation or by-laws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that said provisions do not apply.

     Sections 78.411 to 78.444 of the NGCL restrict the ability of a "resident domestic corporation" to engage in any combination with an "interested stockholder" for three years after the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the above provisions, "resident domestic corporation" means a Nevada public corporation that has 200 or more shareholders. "Interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date.

     Article VIII of the RG Articles provides that a business combination involving the corporation and an interested shareholder of the corporation shall not be consummated without the affirmative vote of the holders of at least two-thirds of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, unless (i) the Fair Market Value (as defined in Article VIII) of the consideration to be received per share by holders of Voting Stock in the business combination is at least equal to the Highest Per Share Price (as defined in Article VIII), and (ii) the form of consideration to be received per share by holders of Voting Stock in the business combination shall be United States currency or the form of consideration used by the interested shareholder, to acquire the largest aggregate Fair Market Value Voting Stock which such interested shareholder has previously acquired. The aforesaid affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by the RG Articles or in any agreement with any national securities exchange or otherwise. Notwithstanding the foregoing, the provisions of this Article shall not apply to any business combination involving the corporation and an interested shareholder if the board of directors of the corporation shall by resolution have approved, prior to the time that such interested shareholder shall have become an interested shareholder, a memorandum of understanding or an agreement with such interested shareholder setting forth, at least generally, the substance of the terms upon which such transaction shall thereafter be consummated or if a majority of the disinterested directors shall by resolution have approved such transaction.

     The FMP Certificate and the FMP Bylaws do not specifically address business combinations involving interested shareholders.

SHAREHOLDERS' RIGHT TO INSPECT CORPORATE BOOKS AND RECORDS

     Section 220(b) of the DGCL provides that any shareholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A "proper purpose" means a purpose reasonably related to such person's interest as a shareholder.


     Section 78.257 of the NGCL provides that a shareholder of record of a corporation who owns 15% or more of the issued and outstanding stock of the corporation may, upon at least five days' written demand, inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of the corporation, to make extracts therefrom, and to conduct an audit of such records. The right of such shareholders may not be limited in the articles or bylaws of the corporation. A shareholder's rights under this section may be denied if the shareholder refuses to furnish the corporation an affidavit that such inspection, extracts or audit is not desired for any purpose not related to his interest in the corporation as a shareholder.


     The RG Articles, the RG Bylaws, the FMP Certificate and the FMP Bylaws contain no provisions concerning the shareholders' rights to inspect corporate books and records.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the material federal income tax consequences of the Merger to the Shareholders. The federal income tax discussion set forth below is for general information only and may not apply to particular categories of Shareholders subject to special treatment under the Code, including without limitation, foreign holders and holders whose RG Common Stock was acquired pursuant to the exercise of any employee stock option or otherwise as compensation. EACH SHAREHOLDER AND HOLDER OF AN RG OPTION IS URGED TO CONSULT HIS TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE MERGER AND THE OTHER TRANSACTIONS DISCUSSED HEREIN, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

CONSEQUENCES OF THE MERGER

     RG has received an opinion from FMP's tax counsel, Fabian & Clendenin ("Counsel"), to the effect that, on the basis of the facts, representations and assumption set forth in the opinion, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     The representations (among others) relied upon by Counsel in giving its opinion contain statements or agreements to the effect that: RG will be maintained as a separate corporation by FMP; FMP assets will not be used to pay any Shareholders dissenting to the Merger; and FMP owns no RG Common Stock and has no intention to reacquire any stock issued in the Merger.

     The favorable tax treatment of the Merger also depends upon the historic shareholders of RG maintaining a so-called "continuity of interest" in the FMP Common Stock received in the Merger. Under Revenue Procedures issued by the IRS, continuity of interest is maintained in the transaction if the historic shareholders of RG continue to maintain at least one-half their stock investment in RG in the modified form of FMP Common Stock received by them in the proposed transactions. RG has represented that it knows of no plan or intent by any Shareholder owning less than 5% of the RG Common Stock to sell more than one-half of his FMP Common Stock received in the proposed transactions. Further, each Shareholder owning more than 5% of the RG Common Stock prior to the Merger will represent that such Shareholder has no plan or intention to sell more than one-half of his FMP Common Stock received in the Merger. Counsel is of the opinion, based upon the foregoing representations regarding the plans and intentions of the Shareholders, that the Merger meets the continuity of interest requirement.

     As described above under the heading "The Merger Agreement," immediately after the Transfer and the Distribution, pursuant to the Merger Agreement, Merger Sub will merge with and into RG. Assuming that the Merger will be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code for federal income tax purposes, as Counsel has opined, the specific consequence of this treatment will be that:

    1. No gain or loss will be recognized by RG or FMP as a result of the Merger.

    2. No gain or loss will be recognized by Shareholders whose shares of RG Common Stock are exchanged solely for FMP Common Stock pursuant to the Merger, except with respect to the cash received by such Shareholders in lieu of a fractional share interest in FMP Common Stock.

    3. A Shareholder who receives cash in lieu of a fractional share interest of FMP Common Stock will be treated as if such cash had been received in redemption of the fractional share interest. The receipt of such cash generally should result in gain or loss in an amount equal to the difference between the amount of the cash received and the portion of the Shareholder's tax basis in the RG Common Stock. Such gain or loss generally will be treated as capital gain or loss, provided that such fractional share is held by such Shareholder as a capital asset at the Effective Date.

    4. The aggregate tax basis of the FMP Common Stock received or, in the case of fractional shares, deemed received by Shareholders who exchange their RG Common Stock for FMP Common Stock in the Merger will be the same as the tax basis of the RG Common Stock surrendered in exchange therefor.

    5. The holding period for the shares of FMP Common Stock received in the Merger will include the period during which the shares of RG Common Stock surrendered in exchange therefor were held, provided that such shares of RG Common Stock were held as capital assets at the Effective Date.

     Counsel's opinion with respect to the Merger is based upon certain representations and represents Counsel's best legal judgment, but is not binding upon the IRS or the courts. If any representation or assumption relied upon in rendering Counsel's opinion with respect to the Merger is inaccurate, or if the Service were to challenge successfully the federal income tax treatment of the Merger set forth in Counsel's opinion, then, in general, although not entirely free from doubt, for federal income tax purposes it is likely that each Shareholder would recognize gain measured by the excess of the fair market value of the FMP Common Stock received in the Merger plus the amount of cash in lieu of a fractional share over the tax basis in his RG Common Stock. See "RISK FACTORS -- Risks Related to the Merger: Tax Treatment."

LIMITATIONS AND QUALIFICATIONS

     The foregoing discussion of the anticipated material federal income tax consequences of the Merger is based on the law in effect as of the date hereof, including the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change (possibly on a retroactive basis). This discussion does not address any aspect of state, local or foreign taxation. In addition, this discussion does not attempt to address all issues that may be relevant to a particular Shareholder in light of such holder's personal circumstances, and does not apply to holders subject to special treatment under the federal income tax laws. Further, this discussion may not apply to a Shareholder who acquired his stock pursuant to the exercise of an employee stock option or otherwise as compensation, and does not apply to a holder of RG Options who receives shares of FMP Common Stock upon the exercise thereof. Accordingly, each Shareholder should consult such holder's own tax adviser as to the specific tax consequences to such holder of the Merger, including the effect of state, local, foreign and other tax laws.

                 AMENDMENT TO ROYAL GRIP 1993 STOCK OPTION PLAN

GENERAL

     At the Special Meeting, Shareholders will vote upon whether to approve the Amendment to increase the number of shares of RG Common Stock authorized for issuance under the Plan from 400,000 to 550,000. The Amendment has been unanimously approved by the RG Board. The following discussion is qualified in its entirety by reference to the text of the Plan, as amended, set forth in Annex III.

     The Plan was originally adopted by the RG Board and approved by the Shareholders on August 9, 1993. Initially, a total of 250,000 shares of RG Common Stock was reserved for issuance upon exercise of options granted thereunder. On June 3, 1994, RG amended the Plan to increase the number of shares of RG Common Stock authorized for issuance thereunder from 250,000 to 400,000. In September 1994, RG amended the Plan to permit RG to grant nonstatutory stock options to consultants and advisers of RG.


     The Plan authorizes grants of "incentive stock options" ("ISO") as defined in Section 422 of the Code, to all eligible RG employees and nonstatutory stock options ("NSO"), which do not qualify as incentive stock options, to consultants and advisers. There are approximately 150 eligible employees of RG, as well as several advisers and consultants. Any RG employee, consultant and adviser to RG that is selected to participate in the Plan is hereinafter referred to as a "Participant." Options to purchase all 550,000 shares of RG Common Stock under the Plan have been granted, although options for 2,500 shares were subsequently canceled due to employee terminations. The closing price for the RG Common Stock on August 12, 1997, as reported on the Nasdaq National Market, was $3.69 per share.


     As set forth below, the RG Board has granted options to acquire 40,000 shares of RG Common Stock to Danny Edwards at an exercise price of $3.30 per share and options to acquire 110,000 shares to Robert G. J. Burg, II at an exercise price of $3.00 per share, subject to approval of the Amendment by the Shareholders. The options granted to Mr. Edwards shall vest one-third upon grant and one-third on each of the two successive anniversaries of the grant. The expiration date for options granted to Mr. Edwards is five years from the date of grant. The options granted to Mr. Burg shall vest immediately. The expiration date for options granted to Mr. Burg is eight years from the date of grant.

                              AMENDED PLAN GRANTS

                             1993 STOCK OPTION PLAN


              NAME AND POSITION              NUMBER OF SHARES     EXERCISE PRICE   DOLLAR VALUE (a)
    -------------------------------------    ----------------     --------------   ----------------
    Danny Edwards, CEO...................          40,000          $       3.30        $ 15,600
    Robert G. J. Burg II, President......         110,000          $       3.00        $ 75,900
    Executive Group......................         150,000          $ 3.00-$3.30        $ 91,500
    Non-Executive Director Group.........              --                    --              --
    Non-Executive Officer Employee
      Group..............................              --                    --              --


---------------


 (a) Based on the difference between the exercise price and the closing price of the RG Common Stock on August 12, 1997, as reported on the Nasdaq National Market of $3.69 per share assuming that the options were exercised on that date.


REASONS FOR APPROVAL

     The RG Board believes that the Plan promotes the success and enhances the value of RG by (a) linking the personal interests of Participants to those of the Shareholders, and (b) providing Participants with an incentive for outstanding performance. The RG Board believes that increasing the number of options available under the Plan and granting them as provided above is consistent with the purpose of the Plan and appropriate to provide an additional incentive to the recipients to continue to contribute to RG until and after completion of the Merger.

PLAN PROVISIONS

     The Plan is administered by the Compensation Committee of the RG Board, none of the members of which is eligible to participate in the Plan. The Compensation Committee has the exclusive authority to administer the Plan, including the power to determine eligibility, the type of options to be granted, the number of awards to be granted, and the terms and conditions of any award granted, including, but not limited to, the price and timing of awards. The exercise price of an ISO must be equal to the fair market value per share of the RG Common Stock on the date of grant, or 110% of fair market value if the grantee beneficially owns 10% or more of the outstanding RG Common Stock. The exercise price of an NSO may not be less than 75% of the fair market value per share of the RG Common Stock on the date of grant.

     In general, a Participant may be granted any number of options and each option may be for any number of shares. The aggregate market value of RG Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year may not exceed $100,000.

     Upon exercise of an option, the exercise price may be paid in cash, shares of RG Common Stock with an aggregate fair market value equal to the option price plus applicable taxes, or a combination of the foregoing. Except as otherwise provided in a Participant's option agreement, options generally expire six years from the date of grant and generally vest over a three year period. In no event may the term of an option exceed ten years. If a Participant's status as an employee, consultant, or adviser is terminated by RG, except if such termination is due to death or disability, then the Participant may, but only within 30 days after the date of termination, exercise his or her option to the extent that it was exercisable at the date of termination. If a Participant ceases to be an employee of RG due to death or disability, the Participant (or the Participant's legal representative) may, for a period of 12 months, exercise the option to the extent it was exercisable at the date of termination. However, no option may be exercised after its expiration date.

     Subject to the approval of the RG Board, the Participant may make an irrevocable election to have RG withhold from those shares that would otherwise be received upon the exercise of the option a number of shares having a fair market value equal to the minimum amount necessary to satisfy RG's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the exercise of such option by the Participant. RG shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of RG Common Stock under the Plan from other amounts payable to the Participant after giving the person entitled to receive such RG Common Stock notice as far in advance as practical, and RG may defer making delivery of such RG Common Stock if any such tax may be pending unless and until indemnified to its satisfaction.

     Generally, an option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner except in the following limited circumstances: (a) by will, (b) by the laws of descent or distribution, (c) pursuant to a "qualified domestic relations order" under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (d) if the Participant's status as an employee, consultant or adviser is terminated due to death or disability, the Participant (or the Participant's legal representative) may exercise his or her vested, unexpired options within 12 months from the date of termination.

     Upon the merger of RG with or into another corporation all options granted under the Plan must be assumed or an equivalent option must be substituted by the successor corporation. The RG Board has the authority to determine, in its sole discretion and instead of such assumption or substitution, that the holders of any options granted under the Plan have the right to exercise such options.

     The RG Board may amend or terminate the Plan. However, the RG Board may not amend the Plan without prior approval of the Shareholders if such amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the number of shares of RG Common Stock which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan. The Plan terminates on December 31, 2003, unless terminated earlier by the RG Board. Amendment or termination of the Plan will not affect outstanding stock options without the consent of the Participants.

FEDERAL INCOME TAX CONSEQUENCES FOR NONSTATUTORY STOCK OPTIONS

     A nonstatutory stock option, or NSO, does not qualify as an "incentive stock option" under Section 422 of the Code.

     A Participant does not realize any compensation income upon the grant of an NSO. Additionally, RG may not take a tax deduction at the time of the grant. Upon exercise of an NSO, a Participant realizes and must report as compensation income an amount equal to the difference between the fair market value of the RG Common Stock on the date of exercise and the exercise price. RG is entitled to take a deduction at the same time and in the same amount as the Participant reports compensation income, provided that RG meets all withholding requirements with respect to the taxable income realized by the Participant.

     When a Participant disposes of the shares of RG Common Stock received upon exercise of an NSO, he or she will realize capital gain income if the amount realized on the sale exceeds the Participant's basis in the shares. If the Participant's basis in the shares exceeds the amount realized on the sale, the Participant will realize a capital loss. A Participant's basis in the optioned shares is equal to the exercise price plus any additional compensation income realized by the Participant upon exercise of the option. There is no tax impact to RG upon the subsequent disposition of shares by a Participant.

FEDERAL INCOME TAX CONSEQUENCES FOR INCENTIVE STOCK OPTIONS

     Options granted under the Plan may be "incentive stock options" qualifying under Section 422 of the Code for special tax treatment. Neither the grant of the ISO nor the exercise of the ISO by a Participant will result in the recognition of taxable income to the Participant. However, the exercise of an ISO will result in an item of tax preference to a Participant potentially subject to the alternative minimum tax. The ultimate sale or other disposition by the Participant of the shares obtained upon exercise of the ISO will result in capital gain or loss equal to the difference between the fair market value on the date of sale and the exercise price. RG will not be entitled to a deduction with regard to the ISO at the time of the grant, the exercise or the ultimate sale of the shares.

     Notwithstanding the foregoing, if a Participant sells or disposes of the shares prior to two years after the date of the grant of the ISO or one year after the date of the exercise, the Participant will recognize compensation income equal to the lesser of the fair market value of the stock on the date of exercise over the exercise price or the amount realized on the disposition over the exercise price. The excess of the amount received on the sale over the value on the date of exercise will be capital gain. In the case of such a disqualifying disposition of shares, RG may deduct the amount recognized as compensation income.

     The foregoing is intended to serve only as a general discussion of certain federal income tax consequences. In addition to the foregoing federal tax considerations, the exercise of an ISO or NSO and the ultimate sale or other disposition of the shares acquired thereby will in most cases be subject to state income taxation.

OTHER TAX CONSEQUENCES

     Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest paid employees of the corporation.

     Performance-based compensation is outside the scope of the $1 million limitation, and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by stockholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming stockholder approval and other applicable requirements are satisfied) is compensation associated with the exercise of a stock option provided that the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant and the plan under which such stock options were granted sets forth a limit on the maximum number of shares that can be acquired pursuant to options awarded to plan participants. The Plan does not provide for such limitation; therefore, any compensation in excess of $1 million associated with the exercise of stock options granted under the Plan cannot be deducted pursuant to Section 162(m) of the Code.

REQUIRED VOTE

     Approval of the Amendment to increase the number of shares authorized under the Plan requires the affirmative vote of the holders of a majority of the shares of RG Common Stock present at the Special Meeting in person or by proxy.

     The RG Board has unanimously approved the Amendment and unanimously recommends that Shareholders vote for approval of the Amendment.

                                    EXPERTS

     The consolidated financial statements of RG as of December 31, 1995 and 1996, and for the years then ended appearing in this Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of FMP and subsidiaries as of May 30, 1996 (the "Predecessor Business") and May 31, 1997 (the "Successor Company") and for the years then ended, respectively, included in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                            RG SHAREHOLDER PROPOSALS


     A date for RG's 1997 Annual Meeting of Shareholders has not been set and if the Merger occurs, no such annual meeting may be held. If such annual meeting date is set, shareholders will be notified of the date by which proposals intended to be presented at such annual meeting must be received by RG for inclusion in RG's proxy statement.


     FMP may not be required to include an FMP stockholder's proposal in FMP's proxy statement or form of proxy relating to a meeting of FMP stockholders unless the FMP stockholder, at the time he submits the proposals, is a record or beneficial owner of at least one percent or $1,000 in market value of FMP securities entitled to be voted on the proposal at the meeting and has held such securities for at least one year, and he continues to own such securities through the date on which such meeting is held. If FMP holds a stockholders meeting for which stockholders' proposals must be submitted before the first anniversary of the Merger, FMP may require that proposals made by an FMP stockholder, who became an FMP stockholder as a result of the receipt of shares of FMP Common Stock in the Merger, should not be included in FMP's proxy statement or form of proxy for such meeting because such stockholder will not have held FMP voting securities for at least one year prior to making the proposals.

                                 LEGAL MATTERS

     The validity of the shares of FMP Common Stock to be issued in connection with the Merger will be passed upon for FMP by Kenneth J. Warren, Attorney-at-Law, Columbus, Ohio. Mr. Warren is the beneficial owner of 349,472 shares of FMP Common Stock, and is a director and Secretary of FMP. See "OWNERSHIP OF FMP COMMON STOCK." Mr. Warren participated in the organization of FMP and has received legal fees from FMP. See "CERTAIN FMP TRANSACTIONS" and "FMP EXECUTIVE COMPENSATION."

     Certain of the tax consequences of the Merger will be passed upon by the law firm of Fabian & Clendenin, Salt Lake City, Utah, on behalf of FMP. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." David J. Lyon, of counsel to Fabian & Clendenin, owns 41,767 shares of FMP Common Stock and participated in the organization of FMP. See "CERTAIN FMP TRANSACTIONS."

                             AVAILABLE INFORMATION

     RG is (and, following the Merger, FMP will be) subject to the informational requirements of the Exchange Act, and in accordance therewith files (and, in the case of FMP, following the Merger it will file) reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by RG (and, following the Merger, to be filed by FMP) with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information also can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC's web site can be accessed at http://www.sec.gov. RG Common Stock is quoted on The Nasdaq National Market. Such reports, proxy statements and other information filed by RG can also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, DC 20006.

     FMP has filed with the SEC the Registration Statement under the Securities Act, of which this Proxy Statement/Prospectus is a part, with respect to the shares of FMP Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or attached as an annex hereto or such other document, each such statement being qualified in all respects by such reference. Any such contract or other document filed as an exhibit to the Registration Statement is available at the SEC's web site (http://www.sec.gov).

                            REPORTS TO STOCKHOLDERS

     FMP intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent accounting firm and such other periodic reports as FMP may determine to be appropriate or as may be required by law or the rules of any exchange on which its securities may be listed.

                                INDEMNIFICATION

     FMP is a Delaware corporation. Section 145 of the DGCL provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit, if they acted in good faith and in the manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

     Article NINTH of the FMP Certificate and Article VI of the FMP Bylaws have provisions requiring FMP to indemnify its directors and officers which are in substantially the same wording as Section 145.

     Article EIGHTH of the FMP Certificate further provides that no director will be personally liable to FMP or its stockholders for monetary damages or for any breach of fiduciary duty except for breach of the director's duty of loyalty to FMP or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, pursuant to Section 174 of the DGCL (which imposes liability in connection with the payment of certain unlawful dividends, stock purchases or redemptions), or any amendment or successor provision thereto, or for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of FMP pursuant to the foregoing provisions, or otherwise, FMP has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              FINANCIAL STATEMENTS

                                ROYAL GRIP, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
Audited Financial Statements
  Independent Auditors' Report........................................................   F-2
  Consolidated Balance Sheets as of December 31, 1996 and 1995........................   F-3
  Consolidated Statements of Operations for the Years Ended December 31, 1996 and
     1995.............................................................................   F-4
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1996 and 1995....................................................................   F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1996 and
     1995.............................................................................   F-6
  Notes to Consolidated Financial Statements..........................................   F-7
Unaudited Condensed Consolidated Financial Statements
  Condensed Consolidated Balance Sheet as of June 30, 1997............................  F-19
  Condensed Consolidated Statements of Operations for the Six Months Ended June 30,
     1997 and 1996....................................................................  F-20
  Condensed Consolidated Statements of Cash Flows for Six Months Ended June 30, 1997
     and 1996.........................................................................  F-21
  Notes to Condensed Consolidated Financial Statements................................  F-22


                                     F-1(RG)

                          INDEPENDENT AUDITORS' REPORT

  THE BOARD OF DIRECTORS AND STOCKHOLDERS
  ROYAL GRIP, INC.

     We have audited the accompanying consolidated balance sheets of Royal Grip, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Royal Grip, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, on January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

                                          /s/ Ernst & Young LLP

Phoenix, Arizona
February 14, 1997,
     except as to Notes 10 and 15,
     as to which the date is April 11, 1997.

                                     F-2(RG)

                                ROYAL GRIP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
                                            ASSETS
Current assets:
  Cash and cash equivalents.....................................    $    38,099     $   413,345
  Trade accounts receivable (net of allowance for doubtful
     accounts of $549,455 in 1996 and $227,070 in 1995).........      1,593,554       1,864,012
  Income tax refund receivable..................................             --         101,139
  Inventories, net..............................................      1,381,215       1,720,296
  Prepaid expenses..............................................         39,628          54,252
  Current portion of net investment in lease....................        214,506              --
  Other current assets..........................................         92,929          90,576
                                                                     ----------      ----------
          Total current assets..................................      3,359,931       4,243,620
  Property and equipment, net...................................      1,925,056       6,258,292
  Net investment in lease, less current portion.................      2,907,494              --
  Intangibles, net..............................................        251,554       1,083,240
  Other assets..................................................         51,250          58,675
                                                                     ----------      ----------
                                                                    $ 8,495,285     $11,643,827
                                                                     ==========      ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit................................................    $    60,000     $        --
  Trade accounts payable........................................        829,211         900,501
  Accrued payroll and commissions...............................        220,390         236,943
  Accrued expenses..............................................        878,436         534,182
  Current portion of long-term debt and capital leases..........        207,230         136,643
                                                                     ----------      ----------
          Total current liabilities.............................      2,195,267       1,808,269
Long-term debt and capital leases, less current portion.........        671,054         161,422
Other liabilities...............................................          8,147              --
Commitments and contingencies
Stockholders' equity:
  Preferred stock, par value $.001 per share. Authorized
     5,000,000 shares; none issued..............................             --              --
  Common stock, par value $.001 per share. Authorized 15,000,000 shares; 2,734,678 shares issued and outstanding in 1996 and
     1995.......................................................          2,735           2,735
  Additional paid-in capital....................................     12,592,906      12,199,288
  Accumulated deficit...........................................     (6,974,824)     (2,527,887)
                                                                     ----------      ----------
          Total stockholders' equity............................      5,620,817       9,674,136
                                                                     ----------      ----------
                                                                    $ 8,495,285     $11,643,827
                                                                     ==========      ==========

                            See accompanying notes.

                                     F-3(RG)

                                ROYAL GRIP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
Net sales.......................................................    $16,120,617     $17,373,451
Cost of goods sold..............................................     12,324,745      12,307,334
                                                                    -----------     -----------
Gross profit....................................................      3,795,872       5,066,117
Selling, general and administrative expenses....................      6,016,913       7,512,092
Loss on write-down and disposition of property and equipment....        446,166         530,788
Manufacturing outsourcing and acquisition costs.................      1,052,900         110,754
Loss on write-off of intangibles................................        684,329              --
                                                                    -----------     -----------
Loss from operations............................................     (4,404,436)     (3,087,517)
Other income (expense):
Interest income.................................................         11,123          25,524
Interest expense................................................        (52,348)        (62,904)
Other expense, net..............................................         (1,276)         (7,424)
                                                                    -----------     -----------
Loss before income tax benefit..................................     (4,446,937)     (3,132,321)
Income tax benefit..............................................             --         359,000
                                                                    -----------     -----------
Net loss........................................................    $(4,446,937)    $(2,773,321)
                                                                    ===========     ===========
Net loss per share..............................................    $     (1.63)    $     (1.01)
                                                                    ===========     ===========
Weighted average shares used in computation.....................      2,734,678       2,734,678
                                                                    ===========     ===========

                            See accompanying notes.

                                     F-4(RG)

                                ROYAL GRIP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                       ADDITIONAL       RETAINED           TOTAL
                                            COMMON       PAID-IN        EARNINGS       STOCKHOLDERS'
                                            STOCK        CAPITAL        (DEFICIT)         EQUITY
                                            ------     -----------     -----------     -------------
Balances at January 1, 1995.............    $2,735     $12,199,288     $   245,434      $ 12,447,457
Net loss................................       --               --      (2,773,321)       (2,773,321)
                                            ------     -----------     -----------       -----------
Balances at December 31, 1995...........    2,735       12,199,288      (2,527,887)        9,674,136
Issuance of stock options to
  non-employees.........................       --          393,618              --           393,618
Net loss................................       --               --      (4,446,937)       (4,446,937)
                                            ------     -----------     -----------       -----------
Balances at December 31, 1996...........    $2,735     $12,592,906     $(6,974,824)     $  5,620,817
                                            ======     ===========     ===========       ===========

                            See accompanying notes.

                                     F-5(RG)

                                ROYAL GRIP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEARS ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................................    $(4,446,937)    $(2,773,321)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
  Depreciation and amortization.................................      1,652,981       1,948,196
  Allowance for doubtful accounts...............................        322,385          83,010
  Loss on write-down and disposition of property and
     equipment..................................................        446,166         530,788
  Loss on write-off of intangibles..............................        684,329              --
  Inventory write-down and reserves.............................        117,827         588,203
  Issuance of stock options to non-employees....................        393,618              --
  Deferred income taxes.........................................             --        (272,000)
  Changes in operating assets and liabilities:
     Trade accounts receivable..................................        (51,927)       (572,502)
     Income tax refund receivable...............................        101,139         349,800
     Inventories................................................        221,254        (191,713)
     Prepaids and other current assets..........................         12,271         121,126
     Other assets and intangibles...............................        (23,561)         37,514
     Trade accounts payable and accrued expenses................        256,411         716,762
                                                                    -----------     -----------
          Net cash provided by (used in) operating activities...       (314,044)        565,863
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment...........................     (1,449,593)       (830,842)
  Proceeds from sale of property and equipment..................        740,025          34,229
                                                                    -----------     -----------
          Net cash used in investing activities.................       (709,568)       (796,613)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of long-term debt......................        726,309          36,155
  Repayments on long-term debt and capital leases...............       (146,090)       (105,969)
  Increase (decrease) in revolving line of credit...............         60,000        (480,000)
  Increase in other liabilities.................................          8,147              --
                                                                    -----------     -----------
          Net cash provided by (used in) financing activities...        648,366        (549,814)
                                                                    -----------     -----------
          Net decrease in cash and cash equivalents.............       (375,246)       (780,564)
          Cash and cash equivalents at beginning of year........        413,345       1,193,909
                                                                    -----------     -----------
          Cash and cash equivalents at end of year..............    $    38,099     $   413,345
                                                                    ===========     ===========
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for interest........................................    $    52,348     $    62,062

                            See accompanying notes.

                                     F-6(RG)

                                ROYAL GRIP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     Royal Grip, Inc. ("RG") designs and manufactures golf club grips and athletic headwear. RG's products are sold throughout the United States as well as internationally, largely Japan and the United Kingdom. During December 1996, RG outsourced the manufacturing of their golf club grips (see Note 10).

  Principles of Consolidation

     The consolidated financial statements include the financial statements of RG and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. All of the companies operate within the sports industry; therefore, no segment information is provided.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash Equivalents

     RG considers all highly liquid investments with maturities at the date of purchase of three months or less to be cash equivalents.

  Inventories

     Inventories are stated at the lower of weighted average cost or market.

  Intangible Assets

     Intangible assets consist of trademarks, covenants not to compete and goodwill primarily arising from the acquisition of Roxxi, Inc. (Roxxi). Costs incurred in securing trademark rights are amortized over a 20-year period. Covenants not to compete are amortized on a straight-line basis over the contractual lives which range from two to five years. Goodwill, representing the excess of the purchase price over the estimated fair value of the net assets of Roxxi, is amortized on a straight-line basis over the period of expected benefit of 15 years. Due to the historical losses of Roxxi, during the fourth quarter of 1996, RG assessed the recoverability of Roxxi intangibles based upon expected future undiscounted cash flows of Roxxi and other relevant information. Based on this evaluation, RG determined that the recoverability of goodwill and covenants not to compete were impaired, and consequently, recorded a loss of $684,329 to write-off the related assets.

  Property and Equipment

     Property and equipment is stated at cost or, if acquired under capital lease, at the lower of the present value of minimum lease payments or fair value at the inception of the lease.

     Depreciation of property and equipment is provided over estimated useful lives of three to twelve years on the straight-line method. Equipment under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Amortization of capitalized leases is included in depreciation and amortization expense.

                                     F-7(RG)

                                ROYAL GRIP, INC.

  Revenue Recognition

     RG recognizes revenues as of the date merchandise is shipped to its customers.

  Income Taxes

     RG accounts for income taxes under the asset and liability method of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

  Advertising

     RG expenses advertising as incurred. Advertising expense for the years ended December 31, 1996 and 1995 approximated $621,000 and $1,446,000, respectively.

  Net Loss Per Share

     Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding. Stock options were not included in 1996 and 1995 since they were antidilutive.

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128 "Earnings Per Share" which is required to be adopted on December 31, 1997. At that time, RG will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of SFAS No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material.

  Stock Based Compensation

     RG grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. RG accounts for stock option grants to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25).

     RG adopted SFAS No. 123 "Accounting for Stock Based Compensation" in 1996 related to stock options granted to non-employees. Expense equal to the fair value of the options granted to non-employees is recorded over the vesting period of the related options. The adoption of SFAS No. 123 did not have a material impact on the consolidated operations of RG.

  Long-Lived Assets

     RG adopted in 1996, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flow estimated to be generated by these assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Due to the historical losses at Roxxi, RG determined that the property and equipment and goodwill acquired as part of the Roxxi acquisition may not be recoverable through the undiscounted cash flow of the Roxxi operation. RG's estimate of the fair value (based on appraisals), less selling costs, of the property and equipment approximated its net carrying value, and accordingly, no loss was recorded related to the property and equipment. However, RG wrote off the goodwill and covenants not to compete related to Roxxi.

  Basis of Presentation

     The accompanying consolidated financial statements have been prepared on the basis that RG will continue as a going concern. RG has incurred successive losses and, in order for RG to continue as a going

                                     F-8(RG)

                                ROYAL GRIP, INC.

concern, RG must achieve profitable operations in the near term. If not successful in achieving profitable operations, RG could be placed in default of certain debt covenants which could accelerate the maturity of outstanding debt balances or restrict RG's access to the loans. In the event RG fails to achieve budgeted levels of sales and expenses, it may be required to obtain additional funds to finance its operations. There can be no assurance that RG will be able to obtain these funds on terms and conditions acceptable to RG, if at all.

     Management's plans with respect to achieving profitable operations include outsourcing its golf club grip manufacturing during 1997 (see Note 10) to Acushnet Rubber Company, Inc. (Acushnet) in order to decrease and fix its grip manufacturing costs. Acushnet has experienced start-up delays in the production of grips, which has adversely affected RG's customer relationships. Accordingly, RG is experiencing losses in early 1997 greater than anticipated. RG has entered into an agreement with Acushnet whereby Acushnet will reimburse RG for amounts which approximate the gross margin on sales lost as a result of failure to produce sufficient quantities.

     RG's plans also include cost reductions, improving purchasing arrangements, new product introductions, and changes to the headwear manufacturing process. Management has also developed production, sales and financing plans that call for significant improvements in 1997, including a significant improvement in net income (loss). Management believes that these plans, when coupled with available credit facilities, and the improved operations subsequent to year-end will enable RG to continue as a going concern at least through December 31, 1997.

2.  INTANGIBLE ASSETS

     Intangible assets at December 31 consist of the following:

                                                                     1996          1995
                                                                   --------     ----------
    Goodwill...................................................    $     --     $  641,311
    Covenants not to compete...................................          --        543,250
    Trademarks and patents.....................................     317,958        298,522
                                                                   --------     ----------
                                                                    317,958      1,483,083
    Less accumulated amortization..............................     (66,404)      (399,843)
                                                                   --------     ----------
                                                                   $251,554     $1,083,240
                                                                   ========     ==========

     Amortization of intangibles expense of $178,343 and $220,574 was recorded in 1996 and 1995, respectively. During the fourth quarter of 1996, RG wrote off the goodwill and covenants not to compete related to Roxxi aggregating $684,329.

3.  INVENTORIES

     Inventories at December 31 consist of the following:

                                                                     1996           1995
                                                                  ----------     ----------
    Finished goods............................................    $  849,769     $1,144,516
    Work in process...........................................       100,092        188,677
    Raw materials.............................................       476,354        575,306
                                                                  ----------     ----------
                                                                   1,426,215      1,908,499
    Less reserves.............................................       (45,000)      (188,203)
                                                                  ----------     ----------
                                                                  $1,381,215     $1,720,296
                                                                  ==========     ==========

                                     F-9(RG)

                                ROYAL GRIP, INC.

     During the first quarter of 1995, RG sold certain inventory in a bartering transaction in exchange for trade credit rights to be used in the purchase of goods and services over a three year period. No profit was recognized on the initial transaction and the rights were to be amortized as they were utilized. Due to the uncertainty as to the timing and extent of utilization of the trade credit rights, management recorded a write-down in expense to cost of goods sold of the trade credit rights of approximately $331,000 in 1995. No trade credit rights had been used as of December 31, 1996.

     During the fourth quarter of 1995, RG recorded approximately $188,000 in expense to cost of goods sold to reserve for certain excess and obsolete inventory.

4.  PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consist of the following:

                                                                   1996           1995
                                                                ----------     ----------
    Machinery and equipment.................................    $1,406,160     $7,894,240
    Furniture and fixtures and office equipment.............     1,391,698      1,023,241
    Transportation..........................................        73,702        906,833
    Leasehold improvements..................................       229,891        863,498
    Embroidery tapes........................................        93,518         93,177
                                                                ----------     ----------
                                                                 3,194,969     10,780,989
    Less accumulated depreciation and amortization..........    (1,269,913)    (4,522,697)
                                                                ----------     ----------
    Property and equipment, net.............................    $1,925,056     $6,258,292
                                                                ==========     ==========

     Depreciation expense of $1,474,638 and $1,727,622 was recorded in 1996 and 1995, respectively.

5.  INVESTMENT IN LEASE

     RG is the lessor of certain manufacturing equipment under a capital lease agreement expiring in December 2006, which transfers ownership of the equipment to the lessee at the end of the lease term (see Note 10). RG's net investment in the direct financing lease at December 31, 1996 consists of:

            Minimum lease payments receivable.....................    $4,508,385
            Unearned income.......................................    (1,386,385)
                                                                      ----------
                                                                       3,122,000
            Less current portion..................................      (214,506)
                                                                      ----------
                                                                      $2,907,494
                                                                      ==========

                                    F-10(RG)

                                ROYAL GRIP, INC.

     At December 31, 1996, future minimum lease payments receivable under the direct financing lease are as follows:

            1997...................................................    $  450,838
            1998...................................................       450,838
            1999...................................................       450,838
            2000...................................................       450,838
            2001...................................................       450,838
            Thereafter.............................................     2,254,195
                                                                       ----------
                                                                       $4,508,385
                                                                       ==========

6.  LINE OF CREDIT, LONG-TERM DEBT AND CAPITAL LEASES

     At December 31, 1996, RG was in default of certain covenants on its existing $1,200,000 line of credit which were waived by the bank. In February 1997, RG refinanced the outstanding balance of $760,000 through $60,000 in advances under a new $1,750,000 revolving line of credit and $700,000 of advances under a new $700,000 term note agreement with a bank. The new line of credit and term loan require payment of monthly interest at the bank's interest rate (prime) plus 1.75 percent. Should RG attain certain stipulated net income levels as defined in the agreement, the interest rate shall be payable monthly at prime plus 1.00 percent. The term loan requires monthly principal payments of $12,000 beginning March 1997. The line of credit and term loan mature in February 2000. The $700,000 outstanding at December 31, 1996 under the prior line of credit, which was due to mature in 1997, and refinanced with the new term loan, has been classified as long-term debt in RG's consolidated balance sheet.

     The new line of credit allows RG to borrow an amount up to $1,750,000, but restricts the borrowings based on certain receivable and inventory levels. As of the date of the refinancing, approximately $950,000 was available for borrowings under the terms of its new line of credit based upon available collateral. The line of credit and term loan are collateralized by substantially all of RG's assets and contain certain covenants, the more restrictive of which prohibit the payment of dividends, limit capital expenditures, and require RG to comply with certain financial ratios. RG must maintain a debt service coverage ratio of 1.0 to 1.0 for each quarter commencing June 30, 1997 and 1.25 to 1.00 for each quarter commencing December 31, 1997, and thereafter. RG has a covenant to maintain a minimum net worth of $6,300,000 at December 31, 1996, and net worth can not decrease by more than $300,000 for the quarter ending March 31, 1997; increase less than $400,000 for the quarter ending June 30, 1997; increase less than $150,000 for the quarter ending September 30, 1996; decrease more than $250,000 for the quarter ending December 31, 1997; and increase less than $300,000 for each fiscal year thereafter. RG also has net income covenants which correlate to the net worth covenants described above, and beginning in April 1997, RG cannot have a loss in excess of $100,000 in any one month. RG was in default of its net worth covenant at December 31, 1996 and received a waiver from the bank. See Note 15 regarding the modification to this covenant. The weighted average interest rates on short-term borrowings as of December 31, 1996 and 1995 were approximately 8.75 percent and 8.50 percent, respectively.

                                    F-11(RG)

                                ROYAL GRIP, INC.

     Long-term debt and capital leases consist of the following at December 31:

                                                                     1996          1995
                                                                   ---------     ---------
    Amounts payable under line of credit with a commercial
      bank, refinanced subsequent to December 31, 1996 through
      a term loan (see above)..................................    $ 700,000     $      --
    Note payable to a former employee of RG, $330,000 face
      value, discounted at a rate of 8 percent interest,
      payable in four annual principal and interest
      installments of $82,500, maturing April 1998.............      155,947       225,367
    Capital lease obligations, paid in full in 1996............           --        50,011
    Other......................................................       22,337        22,687
                                                                   ---------     ---------
                                                                     878,284       298,065
    Less current portion.......................................     (207,230)     (136,643)
                                                                   ---------     ---------
                                                                   $ 671,054     $ 161,422
                                                                   =========     =========

     At December 31, 1996, the maturities of long-term debt are as follows:

            1997....................................................    $207,230
            1998....................................................     222,626
            1999....................................................     149,673
            2000....................................................     298,211
            2001....................................................         544
                                                                        --------
                                                                        $878,284
                                                                        ========

7. INCOME TAXES

     Income tax benefit consists of the following for the years ended December
31:

                                                                     1996          1995
                                                                   ---------     ---------
    Current:
      Federal..................................................    $      --     $ (87,000)
      State....................................................           --            --
                                                                   ----------    ----------
                                                                                   (87,000)
    Deferred:
      Federal..................................................           --      (186,000)
      State....................................................           --       (86,000)
                                                                   ----------    ----------
                                                                          --      (272,000)
                                                                   ----------    ----------
                                                                   $      --     $(359,000)
                                                                   ==========    ==========

                                    F-12(RG)

                                ROYAL GRIP, INC.

     Income tax benefit differs from amounts computed by applying the U.S. federal income tax rate of 35 percent to loss before income taxes as a result of the following:

                                                                   1996            1995
                                                                -----------     -----------
    Computed "expected" tax benefit.........................    $(1,556,000)    $(1,096,000)
    Graduated surtax exemptions.............................         44,000          31,000
    State income tax benefit, net of federal benefit........             --         (57,000)
    Increase in valuation allowance.........................      1,270,000         776,000
    Non-deductible goodwill amortization....................        226,000          17,000
    Other, net..............................................         16,000         (30,000)
                                                                -----------     -----------
                                                                $        --     $  (359,000)
                                                                ===========     ===========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented below:

                                                                   1996           1995
                                                                ----------     ----------
    Deferred tax assets:
    Allowance for doubtful accounts.........................    $  220,000     $   91,000
    Inventory obsolescence reserves.........................        18,000         75,000
    Amortization of covenants not to compete................       184,000         99,000
    Inventory cost capitalization...........................        14,000         20,000
    Financial advisor fee...................................        47,000         55,000
    Non-employee stock options..............................       172,000             --
    Alternative minimum tax credit..........................            --          6,000
    Other, net..............................................        47,000          8,000
    Net operating loss carry-forwards.......................     1,716,000      1,196,000
                                                                ----------     ----------
    Gross deferred tax assets...............................     2,418,000      1,550,000
    Valuation allowance.....................................    (2,273,000)      (776,000)
                                                                ----------     ----------
    Net deferred tax assets.................................       145,000        774,000
    Deferred tax liabilities:...............................            --             --
    Depreciation............................................      (145,000)      (774,000)
                                                                ----------     ----------
    Total gross deferred tax liabilities....................      (145,000)      (774,000)
                                                                ----------     ----------
    Net deferred tax assets.................................    $       --     $       --
                                                                ==========     ==========

     The valuation allowance increased $1,497,000 and $776,000 during the years ended December 31, 1996 and 1995, respectively.

     At December 31, 1996, RG had federal and state net operating loss carry-forwards of approximately $4,290,000. The federal and state net operating loss carry-forwards will begin to expire in 2010 and 2000, respectively, if not utilized.

                                    F-13(RG)

                                ROYAL GRIP, INC.

8.  LEASES

     RG leases corporate offices, manufacturing facilities and office equipment under operating lease agreements expiring through March 2001. RG is negotiating to move its corporate facilities in 1997. Minimum annual rental commitments under noncancelable leases are as follows:

            Years ending December 31:
            1997....................................................    $261,558
            1998....................................................     245,731
            1999....................................................      65,472
            2000....................................................      65,472
            2001....................................................      15,000
                                                                        --------
                                                                        $653,233
                                                                        ========

     Rental expense under operating leases totaled approximately $312,000 and $295,000 for the years ended December 31, 1996 and 1995, respectively.

9.  SIGNIFICANT CUSTOMERS

     Sales to RG's exclusive Japanese distributor represented 19 percent and 21 percent of net sales for the years ended December 31, 1996 and 1995, respectively. Additionally, during 1996 and 1995, sales to one original equipment manufacturer accounted for 12 percent and 9 percent of net sales, respectively.

     International sales represented 21 percent and 22 percent of net sales for the years ended December 31, 1996 and 1995, respectively.

10.  MANUFACTURING AND SUPPLY AGREEMENT

     On December 21, 1996, RG entered into a Manufacturing and Supply Agreement (Acushnet Supply Agreement) with Acushnet. On April 4, 1997, RG and Acushnet renegotiated certain aspects of their agreement. This agreement, as amended, makes Acushnet the exclusive supplier of non-cord grips to RG, subject to RG's ability to use other suppliers in the event Acushnet fails to meet production requirements, and requires that RG purchase minimum annual volumes (commencing after January 1, 1999) at fixed prices specified in the contract. Acushnet is obligated to provide ongoing research and development with respect to grip compounds, manufacturing processes, and engineering and quality control support.

     The term of the Acushnet Supply Agreement expires on December 21, 2006, subject to RG's right to extend the agreement for up to three additional periods of five years each. The Acushnet Supply Agreement is subject to termination by either party upon certain material breaches thereof or of the equipment lease described below. Upon termination of the Acushnet Supply Agreement by RG's arising out of a material breach by Acushnet, RG may at its option repurchase any grip manufacturing equipment owned by Acushnet at fair market value. In addition, RG may terminate the Acushnet Supply Agreement at any time upon written notice, and Acushnet may terminate the agreement on and after June 30, 1998, by providing ten months' prior written notice and payment by the terminating party to the other party of a termination fee, which includes the repurchase at prescribed values of the manufacturing equipment owned by Acushnet, an additional fee of $2,500,000 and other fees and commitments relating, among other things, to the transition of production operations.

     In connection with the Acushnet Supply Agreement, RG leased to Acushnet RG's specialized manufacturing equipment used in the production of its non-cord grips, pursuant to a capital lease agreement dated as of December 21, 1996 (Equipment Lease). Under the Equipment Lease, RG granted to Acushnet an

                                    F-14(RG)

                                ROYAL GRIP, INC.

option to purchase RG's manufacturing equipment. Further, the Equipment Lease terminates on December 31, 2006, at which time the equipment will be transferred to Acushnet at no further cost. As a result, RG has recorded a $3,122,000 direct finance lease receivable for the lease of such equipment receivable in monthly installments of $37,570 including interest at 7.8 percent and maturing in December 2006 (see Note 5). No gain or loss was recorded on the transaction.


     Acushnet has experienced start-up delays in the production of grips which has adversely affected RG's customer relationships and results of operations, has impaired RG's ability to satisfy its loan covenants and may make it more difficult for RG to satisfy lending covenants in the future. The recent amendments to the Acushnet Supply Agreement provide RG with a credit of $400,000 against future grip purchases and additional purchase credits in the event Acushnet fails to meet production requirements. These credits may be reduced depending upon Acushnet's production beyond levels specified in the amendment during 1997 or as a result of its cancellation of stock options granted to it by RG. These credits may be reduced only to the extent that RG orders grips above such specified levels. The modified agreement also alters the future production and purchase requirements of the parties.


     As a result of the Acushnet Supply Agreement, RG incurred certain additional expenses during the fourth quarter of 1996 including approximately $304,000 in employee termination benefits, largely paid prior to December 31, 1996, $246,000 of professional and consulting fees, $478,000 in projected lease termination and related leasehold improvement costs and $359,000 in stock option costs (see Note 11). Such costs are included in the manufacturing outsourcing costs and loss on write-down and disposition of property and equipment line items in the consolidated statements of operations. Approximately $440,000 of these related costs are unpaid at December 31, 1996.

11.  STOCK OPTIONS

     RG has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of RG's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Employee Stock Options

     RG has a Stock Option Plan (Plan), which provided for options on up to 400,000 shares of RG's common stock. These options are available for grant under the Plan to employees and certain consultants of RG. Under the terms of the Plan, the exercise price of the incentive stock options must equal the fair market value per share of the common stock on the grant date or 110 percent of the fair market value if the grantee beneficially owns 10 percent or more of the outstanding stock of RG. The options vest over varying periods up to three years and expire in five to eight years.

     RG has a Non-Employee Director Stock Option Plan (Director Option Plan) with 24,000 shares of common stock reserved for issuance thereunder. Pursuant to the terms of the Director Option Plan, each non-employee director of RG receives a one-time option grant of 3,000 shares. The exercise price is equal to the fair market value on the date of grant. The options vest over a 3-year term and expire in five years.

     In 1996, the Board of Directors approved an additional Non-Employee Director Stock Plan (Director Stock Plan) with 30,000 shares of common stock reserved for issuance thereunder. Pursuant to the terms of the Director Stock Plan, each non-employee director of RG receives options to purchase 1,500 shares of RG's common stock on the third day following the day upon which RG releases its earning report for the previous

                                    F-15(RG)

                                ROYAL GRIP, INC.

fiscal year. The exercise price granted under the Director Stock Plan will be the fair market value of the common stock on the grant date. The options vest upon the grant date and expire in six years.

     Pro forma information regarding net loss and loss per share is required by SFAS 123 which also requires that the information be determined as if RG has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1996: risk-free interest rate of
5.17 percent, dividend yield of 0.00 percent, volatility factor of the expected market price of RG's common stock of .552 and a weighted-average expected life of the options of four years. During 1995, no significant employee options were granted.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because RG's stock options have characteristics significantly different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period. RG's pro forma information for the year ended December 31, 1996, follows:

            Net loss, as reported..................................    $4,446,937
            Pro forma compensation expense for stock options:
              1996 grants..........................................       294,000
                                                                       ----------
            Pro forma net loss.....................................    $4,740,937
                                                                       ==========
            Pro forma loss per share...............................    $     1.73
                                                                       ==========

     Employee stock options granted in 1995 were not material to the operations of RG. Because SFAS 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until approximately 1999.

     A summary of stock option activity granted within the plans and related information for the years ended December 31, 1996 and 1995 follows:

                                                               OPTIONS OUTSTANDING
                                            ----------------------------------------------------------
                                             OPTIONS                                       WEIGHTED
                                            AVAILABLE                    EXERCISE          AVERAGE
                                            FOR GRANT      SHARES      PRICE RANGE      EXERCISE PRICE
                                            ---------     --------     ------------     --------------
Balance at January 1, 1995..............      158,774      265,226     $8.50-$13.48
  Shares reserved.......................           --           --               --
  Options granted.......................      (18,250)      18,250     $4.00-$12.25
  Options exercised.....................           --           --               --
  Options canceled......................      103,476     (103,476)    $7.31-$12.25
                                             --------     --------
Balance at December 31, 1995............      244,000      180,000     $4.00-$13.48         $10.13
  Shares reserved.......................       30,000           --               --
  Options granted.......................     (405,839)     405,839     $ 2.75-$6.50         $ 3.24
  Options exercised.....................           --           --               --
  Options canceled......................      219,000     (219,000)    $5.38-$13.48         $ 9.11
                                             --------     --------
Balance at December 31, 1996............       87,161      366,839     $2.75-$12.00         $ 3.65
                                             ========     ========

                                    F-16(RG)

                                ROYAL GRIP, INC.

     At December 31, 1996 and 1995, options granted within the plans for 298,006 and 145,050 shares were exercisable, respectively, with exercise prices ranging from $2.75 to $12.00 and $5.25 to $13.48, respectively. The weighted average exercise price of exercisable options was approximately $3.64 at December 31, 1996. The weighted-average fair value of options granted during the year ended December 31, 1996 was approximately $1.18. The weighted average remaining contractual life of options outstanding at December 31, 1996 was approximately 7 years. RG recorded in selling, general and administrative expenses approximately $35,000 in expense for options granted within these plans and vested during the year ended December 31, 1996.

  Other Stock Options

     At December 31, 1996 and 1995, RG has 58,000 and 33,000, respectively, outstanding options granted to certain former employees in connection with their severance packages at exercise prices ranging from $8.50 to $12.25 and expiring between 2001 and 2004. These options replaced options held by the former employees at their dates of termination. The original options were added back to the reserved shares available for grant under RG's stock option plans. The exercise price granted was equal to the exercise price of the original option grant and was above the fair value of RG's stock at the date of grant of the replacement options, therefore, no compensation expense was recorded by RG. Options of 25,000 and 33,000 were granted during the years ended December 31, 1996 and 1995, respectively. The weighted average exercise price and fair value of those options granted in 1996 were $12.25 and $1.40, respectively, at the date of grant. The weighted average exercise price and remaining contractual life of these outstanding options (100% vested) at December 31, 1996 were $10.63 and 5 years, respectively.

     During 1996, RG granted to Acushnet 50,000 options at $4.00 and 200,000 options at $5.00 to purchase common shares of RG. The options vested immediately and expire in 1999. Approximately $359,000 in expense was recorded as manufacturing outsourcing costs in the consolidated statement of operations for the year ended December 31, 1996 to reflect the immediate vesting of the granted options. The fair value for these options was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate 5.17 percent, dividend yield of -0- percent, volatility factor of the expected market price of RG's common stock of .552 and a weighted average expected life of three years. The weighted average exercise price and fair value of these options at the date of grant were $4.80 and $1.44, respectively. The weighted average exercise price and remaining contractual life of these options outstanding at December 31, 1996 were $4.80 and 3 years, respectively.

12.  RELATED PARTY TRANSACTIONS

     During 1996 and 1995, RG paid approximately $24,000 and $53,000, respectively, in management consulting and other fees to a firm and its affiliate, having a member who is also a director of RG.

13.  FINANCIAL INSTRUMENTS

  Concentration of Credit Risk

     RG is subject to a concentration of credit risk as a result of sales to its significant customers including its exclusive Japanese distributor and an original equipment manufacturer. To reduce its credit risk, RG requires letter of credit agreements from its Japanese distributor. The original equipment manufacturer purchased finished goods throughout the year under normal terms. Bad debt losses have been considered in establishing allowances for doubtful accounts.

                                    F-17(RG)

                                ROYAL GRIP, INC.

  Fair Values

     The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, net investment in lease, accounts payable and long-term debt approximates their fair value at December 31, 1996. The fair values of long-term debt are estimated using discounted cash flow analyses, based on RG's current incremental borrowing rates for similar types of borrowing arrangements.

14.  BENEFIT PLAN

     During 1995, RG adopted a 401(k) Savings Plan (401(k) Plan) covering substantially all employees who have completed one year of service during which an employee must work at least 1,000 hours. Under the terms of the 401(k) Plan, employees may make voluntary contributions up to 15 percent of their compensation, subject to Internal Revenue Service limitations. RG does not make contributions to the Plan. RG offers, as one of the investment mediums to the participants, common stock of RG and has reserved 50,000 shares for issuance under the 401(k) Plan.

15.  SUBSEQUENT EVENTS

     During January 1997, RG entered into a letter of intent to merge with an unrelated golf club shaft manufacturing company, FM Precision Golf Corporation
(FMP). The preliminary terms contemplate that the shareholders of FMP will receive 65 percent of the resulting company, on a fully diluted basis, and will control the board of directors. The transaction is subject to a number of conditions, including the completion of due diligence by both parties, execution of a definitive agreement, and approval by the board of directors and stockholders of each company.

     Should the merger occur, the use of certain tax net operating loss carry-forwards available to RG may be limited. There can be no assurances as to whether the merger will occur or if it occurs, the ultimate terms of the merger.

     At December 31, 1996 and March 31, 1997, RG was not in compliance with its quarterly net income (loss), debt service, and net worth debt covenants and anticipated not meeting many of its quarterly and monthly covenants during 1997. In April 1997, RG obtained an amended bank agreement which waived the net income
(loss), debt service, and net worth covenant defaults and amended the debt agreement whereby the net income (loss) limits have been modified to a loss of no more than $1,000,000 for the quarter ending March 31, 1997 and a cumulative loss of no more than $1,600,000 for the quarter ending June 30, 1997, and for each month thereafter in 1997. The agreement amended the net worth covenants to correlate with the net loss covenants above. The quarterly debt service and monthly loss limit covenants were waived by the bank for 1997. In addition, the interest rate was amended to the prime rate plus 3.0 percent effective April 1, 1997, subject to change based on the operating results of RG.

                                    F-18(RG)

                                ROYAL GRIP, INC.



                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)



                                                                                   JUNE 30,
                                                                                     1997
                                                                                  -----------
                                           ASSETS
Current assets:
Cash and cash equivalents.....................................................    $        --
Trade accounts receivable (net of allowance for doubtful accounts of
  $450,140)...................................................................      1,563,904
Inventories...................................................................        784,608
Current portion of net investment in lease....................................        223,022
Prepaid expenses and other current assets.....................................         60,752
                                                                                  -----------
Total current assets..........................................................      2,632,286
                                                                                  -----------
Property and equipment, net...................................................      1,857,315
Net investment in capital lease, less current portion.........................      2,793,813
Intangible assets, net........................................................        255,177
Other assets..................................................................         23,750
                                                                                  -----------
                                                                                  $ 7,562,341
                                                                                  ===========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit..............................................................    $   732,027
  Accounts payable and accrued expenses.......................................      1,147,249
  Supply agreement credits....................................................        472,393
  Current portion of long-term debt and capital leases........................        226,500
                                                                                  -----------
  Total current liabilities...................................................      2,578,169
                                                                                  -----------
Long-term debt and capital leases, less current portion.......................        515,417
Other liabilities.............................................................          8,588
Stockholders' equity:
  Preferred stock, par value $.001 per share. Authorized 5,000,000 shares;
     none issued..............................................................             --
  Common stock, par value $.001 per share. Authorized 15,000,000 shares;
     issued and outstanding 2,742,178 shares at June 30, 1997.................          2,742
  Additional paid-in capital..................................................     12,630,338
  Accumulated deficit.........................................................     (8,172,913)
                                                                                  -----------
  Total stockholders' equity..................................................      4,460,167
                                                                                  -----------
                                                                                  $ 7,562,341
                                                                                  ===========



                            See accompanying notes.


                                    F-19(RG)

                                ROYAL GRIP, INC.


          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                    ---------------------------
                                                                       1997            1996
                                                                    -----------     -----------
Net sales.......................................................    $ 5,837,100     $ 9,452,111
Cost of goods sold..............................................      4,385,424       7,192,700
                                                                     ----------      ----------
Gross profit....................................................      1,451,676       2,259,411
Selling, general and administrative expenses....................      2,403,617       3,375,365
Merger costs....................................................        279,861              --
                                                                     ----------      ----------
Loss from operation.............................................     (1,231,802)     (1,115,954)
Other income (expenses), net....................................         33,713         (28,576)
                                                                     ----------      ----------
Loss before income taxes........................................     (1,198,089)      1,144,530
Income taxes....................................................             --              --
                                                                     ----------      ----------
Net loss........................................................    $(1,198,089)    $(1,144,530)
                                                                     ==========      ==========
Net loss per share..............................................    $     (0.44)    $     (0.42)
                                                                     ==========      ==========
Weighted average shares used in net loss per share..............      2,740,101       2,734,678
                                                                     ==========      ==========



                            See accompanying notes.


                                    F-20(RG)

                                ROYAL GRIP, INC.


          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                    -------------------------
                                                                       1997           1996
                                                                    ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss......................................................    $(1,198,089)   $(1,144,530)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
  Depreciation and amortization.................................       263,811        835,131
  Compensatory stock option grants..............................        16,813         14,504
  (Gain) loss on disposition of property and equipment..........           (30)        22,175
  Changes in operating assets and liabilities
     Trade accounts receivable..................................        29,650     (1,048,856)
     Income tax refund receivable...............................            --        101,139
     Inventories................................................       596,607        252,337
     Prepaid expenses and other current assets..................        71,805         97,575
     Other assets and intangibles...............................        16,341        (21,354)
     Supply agreement credits...................................       472,393             --
     Trade accounts payable and accrued expenses................      (780,788)       (45,634)
                                                                     ---------     -----------
          Net cash used by operating activities.................      (511,487)      (937,513)
                                                                     ---------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...........................      (188,534)      (578,075)
  Principal payments received on capital lease receivable.......       105,165             --
  Proceeds from sale of property and equipment..................            30        788,919
                                                                     ---------     -----------
  Net cash provided by (used in) investing activities...........       (83,339)       210,844
                                                                     ---------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments under capital lease obligations............            --        (15,161)
  Net payments on notes payable.................................      (136,367)       (65,528)
  Exercise of employee options..................................        20,626             --
  Increase in line of credit....................................       672,027        425,000
  Increase in other liabilities.................................           441             --
                                                                     ---------     -----------
  Net cash provided by financing activities.....................       556,727        344,311
                                                                     ---------     -----------
  Net decrease in cash..........................................       (38,099)      (382,358)
  Cash at beginning of period...................................        38,099        413,345
                                                                     ---------     -----------
  Cash at end of period.........................................    $       --     $   30,987
                                                                     =========     ===========



                            See accompanying notes.


                                    F-21(RG)

                                ROYAL GRIP, INC.


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)  BASIS OF PRESENTATION


     The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying condensed financial statements include all adjustments (of a normal recurring nature) which are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures have been condensed or omitted pursuant to such rules and regulations. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements for the year ended December 31, 1996, included elsewhere herein. Results of operations in interim periods are not necessarily indicative of results to be expected for a full year. In February 1997, Financial Accounting Standards Board issued Statement No. 128 "Earnings Per Share" which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material for the six months ended June 30, 1997 and June 30, 1996.


(2)  INVENTORIES

     Inventories consist of the following:


                                                                                JUNE 30,
                                                                                  1997
                                                                                --------
    Finished goods.........................................................     $219,186
    Work in process........................................................      102,634
    Raw materials..........................................................      462,788
                                                                                --------
                                                                                $784,608
                                                                                ========


(3)  MANUFACTURING AND SUPPLY AGREEMENT


     In December 1996, the Company outsourced all of its production of non-cord grips to Acushnet Rubber Company. During the first quarter of 1997, Acushnet experienced startup delays in the production of grips. In light of these difficulties, the Company and Acushnet renegotiated their agreement. In connection with this renegotiation, Acushnet agreed to provide the Company with a credit of $400,000 against future purchases of grips, to be applied against current accounts payable due to Acushnet, and additional credits in the event Acushnet fails to meet future production requirements. These credits may be reduced, during 1997 only, depending upon Acushnet's production beyond levels specified in the amendment to the Manufacturing and Supply Agreement, but only to the extent that the Company orders grips above such specified levels. The credits may also be reduced as a result of the cancellation of stock options granted to Acushnet. Because of the contingent nature of this credit, the Company recorded this amount as a liability under the Supply Agreement Credits line item and a reduction in accounts payable to Acushnet. The Company intends to recognize these credits as a reduction in cost of sales when it becomes probable and estimable that Acushnet will not be able to earn back the credits by either increasing its production or by virtue of a reduction in the Company's orders below levels specified in the amendment. At June 30, 1997, the Company has not recorded any of the credits as a reduction of cost of sales as Acushnet can still earn back the credits and such amounts, if earned back, are payable in cash.



     During the quarter ended June 30, 1997, the Company recorded an additional $72,000 of credits related to Acushnet's production shortfalls. The total credit recorded as a liability at June 30, 1997 is approximately $472,000.


                                    F-22(RG)

(4)  REVOLVING LINE OF CREDIT AND TERM DEBT


     In February 1997, the Company entered into a new line of credit facility of $1.75 million and term loan of $700,000 with a commercial bank. These credit arrangements mature on February 10, 2000 and contain net worth requirements, prohibit dividend payments and limit capital expenditures. At March 31, 1997, the Company was not in compliance with its quarterly net income (loss), debt service, and net worth debt covenants and anticipated not meeting many of its quarterly and monthly covenants during 1997. The Company obtained an amended bank agreement which waived the existing net income (loss), debt service, and net worth covenant defaults and amended the debt agreement whereby the net income (loss) limits have been modified to a loss of no more than $1 million for the quarter ended March 31, 1997 and a cumulative loss of no more than $1.6 million for the quarter ending June 30, 1997, and for each month thereafter in 1997. The agreement amended the net worth covenants to correlate with the net loss covenants above. The quarterly debt service and monthly loss limit covenants were waived by the bank for 1997. In addition, the interest rate was amended to the bank's prime rate plus 3.0 percent effective April 1, 1997, subject to change based on the operating results of the Company. At June 30, 1997 RG was in compliance with its debt covenants and believes that it is probable that RG will comply with the debt covenants at the measurement dates over the next twelve months, therefore, the long term portion of RG's term loan is classified as non-current in the balance sheet.



(5)  MERGER COSTS



     In May 1997, the Company entered into a definitive merger agreement with FM Precision Golf Corp. During the six months ended June 30, 1997, the Company incurred $280,000 in investment banking, legal and accounting fees related to this transaction. The Company will also record merger costs of approximately $400,000 (which approximates its fair value) for warrants to be issued to its investment banker upon consummation of the Merger.



(6)  DEFERRED INCOME TAXES


     The Company accounts for income taxes under the asset and liability method of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."


     No tax benefit is available in the first two quarters of 1997 due to a 100% valuation allowance on a deferred tax asset. The Company recorded this valuation allowance because it believed that it is more likely than not that the deferred tax assets will not be realized.


                                    F-23(RG)

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                         PAGE
                                                                                         ----
Report of Independent Public Accountants...............................................  F-2
Consolidated Balance Sheets as of May 30, 1996
  (Predecessor Business) and May 31, 1997..............................................  F-3
Consolidated Statements of Operations for the Years Ended May 30, 1996
  (Predecessor Business) and May 31, 1997..............................................  F-4
Consolidated Statements of Net Assets and Stockholders' Equity for the Years Ended May
  30, 1996
  (Predecessor Business) and May 31, 1997..............................................  F-5
Consolidated Statements of Cash Flows for the Years Ended May 30, 1996
  (Predecessor Business) and May 31, 1997..............................................  F-6
Notes to Consolidated Financial Statements.............................................  F-7

                                    F-1(FMP)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of FM Precision Golf Corp.:

     We have audited the accompanying consolidated balance sheets of FM Precision Golf Corp. (a Delaware corporation) and subsidiaries as of May 30, 1996 and May 31, 1997 and the related consolidated statements of operations, net assets and stockholders' equity and cash flows for the years ended May 30, 1996 (the Predecessor Period) and May 31, 1997 (the Successor Period). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FM Precision Golf Corp. and subsidiaries as of May 30, 1996 and May 31, 1997, and the consolidated results of their operations and their cash flows for the Predecessor Period and Successor Period, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Hartford, Connecticut
June 25, 1997

                                    F-2(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

                                    (NOTE 1)
                          CONSOLIDATED BALANCE SHEETS

                                                                    PREDECESSOR        SUCCESSOR
                                                                       BUSINESS          COMPANY
                                                                   MAY 30, 1996     MAY 31, 1997
                                                                   ------------     ------------
                                             ASSETS
CURRENT ASSETS:
  Cash.........................................................    $    341,160     $     27,841
  Accounts receivable, net of allowance for doubtful accounts
     of $86,000 at May 30, 1996 and $88,000 at May 31, 1997....       3,047,440        3,257,932
  Inventories, net.............................................       3,173,181        3,493,080
  Other current assets.........................................         272,540           63,291
  Deferred income taxes........................................              --          222,877
                                                                   ------------       ----------
          Total current assets.................................       6,834,321        7,065,021
                                                                   ------------       ----------
PROPERTY, PLANT AND EQUIPMENT:
  Land.........................................................         154,368           37,500
  Buildings and improvements...................................       5,349,934          363,491
  Machinery and equipment......................................      18,122,990        2,669,898
                                                                   ------------       ----------
                                                                     23,627,292        3,070,889
  Less -- Accumulated depreciation.............................     (13,164,038)        (202,449)
                                                                   ------------       ----------
                                                                     10,463,254        2,868,440
                                                                   ------------       ----------
DEFERRED INCOME TAXES..........................................              --           25,799
                                                                   ------------       ----------
DEFERRED MERGER COSTS..........................................              --          465,136
                                                                   ------------       ----------
                                                                   $ 17,297,575     $ 10,424,396
                                                                   ============       ==========
                      LIABILITIES AND NET ASSETS AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt and capital lease
     obligations...............................................    $         --     $  2,466,136
  Accounts payable.............................................         664,304        1,258,082
  Accrued salaries and benefits................................         798,694          868,999
  Other accrued expenses.......................................         286,263          855,816
                                                                   ------------       ----------
          Total current liabilities............................       1,749,261        5,449,033
                                                                   ------------       ----------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current
  portion included above.......................................              --        2,616,808
                                                                   ------------       ----------
COMMITMENTS AND CONTINGENCIES (Notes 3 and 13)
NET ASSETS (division equity)...................................      15,548,314               --
                                                                   ------------       ----------
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; 3,000 shares authorized; 1,000
     shares issued and outstanding.............................              --               10
  Additional paid-in capital...................................              --        1,424,990
  Retained earnings............................................              --          933,555
                                                                   ------------       ----------
          Total stockholders' equity...........................              --        2,358,555
                                                                   ------------       ----------
                                                                   $ 17,297,575     $ 10,424,396
                                                                   ============       ==========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                    F-3(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

                                    (NOTE 1)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     PREDECESSOR        SUCCESSOR
                                                                        BUSINESS          COMPANY
                                                                         FOR THE          FOR THE
                                                                      YEAR ENDED       YEAR ENDED
                                                                    MAY 30, 1996     MAY 31, 1997
                                                                    ------------     ------------
NET SALES.......................................................     $19,002,271      $21,742,517
COST OF SALES...................................................      17,052,952       15,387,789
                                                                     -----------     ------------
          Gross profit..........................................       1,949,319        6,354,728
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....................       3,526,610        4,236,535
                                                                     -----------     ------------
          Operating income (loss)...............................      (1,577,291)       2,118,193
INTEREST EXPENSE................................................              --          485,601
                                                                     -----------     ------------
          Income (loss) before provision for income taxes.......      (1,577,291)       1,632,592
PROVISION FOR INCOME TAXES......................................              --          699,037
                                                                     -----------     ------------
          Net income (loss).....................................     $(1,577,291)     $   933,555
                                                                     ===========     ============
NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE...............                      $    899.38
                                                                                     ============
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES
  OUTSTANDING...................................................                            1,038
                                                                                     ============

                  The accompanying notes are an integral part of these consolidated financial statements.

                                    F-4(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

                                    (NOTE 1)
                     CONSOLIDATED STATEMENTS OF NET ASSETS
                            AND STOCKHOLDERS' EQUITY

                                                                    STOCKHOLDERS' EQUITY
                                                  --------------------------------------------------------
                                                    COMMON STOCK      ADDITIONAL
                                NET ASSETS        ----------------     PAID-IN      RETAINED
                             (DIVISION EQUITY)    SHARES    AMOUNT     CAPITAL      EARNINGS      TOTAL
                             -----------------    ------    ------    ----------    --------    ----------
PREDECESSOR BUSINESS:
  Balance, June 1, 1995...      $14,455,591          --      $ --     $       --    $     --    $       --
  Net contributions from
     Parent Company.......        2,670,014          --        --             --          --            --
  Net loss................       (1,577,291)         --        --             --          --            --
                             -----------------    ------    ------    ----------    --------    ----------
  Balance, May 30, 1996...      $15,548,314          --      $ --     $       --    $     --    $       --
                              =============       =====     ======     =========    ========     =========
SUCCESSOR COMPANY:
  Issuance of common
     stock................      $        --       1,000      $ 10     $  999,990    $     --    $1,000,000
  Compensation expense
     related to grant of
     stock options........               --          --        --        425,000          --       425,000
  Net income..............               --          --        --             --     933,555       933,555
                             -----------------    ------    ------    ----------    --------    ----------
  Balance, May 31, 1997...      $        --       1,000      $ 10     $1,424,990    $933,555    $2,358,555
                              =============       =====     ======     =========    ========     =========

                     The accompanying notes are an integral
                      part of these financial statements.

                                    F-5(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

                                    (NOTE 1)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            PREDECESSOR BUSINESS     SUCCESSOR COMPANY
                                                                  FOR YEAR ENDED        FOR YEAR ENDED
                                                                    MAY 30, 1996          MAY 31, 1997
                                                           ---------------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................       $(1,577,291)            $   933,555
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities --
     Depreciation........................................         1,259,204                 202,449
     Compensation expense related to grant of stock
       options...........................................                --                 425,000
     Deferred income taxes...............................                --                (248,676)
     Changes in operating assets and liabilities --
       Accounts receivable...............................          (723,586)               (210,492)
       Inventories.......................................           136,712                (319,899)
       Other current assets..............................            12,377                 (63,291)
       Accounts payable and accrued expenses.............          (219,343)              1,646,559
                                                                -----------             -----------
          Net cash provided by (used in) operating
            activities...................................        (1,111,927)              2,365,205
                                                                -----------             -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of net assets of Predecessor Business......                --              (6,824,206)
  Purchases of equipment, net............................        (1,373,475)               (935,684)
  Deferred merger costs..................................                --                (465,136)
                                                                -----------             -----------
          Net cash used in investing activities..........        (1,373,475)             (8,225,026)
                                                                -----------             -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock.....................                --               1,000,000
  Proceeds from long-term debt...........................                --               4,125,000
  Borrowings under line-of-credit, net...................                --               1,497,763
  Repayments of long-term debt and capital lease
     obligations.........................................                --                (735,101)
  Net contributions from Parent Company..................         2,670,014                      --
                                                                -----------             -----------
          Net cash provided by financing activities......         2,670,014               5,887,662
                                                                -----------             -----------
INCREASE IN CASH.........................................           184,612                  27,841
CASH, beginning of period................................           156,548                      --
                                                                -----------             -----------
CASH, end of period......................................       $   341,160             $    27,841
                                                                ===========             ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest............................................       $        --             $   438,281
                                                                ===========             ===========
     Income taxes........................................       $        --             $   910,650
                                                                ===========             ===========
  Non-cash transactions:
     Capital lease obligations...........................       $        --             $   195,282
                                                                ===========             ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                    F-6(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF MAY 30, 1996 AND MAY 31, 1997

1.  BUSINESS AND ORGANIZATION:

  Business --

     FM Precision Golf Corp. (FMP or the Successor Company) is a manufacturer and distributor of golf shafts which are sold to original equipment manufacturers and to distributors and retailers for use in the replacement market. FMP sells its products both in the United States and foreign markets (see Note 11).

  Organization --

     On May 31, 1996, FMP, which was formed in 1996 for such purpose, acquired the golf assets and golf liabilities, as defined, of the golf shaft division (the Predecessor Business, an unrelated business) of Brunswick Corporation (the Parent Company), in a transaction referred to as the "Brunswick Acquisition". The Brunswick Acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the Brunswick Acquisition. The following table summarizes the allocation of the cost of the Brunswick Acquisition to the net assets acquired:

    Accounts receivable...................................................    $3,047,440
    Inventories...........................................................     3,173,181
    Property, plant and equipment.........................................     1,939,923
    Accounts payable and accrued expenses.................................    (1,336,338)
                                                                              ----------
                                                                              $6,824,206
                                                                              ==========

     The Brunswick Acquisition was financed by proceeds from FMP's credit facility and proceeds from the sale of FMP common stock (see Note 5). Had the Brunswick Acquisition occurred on June 1, 1995, pro forma sales and net loss for the year ended May 30, 1996 of the Predecessor Business would have been approximately $19,002,000 and $1,657,000, respectively.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation --

     The accompanying consolidated financial statements as of and for the year ended May 31, 1997 include FMP and its three wholly-owned subsidiaries FM Precision Golf Manufacturing Corp., FM Precision Golf Sales Corp. and FMPSUB, Inc. (see Note 3). All significant intercompany balances and transactions have been eliminated in consolidation.

  Year-end --

     FMP's fiscal year-end is May 31. The results of operations for the Predecessor Business for the year ended May 30, 1996 include the period from June 1, 1995 to May 30, 1996. The results of operations for the Successor Company include the twelve-month period from May 31, 1996 to May 31, 1997.

  Use of estimates in the preparation of financial statements --

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                    F-7(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

  Inventories --

     Inventories for the Predecessor Business are valued using the first-in, first-out (FIFO) method of accounting. Inventories for the Successor Company are valued using the last-in, first-out (LIFO) method of accounting. Inventories for the Successor Company would have been approximately $284,000 lower at May 31, 1997 if the FIFO method of accounting had been used. FMP periodically evaluates the realizability of its inventories and establishes a reserve for excess or obsolete inventories, as necessary.

  Property, plant and equipment --

     Property, plant and equipment are carried at acquired cost. Major additions and betterments are capitalized, while replacements, maintenance and repairs which do not extend the useful lives of the assets are charged to operations as incurred. Upon the disposition of property, plant and equipment, any resulting gain or loss is recognized in income.

     Depreciation and amortization of plant and equipment are provided for, commencing when such assets become operational, using the straight-line basis over the following estimated useful lives:

                                                                     USEFUL LIVES
                                                                     ------------
               Buildings and improvements........................      27.5 years
               Machinery and equipment...........................      3-12 years
               Furniture and fixtures............................        10 years

  Long-lived assets --

     Effective May 31, 1996, FMP adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which had no impact upon adoption. In accordance with this statement, FMP reviews long-lived assets and certain identifiable intangible assets to be held and used by an entity for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses are recognized when the undiscounted future cash flows, excluding interest costs, exceed the carrying value of the related assets. Prior to the adoption of SFAS No. 121, FMP's policy for reviewing long-lived assets for impairment was substantially the same as that under SFAS No. 121. Based on FMP's estimated future undiscounted cash flows, excluding interest costs, no long-lived assets were impaired as of May 30, 1996 and May 31, 1997.

  Income taxes --

     FMP accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement requires FMP to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in FMP's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities and tax net operating loss carry-forwards available for tax reporting purposes, using applicable tax rates for the years in which the differences are expected to reverse. A valuation allowance is recorded on deferred tax assets unless realization is more likely than not.

     Prior to the Brunswick Acquisition, FMP was included in the income tax returns of the Parent Company. The provision for income taxes for the year ended May 30, 1996, is computed as if FMP filed separate tax returns. Accordingly, no tax benefit is recorded for the year ended May 30, 1996 since the resulting deferred tax asset would be fully offset by a valuation allowance. All changes in current and deferred taxes for the Predecessor Business are reflected as increases or decreases in the division equity (see Note 6).

                                    F-8(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

  Stock options --

     FMP accounts for stock options in accordance with the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25.

  Revenue recognition --

     Revenue is recorded upon the passage of title to the customers which generally occurs upon shipment.

  Research and development --

     FMP expenses costs of research and development as incurred. Research and development expense was approximately $105,000 and $120,000 for the years ended May 30, 1996 and May 31, 1997, respectively.

  Advertising --

     FMP expenses advertising costs as incurred.

  Net income per share --

     Net income per common and common equivalent share for the year ended May 31, 1997 is computed by dividing net income by the weighted average number of common and common stock equivalents during the period. Pursuant to the requirements of the Securities and Exchange Commission, common stock equivalents resulting from the 40.66 options granted in March 1997 have been included in the calculation of the weighted average number of common and common equivalent shares for the year ended May 31, 1997 using the treasury stock method (see Note
7).

     In February 1997, the Financial Accounting Standards Board Issued SFAS No. 128, "Earnings Per Share", which establishes new standards for computing and presenting earnings per share. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997 and earlier application is not permitted. Upon adoption, all prior period earnings per share data presented will be restated.

  New accounting pronouncement --

     In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." FMP does not expect the statement to have a material impact on FMP's consolidated financial position or results of operations upon adoption.

3.  BUSINESS COMBINATION:


     On May 14, 1997, FMP entered into an Agreement and Plan of Merger with Royal Grip, Inc. (the Merger Agreement). Under the terms of the Merger Agreement, on the effective date, FMPSUB, Inc. (a wholly-owned subsidiary of FMP created for such purpose) will be merged with and into Royal Grip, Inc. (RG) which will be the surviving corporation in the merger (the Merger). The separate existence of FMPSUB, Inc. will cease and the name of the surviving corporation will be RG. In connection with the Merger, RG shareholders will receive common shares representing approximately 25% of FMP's common stock (30% of FMP's common stock, assuming the exercise of all outstanding RG warrants and options.) The proposed transaction is subject to approval by RG shareholders. The merger is expected to be treated as a purchase for accounting purposes. FMP and RG transaction costs are expected to be approximately $1,560,000. As of May 31, 1997, FMP has incurred costs of $465,136 which have been classified as deferred merger costs in the accompanying balance sheet. In addition, warrants to purchase 100,000 shares of RG common stock at $.01 per share will be issued to an investment banker upon consummation of the Merger. The estimated value of the warrants is approximately $400,000.


                                    F-9(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

     In connection with the Merger Agreement, FMP has filed a Registration Statement with the Securities and Exchange Commission related to an initial public offering relating to the shares of the Company's unissued common stock which are being offered to the shareholders of RG.

     FMP anticipates amending its Certificate of Incorporation in connection with the Merger to increase the number of authorized shares of common stock from 3,000 to 50,000,000, reducing the par value of the common stock from $.01 to $.001 per share, splitting each issued and outstanding share of common stock into 4,176.796 shares of common stock, authorizing 5,000,000 shares of $.001 par value preferred stock and changing the name of FMP to Royal Precision, Inc. The accompanying financial statements have not been restated to give effect to the anticipated stock split.

4.  INVENTORIES:

     Inventories as of May 30, 1996 and May 31, 1997 consisted of the following:

                                                                   MAY 30,        MAY 31,
                                                                     1996           1997
                                                                  ----------     ----------
    Raw materials.............................................    $1,207,447     $1,137,189
    Work-in-process...........................................       818,587        964,904
    Finished goods............................................     1,147,147      1,107,266
    LIFO reserve..............................................            --        283,721
                                                                  ----------     ----------
                                                                  $3,173,181     $3,493,080
                                                                  ==========     ==========

5.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

     In connection with the Brunswick Acquisition (see Note 1), FMP entered into a credit facility (the Credit Facility) with a bank for revolving credit and term financing. In January 1997, the Credit Facility was amended to increase the term financing by $375,000 for the purchase of a machine. As of February 28, 1997, FMP had purchased the machine with borrowings on the line-of-credit. In March 1997, the additional term loan proceeds of $375,000 were received and used to reduce the amount of the then outstanding balance on the line-of-credit.

     The amount available for borrowings under the term loan, as amended, (the Term Loan) is subject to a maximum of the lesser of $3,625,000 or a percentage of the fair value of eligible plant and equipment, as defined. The amount available for borrowings under the revolving credit loan (the Revolver) is based upon the levels of eligible accounts receivable and inventories, as defined, subject to maximum borrowings of $7,500,000, less the amount outstanding on the Term Loan. As of May 31, 1997, FMP had approximately $2,400,000 available for additional borrowings under the Credit Facility.

     The Term Loan is due in monthly principal installments of $69,712 commencing March 1997 ($62,500 per month prior to the amendment) through May 31, 1999 plus an additional annual principal payment each August in an amount equal to 30% of excess cash flow, as defined, for FMP's preceding fiscal year. An additional principal payment of approximately $69,000 will be payable on August 31, 1997. The Revolver and Term Loan mature on May 31, 1999; however, the lender may extend the maturity to May 31, 2001. If the lender does not extend the maturity of the Credit Facility, the remaining principal outstanding under the Term Loan is due and payable May 31, 1999. Certain terms of the Revolver require that the obligation be classified as a current liability in the accompanying consolidated balance sheet.

     Borrowings under the Term Loan and Revolver bear interest at a rate per annum equal to the prime rate (8.5% at May 31, 1997) plus 1.5% and 1.25%, respectively, are secured by substantially all of FMP's assets and the stock of FMP's subsidiaries and are partially guaranteed by certain shareholders. The Credit Facility

                                    F-10(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES provides for an early termination fee of $150,000 if the agreement is terminated prior to May 31, 1998. The early termination fee is reduced to $75,000 on May 31, 1998 and is eliminated in March 1999.

     The Credit Facility contains financial and other covenants which, among other things, limit annual capital expenditures and require FMP to maintain minimum quarterly earnings before interest, taxes, depreciation and amortization, as defined, fixed charge coverage ratios, as defined, and accounts receivable and inventory turnover ratios, as defined, and is guaranteed by certain of FMP's shareholders. FMP was in compliance with these financial covenants at May 31, 1997.

     Long-term debt and capital lease obligations as of May 31, 1997 consisted of the following:

                                                                                MAY 31,
                                                                                  1997
                                                                               ----------
    Line-of-credit.........................................................    $1,497,763
    Term loan..............................................................     3,415,865
    Capital lease obligations..............................................       169,316
                                                                               ----------
                                                                                5,082,944
    Less -- Current portion, including line-of-credit......................     2,466,136
                                                                               ----------
                                                                               $2,616,808
                                                                               ==========

     Future minimum lease payments under capital leases at May 31, 1997 are as follows:

                                  YEAR ENDING
                                    MAY 31,
    -----------------------------------------------------------------------
    1998...................................................................     $  69,696
    1999...................................................................        69,696
    2000...................................................................        40,656
                                                                                 --------
                                                                                  180,048
    Less -- Amounts representing interest..................................        10,732
                                                                                 --------
    Present value of minimum lease payments................................     $ 169,316
                                                                                 ========

     Scheduled maturities of long-term debt at May 31, 1997 are as follows:

                                  YEAR ENDING
                                    MAY 31,
    -----------------------------------------------------------------------
    1998...................................................................    $2,466,136
    1999...................................................................     2,616,808
                                                                               ----------
                                                                               $5,082,944
                                                                               ==========

     As of February 28, 1997, the carrying value of the Revolver and Term Loan approximated their fair market value since the obligations bear interest at a variable rate of interest.

6.  NET ASSETS (DIVISION EQUITY):

     Certain treasury management expenses incurred by the Parent Company were not charged to the Predecessor Business. Accordingly, estimated expenses of $50,000 have been imputed as general and administrative expenses in the accompanying statement of operations for the year ended May 30, 1996. Other expenses incurred by the Parent Company were charged to the Predecessor Business on a specific

                                    F-11(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES identification basis. Management believes that the specific identification method used to charge expenses by the Parent Company to the Predecessor Business was reasonable.

     The Parent Company provided a centralized cash management system which the Predecessor Business participated in. The amounts expended by the Parent Business exceeded the cash receipts generated by the Predecessor Company by approximately $2,670,014 for the year ended May 30, 1996. Such amount has been reflected as a contribution and is included in net assets (division equity) in the accompanying balance sheet. Interest was not charged on these amounts.

7.  STOCK OPTIONS PLAN:

     In March 1997, FMP adopted the FM Precision Golf Corp. 1997 Stock Option Plan (the Plan). The Plan is administered by the Board of Directors and provides for the granting of nonqualified stock options. As of May 31, 1997, 40.66 shares of common stock are reserved for issuance under the Plan. In March 1997, FMP granted nonqualified options to purchase 40.66 shares of FMP's common stock to certain members of management and a consultant. The options are exercisable at a price of $1,000 per share, vested immediately and expire on March 12, 2007. As of May 31, 1997, all of the options are exercisable and no options have been exercised. The estimated fair market value of FMP's common stock on the date of grant exceeded the exercise price of the options by approximately $425,000. Accordingly, such amount was recorded as compensation expense in March 1997.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires the measurement of the fair value of stock-based compensation to be included in the statement of operations or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company has computed the pro forma disclosures required under SFAS No. 123 for the options granted in March 1997 using the Black-Scholes option pricing model as prescribed by SFAS No. 123. The weighted average assumptions used are as follows:

    Risk free interest rate...................................................       6.7%
    Expected dividend yield...................................................       None
    Expected life.............................................................    7 years
    Expected volatility.......................................................        55%

     Had compensation cost for the Company's stock plan been determined consistent with SFAS No. 123, the Company's net income applicable to common stockholders and net income per common and common equivalent share would have been the following pro forma amounts:

                                                                               YEAR ENDED
                                                                              MAY 31, 1997
                                                                              ------------
    Net income available to common stockholders:
      As reported.........................................................      $933,555
      Pro forma...........................................................       923,745

    Net income per common and common equivalent share:
      As reported.........................................................      $ 899.38
      Pro forma...........................................................      $ 887.65

     The resulting pro forma compensation cost may not be representative of that to be expected in future years.

                                    F-12(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

8.  INCOME TAXES:

     The components of the provision for (benefit from) income taxes are as follows:

                                                                               YEAR ENDED
                                                                              MAY 31, 1997
                                                                              ------------
    Current...............................................................      $947,713
    Deferred..............................................................      (248,676)
                                                                                --------
                                                                                $699,037
                                                                                ========

     FMP's effective tax rate, as a percent of pretax income, differs from the statutory federal rate as follows:

                                                               YEAR ENDED         YEAR ENDED
                                                              MAY 30, 1996       MAY 31, 1997
                                                              ------------     -----------------
    Statutory Federal tax rate............................        (34)%                34%
    State taxes, net of Federal benefit...................         (6)                  6
    Other.................................................          --                  3
    Change in valuation allowance.........................          40                 --
                                                                                       --
                                                                  ----
    Effective tax rate....................................          --%                43%
                                                                  ====                 ==

     Deferred income taxes as of May 30, 1996 are included in net assets (division equity) (see Note 1). The components of deferred income tax assets (liabilities) as of May 31, 1997 are as follows:

                                                                                 AS OF
                                                                              MAY 31, 1997
                                                                              ------------
    Current asset --
      Financial reserves not currently deductible.........................     $  222,877
    Long-term asset (liability) --
      Book basis in excess of tax for property, plant and equipment.......       (238,068)
      Compensation expense related to grant of stock options..............        170,000
      Other...............................................................         93,867
                                                                                  -------
                                                                               $  248,676
                                                                                  =======

9.  RELATED PARTY TRANSACTIONS:

     In connection with the Brunswick Acquisition, companies controlled by the shareholders of FMP received aggregate fees of approximately $500,000 and certain of these companies are receiving aggregate advisory fees of $200,000 per annum. FMP expensed $200,000 related to these agreements during the year ended May 31, 1997. Additionally, professional fees of approximately $203,000 were paid to certain shareholders during the year ended May 31, 1997 of which $85,000 is included in deferred merger costs as of May 31, 1997 (see Note 3).

10.  SIGNIFICANT CUSTOMER:

     During the year ended May 31, 1997, one customer represented approximately 13% of FMP's sales for such period. As of May 31, 1997, such customer represented approximately 10% of FMP's accounts receivable balance. During the year ended May 30, 1996, no single customer represented over 10% of FMP's sales for such period.

                                    F-13(FMP)

                    FM PRECISION GOLF CORP. AND SUBSIDIARIES

11.  FOREIGN SALES:

     FMP has export sales to customers located primarily throughout the United States, Japan, Canada and the United Kingdom. Foreign sales were approximately 10% and 13% of FMP's sales for the years ended May 30, 1996 and May 31, 1997, respectively.

12.  BENEFIT PLANS:

     FMP maintains a defined contribution benefit plan intended to comply with
Section 401(k) of the Internal Revenue Code. Each year, eligible participants may elect to make salary reduction contributions on their behalf up to a maximum of the lesser of 15% of compensation or the annual maximum contribution established by the Internal Revenue Service. Participants may also make voluntary after-tax contributions to the Plan. The Company does not contribute to the Plan.

     The Brunswick Acquisition agreement requires FMP to establish a pension plan for union employees which provides benefits similar to those provided to FMP's union employees prior to the Acquisition. Accordingly, as of June 25, 1997, FMP is in the process of finalizing the FM Precision Golf Corp. Pension Plan for Represented Hourly Wage Employees. As of May 31, 1997, FMP has accrued approximately $120,000, which amount represents the estimated obligation as of such date for services for the period from the Brunswick Acquisition date to May 31, 1997. The accompanying statement of operations for the year ended May 30, 1996, includes pension expense of approximately $65,000 related to the pension plan for hourly wage employees prior to the Brunswick Acquisition.

13.  COMMITMENTS AND CONTINGENCIES:

     FMP is a party to various legal proceedings arising in the ordinary course of business which management believes, after consultation with legal counsel, will not have a material adverse effect on FMP's financial condition or future operating results.

                                    F-14(FMP)

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of May 14, 1997 among ROYAL GRIP, INC., a Nevada corporation having a business address of 444 West Geneva Drive, Tempe, Arizona 85282 ("RG"), FM PRECISION GOLF CORP., a Delaware corporation having a business address of 3490 Clubhouse Drive, Suite 102, Jackson, Wyoming 83001 ("FMP"), and FMPSUB, INC., a Nevada corporation having a business address of 3490 Clubhouse Drive, Suite 102, Jackson, Wyoming 83001, and a wholly owned subsidiary of FMP ("Merger Sub"), evidences that, for and in consideration of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    RECITALS

     A. The Board of Directors and stockholders of FMP, and the Boards of Directors of Merger Sub and RG have approved the merger of Merger Sub into RG upon the terms and subject to the conditions set forth herein (the "Merger").

     B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 1.  THE TRANSACTION.

     1.1. THE MERGER. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined in Section 1.2), Merger Sub shall be merged with and into RG which shall be the surviving corporation in the Merger (the "Surviving Corporation"), the separate existence of Merger Sub shall thereupon cease, and the name of the Surviving Corporation shall by virtue of the Merger remain "Royal Grip, Inc."

     1.2. EFFECTIVE DATE OF THE MERGER. The Merger shall become effective when properly executed Articles of Merger are duly filed with the Secretary of State of the State of Nevada, which filing shall be made concurrently with the closing of the transaction contemplated by this Agreement in accordance with Section
1.13. When used in this Agreement, the term "Effective Date" shall mean the date and time at which such Articles of Merger are so filed or at such time thereafter as is provided in such Articles of Merger.

     1.3. CERTIFICATE OF INCORPORATION; STOCK SPLIT. FMP agrees that, on or prior to the Effective Date, it will effect the following transactions:

          1.3.1. Amend and restate its Certificate of Incorporation substantially in the form of Exhibit 1.3.1 to this Agreement; and

          1.3.2. Split the shares of FMP Common Stock (as hereinafter defined) which were outstanding immediately before the Effective Date, and/or issue stock dividends to FMP stockholders of record who were stockholders of record immediately before the Effective Date, and/or adjust the terms of options or warrants to acquire FMP Common Stock which were outstanding immediately before the Effective Date so that, immediately after the Effective Date, the holders of shares of FMP Common Stock which were outstanding immediately before the Effective Date and the holders of options and warrants to acquire shares of FMP Common Stock which were outstanding immediately before the Effective Date, taken as a group, will own or have the right to acquire the aggregate number of shares of FMP Common Stock determined by multiplying seven-thirds ( 7/3) times the sum of
     (i) the number of shares of FMP Common Stock which are required to be issued under clause (b) of Section 1.5.1 below, and (ii) the number of shares of FMP Common Stock which are issuable under options and warrants assumed by FMP under Section 1.9.1 below. Any stock split or dividend shall be made pro-rata among the stockholders entitled to participate therein as required by the General Corporation Law of the State of Delaware and any adjustment of the terms of any option or warrant shall be made in accordance with the terms of the applicable anti-dilution provisions thereof.

     1.4. TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. In this regard, FMP represents that it presently intends, and that at the Effective Date it will intend, to continue RG's historic business or use a significant portion of RG's business assets in a business.

     1.5.  EXCHANGE RATE.

          1.5.1. As of the Effective Date, by virtue of the Merger and without any action on the part of any holder of any shares of RG's Common Stock, $.001 par value ("RG Shares" or "RG Common Stock"):

             (a) All shares of RG Common Stock which are held by RG or any Subsidiary (as defined in Section 8.13) of RG shall be canceled.

             (b) Subject to Section 1.8, each remaining outstanding share of RG Common Stock shall be converted into the number of fully paid and nonassessable shares of the Common Stock, $.001 par value, of FMP ("FMP Shares" or "FMP Common Stock") equal to the Exchange Rate (as defined below).

             (c) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, FMP Common Stock, other than as described in Section 1.3.2 of this Agreement, after the date hereof and prior to or as of the Effective Date, the Exchange Rate shall be adjusted accordingly.

             (d) Each issued and outstanding share of Common Stock, without par value, of Merger Sub ("Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

          1.5.2.  The "Exchange Rate" shall mean: 50%.

     1.6. TERMS OF EXCHANGE. The manner of exchanging RG Common Stock for FMP Common Stock in the Merger shall be as follows:

          1.6.1. On the Effective Date, FMP shall make available to Star Bank or such other exchange agent as selected by FMP and reasonably acceptable to RG (the "Exchange Agent"), for the benefit of each holder of RG Common Stock, a sufficient number of certificates representing FMP Common Stock to effect the delivery of FMP Common Stock required to be issued pursuant to
     Section 1.5. FMP shall enter into an agreement (the "Exchange Agent Agreement") with the Exchange Agent pursuant to which the Exchange Agent shall be obligated to provide the services set forth in Section 1.6.2.

          1.6.2. The Exchange Agent Agreement shall provide that promptly after the Effective Date, the Exchange Agent shall mail to each holder of record (as shown on the books of RG's transfer agent as of the Effective Date) of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of RG Common Stock (individually, a "Certificate" and collectively, the "Certificates") (a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (b) instructions for use in effecting the surrender of the Certificates for exchange. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the shares of RG Common Stock represented by such Certificates the number of shares of FMP Common Stock into which such shares of RG Common Stock are converted in the Merger and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, Certificates shall represent solely the right to receive the number of shares of FMP Common Stock into which such shares of RG Common Stock are converted in the Merger and any cash in lieu of fractional shares of FMP Common Stock as contemplated by Section 1.8 with respect to each of the shares of RG Common Stock represented thereby. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the FMP Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such FMP Common Stock for the account of the persons entitled thereto.

          1.6.3. Certificates surrendered for exchange by any Affiliate (as defined in Section 5.8.1) shall not be exchanged for certificates representing shares of FMP Common Stock until FMP has received the written agreements from such Affiliate as provided in Section 5.8.2.

     1.7. DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared or made on FMP Common Stock will be paid to persons entitled to receive certificates representing FMP Common Stock pursuant to this Agreement until such persons surrender their Certificates representing RG Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such FMP Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such FMP Common Stock in respect of a record date after the Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any cash in lieu of fractional shares or any certificate representing FMP Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such FMP Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of RG Common Stock for any shares of FMP Common Stock or dividends thereon properly delivered to a public official pursuant to any applicable escheat laws.

     1.8. NO FRACTIONAL SHARES. No certificates or scrip representing less than one share of FMP Common Stock shall be issued upon the surrender for exchange of Certificates representing RG Common Stock pursuant to Section 1.5.2. In lieu of any such fractional share, each holder of RG Common Stock who would otherwise have been entitled to a fraction of a share of FMP Common Stock upon surrender of Certificates for exchange pursuant to Section 1.5.2 shall be paid upon such surrender cash (without interest) in an amount equal to such fractional interest multiplied by the product of the Exchange Rate and the average of the high and low trading prices of RG Common Stock for the five trading days prior to the Effective Date. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of RG in lieu of any fractional interests, FMP shall make available to the Exchange Agent, which shall in turn make available in accordance with this Agreement, such amounts to such former stockholders.

     1.9.  STOCK OPTIONS.

          1.9.1. Each option or warrant to purchase RG Common Stock issued pursuant to the Nonemployee Director Stock Plan, the Non-Employee Directors Stock Option Plan, and the 1993 Stock Option Plan of RG, or otherwise which is (a) set forth in the RG Disclosure Schedule (as hereinafter defined), and (b) outstanding as of the Effective Date (individually, an "RG Option" and, collectively, the "RG Options") shall be assumed by FMP and converted into an option or warrant (or a substitute option shall be granted) to purchase the number of shares of FMP Common Stock (rounded to the nearest whole share) equal to the number of shares of RG Common Stock subject to such RG Option multiplied by the Exchange Rate, at an exercise price per share of FMP Common Stock (rounded to the nearest penny) equal to the former exercise price per share of RG Common Stock under the RG Option immediately prior to the Effective Date divided by the Exchange Rate; provided, however, that in the case of any RG Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code and the regulations issued thereunder. Except as otherwise provided in the applicable plan or agreement granting the RG Options, the duration, vesting and other terms of each new option to purchase shares of FMP Common Stock shall be the same as the original RG Option except that all references in the option agreement to RG shall be deemed to be references to FMP; and further provided, that those RG Options listed on Exhibit 1.9.1 shall be deemed amended so that such exercise price per

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

     share is $4.00. FMP and RG agree to take such action as may be necessary to effectuate the foregoing provisions.

          1.9.2. As soon as practicable after the Effective Date, FMP shall deliver to each holder of an option to purchase FMP Common Stock a notice that accurately reflects the changes to such option contemplated by this
     Section 1.9.

     1.10. STOCKHOLDER APPROVAL. RG shall take all action reasonably necessary, in accordance with applicable law and its Articles of Incorporation and By-laws, to convene a special meeting of the holders of RG Common Stock (the "RG Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement. Subject to Section 5.1, the Board of Directors of RG will recommend that holders of RG Common Stock vote to approve the Merger and to adopt this Agreement at the RG Meeting.

     1.11. CLOSING OF RG'S TRANSFER BOOKS. At the Effective Date, the stock transfer books of RG shall be closed and no transfer of shares of RG Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for FMP Common Stock and/or cash as provided in Sections 1.5, 1.6,
1.7 and 1.8.

     1.12. ASSISTANCE IN CONSUMMATION OF THE MERGER. Each of FMP, Merger Sub and RG shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as practicable in accordance with the terms and conditions of this Agreement. FMP shall cause Merger Sub to perform all of its obligations in connection with this Agreement.

     1.13. CLOSING. The closing of the transaction contemplated by this Agreement shall take place (a) at the offices of Snell & Wilmer, L.L.P., One Arizona Center, Phoenix, Arizona at 10:00 A.M. local time on the day which is not more than one business day after the day on which the last of the conditions set forth in Article 6 (other than those requiring an exchange of a certificate, opinion or other document, or the taking of other action, at the closing) is fulfilled or waived or (b) at such other time and place as FMP and RG shall agree in writing.

ARTICLE 2.  SURVIVING CORPORATION.

     2.1. ARTICLES OF INCORPORATION. The Amended and Restated Articles of Incorporation of RG attached hereto as Exhibit 2.1 shall be the Articles of Incorporation of the Surviving Corporation until duly amended by the stockholders of the Surviving Corporation subsequent to the Effective Date.

     2.2. BY-LAWS. The By-laws of RG as in effect immediately prior to the Effective Date shall be the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by law.

     2.3.  OFFICERS; BOARDS OF DIRECTORS.

          2.3.1. One of the directors of the Surviving Corporation shall be Robert Burg II, and the officers of RG immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

          2.3.2. FMP covenants and agrees that, from and after the Effective Date, until their respective successors are duly elected or appointed, the officers of FMP shall be Richard P. Johnston ("RPJ"), Chairman of the Board, Danny Edwards ("DE"), Vice Chairman of the Board, Christopher A. Johnston ("CAJ"), President, chief executive officer, Ronald L. Chalmers ("RC"), Executive Vice President, Robert Burg, II ("RB"), Executive Vice President, David E. Johnston ("DEJ"), Executive Vice President, and Kenneth
     J. Warren ("KJW"), Secretary, and the directors of FMP shall be DE, RB, RPJ, CAJ, RC, DEJ, RJM, KJW, Raymond J. Minella and James G. DeMello.

     2.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 92A.250 of the NGCL.

ARTICLE 3. REPRESENTATIONS OF FMP. FMP hereby represents and warrants to RG that:

     3.1.  FMP DISCLOSURE SCHEDULE

          3.1.1. The FMP Disclosure Schedule sets forth all of the information concerning FMP, its Subsidiaries and the FMP Shares required in this
     Article 3. To the extent any statement in this Article 3 is untrue or omits to state a material fact necessary to make such statement not misleading, the FMP Disclosure Schedule sets forth the statements necessary to make the statements in this Article 3 true and not misleading. All information and statements set forth in the FMP Disclosure Schedule shall be deemed to supersede and correct the statements made in this Article 3 and to be additional representations and warranties of FMP. The FMP Disclosure Schedule sets forth all of the information and statements required in numbered sections bearing the number of the Section of this Agreement calling for such information and in the order of such numbers in this Agreement.

          3.1.2. FMP has delivered to RG complete and accurate copies of (a) any written contract or other document referred to in the FMP Disclosure Schedule or herein and (b) the financial statements referred to in Section
     3.8 of this Agreement.

          3.1.3. To the knowledge of FMP, neither the FMP Disclosure Schedule nor any financial statement, exhibit, certificate or other instrument or document concerning the FMP Shares or FMP delivered by or on behalf of FMP in connection with the transaction contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make the statements herein or therein not misleading.

     3.2. OWNERSHIP OF SHARES. Each holder of FMP Shares and, to the knowledge of FMP, each holder of any right, option, warrant, security or agreement providing for the purchase, issuance or sale of any shares of capital stock of FMP is listed on the FMP Disclosure Schedule and is the lawful owner of the number of FMP Shares and other rights listed opposite the name of such holder on the FMP Disclosure Schedule.

     3.3. EXISTENCE AND GOOD STANDING OF FMP. FMP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted. FMP is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not reasonably be expected to have a material adverse effect on the consolidated business, financial condition or results of operations of FMP and its Subsidiaries (an "FMP Material Adverse Effect"). Each of FMP's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and corporate authority to own its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect. Neither FMP nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which FMP or any FMP Subsidiary or any of their respective properties or assets is subject, except where such violation would not have, individually or in the aggregate, an FMP Material Adverse Effect. FMP and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such items or to take any such action would reasonably be expected to have an FMP Material Adverse Effect. The copies of FMP's and Merger Sub's certificate or articles of incorporation and bylaws previously delivered to RG are true and correct.

     3.4. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. Each of FMP and Merger Sub has the requisite corporate power and corporate authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transaction contemplated hereby by the holders of a majority of the outstanding FMP Shares, the consummation by FMP of the transaction contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of FMP, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     3.5. CAPITAL STOCK. FMP has an authorized capitalization consisting of 3,000 shares of Common Stock, par value $.01 per share, of which 1,000 shares are issued and outstanding. On or immediately prior to the Effective Date, FMP will have authorized capitalization as set forth in Exhibit 1.3.1 of which no shares of FMP Common Stock or shares of Preferred Stock will be issued and outstanding, except pursuant to the provisions of Sections 1.3.1 and 1.5.1(b). FMP has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of FMP on any matter. All such outstanding shares have been and will be duly authorized and validly issued and are and will be fully paid and non-assessable. There are, and at the Effective Date, there will be no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, convertible securities, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of FMP by or to FMP, other than as contemplated by this Agreement.

     3.6. SUBSIDIARIES. FMP owns each of the outstanding shares of capital stock of each of FMP's Subsidiaries. Each of the outstanding shares of capital stock of each of FMP's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned by FMP free and clear of all liens, pledges, security interests, claims or other encumbrances. The FMP Disclosure Schedule sets forth with respect to each FMP Subsidiary (a) its name and jurisdiction of incorporation, (b) its authorized capital stock, and (c) the number of issued and outstanding shares of capital stock. Except for interests in the FMP Subsidiaries, neither FMP nor any FMP Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, limited liability company, business, trust or entity.

     3.7. NO VIOLATIONS. The execution and delivery of this Agreement by FMP and the consummation of the transaction contemplated hereby (a) will not violate any provision of the certificate of incorporation or by-laws of FMP or its Subsidiaries, (b) will not violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of FMP or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which FMP or any of its Subsidiaries is a party, or by which FMP or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect; (c) will not violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to FMP or any of its Subsidiaries or any of their respective properties or assets, except for violations which would not reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect, or (d) other than the filings provided for in Section 1, filings under the Securities Exchange Act of 1934 (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), will not require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect.

     3.8.  FINANCIAL STATEMENTS.

          3.8.1. FMP has furnished RG with (a) consolidated balance sheets of FMP and its Subsidiaries (the "FMP Balance Sheet") as of May 30, 1996 and February 28, 1997 (the February 28, 1997 date

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

     hereinafter referred to as the "FMP Balance Sheet Date"), and (b) FMP's related consolidated statements of operations, net assets and, stockholders' equity and cash flows for year ended May 30, 1996 and for the nine months ended February 28, 1997. Such consolidated financial statements (the "FMP Financial Statements"), present fairly, in all material respects the consolidated financial position of FMP and its Subsidiaries as of May 30, 1996 and February 28, 1997, and the consolidated results of their operations and their cash flows for such fiscal periods, in conformity with generally accepted accounting principles ("GAAP"). Except as and to the extent set forth on the FMP Balance Sheet, neither FMP nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of FMP, prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date.

          3.8.2. The accounts and notes receivable reflected on the FMP Financial Statements as of the FMP Balance Sheet Date or acquired thereafter by FMP or its Subsidiaries arose in the ordinary course of business from bona fide transactions. None of such accounts or notes receivable reflects work-in-progress or goods not yet delivered. Such accounts and notes receivable are the enforceable obligations of the obligors thereof and are neither subject to any offset or counter-claim by such obligors nor any encumbrance other than immaterial encumbrances.

          3.8.3. The inventory reflected on the FMP Financial Statements as of the FMP Balance Sheet Date or acquired or manufactured since the FMP Balance Sheet Date consists entirely of items saleable at regular prices or usable in the ordinary course of business of FMP and its Subsidiaries, except for an immaterial quantity of defective or obsolete items that have been written off in the ordinary course of business since the FMP Balance Sheet Date in a manner consistent with GAAP applied on a consistent basis. There are no encumbrances on such inventory other than immaterial encumbrances.

     3.9. LITIGATION. There is no action, suit or proceeding pending against FMP or the FMP Subsidiaries, or, to the knowledge of FMP, overtly threatened against FMP or its Subsidiaries or any of their respective properties or assets, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality which would reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect, or would prevent or delay the consummation of the transaction contemplated by this Agreement. Neither FMP nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have an FMP Material Adverse Effect or would prevent or delay the consummation of the transaction contemplated hereby.

     3.10. ABSENCE OF CERTAIN CHANGES. Since the FMP Balance Sheet Date, each of FMP and its Subsidiaries has conducted its business only in the ordinary course of such business and there has not been (a) any event or changes with respect to FMP and its Subsidiaries having, individually or in the aggregate, an FMP Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, or (c) any material change in its accounting principles, practices or methods.

     3.11.  TAX MATTERS.

          3.11.1. For all periods ended prior to the date of this Agreement, each of FMP and its Subsidiaries (a) has timely filed or caused to be filed all federal, state, local and foreign tax returns, declarations and reports which are required to be filed by, or with respect to, any of them (taking into account all applicable extensions), (b) has paid or accrued all taxes, including interest, penalties and additions to tax, if any, shown to be due and payable on all such returns, and (c) has, for purposes of preparing and issuing all annual and quarterly income statements and balance sheets, adequately accrued or otherwise provided for the payment of additional federal, state or local taxes which were not reported on the applicable returns or reports as required under GAAP.

          3.11.2. Each of FMP and its Subsidiaries has timely and properly accrued or paid in all material respects all taxes for all periods subsequent to the periods covered by returns filed for periods ended prior to the date of this Agreement.

          3.11.3. Complete and accurate copies of all FMP federal, state and local income tax returns have been made available to RG.

          3.11.4. With respect to federal income taxes, the statute of limitations has not expired for FMP for any year. There are no federal, state or local audits of FMP currently ongoing and there are no current cases filed relating to the determination of the amount of taxes due from FMP and/or its Subsidiaries. To the extent FMP has notified RG of any such audits or cases, complete and accurate copies of all relevant communications and filings have been made available to RG (including, but not limited to, Forms 5701, Revenue Agent's Reports, 30-Day-Letters, 90-Day-Letters and any petition, complaint or claim made in any court having jurisdiction and all documents relating to any case currently before any such court). Neither FMP nor any of its Subsidiaries has granted a power-of-attorney relating to tax matters to any person. All final adjustments made by the Internal Revenue Service ("IRS") with respect to any federal tax return of FMP or its Subsidiaries have been reported for state and local income tax purposes to the relevant state or local taxing authorities.

          3.11.5. No requests for ruling or determination letters relating to federal, state or local income taxes paid or payable by FMP or any of its Subsidiaries are pending with any taxing authority.

          3.11.6. (a) Neither FMP nor any FMP Subsidiary has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by FMP or its Subsidiaries or required by law, (b) FMP has no knowledge that the IRS has proposed or purported to require any such adjustment or change in accounting method and (c) FMP has no knowledge or belief that any such adjustment under Section 481(a) of the Code will be required of FMP or its Subsidiaries upon the completion of, or by reason of, the transaction contemplated by this Agreement.

          3.11.7. (a) There are no deferred intercompany transactions between FMP and/or any of its Subsidiaries which will or may result in the recognition of income upon the consummation of the transaction contemplated by this Agreement, and (b) there are no other transactions or facts existing with respect to FMP and/or its Subsidiaries which by reason of the consummation of the transaction contemplated by this Agreement will result in FMP and/or its Subsidiaries recognizing income.

          3.11.8. FMP is not a foreign person within the meaning of Section 1445 of the Code and FMP does not conduct operations which would require it to report or pay income tax to any foreign taxing authority.

          3.11.9. There are no tax liens on any of the assets or property of FMP or its Subsidiaries.

          3.11.10. There are no contracts, agreements or plans entered into by FMP or its Subsidiaries covering any person that individually or collectively would require FMP or any of its Subsidiaries to make any payments of any amount which would not be deductible by reason of the provisions of Section 162(m) or Section 280G of the Code.

          3.11.11. Neither FMP nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by it.

     3.12.  CERTAIN EMPLOYEE PLANS.

          3.12.1. (a) "Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any fringe benefit plan, any equity compensation plan or arrangement (including without limitation, stock option, restricted stock and stock purchase plans), any plan, policy or arrangement for the provision of executive compensation, incentive benefits, bonuses or severance benefits, any employment contract, collective bargaining agreement, deferred compensation agreement, Code section 125 cafeteria plan or split dollar arrangement, any participation or similar agreement with a multi-employer pension fund, or any other plan, policy, arrangement or scheme for the provision or funding of employee benefits with respect to which an FMP or RG Controlled Group Member in the past or present, directly or indirectly maintained or maintains, sponsored or sponsors, or had or has any liability or obligation.

             (b) "FMP Controlled Group Member" means FMP and each other person or entity required to be aggregated with FMP under Code section 414(b),
        (c), (m) or (o).

             (c) "RG Controlled Group Member" means RG and each other person or entity required to be aggregated with RG under Code section 414(b), (c),
        (m) or (o).

          3.12.2. Each Benefit Plan maintained by any FMP Controlled Group Member (the "FMP Benefit Plans") complies with, and has been administered in accordance with, in all material respects, all applicable requirements of law, except for instances of non-compliance that would not reasonably be expected to have caused, individually or in the aggregate, an FMP Material Adverse Effect. The FMP Benefit Plans are listed in the FMP Disclosure Schedule and copies or descriptions of all material Plans have previously been provided to RG.

          3.12.3. With respect to each FMP Benefit Plan intended to qualify under Section 401(a) of the Code, (a) a favorable determination letter has been issued by the IRS with respect to the qualification of each FMP Benefit Plan, and (b) no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) or termination has occurred under circumstances which present a risk of material liability by any FMP Controlled Group Member to any governmental entity or other person, including an FMP Benefit Plan. Each FMP Benefit Plan which is subject to
     Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such FMP Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code and Section 302 of ERISA), whether or not waived. No FMP Controlled Group Member directly or indirectly contributes to, has an obligation to contribute to or has liability with respect to, and has not directly or indirectly maintained, sponsored, contributed to or had an obligation to contribute to at any time within the 10 year period ending on the date of the Closing, any employee benefit plan which is a multi-employer plan subject to the requirements of Subtitle E of Title IV of ERISA.

          3.12.4. Except as required by Code Section 4980(b) or 162 or Part 6 of Title I of ERISA, no FMP Controlled Group Member provides any health, welfare or life insurance benefits to any of their former or retired employees, which benefits would be material either individually or in the aggregate to FMP.

     3.13.  LABOR MATTERS.

          3.13.1. Neither FMP nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of FMP, overtly threatened against FMP or its Subsidiaries relating to their business, except for any such proceeding which would not reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect. To the knowledge of FMP, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or overtly threatened involving employees of FMP or any of its Subsidiaries.

          3.13.2. FMP has delivered to RG copies of all material employment agreements, consulting agreements, severance agreements, bonus and incentive plans, profit-sharing plans and other agreements, plans or arrangements with respect to compensation of the employees of FMP and its Subsidiaries (the "FMP Compensation Arrangements"). The Merger will not accelerate or otherwise give rise to payments pursuant to the FMP Compensation Arrangements.

     3.14.  ENVIRONMENTAL LAWS AND REGULATIONS.

          3.14.1. FMP and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution or protection of human health

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

     or the environment (collectively, "Environmental Laws") which compliance includes, but is not limited to, the possession by FMP and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance that would not reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect. Neither FMP nor any of its Subsidiaries has received written notice of, or, to the knowledge of FMP, is the subject of, or to the knowledge of FMP is there any basis for, any action, cause of action, claim, investigation, demand or notice, including without limitation, non-compliance orders, warning letters, notices of violation, by any person or entity alleging liability under or non-compliance with any Environmental Law (an "FMP Environmental Claim") that would reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect. To the knowledge of FMP there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

          3.14.2. There are no FMP Environmental Claims, which would reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect, that are pending or, to the knowledge of FMP, overtly threatened against FMP or any of its Subsidiaries or, to the knowledge of FMP, against any person or entity whose liability for any FMP Environmental Claim FMP or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          3.14.3. Neither FMP nor any FMP Subsidiary (a) has handled or discharged, nor has it allowed or arranged for any third party to handle or discharge, any hazardous substances to, at or upon: (i) any location other than a site lawfully permitted to receive such hazardous substances, (ii) any parcel of real property owned or leased by FMP or any FMP Subsidiary, except in compliance with applicable Environmental Laws; (iii) any site which, pursuant to CERCLA or any similar state law (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency has notified FMP that it has proposed or is proposing to place on the National Priorities List or its state equivalent; or (b) has any knowledge that there has occurred or is presently occurring a discharge, or threatened discharge, of any hazardous substance on, into or beneath the surface of, or adjacent to, any real property owned or leased by FMP or any FMP Subsidiary.

          3.14.4. The FMP Disclosure Schedule identifies (a) all environmental audits, assessments, or occupational health studies undertaken by FMP or its agents on its behalf, or, to the knowledge of FMP, undertaken by any governmental authority, or any third party, relating to or affecting any real property owned or leased by FMP or any FMP Subsidiary; (b) the results of any ground, water, soil, air or asbestos monitoring undertaken by FMP or its agents on its behalf, or, to the knowledge of FMP, undertaken by any governmental authority or any third party, relating to or affecting any real property owned or leased by FMP or any FMP Subsidiary; (c) all material written communications between FMP and any governmental authority arising under or related to Environmental Laws; and (d) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees relating to or affecting any real property owned or leased by FMP or any FMP Subsidiary.

     3.15.  REAL PROPERTY.

          3.15.1. FMP has delivered to RG either copies or fair and accurate summaries (the "FMP Property Documents") of each of its leases, subleases, licenses, deeds or other agreements or instruments (and any amendments thereto) under which FMP or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, any real property (the "FMP Real Estate Agreements"). Each FMP Real Estate Agreement is valid, binding and in full force and effect, all rent and other sums and charges payable by FMP and its Subsidiaries as tenants thereunder are current, no termination event or condition or uncured default of a material nature on the part of FMP or any such Subsidiary or, to the knowledge of FMP, as to a landlord, exists under any FMP Real Estate Agreement, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect. The information contained in the FMP Property Documents is true and correct in all material respects.

          3.15.2. Since the FMP Balance Sheet Date, no portion of the real property subject to the FMP Real Estate Agreements has suffered any material damage by fire or other casualty which has not heretofore been substantially repaired or restored.

          3.15.3. Except for any of the following matters which would not reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect:

             (a) FMP has not granted, and to the best of FMP's knowledge, no other person has granted, any leases, subleases, licenses or other agreements granting to any person other than FMP any right to possession, use, occupancy or enjoyment of the property covered by the FMP Real Estate Agreements, or any portion thereof, and

             (b) FMP is not obligated under any option, right of first refusal or any contractual right to purchase, acquire, sell or dispose of any real property covered by the FMP Real Estate Agreements.

          3.15.4. None of the FMP Real Estate Agreements contains continuous operating covenants, radius restrictions or provisions requiring the consent of the landlord to the Merger or the assumption of FMP's obligations under the FMP Real Estate Agreements in the manner contemplated by this Agreement, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, an FMP Material Adverse Effect.

     3.16. INSURANCE. FMP and its Subsidiaries maintain with respect to their operations and their assets, in full force and effect, policies of insurance in the ordinary course of business as is usual and customary for businesses similarly situated to FMP. FMP has provided RG copies of claims associated with its operations and the operations of its Subsidiaries since their incorporation.

     3.17. INTELLECTUAL PROPERTY. Every material trade secret, including know-how, inventions, designs and processes, patent, patent right, trademark, trademark right, service mark, trade name or copyright, or application thereof, and licenses and rights with respect to the foregoing, used in connection with the business of FMP and its Subsidiaries, including the "frequency matched" technology (the "FMP Intellectual Property"), is protected by FMP in a manner which, under the circumstances, is prudent and commercially reasonable, and owned by FMP or its Subsidiaries free and clear of any liens, encumbrances, claims or restrictions whatsoever which would have an FMP Material Adverse Effect, direct or indirect, and, to the knowledge of FMP, the FMP Intellectual Property does not infringe upon the rights of any person. Neither FMP nor any of its Subsidiaries has granted to any other person the right to use the FMP Intellectual Property, or any part thereof. FMP is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, patent rights, trademark, trademark rights, trade name, trade name rights, copyright or other intangible assets, with respect to the use thereof or in connection with the conduct of its business or otherwise.

     3.18. CERTAIN CONTRACTS. FMP has delivered copies of each material contract to which FMP or any of its Subsidiaries is a party, or by which any of their respective properties or assets is bound. FMP and its Subsidiaries are in compliance in all material respects with all material terms of such contracts.

     3.19. NO BROKERS. Neither FMP nor any FMP Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of FMP or RG or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated hereby.

     3.20. CONFLICTS OF INTEREST. No shareholder, officer, or director, or, to the knowledge of FMP, no employee or consultant of FMP or any FMP Subsidiary, or any affiliate of such person has any direct or indirect interest (a) in any corporation, partnership, proprietorship, association, or other person or entity which does business with FMP or any FMP Subsidiary, (b) in any property, asset or right which is used by FMP or any FMP Subsidiary in the conduct of its business, or (c) in any contract to which FMP is a party or by which FMP or any FMP Subsidiary may be bound.

     3.21. PERSONAL PROPERTY. FMP owns all of its material personal property, including, without limitation, the material personal property reflected in the FMP Balance Sheet, except for personal property disposed of in the ordinary course of business since the FMP Balance Sheet Date, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction, except those which are shown and described in the FMP Balance Sheet or the notes thereto. All personal properties purported to be leased by FMP are subject to valid and effective leases.

     3.22. DISCLOSURE. Neither FMP nor any FMP Subsidiary has knowingly withheld from RG any material facts relating to FMP's and any FMP Subsidiary's assets, business, operations, financial conditions, or prospects. No representation or warranty in this Agreement contains any untrue statement of a material fact required to make the statements herein contained not misleading or omits to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

     3.23.  STATUS AS REORGANIZATION.

          3.23.1.  FMP has no plan or intent to:

             (a)  Liquidate RG;

             (b)  Merge RG with or into another corporation;

             (c) Sell or otherwise dispose of the stock of RG except for transfers of stock to corporations "controlled" (within the meaning of Section 368(c) of the Code) by FMP;

             (d) Reacquire any of its stock issued in connection with the Merger;

             (e) Cause RG to issue additional shares of stock of RG that would result in FMP losing "control" (within the meaning of Section 368(c) of the Code) of RG;

             (f) Cause RG to sell or otherwise dispose of any of its assets or any assets of Merger Sub acquired in the Merger except for dispositions made in the ordinary course of business or transfers described in
        Section 368 (a)(2)(C) of the Code; or

             (g) Take any other action that might otherwise cause the Merger not to be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

          3.23.2. FMP and any of the major stockholders of FMP do not own, nor have they owned during the past five years, any shares of stock of RG.

          3.23.3. Neither FMP nor Merger Sub is an "investment company" (within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code);

          3.23.4. Merger Sub is being formed solely for the purpose of merging with and into RG and, as of the Effective Date, will not have had any existing operation, assets or liabilities (other than liabilities for franchise taxes, if applicable, and liabilities under this Agreement); and

          3.23.5. FMP will, as of the Effective Date, own all of the stock of Merger Sub.

ARTICLE 4. REPRESENTATIONS OF RG. RG hereby represents and warrants to FMP that:

     4.1.  RG DISCLOSURE SCHEDULE.

          4.1.1. The RG Disclosure Schedule sets forth all of the information concerning RG and its Subsidiaries and the RG Shares required in this
     Article 4. To the extent any statement in this Article 4 is untrue or omits to state a material fact necessary to make such statement not misleading, the RG Disclosure Schedule sets forth the statements necessary to make the statements in this Article 4 true and not misleading. All information and statements set forth in the RG Disclosure Schedule shall be deemed to supersede and correct the statements made in this Article 4 and to be additional representations and warranties of RG. The RG Disclosure Schedule sets forth all of the information and statements required in numbered sections bearing the number of the Section of this Agreement calling for such information and in the order of such numbers in this Agreement.

          4.1.2. RG has delivered to FMP complete and accurate copies of (a) any written contract or other document referred to in the RG Disclosure Schedule or herein and (b) the RG Reports referred to in Section 4.7 of this Agreement.

          4.1.3. To the knowledge of RG, neither the RG Disclosure Schedule nor any financial statement, exhibit, certificate or other instrument or document concerning the RG Shares or RG delivered by or on behalf of RG in connection with the transaction contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make the statements herein or therein not misleading.

     4.2. EXISTENCE AND GOOD STANDING OF RG. RG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted. RG is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not reasonably be expected to have a material adverse effect on the consolidated business, financial condition or results of operations of RG and its Subsidiaries (an "RG Material Adverse Effect"). Each RG Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and corporate authority to own its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect. Neither RG nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which RG or any of its Subsidiaries or any of their respective properties or assets is subject, except where such violation would not have, individually or in the aggregate, an RG Material Adverse Effect. RG and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such items or to take any such action would reasonably be expected to have an RG Material Adverse Effect. The copies of RG's articles of incorporation and by-laws previously delivered to FMP are true and correct.

     4.3. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. RG has the requisite corporate power and corporate authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transaction contemplated hereby by the holders of a majority of the outstanding RG Shares, the consummation by RG of the transaction contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of RG, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     4.4. CAPITAL STOCK. The authorized capital stock of RG consists of 15,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $.001 per share. As of March 14, 1997, there were 2,740,928 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Since such date, no additional shares of capital stock of RG have been issued. RG has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of RG on any matter. All such issued and outstanding RG Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as contemplated by this Agreement or the RG Option Plans, there are not at the date of this Agreement any outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, convertible securities, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any of the shares of the capital stock of RG by or to RG. As of December 31, 1996, 674,839 RG Shares were reserved for issuance and are issuable upon or otherwise deliverable in connection with the exercise of outstanding options; since that date, no options have been granted under the RG Option Plans or otherwise and no new option plans have been authorized or adopted.

     4.5. SUBSIDIARIES. RG owns all of the outstanding shares of capital stock of each of the RG Subsidiaries. All of the outstanding shares of capital stock of the RG Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned by RG free and clear of all liens, pledges, security interests, claims or other encumbrances. The RG Disclosure Schedule sets forth with respect to each RG Subsidiary (a) its name and jurisdiction of incorporation, (b) its authorized capital stock, and (c) the number of issued and outstanding shares of capital stock. Except for interests in the RG Subsidiaries, neither RG nor any RG Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, limited liability company, business, trust or entity.

     4.6. NO VIOLATIONS. The execution and delivery of this Agreement by RG and the consummation of the transaction contemplated hereby (a) will not violate any provision of the articles of incorporation or by-laws of RG or the RG Subsidiaries, (b) will not violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of RG or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which RG or the RG Subsidiaries is a party, or by which RG or the RG Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect; (c) will not violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to RG or the RG Subsidiaries or any of their properties or assets, except for violations which would not reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect, or (d) other than the Regulatory Filings, will not require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect.

     4.7.  SEC DOCUMENTS.

     4.7.1. RG has furnished FMP each registration statement, report, proxy statement or information statement, including all exhibits thereto, prepared by it since September 23, 1993, including, without limitation, (a) its Annual Report on Form 10-K for its fiscal year ended December 31, 1996 (the "RG Balance Sheet Date"), which includes the consolidated balance sheet for RG as of such date (the "RG Balance Sheet") and (b) its proxy statement for its annual meeting of stockholders held on May 7, 1996, each of (a) and (b) in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") and the items in (a) and (b), the "RG Reports". As of their respective dates, the RG Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein)
(i) were prepared in all material respects in accordance with the applicable requirements of the Exchange Act, and the respective rules and regulations thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The 1996 and 1995 consolidated financial statements of RG included in or incorporated by reference into the RG Reports (including the related notes and schedules) present fairly, in all material respects, the consolidated financial position of RG at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended of RG in conformity with GAAP consistently applied during the periods involved. Except as and to the extent set forth on the RG Balance Sheet, including all notes thereto, or as set forth in the RG Reports, RG has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of RG or in the notes thereto, prepared in accordance with GAAP consistently applied, except liabilities arising in the ordinary course of business since such date.

          4.7.2. The accounts and notes receivable reflected on the RG Balance Sheet as of the RG Balance Sheet Date or acquired thereafter by RG or its Subsidiaries arose in the ordinary course of business from bona fide transactions. None of such accounts or notes receivable reflects work-in-progress or goods not yet delivered. Such accounts and notes receivable are the enforceable obligations of the obligors thereof and are neither subject to any offset nor counter-claim by such obligors nor any encumbrance other than immaterial encumbrances.

          4.7.3. The inventory reflected on the RG Balance Sheet as of the RG Balance Sheet Date or acquired or manufactured since the RG Balance Sheet Date consists entirely of items saleable at regular prices or usable in the ordinary course of business of RG and its Subsidiaries, except for an immaterial quantity of defective or obsolete items that have been written off in the ordinary course of business since the RG Balance Sheet Date in a manner consistent with GAAP applied on a consistent basis. There are no encumbrances on such inventory other than immaterial encumbrances.

     4.8. LITIGATION. There is no action, suit or proceeding pending against RG or the RG Subsidiaries, or, to the knowledge of RG, overtly threatened against RG or the RG Subsidiaries or any of their properties or assets, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality which would reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect, or would prevent or delay the consummation of the transaction contemplated by this Agreement. Neither RG nor any of the RG Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have an RG Material Adverse Effect or would prevent or delay the consummation of the transaction contemplated hereby.

     4.9. ABSENCE OF CERTAIN CHANGES. Since the RG Balance Sheet Date, each of RG and the RG Subsidiaries has conducted its business only in the ordinary course of such business and there has not been (a) any event or changes with respect to RG and the RG Subsidiaries having, individually or in the aggregate, an RG Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, or (c) any material change in its accounting principles, practices or methods.

     4.10.  TAX MATTERS.

          4.10.1. For all periods ended prior to the date of this Agreement, each of RG and the RG Subsidiaries (a) has timely filed or caused to be filed all federal, state, local and foreign tax returns, declarations and reports which are required to be filed by, or with respect to, any of them (taking into account all applicable extensions), (b) has paid or accrued all taxes, including interest, penalties and additions to tax, if any, shown to be due and payable on all such returns, and (c) has, for purposes of preparing and issuing all annual and quarterly income statements and balance sheets, adequately accrued or otherwise provided for the payment of additional federal, state or local taxes which were not reported on the applicable returns or reports as required under GAAP.

          4.10.2. Each of RG and its Subsidiaries has timely and properly accrued or paid in all material respects all taxes for all periods subsequent to the periods covered by returns filed for periods ended prior to the date of this Agreement.

          4.10.3. Complete and accurate copies of all RG federal, state and local income tax returns have been made available to FMP.

          4.10.4. With respect to federal income taxes, the statute of limitations has expired for RG for all years ended on or prior to September 21, 1993. There are no federal, state or local audits of RG currently ongoing and there are no current cases filed relating to the determination of the amount of taxes due from RG and/or its Subsidiaries. To the extent RG has notified FMG of any such audits or cases, complete and accurate copies of all relevant communications and filings have been made available to FMP (including, but not limited to, Forms 5701, Revenue Agent's Reports, 30-Day-Letters, 90-Day-Letters and any petition, complaint or claim made in any court having jurisdiction and all documents relating to any case currently before any such court). Neither RG nor any of its Subsidiaries has granted a power-of-attorney relating to tax matters to any person. All final adjustments made by the IRS with respect to any federal tax return of RG or its Subsidiaries have been reported for state and local income tax purposes to the relevant state or local taxing authorities.

          4.10.5. No requests for ruling or determination letters relating to federal, state or local income taxes paid or payable by RG or its Subsidiaries are pending with any taxing authority.

          4.10.6. (a) Neither RG nor any RG Subsidiary has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by RG or its Subsidiaries or required by law, (b) RG has no knowledge that the IRS has proposed or purported to require any such adjustment or change in accounting method and
     (c) RG has no knowledge or belief that any such adjustment under Section 481(a) of the Code will be required of RG or its Subsidiaries upon the completion of, or by reason of, the transaction contemplated by this Agreement.

          4.10.7. (a) There are no deferred intercompany transactions between RG and its Subsidiaries or between its Subsidiaries which will or may result in the recognition of income upon the consummation of the transaction contemplated by this Agreement, and (b) there are no other transactions or facts existing with respect to RG and/or its Subsidiaries which by reason of the consummation of the transaction contemplated by this Agreement will result in RG and/or its Subsidiaries recognizing income.

          4.10.8. RG is not a foreign person within the meaning of Section 1445 of the Code and RG does not conduct operations which would require it to report or pay income tax to any foreign taxing authority.

          4.10.9. There are no tax liens on any of the assets or property of RG or its Subsidiaries.

          4.10.10. There are no contracts, agreements or plans entered into by RG or its Subsidiaries covering any person that individually or collectively would require RG or its Subsidiaries to make any payments of any amount which would not be deductible by reason of the provisions of
     Section 162(m) or Section 280G of the Code.

          4.10.11. Neither RG nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by it.

     4.11.  CERTAIN EMPLOYEE PLANS.

          4.11.1. Each Benefit Plan maintained by any RG Controlled Group Member (the "RG Benefit Plans") complies with, and has been administered in accordance with, in all material respects, all applicable requirements of law, except for instances of non-compliance that would not reasonably be expected to have caused, individually or in the aggregate, an RG Material Adverse Effect. The RG Benefit Plans are listed in the RG Disclosure Schedule and copies or descriptions of all material Plans have previously been provided to FMP.

          4.11.2. With respect to each RG Benefit Plan intended to qualify under Section 401(a) of the Code, (a) a favorable determination letter has been issued by the IRS with respect to the qualification of each RG Benefit Plan and (b) no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) or termination has occurred under circumstances which present a risk of material liability by any RG Controlled Group Member to any governmental entity or other person, including an RG Benefit Plan. Each RG Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such RG Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code and Section 302 of ERISA), whether or not waived. No RG Controlled Group Member directly or indirectly contributes to, has an obligation to contribute to or has liability with respect to, and has not directly or indirectly maintained, sponsored, contributed to or had an obligation to contribute to at any time within the 10 year period ending on the date of the Closing, any employee benefit plan which is a multi-employer plan subject to the requirements of Subtitle E of Title IV of ERISA.

          4.11.3. Except as required by Code section 4980(b) or 162 or Part 6 of Title I of ERISA, no RG Controlled Group Member provides any health, welfare or life insurance benefits to any of its former or retired employees, which benefits would be material either individually or in the aggregate to RG.

     4.12.  LABOR MATTERS.

          4.12.1. Neither RG nor any RG Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of RG, overtly threatened against RG or the RG Subsidiaries relating to their business, except for any such proceeding which would not reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect. To the knowledge of RG, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or overtly threatened involving employees of RG or the RG Subsidiaries.

          4.12.2. RG has delivered to FMP copies of all material employment agreements, consulting agreements, severance agreements, bonus and incentive plans, profit-sharing plans and other agreements, plans or arrangements with respect to compensation of the employees of RG and the RG Subsidiaries (the "RG Compensation Arrangements"). The Merger will not accelerate or otherwise give rise to payments pursuant to the RG Compensation Arrangements.

     4.13.  ENVIRONMENTAL LAWS AND REGULATIONS.

          4.13.1. Each of RG and the RG Subsidiaries is in compliance in all material respects with all applicable Environmental Laws which compliance includes, but is not limited to, the possession by RG and the RG Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance that would not reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect. Neither RG nor any RG Subsidiary has received written notice of, or, to the knowledge of RG, is the subject of, or to the knowledge of RG is there any basis for, any action, cause of action, claim, investigation, demand or notice, including without limitation, non-compliance orders, warning letters or notices of violation, by any person or entity alleging liability under or non-compliance with any Environmental Law (an "RG Environmental Claim") that would reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect. To the knowledge of RG there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

          4.13.2. There are no RG Environmental Claims which would reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect that are pending or, to the knowledge of RG, overtly threatened against RG or the RG Subsidiaries or, to the knowledge of RG, against any person or entity whose liability for any RG Environmental Claim RG or any RG Subsidiary has or may have retained or assumed either contractually or by operation of law.

          4.13.3. Neither RG nor any RG Subsidiary (a) has handled or discharged, nor has it allowed or arranged for any third party to handle or discharge, any hazardous substances to, at or upon: (i) any location other than a site lawfully permitted to receive such hazardous substances, (ii) any parcel of real property owned or leased by RG or the RG Subsidiaries, except in compliance with applicable Environmental Laws; (iii) any site which, pursuant to CERCLA or any similar state law (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency has notified RG that it has proposed or is proposing to place on the National Priorities List or its state equivalent; or (b) has any knowledge that there has occurred or is presently occurring a discharge, or threatened discharge, of any hazardous substance on, into or beneath the surface of, or adjacent to, any real property owned or leased by RG or the RG Subsidiaries.

          4.13.4. The RG Disclosure Schedule identifies (a) all environmental audits, assessments, or occupational health studies undertaken by RG or its agents on its behalf, or, to the knowledge of RG, undertaken by any governmental authority, or any third party, relating to or affecting any real property owned or leased by RG or the RG Subsidiaries; (b) the results of any ground, water, soil, air or asbestos monitoring undertaken by RG or its agents on its behalf, or, to the knowledge of RG, undertaken by any governmental authority or any third party, relating to or affecting any real property owned or leased by RG or the RG Subsidiaries; (c) all material written communications between RG and any governmental authority arising under or related to Environmental Laws; and (d) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees relating to or affecting any real property owned or leased by RG or the RG Subsidiaries.

     4.14.  REAL PROPERTY.

          4.14.1. RG has delivered to FMP either copies or fair and accurate summaries (the "RG Property Documents") of each of its leases, subleases, licenses, deeds or other agreements or instruments (and any amendments thereto) under which RG or any RG Subsidiary owns, uses or occupies or has the right to use or occupy, now or in the future, any real property (the "RG Real Estate Agreements"). Each RG Real Estate Agreement is valid, binding and in full force and effect, all rent and other sums and charges payable by RG and any RG Subsidiary as tenants thereunder are current, no termination event or condition or uncured default of a material nature on the part of RG or any RG Subsidiary or, to the knowledge of RG, as to a landlord, exists under any RG Real Estate Agreement, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect. The information contained in the RG Property Documents is true and correct in all material respects.

          4.14.2. Since the RG Balance Sheet Date, no portion of the real property subject to the RG Real Estate Agreements has suffered any material damage by fire or other casualty which has not heretofore been substantially repaired or restored.

          4.14.3. Except for any of the following matters which would not reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect:

             (a) RG has not granted, and to the best of RG's knowledge, no other person has granted, any leases, subleases, licenses or other agreements granting to any person other than RG any right to possession, use, occupancy or enjoyment of the property covered by the RG Real Estate Agreements, or any portion thereof, and

             (b) RG is not obligated under any option, right of first refusal or any contractual right to purchase, acquire, sell or dispose of any real property covered by the RG Real Estate Agreements.

          4.14.4. None of the RG Real Estate Agreements contains continuous operating covenants, radius restrictions or provisions requiring the consent of the landlord to the Merger or the assumption of RG's obligations under the RG Real Estate Agreements in the manner contemplated by this Agreement, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, an RG Material Adverse Effect.

     4.15. INSURANCE. RG and the RG Subsidiaries maintain with respect to their operations and their assets, in full force and effect, policies of insurance in the ordinary course of business as is usual and customary for businesses similarly situated to RG. RG has provided FMP copies of claims associated with its operations for the past 18 months.

     4.16. INTELLECTUAL PROPERTY. Every material trade secret, including know-how, inventions, designs and processes, patent, patent right, trademark, trademark right, service mark, trade name or copyright, or application thereof, and licenses and rights with respect to the foregoing, used in connection with the business of RG and the RG Subsidiaries, including the "grip manufacturing" technology (the "RG Intellectual Property"), is protected by RG in a manner which, under the circumstances, is prudent and commercially reasonable and owned by RG or its Subsidiaries free and clear of any liens, encumbrances, claims or restrictions whatsoever which would have an RG Material Adverse Effect, direct or indirect, and, to the knowledge of RG, the RG Intellectual Property does not infringe upon the rights of any person. Neither RG nor any RG Subsidiary has granted to any other person the right to use the RG Intellectual Property, or any

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

part thereof. RG is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, patent rights, trademark, trademark rights, trade name, trade name rights, copyright or other intangible assets, with respect to the use thereof or in connection with the conduct of its business or otherwise.

     4.17. CERTAIN CONTRACTS. RG has delivered copies of each material contract to which RG or any RG Subsidiary is a party, or by which any of their properties or assets are bound. RG and the RG Subsidiaries are in compliance in all material respects with all material terms of such contracts.

     4.18. NO BROKERS. Neither RG nor any RG Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of RG or FMP or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated hereby, except that RG has retained Everen Securities, Inc. as its financial advisor and to render a fairness opinion as set forth below. The arrangements with Everen Securities, Inc. have been disclosed in writing to FMP prior to the date hereof.

     4.19. CONFLICTS OF INTEREST. No shareholder, officer, or director, or, to the knowledge of RG, no employee or consultant of RG or any RG Subsidiary, or any affiliate of such person has any direct or indirect interest (a) in any corporation, partnership, proprietorship, association, or other person or entity which does business with RG or any RG Subsidiary, (b) in any property, asset or right which is used by RG or any RG Subsidiary in the conduct of its business, or (c) in any contract to which RG is a party or by which RG may be bound.

     4.20. PERSONAL PROPERTY. RG owns all of its material personal property, including, without limitation, the material personal property reflected in the RG Balance Sheet, except for personal property disposed of in the ordinary course of business since the RG Balance Sheet Date, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction, except those which are shown and described in the RG Balance Sheet or the notes thereto. All personal properties purported to be leased by RG are subject to valid and effective leases.

     4.21. DISCLOSURE. Neither RG nor any RG Subsidiary has knowingly withheld from FMP any material facts relating to RG's and the RG Subsidiary's assets, business, operations, financial conditions, or prospects. No representation or warranty in this Agreement contains any untrue statement of a material fact required to make the statements herein contained not misleading or omits to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

ARTICLE 5. COVENANTS.

     5.1. NO SOLICITATION. RG shall not, directly or indirectly, take (nor shall RG authorize or permit any RG Subsidiary, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates to take) any action to (a) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined in this Section 5.1), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. RG will promptly communicate to FMP in writing the terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. Notwithstanding the foregoing, neither the provisions contained in this
Section 5.1 or elsewhere in this Agreement shall prohibit the Board of Directors of RG from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written proposal to acquire RG pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if the Board of Directors of RG determines in good faith, based as to legal matters on the written advice of outside legal counsel, that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law (the "RG Board Fiduciary Duties") and (ii) complying with Rule 14e-2 of the Exchange Act with regard to any Acquisition Proposal, if applicable. "Acquisition Proposal" shall mean any proposed (A) merger, consolidation or similar

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

transaction involving RG, (B) sale, lease or other disposition directly or indirectly by merger, consolidation share exchange or otherwise of assets of RG representing 10% or more of the consolidated assets of RG, (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of RG or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 10% or more of the outstanding RG Common Stock. The exercise of the RG Board Fiduciary Duties, notwithstanding any other provision of this Agreement, shall not constitute a breach or violation of any provision of this Agreement; provided, that the parties acknowledge that nothing contained in this Section 5.1 shall either expand or narrow the obligations of RG under Section 5.12.

     5.2. CONDUCT OF BUSINESSES. Prior to the Effective Date, except as set forth in the FMP Disclosure Schedule, the RG Disclosure Schedule or as contemplated by any other portion of this Agreement, unless both parties have consented in writing thereto, which consent will not be unreasonably withheld, each party:

          5.2.1. Shall, and shall cause each of its Subsidiaries to, conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          5.2.2. Shall use its reasonable efforts, and shall cause each of its Subsidiaries to use its reasonable efforts, to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

          5.2.3. Shall confer on a regular basis with one or more representatives of the other party to report operational matters of materiality and any proposals to engage in material transactions;

          5.2.4. Shall not amend its articles or certificate of incorporation or by-laws;

          5.2.5. Shall promptly notify the other party of (a) any material emergency or other material change in the condition (financial or otherwise), of such party's or any Subsidiary's business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, (b) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or (c) the breach in any material respect of any representation or warranty or covenant contained herein;

          5.2.6. Shall promptly deliver to the other party true and correct copies of any report, statement or schedule filed by such party with the SEC subsequent to the date of this Agreement;

          5.2.7. Shall not (a) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof, (b) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (c) increase any compensation or enter into or amend any employment severance, termination or similar agreement with any of its present or future officers or directors, except for normal increases in compensation to employees not earning more than $75,000 in annual base compensation, consistent with past practice, and the payment of cash bonuses to employees pursuant to and consistent with existing plans or programs, nor (d) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or as may be required by applicable law;

          5.2.8. Shall not (a) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, (b) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based RG Benefit Plans, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action, nor (c) split, combine or reclassify any of its capital stock;

          5.2.9. Shall not, and shall not permit any of its Subsidiaries to sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material, individually or in the aggregate, except in the ordinary course of business;

          5.2.10. Shall not (a) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business, (b) except for obligations of wholly-owned Subsidiaries; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practices in an amount not material to such party, taken as a whole, (c) other than to wholly-owned Subsidiaries, make any loans, advances or capital contributions to or investments in, any other person, (d) pledge or otherwise encumber shares of capital stock of such party or its Subsidiaries, nor (e) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to create any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset;

          5.2.11. Shall not acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to such party taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to such party taken as a whole;

          5.2.12. Except as may be required as a result of a change in law or in GAAP, shall not change any of the accounting principles or practices used by such party, except that both parties shall use their best efforts to make all filings under Regulation S-B promulgated by the SEC for all periods ending after December 31, 1996;

          5.2.13. Shall not (a) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or any equity interest therein, (b) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to such party taken as a whole, (c) authorize any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, is in excess of $1,500,000; provided, that none of the foregoing shall limit any capital expenditure within the aggregate amount previously authorized by such party's Board of Directors for capital expenditures and written evidence thereof has been previously provided to the other party, nor (d) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action which would be prohibited hereunder;

          5.2.14. Shall not make any tax election or settle or compromise any income tax liability material to such party taken as a whole;

          5.2.15. Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of business liabilities reflected or reserved against in, and contemplated by, the financial statements (or the notes thereto) of such party or incurred in the ordinary course of business consistent with past practice;

          5.2.16. Shall not settle or compromise any pending or threatened suit, action or claim relating to the transaction contemplated hereby; or

          5.2.17. Shall not take, or agree in writing or otherwise to take, any of the actions described in Section 5.2.1 through 5.2.16 or any action that would make any of the representations and warranties of a party hereto contained in this Agreement untrue or incorrect as of the date when made.

     5.3.  MEETINGS OF STOCKHOLDERS.

          5.3.1. RG has, retained Everen Securities, Inc. to issue its opinion on the fairness to the holders of RG Shares, from a financial point of view, of the terms of the Merger, pursuant to the terms of an

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

     engagement letter presented to FMP. After receipt of such opinion, RG will take all action reasonably necessary in accordance with applicable law and its Articles of Incorporation and By-laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transaction contemplated hereby. The Board of Directors of RG shall recommend such approval and RG shall take all reasonable lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 5.10); provided, however, that the Board of Directors of RG shall not be required to make such recommendation or solicitation if the Board of Directors determines in good faith, based as to legal matters on the written advice of outside legal counsel, that such action would violate the RG Board Fiduciary Duties. FMP shall coordinate and cooperate with RG with respect to the timing of such meeting and RG shall use its best efforts to hold such meeting as soon as is practicable. It shall be a condition to the mailing of the Proxy Statement that RG shall have received the opinion of Everen Securities, Inc., dated the date of the Proxy Statement, to the effect that, as of the date thereof, the terms of the Merger are fair to the holders of RG Shares from a financial point of view.

          5.3.2. FMP duly called and held a meeting of the FMP stockholders on April 17, 1997, at which meeting the FMP stockholders unanimously approved this Agreement and the transaction contemplated hereby. FMP, as the sole stockholder of Merger Sub, and Merger Sub will take all action necessary in accordance with applicable law and the Articles of Incorporation and By-laws of Merger Sub to promptly approve this Agreement and the transaction contemplated hereby

     5.4. FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, each party shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Date from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transaction contemplated by this Agreement. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of each party shall take all such necessary action.

     5.5. INSPECTION OF RECORDS; ACCESS. From the date hereof to the Effective Date, each party shall allow all designated officers, attorneys, accountants and other representatives of the other party (the "Other Party's Representatives") access at all reasonable times to all employees, stores, offices, warehouses, and other facilities and to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of such party and its Subsidiaries; provided, however, the Other Party's Representatives shall use their reasonable best efforts to avoid interfering with, hindering or otherwise disrupting the employees of such party in the execution of their employment duties during any visit to, or inspection of, such party's facilities.

     5.6. PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter each party shall, subject to its respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transaction contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     5.7.  REGISTRATION STATEMENT/PROXY STATEMENT.

          5.7.1. As promptly as practicable after the execution of this Agreement and receipt of the fairness opinion referred to in Section 5.3.1(a), FMP and RG shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Proxy Statement (as defined in Section 5.10) and a preliminary prospectus with respect to the FMP Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC with respect to the preliminary proxy materials and after the furnishing by RG and FMP of all information required to be contained therein, RG shall file with the Commission the definitive Proxy Statement and FMP shall file with the Commission the Registration Statement (as defined in Section 5.10) and FMP and RG shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

          5.7.2. FMP and RG shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     5.8.  COMPLIANCE WITH THE SECURITIES ACT.

          5.8.1. Prior to the Effective Date, RG shall deliver to FMP a letter setting forth a true and complete list of persons whom the Company believes may be deemed to be "affiliates" of RG as that term is used in paragraphs
     (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

          5.8.2. RG shall use its reasonable best efforts to obtain as promptly as practicable a written agreement from each person who is identified as an Affiliate in the letter referred to in Section 5.8.1 above, in the form previously approved by the parties, that he or she will not offer to sell, sell or otherwise dispose of any of the FMP Common Stock issued to him or her pursuant to the Merger, except in compliance with Rule 145 under the Securities Act or another exemption from the registration requirements of the Securities Act. RG shall deliver all such written agreements obtained by it to FMP on or prior to the Effective Date.

     5.9. TAKEOVER PROVISIONS INAPPLICABLE. RG agrees that it will not take any action to render Sections 78.378 through 78.3793 and Sections 78.411 through
78.444 of the NGCL applicable to the Merger and the other transaction contemplated hereby.

     5.10.  INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENTS,
ETC. Each of FMP, Merger Sub and RG agree that none of the information supplied by it for inclusion in (a) the Registration Statement to be filed with the SEC by FMP on Form S-4 under the Securities Act for the purpose of registering shares of FMP Common Stock to be issued in the Merger (the "Registration Statement") and all other documents required to be filed by FMP with the SEC and
(b) the prospectus/proxy statement of RG and FMP (the "Proxy Statement") required to be mailed to the stockholders of RG in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the RG Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. FMP and Merger Sub agree that the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. RG agrees that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     5.11. FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

     5.12.  FEES AND EXPENSES.

          5.12.1. Except as provided below in this Section 5.12, if the Merger is not effected, all costs and expenses incurred in connection with this Agreement and in the transaction contemplated hereby shall be paid by the party incurring such expense except that (a) RG and FMP each agree to pay 50% of all printing expenses incurred by either party in connection with the Registration Statement and the Proxy Statement and (b) FMP agrees to pay any legal and accounting fees incurred by RG in connection with this transaction on and after the date hereof to the extent that such fees and expenses exceed $100,000 up to $300,000, and (c) FMP agrees to pay additional transaction costs equal to $85,000 upon execution of this Agreement. Notwithstanding the provisions of the preceding sentence, (i) in any action, suit or other proceeding under or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other out-of-pocket expenses from the losing party, and (ii) RG shall be obligated to repay the $85,000 of additional transaction costs where the Merger does not occur due to no fault of FMP.

          5.12.2.  If this Agreement is terminated by FMP pursuant to Section
     7.4 hereof or because of the nonfulfillment of any condition set forth in
     Section 6.3, (a) FMP shall not be obligated to make any further payments required to be made under Section 5.12.1, and (b) RG shall pay, or cause to be paid, in same day funds to FMP upon demand (i) all actual out-of-pocket costs, expenses and fees (including without limitation, attorneys and accountants fees and expenses and other professional or service fees and expenses) incurred or to be incurred by FMP or Merger Sub in connection with this Agreement and the transaction contemplated hereby up to $500,000, and (ii) any amounts due under Section 5.12.4.

          5.12.3. If this Agreement is terminated by RG pursuant to Section 7.3(b) or (c) hereof or because of the nonfulfillment of any condition set forth in Section 6.2, FMP shall pay, or cause to be paid, in same day funds to RG upon demand, all actual out-of-pocket costs, expenses and fees (including, without limitation, fees payable to all investment banking firms and other institutions, and their respective agents, and including attorneys and accountants fees and expenses and other professional or service fees and expenses) incurred or to be incurred by RG in connection with this Agreement and the transaction contemplated hereby up to $500,000.

          5.12.4. In addition to any amounts payable under Section 5.12.2, RG shall pay, or cause to be paid, in same day funds to FMP upon demand a fee of $400,000 if:

             (a) this Agreement is terminated by FMP pursuant to Section 7.2.2, giving effect to the proviso contained in the definition of Third Party Acquisition; or

             (b)  this Agreement is terminated by RG pursuant to clause (a) of
        Section 7.3 and within 12 months thereafter, RG enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving a Third Party (i) with whom RG (or its agents) had any discussions with respect to a Third Party Acquisition, (ii) to whom RG (or its agents) furnished information with respect to or with a view to a Third Party Acquisition or (iii) who expressed any interest publicly or to RG in a Third Party Acquisition, in the case of each of clauses
        (i), (ii) and (iii), at any time from and after the date hereof to the date of such termination.

     5.13. EMPLOYMENT AGREEMENTS; STOCKHOLDERS' AGREEMENT; LOCK-UP AGREEMENT; AND REGISTRATION RIGHTS AGREEMENT. Simultaneously with the execution of this Agreement FMP is entering into, (a) a consulting agreement with Danny Edwards,
(b) a Stockholder Agreement with DE,, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust dated April 21, 1989, as amended, DMB Property Venture Limited Partnership, RPJ/JAJ Partners, Ltd., CAJ, DEJ, KJW and Berenson Minella & Company, L.P. providing for the election of directors, (c) a Voting Agreement pursuant to which DE, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, as Trustee, and DMB Property Venture Limited Partnership agree to vote all shares of RG Common Stock over which they have voting power in favor of the Merger, and (d) a Registration Rights Agreement with certain individuals to provide certain registration rights.

     5.14. DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. FMP agrees that at all times after the Effective Date, it will and shall cause the Surviving Corporation to indemnify each person who is a director or officer of RG on the date hereof (individually an "Indemnified Party" and collectively the "Indemnified Parties"), with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel ("Indemnified Liability"), to the extent such Indemnified Party would have been indemnified pursuant to RG's articles of incorporation or by-laws as in effect as of the date hereof, based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Date whether commenced, asserted or claimed before or after the Effective Date, and shall advance expenses to such Indemnified Party to the extent such Indemnified Party would have been advanced expenses pursuant to RG's articles of incorporation or by-laws as in effect as of the date hereof. FMP shall, and shall cause the Surviving Corporation to, maintain in effect for not less than four years after the Effective Date, the current policies of directors' and officers' liability insurance maintained by RG on the date hereof (provided that FMP may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring on or prior to the Effective Date,.

     5.15. CONTINUATION OF RG OPERATIONS. FMP shall cause RG to continue its historic business or use a significant portion of its historic business assets in a business for at least (a) the two year period commencing on the Effective Date or (b) such shorter period following the Effective Date as shall not cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Code.

     5.16. RG EMPLOYEES. All employees who were RG employees prior to the Effective Date shall continue to be RG employees on and after the Effective Date under the terms and conditions of such employment, including the right to change such terms and conditions, as were in existence prior to the Effective Date.

     5.17. RG STOCK PLANS. FMP agrees to file a registration statement with respect to any FMP stock option plan, to the extent that such filings are required to enable holders of options granted under Section 1.9.1 to freely exercise such options and (except for holders who may be deemed to be affiliates of FMP) to freely sell shares acquired by the exercise of such options (assuming such shares would be freely salable pursuant to an effective registration statement covering such plans). Nothing set forth herein shall require FMP to register such exercises on any form other than Form S-8. On and after the Effective Date, FMP will assume and discharge all obligations of RG with respect to registration rights agreements disclosed on the RG Disclosure Schedule.

ARTICLE 6.  CONDITIONS.

     6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          6.1.1. This Agreement and the transaction contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body and by the holders of the issued and outstanding shares of capital stock of each of RG and FMP entitled to vote thereon.

          6.1.2. None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transaction contemplated by this Agreement or has a material adverse effect on a party hereto. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          6.1.3. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Date and except where the failure to have obtained or made any such consent authorization, order, approval, filing or registration would not have an FMP Material Adverse Effect or an RG Material Adverse Effect following the Effective Date.

          6.1.4. The FMP Common Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance on the NASDAQ National Market System or on the American Stock Exchange.

          6.1.5.  The Registration Statement shall have been declared effective.

          6.1.6.  All applicable Blue Sky laws have been complied with.

     6.2. CONDITIONS TO OBLIGATION OF RG TO EFFECT THE MERGER. The obligation of RG to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          6.2.1. FMP shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of FMP contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and RG shall have received a certificate of the President or a Vice President of FMP, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2.1 shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would reasonably be expected to have an FMP Material Adverse Effect.

          6.2.2. From the date of this Agreement through the Effective Date, there shall not have occurred any change in the financial condition, business, operations or prospects of FMP and its Subsidiaries, taken as a whole, that would reasonably be expected to have an FMP Material Adverse Effect.

          6.2.3. RG shall have received a favorable opinion from counsel to FMP, in the form of Exhibit 6.2.3.

          6.2.4. RG shall have received a certificate from the Secretary of FMP and Merger Sub, in form and substance reasonably satisfactory to RG certifying the adoption of resolutions by the Board of Directors and stockholders of FMP and Merger Sub in favor of this Agreement, the Merger and the transactions contemplated by this Agreement.

          6.2.5. RG shall have received an opinion from Everen Securities, Inc., in form and substance reasonably satisfactory to the Board of Directors of RG, to the effect that the terms of the Merger are fair to the holders of RG Shares from a financial point of view.

     6.3. CONDITIONS TO OBLIGATION OF FMP TO EFFECT THE MERGER. The obligations of FMP to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          6.3.1. RG shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of RG contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and FMP shall have received a certificate of the President or a Vice President of RG, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.3.1 shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would reasonably be likely to have an RG Material Adverse Effect.

          6.3.2. From the date of this Agreement through the Effective Date, there shall not have occurred any change in the financial condition, business, operations or prospects of RG and the RG Subsidiaries, taken as a whole, that would reasonably be likely to have an RG Material Adverse Effect.

          6.3.3. FMP shall have received a favorable opinion of counsel to RG, in the form of Exhibit 6.3.3.

          6.3.4. FMP shall have received a certificate from the Secretary of RG, in form and substance reasonably satisfactory to FMP certifying the adoption of resolutions by the RG Board of Directors and stockholders in favor of this Agreement, the Merger and the transactions contemplated by this Agreement.

          6.3.5. FMP shall have received an opinion from Everen Securities, Inc., in form and substance reasonably satisfactory to the Board of Directors of FMP, to the effect that the terms of the Merger are fair to the holders of RG Shares from a financial point of view.

ARTICLE 7.  TERMINATION.

     7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, before or after the approval of this Agreement by the stockholders of RG, by the mutual consent of the parties hereto.

     7.2. TERMINATION BY EITHER RG OR FMP. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either RG or FMP if:

          7.2.1. (a) the Merger shall not have been consummated on or before September 30, 1997; provided that the party seeking to terminate the Agreement pursuant to clause (a) shall have used all reasonable efforts in good faith to consummate the Merger in a timely manner; (b) the approval of RG's stockholders required by Section 6.1.1 has not been obtained at a meeting duly convened therefor or at an adjournment thereof; or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable provided, that the party seeking to terminate this Agreement pursuant to this clause
     (c) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause
     (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause; or

     7.2.2. (a) if the Board of Directors of RG shall have withdrawn or modified in a manner adverse to FMP its approval or recommendation to RG's stockholders of this Agreement or the Merger or shall have approved or recommended to RG's stockholders that they accept the terms of any Acquisition Proposal or shall have resolved to take any of the foregoing actions; or (b) a Third Party Acquisition (as hereinafter defined) shall have occurred; provided, however, that such termination under this Section 7.2.2 shall not relieve RG of its fee obligations under Section 5.12 hereof. "Third Party Acquisition" means the acquisition of RG by merger, tender offer or otherwise by any person other than FMP, Merger Sub or any affiliate thereof (a "Third Party")provided, however, that in the event FMP terminates the Agreement pursuant to this clause
(b), a fee shall be payable under Section 5.12.4 only so long as, and on or after the date when, RG (y) is acquired (or enters into an agreement to be acquired) by merger, tender offer or otherwise by such Third Party or (z) enters into an agreement with a Third Party providing for the acquisition by said Third Party of substantially all of the assets of RG in each case, prior to the end of the twelfth month following the termination of this Agreement.

     7.3. TERMINATION BY RG. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, before or after the adoption and approval by the stockholders of RG referred to in Section 6.1.1, by action of the Board of Directors of RG, if (a) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law the Board of Directors of RG determines that such termination is required by reason of an Acquisition Proposal being made, or (b) there has been a breach by FMP of any representation or warranty contained in this Agreement which would reasonably be expected to have an FMP Material Adverse Effect, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of FMP, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by RG to FMP.

     7.4. TERMINATION BY FMP. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date by action of the Board of Directors of FMP, if (a) there has been a breach by RG of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an RG Material Adverse Effect, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of RG, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by FMP to RG.

     7.5. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Sections 5.10, 5.12, and this
7.5 and Articles 3, 4, 6, 7 and 8 and the Confidentiality Agreement referred to in Section 8.4. Moreover, in the event of termination of this Agreement pursuant to Section 7.3 or 7.4 (except for Section 7.3(a) for which the exclusive remedy is provided in Section 5.12.4), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from the other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

     7.6. EXTENSION; WAIVER. At any time prior to the Effective Date, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document to be delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party granting such extension or waiver.

ARTICLE 8.  GENERAL PROVISIONS.

     8.1. NONSURVIVAL, REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger.

     8.2. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

    If to RG:                                     If to FMP:
      Danny Edwards                               Christopher A. Johnston
      Chairman of the Board, President            President and Chief Executive Officer
         and Chief Executive Officer              FM Precision Golf Corp.
      Royal Grip, Inc.                            P.O. Box 25182
      444 West Geneva Drive                       3490 Clubhouse Drive, Suite 102
      Tempe, Arizona 85282                        Jackson, Wyoming 83001
      Facsimile: (602) 829-9100                   Facsimile: (307) 739-2288
    With copies to:                               With copies to:
      Steve Pidgeon, Esq.                         Kenneth J. Warren, Esq.
      Snell & Wilmer                              2109 West Fifth Avenue, Suite C
      One Arizona Center                          Columbus, Ohio 43212
      Phoenix, Arizona 85004                      Facsimile: (614) 487-1945
      Facsimile: (602) 382-6070

or to such other address as any party shall specify by written notice so given and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     8.3. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors, and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.4. ENTIRE AGREEMENT. This Agreement, the Exhibits, the FMP Disclosure Schedule, the RG Disclosure Schedule, the Confidentiality Agreement dated November 13, 1996, between RG and FMP and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto. No addition to or modification of any provision of this

Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. During the term of this Agreement, the Confidentiality Agreement may not be terminated by either party thereto.

     8.5. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the RG Merger by the stockholders of RG, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

     8.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

     8.7. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

     8.8. HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     8.9. INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     8.10. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party giving such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.11. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.12. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction of the matter, this being in addition to any other remedy to which they may be entitled at law or in equity.

     8.13. SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

                                          ROYAL GRIP, INC.

                                          By: /s/ Danny Edwards
                                            ------------------------------------
                                            Danny Edwards, President and
                                            Chief Executive Officer

                                          FM PRECISION GOLF CORP.

                                          By: /s/ Christopher A. Johnston
                                            ------------------------------------
                                            Christopher A. Johnston, President
                                            and Chief Executive Officer

                                          FMPSUB, INC

                                          By: /s/ Christopher A. Johnston
                                            ------------------------------------
                                            Christopher A. Johnston, President
                                            and Chief Executive Officer

                                                                        ANNEX II

August 15, 1997


Board of Directors
Royal Grip, Inc.

15170 North Hayden Road, Suite 1


Scottsdale, Arizona 85260


Gentlemen:

     We understand that Royal GRIP, Inc. ("GRIP") has agreed to merge with FM Precision Golf Corporation ("FMP"). Pursuant to the Agreement and Plan of Merger dated May 14, 1997 (the "Merger Agreement") among GRIP, FMP, and FMP's wholly owned subsidiary FMPSUB, Inc. ("Merger Sub"), GRIP shareholders and option and warrant holders will exchange their holdings for like securities in FMP on a one for one-half basis (the "Exchange Rate"). Prior to the date of filing the Articles of Merger with the appropriate governmental authorities ("Effective Date"), current FMP shareholders and warrant and option holders will proportionately split their holdings (the "FMP Stock Split") such that, on a combined basis, FMP shareholders and option and warrant holders will hold 70% of the total of all common shares outstanding and options and warrants granted in FMP. Current GRIP shareholders, option holders, and warrant holders will own the remaining 30% of FMP on the same basis.

     We also understand that following the exchange of GRIP common stock, options, and warrants and for like securities in FMP (based on the aforementioned Exchange Rate) and the FMP Stock Split, Merger Sub will merge with and into GRIP (the "Merger") which will be the surviving corporation in the Merger (the "Surviving Corporation"). Merger Sub will cease to exist and the Surviving Corporation will be a wholly owned subsidiary of FMP which will be a publicly traded company.

     You have requested our opinion as to whether the Merger with FMP is fair, from a financial point of view, to the stockholders of GRIP.

     For the purposes of the opinion set forth herein, we have, among other things,

          i) reviewed the Letter of Intent ("LOI") by and between GRIP and FMP dated January 24, 1997;

          ii) reviewed the Merger Agreement by and between GRIP and FMP;

          iii) reviewed a draft of the Merger Proxy Statement/Prospectus in substantially final form;


          iv) reviewed GRIP's annual reports on Form 10-K for the years ended December 31, 1993, 1994, 1995, and 1996, and GRIP's Forms 10-Q for the three months period ended March 31, 1997 and June 30, 1997;


          v) reviewed recent Form 8-K filings dated January 24, 1997 and December 31, 1996 for GRIP related to the announcement of the Merger and of the establishment of its manufacturing agreement with Acushnet Rubber Company;

          vi) reviewed certain non-public operating and financial information, including projections relating to GRIP's business prepared by management of GRIP;

          vii) met with certain members of GRIP's management to discuss its operations, financial statements, and future prospects;

          viii) reviewed audited financial statements for FMP for the twelve months ended May 31, 1996 and for the nine months ended February 28, 1997 and for the twelve months ended May 31, 1997 prepared by Arthur Andersen, L.L.P.;

          ix) reviewed certain non-public operating and financial information, including internal management reports, and projections, relating to FMP's business by management of FMP;

          x) reviewed fixed asset appraisal reports prepared by Arthur Andersen, L.L.P. (dated March 25, 1996) and Norm Levy Associates, Inc. (dated April 8, 1996);

          xi) met with certain members of FMP's management to discuss its operations, financial statements, and future prospects;

          xii) reviewed publicly available financial data and stock market performance data of other public golf equipment manufacturers which we deemed comparable to GRIP and FMP;

          xiii) reviewed the terms of selected recent acquisitions of companies which we deemed generally comparable to FMP;

          xiv) reviewed the historical stock prices and reported traded volumes of GRIP's common shares; and

          xv) conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In arriving at our opinion, we have considered such factors as we have deemed relevant including, but not limited to: (i) the relative contribution of GRIP and FMP to the financial performance of the combined entity on a pro forma basis, (ii) the market value of publicly held companies we deemed comparable to GRIP and FMP relative to sales, Earnings Before Interest and Taxes, and net income, (iii) the transaction values on business combinations which we believe comparable to GRIP and FMP relative to sales, Earnings Before Interest and Taxes, and net income, (iv) GRIP's recent financial performance and its impact on shareholder value, (v) the pro forma effects on historical earnings of GRIP from the Merger, (vi) the historical market prices and trading volume of the common stock of GRIP, and (vii) other items we deemed to be relevant.

     During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and fairness of the financial and other information provided, and have further relied upon the assurances of management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of this opinion. Although our opinion does not encompass forward looking valuation techniques such as discounted cash flow analysis, we have assumed that the financial projections which we reviewed to have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of each company. Our opinion is necessarily based on the economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. In arriving at its opinion, we have not performed any independent appraisal of the assets of GRIP or FMP. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion which may come or be brought to our attention after the date of this opinion.

     We have acted as financial advisor to the Board of Directors of GRIP in connection with this opinion and will receive a fee for our services. We are also serving as financial advisor to GRIP in connection with the Merger and will receive a success fee upon its completion. In addition to the cash portion of such fee, we will receive 100,000 warrants (prior to the effects of the Exchange
Rate) to purchase common stock in GRIP at a price of $0.01 per share. We have also been granted 30,000 options in lieu of monthly cash retainer payments in conjunction with our past role as financial advisor to GRIP. The options were granted on May 14, 1996 at a strike price of $6.50 versus a stock price of $4.13 per share on that date. Of the 30,000 options granted, 3,750 options vested upon execution of the Initial Engagement Letter on May 14, 1996, with the remaining 26,250 options vesting equally over seven quarters beginning on July 1, 1996 and ending on January 1, 1998.

     We are aware that FMP has agreed to advance to GRIP $85,000 to cover general transaction costs. GRIP shall be obliged to repay FMP in the event that the Merger does not occur through no fault of FMP.

     It is understood that this opinion will be included in its entirety in any proxy statement or other document distributed to shareholders of the Company in connection with the Merger and this constitutes our express written approval for that purpose. However, no summary of or excerpt from this opinion may be used, and no published public reference (other than as provided in the preceding sentence) to this opinion letter may be made except with our prior express written approval, which shall not be unreasonably withheld.

     This opinion does not constitute a recommendation to any shareholder of GRIP as to how such shareholder should vote, or as to any other actions which such shareholder should take in conjunction with the Merger. This opinion relates solely to the question of fairness to the GRIP shareholders, from a financial point of view, of the Merger as currently proposed. Further, we express no opinion herein as to the structure, terms or effect of any other aspect of the Merger, including, without limitation, any effects resulting from the application or any bankruptcy, fraudulent conveyance or other federal or state insolvency law or of any pending or threatened litigation affecting GRIP or FMP.

     Based on the foregoing, we are of the opinion that the Merger which will result in FMP shareholders and option and warrant holders owning 70% of the total of the common shares outstanding and options and warrants granted in the Surviving Corporation is fair, from a financial point of view, to the shareholders of GRIP as of the date hereof.

                                          Very truly yours,

                                          EVEREN Securities, Inc.

                                          By: /s/ MAURY J. BELL
                                            ------------------------------------
                                            Maury J. Bell
                                              Managing Director

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX III

                                ROYAL GRIP, INC.
                             1993 STOCK OPTION PLAN
                      (AS AMENDED THROUGH APRIL 22, 1997)

                      ------------------------------------

     1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of responsibility within the Company, to provide additional incentive to employees, consultants and advisors of the Company, and to promote the success of the Company's business through the grant of options to purchase shares of the Company's Common Stock.

     Options granted hereunder may be either Incentive Stock Options or Non-Statutory Stock Options, at the discretion of the Board; provided, however, that no Incentive Stock Option shall be granted hereunder to any person who, at the time of grant, is not an Employee. The type of options granted shall be reflected in a Stock Option Agreement.

     2. DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Board of Directors of the Company or the Committee, if one has been appointed.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          (c) "Common Stock" shall mean the common stock of the Company described in the Company's Articles of Incorporation, as amended.

          (d) "Company" shall mean ROYAL GRIP, INC., a Nevada corporation, and shall include any parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Code, and any successors to the business of Royal Grip, Inc., a Nevada corporation.

          (e) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (f) "Employee" shall mean any person, including officers and directors, employed by the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes but, in the case of an Incentive Stock Option, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices of the Common Stock on the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ/National Market System, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (j) "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (k) "Option"  shall mean a stock option granted under the Plan.

          (l) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (m) "Optionee" shall mean a Participant who has been granted one or more Options.

          (n) "Nonstatutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

          (o) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (p) "Participant" shall mean any Employee, advisor or consultant that is selected to participate in the Plan.

          (q) "Plan" shall mean this Stock Option Plan as amended from time to time in accordance with the terms hereof.

          (r) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (s) "Stock Option Agreement" shall mean the written agreement between the Company and the Optionee relating to the grant of an Option.

          (t) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (u) "Tax Date" shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an option.

     3. COMMON STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is Five Hundred Fifty Thousand (550,000) Shares of Common Stock. The Shares may be authorized, but unissued, or previously issued Shares acquired by the Company and held in treasury.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall, unless the Plan shall have been terminated, be available for future grants of Options.

     4. ADMINISTRATION OF THE PLAN.

        (a) Procedure.

             (i) The Plan shall be administered by the Board or a Committee appointed the Board to administer the Plan at any time or from time to time. If the Company has a class of equity securities registered under
        Section 12 of the Exchange Act, the Plan shall be administered by the Board or a Committee of the Board in accordance with Rule 16b-3 under the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, from and after such date as any two or more of the Company's directors become "disinterested directors" within the meaning of Rule 16b-3, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, such action or provision shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

             (ii) Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that, at no time when the Company has "disinterested directors" as specified in said Rule 16b-3 available to serve as members of the Committee may any person serve on the Committee if the Company has a class of equity securities registered under Section 12 of the Exchange Act and that person's membership would cause the Committee not to satisfy the "disinterested administration" requirements of Rule 16b-3.

          (b) Powers Of The Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Options to Participant and to determine the number of shares subject to an Option, subject to Section 3 hereof; (ii) to determine, upon review of relevant information and in accordance with Section 2 of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Participant to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the Optionee thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (x) to accept or reject the election made by an Optionee pursuant to
     Section 17 of the Plan; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) Effect Of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. ELIGIBILITY.

          (a) Consistent with the Plan's purposes, Options may be granted only to a Participant. Subject to the terms of the Plan, a Participant who has been granted an Option may, if the Participant is otherwise eligible, be granted an additional Option or Options. Incentive Stock Options may be granted only to Employees who meet the requirements applicable under
     Section 422 of the Code. No Incentive Stock Options shall be granted to consultants or advisors of the Company.

          (b) With respect to Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all employee benefit plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

     6. STOCKHOLDER APPROVAL AND EFFECTIVE DATES. The Plan became effective upon approval by the stockholders of the Company on August 9, 1993. The Board of Directors approved the Plan on July 14, 1993. No Option may be granted under the Plan after December 31, 2003; provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or until such Options are canceled.

     7. TERM OF OPTION. The term of each Option shall be determined by the Board. Unless otherwise provided in the Stock Option Agreement, the term of each Option shall be six (6) years from the date of grant thereof. In no case shall the term of any Option exceed ten (10) years from the date of grant thereof. Notwithstanding the above, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns ten percent (10%) or more of the Common Stock as such amount is calculated under
Section 422(b)(6) of the Code ("Ten Percent Stockholder"), the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

     8. EXERCISE PRICE AND PAYMENT.

          (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Board, but in the case of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, and in the case of a Nonstatutory Stock Option shall be no less than seventy-five percent (75%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Stockholder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

          (b) Payment. The price of an exercised Option and any taxes attributable to the delivery of Common Stock under the Plan, or portion thereof, shall be paid:

             (i) In United States dollars in cash or by check, bank draft or money order payable to the order of the Company; or

             (ii) At the discretion of the Board, through the delivery of shares of Common Stock with an aggregate Fair Market Value equal to the option price and withholding taxes, if any;

             (iii) At the election of the Optionee pursuant to Section 17 and with the consent of the Board pursuant to Section 4(b)(x), by the Company's retention of such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value on the exercise date equal to the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Option by Optionee;

             (iv) By a combination of (i), (ii) and (iii) above; or

             (v) In the manner provided in subsection (c) below.

          The Board shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate.

          (c) Financial Assistance To Optionees. The Board may assist Optionees in paying the exercise price of Options granted under this Plan in the following manner:

             (i) The extension of a loan to the Optionee by the Company;

             (ii) Payment by the Optionee of the exercise price in installments; or

             (iii) A guaranty by the Company of a loan obtained by the Optionee from a third party.

          The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, and collateral requirements, if any, shall be determined by the Board, in its sole discretion. Subject to applicable margin requirements, any loans, installment payments or guarantees authorized by the Board pursuant to the Plan may be granted without security, but the maximum credit available shall not exceed the exercise price for the Shares for which the Option is to be exercised, plus any federal and state income tax liability incurred in connection with the exercise of the Option.

     9. EXERCISE OF OPTION.

          (a) Procedure For Exercise; Rights As A Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Board at the time of grant, an Option may be exercised in whole or in part. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) or 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination Of Status As An Employee, Advisor or
     Consultant. Unless otherwise provided in the Stock Option Agreement (which may reduce but not increase the time period described below), if a Participant's employment or engagement by the Company is terminated, except if such termination occurs due to death or disability, then the Optionee may, but only within thirty (30) days after the date he or she ceases to be an Employee, advisor or consultant of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability. Unless otherwise provided in the Stock Option Agreement (which may reduce but not increase the time period described below), notwithstanding the provisions of Section 9(b) above, in the event a Participant is unable to continue as an Employee, advisor or consultant (as to advisors or consultant that are individuals) as a result of the Participant's permanent and total disability (as defined in Section 22(e)(3) of the Code), the Participant may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) Death. Unless otherwise provided in the Stock Option Agreement (which may reduce but not increase the time period described below), if a Participant dies during the term of the Option and is at the time of his death an Employee, advisor or consultant (as to advisors or consultants that are individuals), the Option may be exercised at any time within twelve (12) months following the date of death by the decedent's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the decedent was entitled to exercise the Option on the date of death. To the extent that decedent was not entitled to exercise the Option on the date of death, or if the decedent's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     10. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, or pursuant to a "qualified domestic relations order" under the Code and ERISA, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to the number or price of shares of Common Stock subject to an Option. The Common Stock subject to the Plan as set forth in Section 3 has previously been adjusted to reflect a 124.369 for I conversion in connection with the Company's merger with Royal Grip, Inc., a Nevada corporation.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice (but not later than the expiration of the term of the Option under the Option Agreement), and the Option will terminate upon the expiration of such period.

     12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. AMENDMENT AND TERMINATION OF THE PLAN.

          (a) Amendment And Termination. The Board may amend or terminate the Plan at any time or from time to time in such respects as the Board may deem advisable; provided, however, that the following revisions or amendments shall require approval of the stockholders of the Company, to the extent required by law, rule or regulation:

             (i) Any material increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

             (ii) Any material change in the designation of the persons eligible to be granted Options; or

             (iii) Any material increase in the benefits accruing to participants under the Plan.

          Notwithstanding the foregoing, stockholder approval under this Section 13 shall only be required at such time as (A) any applicable rules of the stock exchange or automated stock quotation system on which shares of the Common Stock are listed shall require stockholder approval of a plan or arrangement pursuant to which Common Stock may be acquired by officers or directors of the Company, (B) Rule 16b-3 or its successors under the Exchange Act shall require the approval of stockholders of a company of any material amendment to any employee benefit plan of such company, and/or (C)
     Section 422 of the Code shall require stockholder approval of an amendment to the Plan.

          (b) Effect Of Amendment Or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     In the case of an Incentive Stock Option, any Optionee who disposes of Shares of Common Stock acquired upon the exercise of an Option by sale or exchange (a) either within two (2) years after the date of the grant of the Option under which the Common Stock was acquired or (b) within one (1) year after the acquisition of such Shares of Common Stock shall notify the Company of such disposition and of the amount realized upon such disposition.

     15. RESERVATION OF SHARES. The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. OPTION AGREEMENT. Options shall be evidenced by Stock Option Agreements in such form as the Board shall approve.

     17. WITHHOLDING TAXES. Subject to Section 4(b)(x) of the Plan and prior to the Tax Date, the Optionee may make an irrevocable election to have the Company withhold from those Shares that would otherwise be received upon the exercise of any Option, a number of Shares having a Fair Market Value equal to the minimum amount necessary to satisfy the Company's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the exercise of such Option by the Optionee.

     An Optionee who is also an officer or a director of the Company must make the above described election:

          (a) at least six months after the date of grant of the Option (except in the event of death or disability); and

        (b) either:

             (i) six months prior to the Tax Date, or

             (ii) prior to the Tax Date and during the period beginning on the third business day following the date the Company releases its quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date.

     18. MISCELLANEOUS PROVISIONS.

          (a) Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

          (b) Use Of Exercise Proceeds. The payment received from Optionees from the exercise of Options shall be used for the general corporate purposes of the Company.

          (c) Construction Of Plan. The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Nevada without regard to conflict of law principles and, where applicable, in accordance with the Code.

          (d) Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Common Stock under the Plan from other amounts payable to the Optionee after giving the person entitled to receive such Common Stock notice as far in advance as practical, and the Company may defer making delivery of such Common Stock if any such tax may be pending unless and until indemnified to its satisfaction.

          (e) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on her or his own behalf.

          (f) Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

          (g) No Employment Agreement. The Plan shall not confer upon any Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

                                                                        ANNEX IV

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            FM PRECISION GOLF CORP.

     FM Precision Golf Corp., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

     1. The name of the Corporation, as originally incorporated, is FM Precision Golf Corp. Upon filing of this Amended and Restated Certificate of Incorporation, the name of the Corporation will be Royal Precision, Inc.

     2. The date of filing its original Certificate of Incorporation with the Secretary of State was May 3, 1996.

     3. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation, as heretofore amended, and was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     4. The text of the Amended and Restated Certificate of Incorporation shall read in its entirety as follows:

     FIRST:  The name of the Corporation is Royal Precision, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:

     Section 1. Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue is 55,000,000 of which 5,000,000 are shares of Preferred Stock with a par value of one mil ($0.001) per share ("Preferred Stock"), and 50,000,000 are shares of Common Stock with a par value of one mil ($0.001) per share ("Common Stock").

     Section 2. Preferred Stock. The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of Preferred Stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each such series.

     Section 3. Common Stock. Holders of the issued and outstanding shares of Common Stock shall be entitled to receive ratably, in proportion to the number of shares of Common Stock held by them, (a) such dividends as may be declared by the Board of Directors, from time to time, out of the assets or funds of the Corporation legally available for the payment of dividends, and (b) upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation remaining after the payment of creditors and the holders of shares of any class or series of Preferred Stock to the extent that the then existing terms of such class or series grant them priority over the holders of shares of Common Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, of the Corporation.

Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the holders of Common Stock.

     FIFTH:

     Section 1. Classified Directors. (a) The Board of Directors shall be divided into three classes; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after the initial classification of the Board of Directors and election of directors to such classes, directors shall be chosen for a full term of three years, as the case may be, to succeed those whose terms expire. The total number of directors constituting the full Board of Directors and the number of directors in each class shall be fixed by, or in the manner provided in the by-laws, but the total number of directors shall not exceed seventeen (17) nor shall the number of directors in any class exceed six (6). Subject to the foregoing, the classes of directors need not have the same number of members. No reduction in the total number of directors or in the number of directors in any class shall be effective to remove any director or to reduce the term of any director. If the Board of Directors increases the number of directors in a class, it may fill the vacancy created thereby for the full remaining term of a director in that class even though such term may extend beyond the next annual election. The Board of Directors may fill any vacancy occurring for any other reason for the full remaining term of the director whose death, resignation or removal caused the vacancy, even though such term may extend beyond the next annual election.

     (b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the express terms of such class or series, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

     (c) Any director or the entire Board of Directors may be removed by the holders of a majority of the shares then entitled to vote at an election of directors only for cause. A director shall hold office until the annual meeting for the year in which his term expires and until his successor is elected and qualified, or until his earlier resignation or removal from office for cause.

     Section 2. Ballots. Elections of directors at a special or annual meeting of stockholders need not be by written ballot unless the by-laws of the Corporation shall provide otherwise.

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH: Action shall be taken by the stockholders of the Corporation only at an annual or special meetings of stockholders, and stockholders may not act by written consent. Special meetings of the Corporation may be called only as provided in the by-laws.

     EIGHTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. The foregoing limitation on liability shall not apply to acts or omissions occurring prior to the effective date of this Article.

     NINTH:

     Section 1. Indemnification. The Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to:

          (a) Direct Actions. Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; or

          (b) Derivative Actions. Any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Corporation may indemnify any of its other employees or agents to the same extent and subject to the same procedures and limitations as are set forth in this Section 1 and Section 3 below as it is required to indemnify its directors and officers by this Section 1.

     Section 2. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 3. Standard of Conduct. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 1 of this Article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 4. Payment of Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article NINTH.

Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 5. Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Article NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

     Section 7.  Definitions.

     (a) The Corporation. For purposes of this Article NINTH, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this NINTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (b) Other Enterprises. For purposes of this Article NINTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article NINTH.

     Section 8. Contractual Nature. This Article NINTH shall be deemed to be a contract between the Corporation and each director and officer who serves as such at any time while this Article NINTH is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     TENTH: Effective upon the filing of this Amended and Restated Certificate of Incorporation, each share of the Common Stock, par value $.01 per share, of the Corporation theretofore issued and outstanding ("Old Common Stock") shall be split into 10 shares of the Common Stock described in Section 3 of Article FOURTH above ("New Common Stock") and each holder of a certificate representing Old Common Stock (an "Old Certificate") shall be entitled to receive a certificate representing the number of shares of New Common Stock into which the shares of Old Common Stock represented by the Older Certificate were split upon surrender of such Old Certificate to the Corporation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the duly authorized officer of the Corporation named below on
this   day of             , 1997.

                                          FM PRECISION GOLF CORP.

                                          By:
                                            ------------------------------------

                                          Print Name:
                                                 -------------------------------

                                          Print Title:
                                                --------------------------------

        UNTIL SEPTEMBER 23, 1997 ALL DEALERS EFFECTING TRANSACTIONS IN FMP COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     FM Precision Golf Corp. ("FMP") is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("DGCL") provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit, if they acted in good faith and in the manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

     Article NINTH of FMP's Amended and Restated Certificate of Incorporation and Article VI of FMP's By-laws have provisions requiring FMP to indemnify its directors and officers which are in substantially the same wording as Section 145.

     Article EIGHTH of FMP's Amended and Restated Certificate of Incorporation further provides that no director will be personally liable to FMP or its stockholders for monetary damages or for any breach of fiduciary duty except for breach of the director's duty of loyalty to FMP or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, pursuant to Section 174 of the DGCL (which imposes liability in connection with the payment of certain unlawful dividends, stock purchases or redemptions), or any amendment or successor provision thereto, or for any transaction from which the director derived an improper personal benefit.

     Pursuant to the terms of the Merger Agreement, at all times after the Effective Date, FMP will, and will cause RG to, indemnify each person who was a director or officer of RG on May 14, 1997 with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel, to the extent such party would have been indemnified pursuant to RG's Articles of Incorporation or By-laws as then in effect, based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Date whether commenced, asserted or claimed before or after the Effective Date.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     (a) The following exhibits are filed as part of this Form S-4. (Items marked with an * are filed herewith. All other items are incorporated by reference or were previously filed.)


(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Exhibit 2.1.

     Agreement and Plan of Merger dated as of May 14, 1997 among Royal Grip, Inc., FM Precision Golf Corp. and FMPSUB, Inc. (incorporated by reference to Annex I to the Prospectus in Part I of this Form S-4).

Exhibit 2.2.

     Consulting Agreement dated as of May 14, 1997 between FM Precision Golf Corp. and Danny Edwards.

Exhibit 2.3.

     Registration Rights Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp.

Exhibit 2.4.

     Stockholder Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp.

Exhibit 2.5.

     Voting Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, DMB Property Ventures Limited Partnership and FM Precision Golf Corp.

(3)  CERTIFICATE OF INCORPORATION AND BYLAWS

Exhibit 3.1.

     Amended and Restated Certificate of Incorporation of FM Precision Golf Corp. (incorporated by reference to Annex IV to the Prospectus in Part I of this Form S-4).

Exhibit 3.2.

     Bylaws of Royal Precision, Inc. (f/k/a FM Precision Golf Corp.)

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

Exhibit 4.1.

     See Articles FOUR, FIVE and SEVEN of the Amended and Restated Certificate of Incorporation of FM Precision Golf Corp. (see Exhibit 3.1 above).

Exhibit 4.2.

     See Article I, Sections 2.1 and 2.2 of Article II and Section 7.3 of
Article VII of the Bylaws of Royal Precision, Inc. (f/k/a FM Precision Golf Corp.) (see Exhibit 3.2 above).

(5)  OPINION RE: LEGALITY

Exhibit 5.1.

     Opinion of Kenneth J. Warren, Esq. as to the legality of the Common Stock being registered.*

(8)  OPINION RE: TAX MATTERS

Exhibit 8.1.


     Opinion of Fabian & Clendenin as to tax matters.*

(10)  MATERIAL CONTRACTS

Exhibit 10.1.1.

     Asset Purchase Agreement dated May 31, 1996 between Brunswick Corporation and FM Precision Golf Manufacturing Corp.

Exhibit 10.1.2.

     Agreement and Plan of Merger dated May 14, 1997 among Royal Grip, Inc., FM Precision Golf Corp. and FMPSUB, Inc. (see Exhibit 2.1 above).

Exhibit 10.1.3.

     Registration Rights Agreement dated May 14, 1997 among Danny Edwards, Drew
M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp. (see Exhibit 2.3 above).

Exhibit 10.1.4.

     Stockholder Agreement dated May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp. (see Exhibit 2.4 above).

Exhibit 10.1.5.

     Voting Agreement dated May 14, 1997 among Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, DMB Property Ventures Limited Partnership and FM Precision Golf Corp. (see Exhibit
2.5 above).

Exhibit 10.1.6.

     Letter agreement dated May 14, 1996 between EVEREN Securities, Inc. and Royal Grip, Inc. (the "EVEREN Agreement").

Exhibit 10.1.7

     Addendum dated June 25, 1996 to the EVEREN Agreement (the "EVEREN
Addendum")

Exhibit 10.1.8.

     Letter Agreement dated April 29, 1997 between Royal Grip, Inc. and EVEREN regarding delivery of fairness opinion and Addendum to EVEREN Agreement.

Exhibit 10.2.1.

     Investment Fee Agreement dated May 28, 1996 among Merbanco Inc., Berenson, Minella & Company, L.P. and FM Precision Golf Manufacturing Corp.

Exhibit 10.2.2.

     Management Agreement dated May 28, 1996 between FM Precision Golf Manufacturing Corp. and Merbanco, Inc.

Exhibit 10.2.3.

     Management Agreement dated May 28, 1996 between FM Precision Golf Manufacturing Corp. and Berenson, Minella & Company, L.P.

Exhibit 10.2.4.

     Management Stockholders Agreement dated May 29, 1996 among Ronald L. Chalmers, Warren K. Braly, Jeremiah S. Gourd, Peter D. Dripchak, John Lynch, William B. Faragher, Anthony J. Montgomery and FM Precision Golf Corp.

Exhibit 10.2.5.

     FM Precision Golf Corp. 1997 Stock Option Plan dated March 13, 1997.

Exhibit 10.2.6.

     Form of Option Agreement between FM Precision Golf Corp. and officers, directors, employees and consultants of FM Precision Golf Corp who are not parties to the Management Stockholders Agreement dated May 29, 1996.

Exhibit 10.2.7.

     Form of Option Agreement between FM Precision Golf Corp. and officers, directors, employees and consultants of FM Precision Golf Corp who are parties to the Management Stockholders Agreement dated May 29, 1996.

Exhibit 10.2.8.

     Consulting Agreement dated May 14, 1997 between FM Precision Golf Corp. and Danny Edwards (see Exhibit 2.2 above).

Exhibit 10.2.9.


     Severance agreement between Royal Grip, Inc. and Tom Schneider dated May 1, 1997.


Exhibit 10.2.10.


     Severance agreement between Royal Grip, Inc. and Bob Burg dated May 1,
1997.


Exhibit 10.3.1.

     Open-End Mortgage Deed, Security Agreement and Fixture Filing dated May 31, 1996 given by FM Precision Golf Manufacturing Corp. to Star Bank, National Association.

Exhibit 10.3.2.

     Financing Agreement dated May 31, 1996 between Star Bank, National Association, FM Precision Golf Manufacturing Corp. and FM Precision Golf Sales Corp.

Exhibit 10.3.3.

     Guaranty dated May 31, 1996 made by FM Precision Golf Manufacturing Corp. to Star Bank, National Association.

Exhibit 10.3.4.

     Guaranty dated May 31, 1996 made by FM Precision Golf Sales Corp. to Star Bank, National Association.

Exhibit 10.3.5.

     Guaranty dated May 31, 1996 made by FM Precision Golf Corp. to Star Bank, National Association.

Exhibit 10.3.6.

     Guaranty dated May 31, 1996 made by Christopher A. Johnston, Berenson Minella & Company and Richard P. Johnston to Star Bank, National Association.

Exhibit 10.3.7.

     Security Agreement dated May 31, 1996 between Star Bank, National Association, FM Precision Golf Manufacturing Corp. and FM Precision Golf Sales Corp.

Exhibit 10.3.8.

     Security Agreement dated May 31, 1996 between Star Bank, National Association, and FM Precision Golf Corp.

Exhibit 10.3.9.

     Credit and Security Agreement dated February 10, 1997 between Royal Grip, Inc., Roxxi, Inc. and Norwest Business Credit, Inc. (incorporated by reference to Exhibit 10.19 to Royal Grip, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 ("RG's 1996 Form 10-K"); Commission File No. 0-22230).

Exhibit 10.3.10.

     First Amendment to Credit Agreement dated April 11, 1997 between Royal Grip, Inc., Roxxi, Inc. and Norwest Business Credit, Inc. (incorporated by reference to Exhibit 10.20 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.1.

     Agreement between Royal Grip and Precision Japan Ltd. dated July 12, 1991 (incorporated by reference to Exhibit 10.7 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.2.

     Lease Agreement dated February 22, 1996 between HM Real Estate, L.L.C. and Royal Grip for Royal Grip's Oklahoma City, Oklahoma facility (incorporated by reference to Exhibit 10.12 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.3.

     Manufacturing and Supply Agreement dated December 21, 1996 between Royal Grip, Inc. and Acushnet Rubber Company, Inc. (incorporated by reference to
Exhibit 10.16 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.4.

     Capital Lease Agreement between Royal Grip, Inc. and Acushnet Rubber Company, Inc. (incorporated by reference to Exhibit 10.18 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.5.

     Amendment to Manufacturing and Supply Agreement dated April 4, 1997 between Royal Grip, Inc. and Acushnet Rubber Company (incorporated by reference to
Exhibit 10.17 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.6.

     Manufacturers' Representative Agreement dated March 1, 1979 between Union Tubular Products Brunswick Corporation and M.A. Clark.

Exhibit 10.4.7.

     Distributor Agreement effective August 20, 1990 between the Brunswick Golf group of the Brunswick Division, Brunswick Corporation and Infiniti Golf.

(16)  LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

Exhibit 16.1.

     Letter re change in certifying accountant (incorporated by reference to Exhibit 16.1, to Royal Grip's Current Report on Form 8-K filed on October 22, 1995; Commission File No. 0-22230).

(21)  SUBSIDIARIES OF THE REGISTRANT

Exhibit 21.1.

     Subsidiaries of the Registrant.

(23)  CONSENT OF EXPERTS AND COUNSEL

Exhibit 23.1.

     Consent of Arthur Andersen LLP.*

Exhibit 23.2.

     Consent of Ernst & Young LLP.*

Exhibit 23.3.

     Consent of Kenneth J. Warren (included in Exhibit 5.1 above).

Exhibit 23.4.

     Consent of Fabian & Clendenin (included in Exhibit 8.1 above).

Exhibit 23.5.

     Consent of EVEREN Securities, Inc. (included in Annex II Part I).

Exhibit 23.6.

     Consent of Danny Edwards.

Exhibit 23.7.

     Consent of Robert G. J. Burg, II.

Exhibit 23.8.

     Consent of James G. DeMello.

Exhibit 23.9.


     Consent of EVEREN Securities, Inc. as to summary.*


(24)  POWERS OF ATTORNEY

Exhibit 24.1.

     Powers of attorney.

Exhibit 24.2.

     Certified resolution of the Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.


(27) FINANCIAL DATA SCHEDULE (submitted electronically for SEC information only).


     (b) Not Applicable.

     (c) See Annex II to the Proxy Statement/Prospectus in Part I of this Registration Statement.

ITEM 22.  UNDERTAKINGS.

     (a)(A) The registrant will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jackson Hole, state of Wyoming, on August 15, 1997.


                                          FM PRECISION GOLF CORP.

                                          By: /s/ CHRISTOPHER A. JOHNSTON
                                            ------------------------------------
                                            Christopher A. Johnston
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on August 15, 1997.


                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------


         /s/ CHRISTOPHER A. JOHNSTON            Director, President, Chief Executive Officer,
---------------------------------------------   Treasurer (principal executive officer and
           Christopher A. Johnston              principal financial and accounting officer)

             DAVID E. JOHNSTON *                Director, Executive Vice President
---------------------------------------------
              David E. Johnston

            RICHARD P. JOHNSTON *               Director, Chairman of the Board
---------------------------------------------
             Richard P. Johnston
             KENNETH J. WARREN *                Director, Secretary
---------------------------------------------
              Kenneth J. Warren

            RONALD L. CHALMERS *                Director
---------------------------------------------
             Ronald L. Chalmers

            RAYMOND J. MINELLA *                Director
---------------------------------------------
             Raymond J. Minella

*By: /s/ CHRISTOPHER A. JOHNSTON
     ----------------------------------------
     Christopher A. Johnston,
     Attorney-in-fact

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                ROYAL GRIP, INC.
                            ------------------------


                               Amendment No. 2 to

                                    FORM S-4

                             REGISTRATION STATEMENT

                                August 15, 1997


                            ------------------------

                                    EXHIBITS

                            ------------------------

================================================================================

                                 EXHIBIT INDEX


Any exhibit filed herewith has a page reference; other exhibits were previously filed or incorporated by reference.


Exhibit 2.1.

     Agreement and Plan of Merger dated as of May 14, 1997 among Royal Grip, Inc., FM Precision Golf Corp. and FMPSUB, Inc.

Exhibit 2.2.

     Consulting Agreement dated as of May 14, 1997 between FM Precision Golf Corp. and Danny Edwards.

Exhibit 2.3.

     Registration Rights Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp.

Exhibit 2.4.

     Stockholder Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp.

Exhibit 2.5.

     Voting Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, DMB Property Ventures Limited Partnership and FM Precision Golf Corp.

Exhibit 3.1.

     Amended and Restated Certificate of Incorporation of FM Precision Golf
Corp.

Exhibit 3.2.

     Bylaws of Royal Precision, Inc. (f/k/a FM Precision Golf Corp.)

Exhibit 4.1.

     See Articles FOUR, FIVE and SEVEN of the Amended and Restated Certificate of Incorporation of FM Precision Golf Corp. (see Exhibit 3.1 above).

Exhibit 4.2.

     See Article I, Sections 2.1 and 2.2 of Article II and Section 7.3 of
Article VII of the Bylaws of Royal Precision, Inc. (see Exhibit 3.2 above).

Exhibit 5.1.

     Opinion of Kenneth J. Warren, Esq. as to the legality of the Common Stock being registered.


     Page 203 in the manually signed original.

Exhibit 8.1.


     Opinion of Fabian & Clendenin as to tax matters.



     Page 205 in the manually signed original.


Exhibit 10.1.1.

     Asset Purchase Agreement dated May 31, 1996 between Brunswick Corporation and FM Precision Golf Manufacturing Corp.

Exhibit 10.1.2.

     Agreement and Plan of Merger dated May 14, 1997 among Royal Grip, Inc., FM Precision Golf Corp. and FMPSUB, Inc. (see Exhibit 2.1 above).

Exhibit 10.1.3.

     Registration Rights Agreement dated May 14, 1997 among Danny Edwards, Drew
M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp. (see Exhibit 2.3 above).

Exhibit 10.1.4.

     Stockholder Agreement dated May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp. (see Exhibit 2.4 above).

Exhibit 10.1.5.

     Voting Agreement dated May 14, 1997 among Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, DMB Property Ventures Limited Partnership and FM Precision Golf Corp. (see Exhibit
2.5 above).

Exhibit 10.1.6.

     Letter agreement dated May 14, 1996 between EVEREN Securities, Inc. and Royal Grip, Inc. (the "EVEREN Agreement").

Exhibit 10.1.7

     Addendum dated June 25, 1996 to the EVEREN Agreement (the "EVEREN
Addendum").

Exhibit 10.1.8.

     Addendum dated April 29, 1997 to the EVEREN Agreement and the EVEREN Addendum.

Exhibit 10.2.1.

     Investment Fee Agreement dated May 28, 1996 among Merbanco Inc., Berenson, Minella & Company, L.P. and FM Precision Golf Manufacturing Corp.

Exhibit 10.2.2.

     Management Agreement dated May 28, 1996 between FM Precision Golf Manufacturing Corp. and Merbanco, Inc.

Exhibit 10.2.3.

     Management Agreement dated May 28, 1996 between FM Precision Golf Manufacturing Corp. and Berenson, Minella & Company, L.P.

Exhibit 10.2.4.

     Management Stockholders Agreement dated May 29, 1996 among Ronald L. Chalmers, Warren K. Braly, Jeremiah S. Gourd, Peter D. Dripchak, John Lynch, William B. Faragher, Anthony J. Montgomery and FM Precision Golf Corp.

Exhibit 10.2.5.

     FM Precision Golf Corp. 1997 Stock Option Plan dated March 13, 1997.

Exhibit 10.2.6.

     Form of Option Agreement between FM Precision Golf Corp. and officers, directors, employees and consultants of FM Precision Golf Corp who are not parties to the Management Stockholders Agreement dated May 29, 1996.

Exhibit 10.2.7.

     Form of Option Agreement between FM Precision Golf Corp. and officers, directors, employees and consultants of FM Precision Golf Corp who are parties to the Management Stockholders Agreement dated May 29, 1996.

Exhibit 10.2.8.

     Consulting Agreement dated May 14, 1997 between FM Precision Golf Corp. and Danny Edwards (see Exhibit 2.2 above).

Exhibit 10.2.9.

     Severance Agreement between Royal Grip, Inc. and Tom Schneider dated May 1, 1997.


Exhibit 10.2.10.


     Severance Agreement between Royal Grip, Inc. and Bob Burg dated May 1,
1997.


Exhibit 10.3.1.


     Open-End Mortgage Deed, Security Agreement and Fixture Filing dated May 31, 1996 given by FM Precision Golf Manufacturing Corp. to Star Bank, National Association.

Exhibit 10.3.2.

     Financing Agreement dated May 31, 1996 between Star Bank, National Association, FM Precision Golf Manufacturing Corp. and FM Precision Golf Sales Corp.

Exhibit 10.3.3.

     Guaranty dated May 31, 1996 made by FM Precision Golf Manufacturing Corp. to Star Bank, National Association.

Exhibit 10.3.4.

     Guaranty dated May 31, 1996 made by FM Precision Golf Sales Corp. to Star Bank, National Association.

Exhibit 10.3.5.

     Guaranty dated May 31, 1996 made by FM Precision Golf Corp. to Star Bank, National Association.

Exhibit 10.3.6.

     Guaranty dated May 31, 1996 made by Christopher A. Johnston, Berenson Minella & Company and Richard P. Johnston to Star Bank, National Association.

Exhibit 10.3.7.

     Security Agreement dated May 31, 1996 between Star Bank, National Association, FM Precision Golf Manufacturing Corp. and FM Precision Golf Sales Corp.

Exhibit 10.3.8.

     Security Agreement dated May 31, 1996 between Star Bank, National Association, and FM Precision Golf Corp.

Exhibit 10.3.9.

     Credit and Security Agreement dated February 10, 1997 between Royal Grip, Inc., Roxxi, Inc. and Norwest Business Credit, Inc. (incorporated by reference).

Exhibit 10.3.10.

     First Amendment to Credit Agreement dated April 11, 1997 between Royal Grip, Inc., Roxxi, Inc. and Norwest Business Credit, Inc. (incorporated by reference).

Exhibit 10.4.1.

     Agreement between Royal Grip and Precision Japan Ltd. dated July 12, 1991 (incorporated by reference).

Exhibit 10.4.2.

     Lease Agreement dated February 22, 1996 between HM Real Estate, L.L.C. and Royal Grip for Royal Grip's Oklahoma City, Oklahoma facility (incorporated by reference).

Exhibit 10.4.3.

     Manufacturing and Supply Agreement dated December 21, 1996 between Royal Grip, Inc. and Acushnet Rubber Company, Inc. (incorporated by reference).

Exhibit 10.4.4.

     Capital Lease Agreement between Royal Grip, Inc. and Acushnet Rubber Company, Inc. (incorporated by reference).

Exhibit 10.4.5.

     Amendment to Manufacturing and Supply Agreement dated April 4, 1997 between Royal Grip, Inc. and Acushnet Rubber Company (incorporated by reference).

Exhibit 10.4.6.

     Manufacturers' Representative Agreement dated March 1, 1979 between Union Tubular Products Brunswick Corporation and M.A. Clark.

Exhibit 10.4.7.

     Distributor Agreement effective August 20, 1990 between the Brunswick Golf group of the Brunswick Division, Brunswick Corporation and Infiniti Golf.

Exhibit 16.1.

     Letter re change in certifying accountant (incorporated by reference).

Exhibit 21.1.

     Subsidiaries of the Registrant.

Exhibit 23.1.

     Consent of Arthur Andersen LLP.


     Page 211 in the manually signed original.


Exhibit 23.2.

     Consent of Ernst & Young LLP.


     Page 212 in the manually signed original.


Exhibit 23.3.

     Consent of Kenneth J. Warren (included in Exhibit 5.1 above).

Exhibit 23.4.

     Consent of Fabian & Clendenin (included in Exhibit 8.1 above).

Exhibit 23.5.

     Consent of EVEREN Securities, Inc. (included in Annex II Part I).

Exhibit 23.6.

     Consent of Danny Edwards.

Exhibit 23.7.

     Consent of Robert G. J. Burg, II.

Exhibit 23.8.

     Consent of James G. DeMello.

Exhibit 23.9.

     Consent of EVEREN Securities, Inc. as to summary.


     Page 213 in the manually signed original.


Exhibit 24.1.

     Powers of attorney.

Exhibit 24.2.

     Certified resolution of the Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

Exhibit 27.

     Financial Data Schedule (submitted electronically for SEC information only).